Filed Pursuant to Rule 424(b)(3)
Registration No. 333-213337

PROXY STATEMENT/PROSPECTUS

Proxy Statement of Delta National Bancorp	Prospectus of Farmers & Merchants Bancorp

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Delta National Bancorp:

Delta National Bancorp (“Delta Bancorp”) will hold its annual meeting of shareholders on Monday, October 17, 2016, at 5:00 p.m. (local time), at Delta Bank, National Association, 611 North Main Street, Manteca, California 95336. At the annual meeting, you will be asked to consider and to vote upon the following matters:

•	The approval of a merger agreement providing for the merger of Delta National Bancorp with and into Farmers & Merchants Bancorp, as described in more detail herein;

•	The election of five (5) directors;

•	The ratification of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for 2016; and

•	A proposal to adjourn or postpone the annual meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

On June 8, 2016, Delta Bancorp entered into an Agreement and Plan of Reorganization (the “merger agreement”) with Farmers & Merchants Bancorp (F&M Bancorp”) that provides for the merger of the two companies.  If approved by Delta Bancorp shareholders, under the merger agreement Delta Bancorp will merge with and into F&M Bancorp (the “merger”), and Delta Bancorp’s wholly-owned bank subsidiary, Delta Bank, National Association (“Delta Bank”), will merge with and into Farmers & Merchants Bank of Central California (“F&M Bank”), F&M Bancorp’s wholly-owned bank subsidiary (the “bank merger”).

If the merger is approved and consummated, holders of Delta Bancorp common stock will, subject to receiving cash in lieu of fractional shares, be entitled to receive, in exchange for each share of Delta Bancorp common stock, 0.031748 shares of F&M Bancorp Common Stock, and holders of Delta Bancorp preferred stock will be entitled to receive, in exchange for each share of Delta Bancorp preferred stock, cash in the amount of $19.827 per share of Delta Bancorp preferred stock without further interest or dividend.

The market value of the merger consideration may fluctuate with the market price of F&M Bancorp common stock and will not be known at the time Delta Bancorp shareholders vote on the merger.  Based on the $600.00 per share closing price of F&M Bancorp’s common stock on the OTCQX Market on September 7, 2016, the last practicable date before the date of this proxy statement/prospectus, the value of the per share merger consideration payable to holders of Delta Bancorp common stock was approximately $7.24 million and the cash payment to the holders of Delta Bancorp preferred stock will be approximately $2.18 million, for an aggregate merger consideration approximating $9.42 million.  We urge you to obtain current market quotations for F&M Bancorp common stock (OTCQX Market trading symbol “FMCB”) because the value of the per share merger consideration will fluctuate.

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As of August 26, 2016, the record date for the Delta Bancorp annual meeting of shareholders, there were 380,303 shares of Delta Bancorp common stock outstanding and entitled to vote and there were 110,000 shares of Delta Bancorp preferred stock outstanding and entitled to vote.

Based on the 380,303 shares of common stock outstanding, F&M Bancorp will issue a maximum of 12,074 shares of common stock to holders of Delta Bancorp common stock before taking into account any fractional shares; provided, however, holders of Delta Bancorp common stock entitled to receive fractional interests of F&M Bancorp common stock will be paid cash instead at the rate of $545.00 per whole share of F&M Bancorp common stock.  Accordingly, the exact number of shares of F&M Bancorp common stock that will be issued in the merger will be dependent on the number of fractional interests resolved for cash.

This document, which serves as a proxy statement for Delta Bancorp’s annual meeting of shareholders and as a prospectus with respect to the offering and issuance of the F&M Bancorp common stock to be issued in the merger to the holders of Delta Bancorp common stock, describes the Delta Bancorp annual meeting and includes important information about the proposed merger, the companies participating in the merger, and the merger agreement pursuant to which the merger will be consummated, if approved. We encourage you to read the entire document carefully, including the “Risk Factors” section beginning on page 27, for a discussion of the risks related to the proposed merger.

Delta Bancorp’s board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Delta Bancorp and its shareholders, has unanimously approved the merger agreement and the transactions contemplated thereby, and recommends that Delta Bancorp shareholders vote “FOR” all of the proposals described in this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of these materials. Any representation to the contrary is a criminal offense. Shares of common stock of F&M Bancorp are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of these materials is September 9, 2016, and they are expected to be first mailed to shareholders on or about September 15, 2016.

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611 North Main Street
Manteca, California 95336

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on October 17, 2016

TO THE SHAREHOLDERS OF DELTA NATIONAL BANCORP:

The annual meeting of shareholders of Delta National Bancorp will be held on Monday, October 17, 2016, at 5:00 p.m. (local time), at Delta Bank, National Association, 611 North Main Street, Manteca, California 95336, for the following purposes:

1.
Approval of Merger Agreement.  To consider and vote on the Agreement and Plan of Reorganization (the “merger agreement”) under which Delta National Bancorp (“Delta Bancorp”) will merge with and into Farmers & Merchants Bancorp (“F&M Bancorp”), as more particularly described in the following materials.

2.
Election of Directors.  To elect the following five (5) nominees to the Delta Bancorp board of directors to serve: (i) until the consummation of the merger; or (ii) in the event the merger is not consummated and the merger agreement is terminated, until the next annual meeting of shareholders and until their successors are duly elected and have qualified:

William B. Barringer	Valerie Rossi
Theodore Poulos	Warren E. Wegge
Toinette Rossi

3.	Ratification of Auditors. To consider and ratify the appointment of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016.

4.	Adjournment. To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

5.	Transaction of Other Business. To transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

Management of Delta Bancorp is not aware of any other business to be conducted at the annual meeting.

This proxy statement/prospectus describes the proposals listed above in more detail. Please refer to the following materials, including the merger agreement and all other annexes, and any documents incorporated by reference, for further information with respect to the business to be transacted at the annual meeting. You are encouraged to read this entire document carefully before voting. In particular, see the section entitled “Risk Factors” beginning on page 27.

The Delta Bancorp board of directors has fixed the close of business on August 26, 2016, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the annual meeting.  Therefore, if you were a shareholder of record at the close of business on August 26, 2016, you may vote at the annual meeting.

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The board of directors has determined that the merger is advisable and in the best interests of Delta Bancorp shareholders based upon its analysis, investigation and deliberation, and unanimously recommends that its shareholders vote “FOR” approval of the merger agreement.

The Board of Directors also recommends that shareholders vote to approve the remaining proposals to elect the five (5) nominees named in this proxy statement/prospectus to the board of directors, to ratify the appointment of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for 2016, and to approve the proposal to adjourn the annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

YOUR VOTE IS VERY IMPORTANT. The enclosed proxy card is solicited by the board of directors. Whether or not you plan to attend the annual meeting, we urge you to promptly complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided for that purpose.  You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice of revocation to the Corporate Secretary of Delta Bancorp, by submitting a properly executed proxy bearing a later date, or by being present at the annual meeting and electing to vote in person by advising the Chairman of the annual meeting of your election.

Please indicate on the proxy card whether or not you expect to attend the annual meeting so that arrangements for adequate accommodations can be made.

If you would like to attend the annual meeting and your shares are held by a broker, bank or other nominee, you must bring to the annual meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares.  You must also bring a form of personal identification.  In order to vote your shares at the annual meeting, you must also obtain a proxy issued in your name from that nominee.

By Order of the Board of Directors,

/s/ Toinette Rossi
September 9, 2016	Toinette Rossi,
Corporate Secretary

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PROXY STATEMENT/PROSPECTUS

ANNUAL MEETING OF SHAREHOLDERS
To be held on October 17, 2016

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about F&M Bancorp from documents that are not included in or delivered with this document.  Delta Bancorp shareholders can obtain these documents through the website of the Securities and Exchange Commission (“Commission”), at http://www.sec.gov, or by requesting them in writing or by telephone from F&M Bancorp as follows:

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95240
Attention: Stephen Haley
Telephone: (209) 367-2300

If any Delta Bancorp shareholder would like to request documents, please do so by October 10, 2016 in order to receive them before the Delta Bancorp annual meeting.

DELTA BANCORP SHAREHOLDERS

If you are a Delta Bancorp shareholder and have questions about the merger, the merger agreement or the Delta Bancorp annual meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the Delta Bancorp proxy solicitation, you may contact Mr. Warren E. Wegge, Delta Bancorp’s President & CEO, at the following address:

Delta National Bancorp
611 North Main Street
Manteca CA 95336

or at the following telephone number:
(209) 824-4030

Delta Bancorp does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly, does not file documents or reports with the Commission.

For additional information, please see “Where You Can Find More Information” beginning on page 99.

QUESTIONS AND ANSWERS
ABOUT THE MERGER AND THE ANNUAL MEETING

The following are some questions that you, as a Delta Bancorp shareholder, may have regarding the merger agreement, the merger and the other matters being considered at the annual meeting and the answers to those questions. F&M Bancorp and Delta Bancorp urge you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the annual meeting. Additional important information is also contained in the appendices to this proxy statement/prospectus and in the documents incorporated herein by reference.

Questions and Answers about the Delta Bancorp Annual Meeting

Q:           Why have I received these materials?

A:            Delta Bancorp is sending these materials to its shareholders to help them decide how to vote their shares of Delta Bancorp common stock and preferred stock with respect to the proposed merger and the other matters to be considered at the annual meeting.

This document constitutes both a proxy statement of Delta Bancorp and a prospectus of F&M Bancorp. It is a proxy statement because the Board of Directors is soliciting proxies from its shareholders. It is a prospectus of F&M Bancorp because F&M Bancorp will use it in connection with the issuance of shares of F&M Bancorp common stock in exchange for shares of Delta Bancorp common stock in connection with the merger.  Delta Bancorp’s audited financial statements for the years ended December 31, 2015 and 2014 were previously mailed to its shareholders as a part of its Annual Report.  Shareholders requesting additional copies of the Annual Report should contact Mr. Warren E. Wegge, Delta Bancorp’s President & CEO, at the following address:

Delta National Bancorp
611 North Main Street
Manteca, CA 95336

or at the following telephone number:
(209) 824-4030

In order to complete the merger, shareholders of Delta Bancorp must vote to approve the merger agreement (which sets forth the term terms of the merger).  The enclosed proxy card and voting materials allow you to vote your shares without actually attending the annual meeting.

Q:           When and where will the annual meeting be held?

A:           The Delta Bancorp annual meeting will be held at Delta Bank, National Association, 611 North Main Street, Manteca, California 95336, on Monday, October 17, 2016, at 5:00 p.m. (local time).

Q:           Who is entitled to vote at the annual meeting?

A:            Delta Bancorp shareholders of record as of the close of business on August 26, 2016, will be entitled to vote at the annual meeting.

Q:           What are Delta Bancorp shareholders being asked to vote on?

A:            If you hold shares of Delta Bancorp common stock and/or Delta Bancorp preferred stock as of the record date for the annual meeting you are being asked to vote to:

•	approve the merger agreement;

•
elect the five (5) nominees named in this proxy statement/prospectus to the board of directors to serve: (i) until consummation of the merger; or (ii) in the event the merger is not consummated and the merger agreement is terminated, until the next annual meeting of shareholders and until their successors are elected and have qualified;

•	ratify the selection of Richardson & Company, LLP to serve as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016;

•
approve any adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose; and

•	transact such other business as may properly come before the annual meeting and any adjournment or adjournments thereof.

Q:           What vote is required to approve each proposal?

A:           The proposal to approve the merger agreement requires the affirmative votes of the holders of (i) a majority of the outstanding shares of Delta Bancorp common stock and preferred stock, voting together, and (ii) 66-2/3% of the Delta Bancorp preferred stock voting as a separate class; in each case, based upon the number of shares outstanding as of the record date for the annual meeting and entitled to vote at the meeting.

With respect to the election of directors, the five nominees receiving the greatest number of votes will be elected to the board of directors with the common and preferred stock voting together.

The proposal to adjourn the annual meeting, if necessary, and the proposal to ratify the selection of auditors require the affirmative vote of at least a majority of the outstanding shares of Delta Bancorp common stock and preferred stock, voting together, present in person or represented by proxy and entitled to vote at the annual meeting.

There are 380,303 shares of common stock and 110,000 shares of preferred stock outstanding and entitled to vote at the annual meeting.  Therefore, the approval of the merger agreement will require the favorable vote of at least 245,152 shares, on a combined basis, and at least 73,334 shares of the preferred stock.

All of Delta Bancorp’s directors and executive officers have agreed, in writing, to vote their shares “FOR” the merger agreement.  See “Proposal 1 – The Merger—Shareholder Agreements” beginning on page 62 for more information.  Delta Bancorp’s directors and executive officers collectively hold, as of the record date for the annual meeting: (i) 174,941 shares of Delta Bancorp common stock, representing 46.0% of Delta Bancorp’s issued and outstanding shares of common stock; and (ii) 110,000 shares of Delta Bancorp preferred stock, representing 100.0% of the issued and outstanding shares of preferred stock.  Therefore, on a combined basis, the directors and executive officers hold 284,941 shares.

Q:          How does the board of directors recommend that I vote on each proposal?

A:          The board of directors recommends that you vote as follows:

•	“FOR” the merger agreement;

•	“FOR” the election of each of William B. Barringer, Theodore Poulos, Toinette Rossi, Valerie Rossi, and Warren E. Wegge to the board of directors;

•	“FOR” the ratification of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016, and

•
“FOR” the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Q:           How many votes do I have and how do I vote at the annual meeting?

A:           Except with respect to the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to any of the proposals presented at the annual meeting. You are entitled to one vote for each share that you owned as of the record date for the annual meeting.  Each share of preferred stock is entitled to one vote per share on all matters on which holders of common stock are entitled to vote.

With respect to the election of directors you may vote “FOR” the election of all the nominees to the board of directors, or you may “WITHHOLD vote from all nominees,” or you may vote “FOR ALL EXCEPT” and withhold your vote for one or more of the nominees by marking your enclosed proxy card in the manner instructed on the proxy card.  Shares may be voted cumulatively for the election of directors if a nominee’s or nominees’ name(s) have been properly placed in nomination prior to the voting and you or another shareholder informs Delta Bancorp at or prior to the annual meeting of your or their intention to cumulate votes at the annual meeting. See “The Delta Bancorp Annual Meeting—Number of Votes; Cumulative Voting” beginning on page 33 for a discussion of cumulative voting with respect to the election of directors.

If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card.

Whether or not you plan to attend the annual meeting, you are urged to vote by proxy to ensure your vote is counted.  You may still attend the annual meeting and vote in person if you have already voted by proxy.

To vote in person, simply attend the annual meeting and you will be given a ballot when you arrive.

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card before the annual meeting, your shares will be voted as you direct.

Q:           What if my shares are held in street name by my broker or other nominee?

A:           If you are a beneficial owner of shares registered in the name of your broker or other nominee, you should have received a proxy card and voting instructions with these proxy materials directly from that organization rather than from Delta Bancorp.  Except with respect to the ratification of accountants, which is a routine matter, your broker or nominee cannot vote your shares unless you provide instructions on how to vote them, which is referred to as a broker non-vote.  To vote your shares, follow the voting instructions your broker or nominee provides when forwarding these proxy materials to you and complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or nominee.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker or nominee.  If you do not provide voting instructions to your broker, bank or agent, this will have the same effect as a vote “AGAINST” the merger agreement. Your abstention will have no effect on the outcome of any of the other proposals to be voted on at the annual meeting.  See “The Delta Bancorp Annual Meeting—Abstentions and Broker Non-Votes” beginning on page 35.

Q:           May I revoke or change my vote after I have provided proxy instructions?

A:           Yes. If you hold shares in certificate form, you may revoke or change your proxy at any time before the time your proxy is voted at the annual meeting by: (i) filing with the Corporate Secretary of Delta Bancorp at the applicable address listed below an instrument revoking it or a duly executed proxy bearing a later date; or (ii) appearing and voting in person at the annual meeting.

Your attendance alone at the annual meeting will not revoke your proxy.  If you wish to revoke your vote by providing written notice, such notice must be sent so that notice is received before the vote is taken at the annual meeting and should be addressed as follows:

Delta National Bancorp
611 North Main Street
Manteca, CA 95336
Attention: Toinette Rossi,
Corporate Secretary

If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee in order to change those instructions.

 Q:           What will happen if I do not return my proxy card or otherwise vote?

A:            If you fail to execute and return your proxy card or otherwise do not vote in person at the annual meeting, it will have the same effect as voting against the merger agreement. The failure to execute and return your proxy card or the failure to vote in person will have no effect on the other proposals to which you are entitled to vote at the annual meeting.

Q:           What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:            If you sign and return your proxy card without indicating how to vote on any particular proposal, the proxy holder designated in your proxy card will vote your proxy as recommended by Delta Bancorp’s board of directors, including voting “FOR” approval of the merger agreement, in which case you will be prohibited from asserting dissenters’ rights.

Q:           What constitutes a quorum for purposes of the annual meeting?

A:            A quorum of shareholders is necessary to hold a valid meeting.  A majority of the shares of Delta Bancorp common stock and preferred stock issued and outstanding and entitled to vote on the record date (taken together) must be represented in person or by proxy at the annual meeting in order for a quorum to be present for purposes of transacting business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at that meeting may adjourn the meeting to another date.

Questions and Answers Specific to the Merger Agreement and the Merger

Q:           What will happen if Delta Bancorp shareholders approve the merger agreement, and what will I receive if the merger is completed?

A:            Subject to the satisfaction or waiver of all other conditions in the merger agreement, including regulatory approvals, if Delta Bancorp shareholders approve the merger agreement: (i) F&M Bancorp will acquire Delta Bancorp by merging Delta Bancorp with and into F&M Bancorp, with F&M Bancorp surviving; (ii) F&M Bancorp will issue shares of its common stock in exchange for shares of Delta Bancorp common stock and will pay cash for fractional shares of common stock and for shares of Delta Bancorp preferred stock pursuant to the terms of the merger agreement; and (iii) following the merger of Delta Bancorp with and into F&M Bancorp, Delta Bank will be merged with and into F&M Bank with F&M Bank surviving and continuing commercial bank operations of the combined bank following the merger.

If you hold shares of Delta Bancorp stock and do not exercise and/or perfect your dissenters’ rights under California law (which is discussed more fully below under the caption “The Delta Bancorp Annual Meeting – Dissenters’ Rights” beginning on page 36, your shares of Delta Bancorp stock will be converted, effective as of the close of the merger, into the right to receive the merger consideration as determined in accordance with the merger agreement.

Please read the sections entitled “Proposal 1 – The Merger—Structure of the Merger” and “Proposal 1 – The Merger — The Merger Consideration” beginning on pages 36 and 44, respectively, for additional information.

Q:           Is the exchange ratio subject to adjustment based on changes in the price of F&M Bancorp common stock or Delta Bancorp common stock?

A:            No. The exchange ratio of 0.031748 shares of F&M Bancorp common stock for each share of Delta Bancorp common stock is fixed and no adjustments to the exchange ratio will be made based upon changes in the price of either F&M Bancorp common stock or Delta Bancorp common stock prior to the completion of the merger. As a result of any such changes in stock price, the aggregate market value of the shares of F&M Bancorp common stock that a Delta Bancorp shareholder is entitled to receive at the time that the merger is completed could vary significantly from the value of such shares on the date of this proxy statement/prospectus, the date of the annual meeting or the date on which such Delta Bancorp shareholder actually receives shares of F&M Bancorp common stock in the merger.

However, the merger agreement provides that if Delta Bancorp’s tangible equity (as defined in the merger agreement) falls below a pre-determined level (as provided in the merger agreement) then the exchange ratio of 0.031748 will be adjusted lower.

The cash payment of $19.827 for each share of Delta Bancorp preferred stock is not subject to adjustment, regardless of any variation in the price of Delta Bancorp preferred stock from the value of such shares on the date of this proxy statement/prospectus, the date of the annual meeting or the date on which the Delta Bancorp shareholders actually receive the cash payment for their preferred stock in the merger, or based on the level of tangible equity.

Q:            Why has the Board of Directors approved the merger?

A:            The board of directors of Delta Bancorp has considered a number of available strategic options and, in the board’s opinion, none of these options, including remaining independent, is likely to create value for Delta Bancorp shareholders greater than that created by the proposed transaction with F&M Bancorp.  Please read the sections entitled “Proposal 1 – The Merger—Background of the Merger” and “Proposal 1 – The Merger—Delta Bancorp’s Reasons for the Merger and Recommendation of the Delta Bancorp Board of Directors” beginning on pages 36 and 38, respectively.

Q:            When do you expect the merger to be completed?

A:            Delta Bancorp and F&M Bancorp are working to complete the merger as soon as possible and expect to complete the merger in the fourth quarter of 2016.  However, the merger is subject to various conditions, including shareholder and regulatory approvals.  Subject to the various conditions and due to possible factors outside Delta Bancorp’s and F&M Bancorp’s control, it is possible that the merger will not be completed until a later time, or not at all. Therefore, there may be a substantial amount of time between the date of the annual meeting and the completion of the merger.

Q:            What are the U.S. federal income tax consequences of the merger?

A:            Crowe Horwath, LLP has issued a tax opinion to F&M Bancorp and Delta Bancorp that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.  As a “reorganization,” Delta Bancorp shareholders who own only common stock receiving F&M Bancorp common stock will not recognize gain or loss on the exchange of their Delta Bancorp common stock for F&M Bancorp common stock for U.S. federal income tax purposes, except with respect to any cash received in exchange for fractional shares.  However, holders of Delta Bancorp common stock who also own preferred stock will recognize gain, but not loss upon the receipt of the cash payment in the merger.  See “Proposal 1 – The Merger—Material Federal Income Tax Consequences” beginning on page 58.

Q:            What happens if I sell my shares after the record date for the annual meeting, but before the annual meeting?

A:            If you transfer your shares after the record date for the annual meeting but before the date of the annual meeting, you will retain your right to vote at the annual meeting. However, you will not have the right to receive any shares of F&M Bancorp common stock in exchange for your former shares of Delta Bancorp common stock if and when the merger is completed. In order to receive shares of F&M Bancorp common stock in exchange for your shares of Delta Bancorp common stock, you must hold your Delta Bancorp common stock through the completion of the merger.

Q:            Should I send in my certificates now?

A:            No.  You should NOT send in your stock certificates in the envelope provided for use in returning your proxy card.  You will be sent written instructions for exchanging your stock certificates only if the merger agreement and the transactions contemplated therein are approved and completed.

Q:            What should I do now?

A:            You should do two things now:

First, after reading this proxy statement/prospectus, you should vote on the proposals.  Simply indicate on your proxy card how you want to vote, then sign and mail your proxy card in the enclosed return envelope in time to be represented at the annual meeting.

Second, if you do not own your shares through a brokerage firm which holds your shares in street name, you should immediately locate and make sure you have possession of the certificates evidencing your Delta Bancorp common and preferred stock.

IF YOUR CERTIFICATE(S) FOR DELTA BANCORP COMMON STOCK IS/ARE LOST, STOLEN, OR DESTROYED, YOU ARE URGED TO IMMEDIATELY NOTIFY MR. WARREN E. WEGGE, DELTA BANCORP’S PRESIDENT & CEO, AT (209) 824-4030, SO THAT A “STOP TRANSFER” INSTRUCTION CAN BE PLACED ON YOUR LOST CERTIFICATE(S) TO PREVENT TRANSFER OF OWNERSHIP TO ANOTHER PERSON.  DELTA BANCORP WILL SEND YOU THE FORMS TO PERMIT THE ISSUANCE OF A REPLACEMENT CERTIFICATE(S).

          As soon as reasonably practicable after the effective time of the merger, the exchange agent for the merger, Computershare, Inc. (“Computershare”), will mail to each holder of record of a Delta Bancorp common and preferred stock certificate a letter of transmittal and instructions for use in effecting the surrender of the holder’s certificate(s).

Q:            Who can help answer my other questions?

A:            If you have any additional questions about the merger agreement and the merger you may direct your questions to Warren Wegge, President and Chief Executive Officer, Delta National Bancorp, 611 North Main Street, Manteca CA 95336; phone: (209) 824-4030.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to the shareholders of Delta National Bancorp. To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus, including the merger agreement and the other documents included with this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 99. Page references are included in this summary to direct the reader to a more complete description of the topics.

Throughout this proxy statement/prospectus, “F&M Bancorp” refers to Farmers & Merchants Bancorp,” “Delta Bancorp” refers to Delta National Bancorp and “Delta Bank” refers to Delta Bank, National Association. Also, throughout this proxy statement/prospectus, the Agreement and Plan of Reorganization, dated as of June 8, 2016 by and between F&M Bancorp and Delta Bancorp, is referred to as the “merger agreement.” The merger of Delta Bancorp with and into F&M Bancorp is referred to as the “merger.”

Parties to the Proposed Merger (Pages 68 and 69)

F&M Bancorp

Farmers & Merchants Bancorp is a California-based bank holding company for Farmers & Merchants Bank of Central California (“F&M Bank”), a California‑chartered commercial bank.  F&M Bancorp’s principal asset is all of the capital stock of F&M Bank which is currently celebrating its 100th anniversary.

Although F&M Bancorp has initiated efforts to expand its geographic footprint into the East Bay of San Francisco, its primary service area remains the mid Central Valley of California.  Through its network of 24 full-service banking offices, F&M Bancorp emphasizes personalized service along with a broad range of banking services to businesses and individuals located in the service areas of its offices. Although it focuses on marketing its services to small- and medium-sized businesses, a broad range of retail banking services are made available to the local consumer market.  F&M Bancorp provides a broad complement of lending products, including commercial, real estate construction, agribusiness, consumer, credit card, real estate loans, and equipment leases. Commercial products include term loans, lines of credit and other working capital financing and letters of credit. Financing products for individuals include automobile financing, lines of credit, residential real estate, home improvement and home equity lines of credit.

As of June 30, 2016, F&M Bancorp had, on a consolidated basis, total assets of $2.7 billion, total stockholders’ equity of $265.3 million and total deposits of $2.3 billion. Earnings for the six months ended June 30, 2016 were $14.5 million compared to $13.2 million for the first six months of 2015.

F&M Bancorp’s principal executive offices are located at 111 West Pine Street, Lodi, California 95241 and its telephone number is (209) 367-2300.

Financial statements and other important information relating to F&M Bancorp are incorporated by reference into this proxy statement/prospectus in accordance with the rules of the Securities and Exchange Commission (the “Commission”).  See “Where You Can Find More Information” at page 99 for information on how you may obtain this information.

Delta Bancorp

Delta Bancorp is a California-based bank holding company for Delta Bank, a national banking association, headquartered in Manteca, California. Delta Bank received its national charter and commenced banking operations in 1973. It maintains four full-service banking offices in Stanislaus and San Joaquin counties in California’s Central Valley. As of June 30, 2016, Delta Bancorp had, on a consolidated basis, total assets of $109.1 million, total deposits of $100.1 million and total stockholders’ equity of $8.6 million.  Losses for the six months ended June 30, 2016 were $280,000 compared to $404,000 for the first six months of 2015.

Delta Bancorp’s principal executive offices are located at 611 North Main Street, Manteca, California 95336 and its telephone number is (209) 824-4000.

Date, Time and Location of the Delta Bancorp Annual Meeting (Page 32)

The Delta Bancorp annual meeting will be held on Monday, October 17, 2016, at 5:00 p.m. (local time), at Delta Bank, 611 North Main Street, Manteca, California 95336.  At the Delta Bancorp annual meeting, Delta Bancorp shareholders will be asked to:

•	approve the merger agreement providing for the merger of Delta Bancorp with and into F&M Bancorp, as described in more detail herein;

•	elect five (5) directors;

•	ratify Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for 2016; and

•	approve a proposal to adjourn or postpone the annual meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

Record Date and Voting Rights for the Delta Bancorp Annual Meeting (Page 32)

Each Delta Bancorp common and preferred shareholder is entitled to vote at the Delta Bancorp annual meeting if he or she owned shares of Delta Bancorp common or preferred stock as of the close of business on August 26, 2016, the record date for the Delta Bancorp annual meeting. Each Delta Bancorp common shareholder will have one vote at the annual meeting for each share of Delta Bancorp common stock that he or she owned on that date and each Delta Bancorp preferred shareholder will also have one vote at the annual meeting for each share of Delta Bancorp preferred stock that he or she owned on that date.

Delta Bancorp shareholders of record may vote by mail or by attending the Delta Bancorp annual meeting and voting in person. Each proxy returned to Delta Bancorp by a holder of Delta Bancorp common or preferred stock, which is not revoked, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a signed Delta Bancorp proxy that is returned, such proxy will be voted “FOR” the approval of the merger agreement; “FOR” the election of the five (5) nominees named in this proxy statement/prospectus to the board of directors; “FOR” the ratification of the selection of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016; and “FOR” the approval of any adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Information Concerning Nominees for Directors (Page 90)

For information concerning the five nominees for directors of Delta Bancorp as well as Delta Bancorp’s management, compensation, and related party transactions, see “Proposal 2 - Election of Directors” beginning on page 90.

The Merger (Page 36)

The merger agreement is attached to this proxy statement/prospectus as Appendix A, which is incorporated by reference herein. Please read the entire merger agreement. It is the legal document that governs the merger. Pursuant to the terms and conditions set forth in the merger agreement, Delta Bancorp will be acquired by F&M Bancorp in a transaction in which Delta Bancorp will merge with and into F&M Bancorp, with F&M Bancorp as the surviving institution. Immediately following the consummation of the merger, Delta Bank will be merged with and into F&M Bank, with F&M Bank as the surviving institution. The parties expect to complete the mergers in the fourth quarter of 2016.

Delta Bancorp’s Reasons for Merger and Factors Considered by Delta Bancorp’s Board of Directors (Page 38)

Based on Delta Bancorp’s reasons for the merger described in this proxy statement/prospectus, including the fairness opinion of FIG Partners, LLC (“FIG”), an independent investment banking firm, the Delta Bancorp board of directors believes that the merger is fair to Delta Bancorp shareholders from a financial point of view and in their best interests, and unanimously recommends that Delta Bancorp shareholders vote “FOR” approval of the merger agreement. For a discussion of the circumstances surrounding the merger and the factors considered by Delta Bancorp’s board of directors in approving the merger agreement, see “Proposal 1 - The Merger—Delta Bancorp’s Reasons for the Merger and Recommendation of the Delta Bancorp Board of Directors” beginning on page 38.

FIG Provided a Fairness Opinion to Delta Bancorp’s Board of Directors in connection with the Merger (Page 40)

FIG delivered its written opinion to Delta Bancorp’s board of directors that, as of June 7, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualification on the review undertaken set forth in its opinion, the merger consideration to be paid by F&M Bancorp to Delta Bancorp shareholders in the merger pursuant to the merger agreement was fair, from a financial point of view, to Delta Bancorp and the holders of Delta Bancorp common and/or preferred stock.

The full text of the written opinion of FIG, dated June 7, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken is attached as Appendix B to this proxy statement/prospectus. Delta Bancorp’s shareholders should read the opinion in its entirety. FIG provided its opinion for the information and assistance of Delta Bancorp’s board of directors in connection with its consideration of the transaction. The FIG opinion does not address the underlying business decision to proceed with the merger and is not a recommendation as to how any holder of Delta Bancorp common or preferred stock should vote on matters to be considered at the Delta Bancorp annual meeting.

Delta Bancorp Common Shareholders Will Receive Shares of F&M Bancorp Common Stock for Each Share of Delta Bancorp Common Stock Exchanged in the Merger, except to the Extent that Cash Is Received in lieu of Fractional Shares (Page 44)

At the effective time of the merger, each outstanding share of Delta Bancorp common stock (subject to certain exceptions) will, by virtue of the merger and without any action on the part of a Delta Bancorp shareholder, be converted into the right to receive 0.031748 shares of F&M Bancorp common stock, subject to possible downward adjustment as described below. Cash will be paid in lieu of any fractional share interest.

Exchange Ratio and Possible Adjustment

The common stock exchange ratio of 0.031748 shares of F&M Bancorp common stock is subject to possible downward adjustment in the event that Delta Bancorp’s tangible equity falls below the “minimum tangible equity amount” provided for in the merger agreement, as described below under “Proposal 1 - The Merger – The Merger Consideration” at page 44.

Fractional Shares

No fractional shares of F&M Bancorp common stock will be issued and, in lieu thereof, each holder of Delta Bancorp common stock who would otherwise be entitled to a fractional share interest will receive an amount in cash, without interest, determined by multiplying such fractional interest by $545.00, rounded to the nearest whole cent.

Per Share Market Price and Dividend Information (Page 67)

Shares of F&M Bancorp common stock currently trade on the OTCQX market under the symbol “FMCB. Shares of Delta Bancorp common stock are quoted on the OTC Pink market under the symbol “DEBC.”

The following table sets forth the closing sale prices of (i) F&M Bancorp common stock as quoted on the OTCQX, and (ii) Delta Bancorp common stock as quoted on the OTC Pink market, on June 7, 2016, the last trading‑day before F&M Bancorp announced the merger, and on September 7, 2016, the last practicable trading‑day before the distribution of this proxy statement/prospectus. To illustrate the market value of the per share merger consideration to be received by Delta Bancorp’s shareholders, the following table also presents the equivalent market values per share of Delta Bancorp common stock as of June 7, 2016 and September 7, 2016, which were determined by multiplying the closing price for the F&M Bancorp common stock on those dates by the exchange ratio of 0.031748 of a share of F&M Bancorp common stock for each share of Delta Bancorp common stock. The equivalent market value per share of Delta Bancorp common stock presented below does not reflect the possible downward adjustment if Delta Bancorp’s minimum tangible equity amount is less than that specified in the merger agreement. See “Proposal 1 – The Merger—The Merger Consideration” beginning on page 44 for additional information about the merger consideration to be received by holders of Delta Bancorp common stock.

	F&M Bancorp Common Stock	Delta Bancorp Common Stock	Equivalent Market Value Per Share of Delta Bancorp
At June 7, 2016	$600.00	$7.90	$19.05
At September 7, 2016	$600.00	$17.12	$19.05

The market price of F&M Bancorp common stock and Delta Bancorp common stock will fluctuate prior to the date of Delta Bancorp’s annual meeting and the date such Delta Bancorp shareholder receives the merger consideration.  Therefore, the value of the stock to be received in the merger by the Delta Bancorp shareholders will not be known at the time the Delta Bancorp common shareholders vote on the merger agreement in connection with the merger.  Delta Bancorp shareholders should obtain a current price quotation for the shares of F&M Bancorp common stock to update the implied value for a share of Delta Bancorp common stock.

Following the completion of the merger, and based on 792,387 shares of F&M Bancorp common stock outstanding as of September 7, 2016, the former Delta Bancorp common shareholders will own approximately 1.5% of the outstanding shares of F&M Bancorp common stock and the current shareholders of F&M Bancorp will own the remaining approximately 98.5% of the outstanding shares of F&M Bancorp common stock.

F&M Bancorp and, before it was formed, F&M Bank, have paid cash dividends for the past 82 consecutive years.  F&M Bancorp pays semi-annual dividends and paid a total of $12.90 in cash dividends for 2015.  For the first half of 2016, F&M Bancorp declared a cash dividend of $6.55 per share.  It is anticipated that the cash dividend for the second half of 2016 will be declared on or about November 8, 2016, with a record date in December, and that Delta Bancorp shareholders who receive shares of F&M Bancorp common stock in the merger will receive such dividend.  The decision regarding the amount and frequency of dividends is solely within the discretion of the F&M Bancorp board of directors.

There are limitations under Delaware corporate law as to the amounts of cash dividends that may be paid by F&M Bancorp. Additionally, if F&M Bancorp decided to defer interest on its 2003 subordinated debentures, it would be prohibited from paying cash dividends on the F&M Bancorp common stock. F&M Bancorp is dependent on cash dividends paid by F&M Bank to fund its cash dividend payments to its shareholders. There are also regulatory limitations on cash dividends that may be paid by F&M Bank under state and federal laws.

Delta Bancorp has not paid a cash dividend on its common stock since 2008. Pursuant to the merger agreement, Delta Bancorp has certain restrictions on the payment of dividends to its shareholders pending the closing of the merger. See “Proposal 1 – The Merger—Business Pending the Merger” beginning on page 49.

Delta Bancorp Preferred Shareholders Will Receive Cash for Each Share of Delta Bancorp Preferred Stock Exchanged in the Merger (Page 44)

At the effective time of the merger, each outstanding share of Delta Bancorp preferred stock will, by virtue of the merger and without any action on the part of a Delta Bancorp preferred shareholder, be converted into the right to receive cash of $19.827 per preferred share.

Transmittal Materials (Page 45)

Within three business days of the closing of the merger, F&M’s transfer agent, Computershare, will send to both common and preferred shareholders of Delta Bancorp an approved form of transmittal materials.  These materials will contain detailed instructions on how to exchange a shareholder’s shares along with materials to be completed and signed.  After the transmittal materials have been received back by F&M Bancorp’s transfer agent, the Delta Bancorp shareholders will be sent the F&M Bancorp common stock and/or cash to which they are entitled. If a Delta Bancorp shareholder holds shares in street name, he or she will receive information from his or her bank, broker or other nominee advising such Delta Bancorp shareholder of the process for receiving the F&M Bancorp common stock and/or cash to which he or she is entitled.

Each Delta Bancorp shareholder will need to surrender his or her Delta Bancorp common or preferred stock certificates, as the case may be, to receive the appropriate merger consideration.  However, Delta Bancorp shareholders should not send any certificates now.

Material Federal Income Tax Consequences of the Merger (Page 58)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which is referred to in this proxy statement/prospectus as the Code, and it is a condition to completion of the merger that F&M Bancorp and Delta Bancorp receive an opinion to that effect.

Assuming the merger qualifies as a reorganization, subject to the limitations and more detailed discussion set forth in “Proposal 1 – The Merger—Material Federal Income Tax Consequences” of this proxy statement/prospectus, a Delta Bancorp common shareholder that is a U.S. holder generally will not recognize gain or loss on such exchange, other than with respect to cash received in lieu of fractional shares of F&M Bancorp common stock.  However, holders of Delta Bancorp common stock who also receive cash for their Delta Bancorp preferred stock will recognize gain, but not loss, for U.S. federal income tax purposes in an amount equal to the lesser of (1) the amount of cash received by such holder in the merger and (2) an amount equal to the excess, if any, of (a) the sum of the amount of cash plus the fair market value of the shares of F&M Bancorp common stock received in the merger, over (b) such holder’s tax basis in the Delta Bancorp common stock and Delta Bancorp preferred stock.  (The preceding sentence does not apply to any cash you receive in lieu of fractional F&M Bancorp common stock, the tax consequences of which are discussed above).

Tax matters are complicated, and the tax consequences of the merger to a particular Delta Bancorp shareholder will depend in part on such shareholder’s individual circumstances and whether such shareholder is a common or a preferred shareholder or both. Accordingly, each Delta Bancorp shareholder is urged to consult his or her own tax advisor for a full understanding of the tax consequences of the merger to such shareholder, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Approval of the Merger Agreement Requires the Affirmative Vote of Holders of (i) Two-Thirds of the Issued and Outstanding Shares of Delta Bancorp Preferred Stock Voting as a Separate Class and (ii) a Majority of the Issued and Outstanding Shares of Delta Bancorp Common and Preferred Stock Voting Together (Page 33)

The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Delta Bancorp preferred stock voting as a class is necessary to approve the merger agreement on behalf of Delta Bancorp.  The affirmative vote of the holders of a majority of the issued and outstanding shares of Delta Bancorp preferred and common stock voting together is also necessary to approve the merger agreement on behalf of Delta Bancorp.  When the common and preferred shares vote together, each share of common and preferred stock is entitled to one vote.  At the close of business on the record date, there were 380,303 shares of Delta Bancorp common stock outstanding held by 225 holders of record and there were 110,000 shares of Delta preferred stock outstanding held by two holders of record. If a Delta Bancorp shareholder does not vote, it will have the same effect as a vote against the merger agreement.

Management of Delta Bancorp Owns Shares Which May Be Voted at the Delta Bancorp Annual Meeting (Page 33)

As of the record date, the executive officers and directors of Delta Bancorp, as a group, held (i) 174,971 shares of Delta Bancorp common stock, or approximately 46.0% of the outstanding Delta Bancorp common stock, and 110,000 shares of Delta Bancorp preferred stock, or 100% of the outstanding Delta Bancorp preferred stock.  These executive officers and directors have each entered into shareholder agreements with F&M Bancorp pursuant to which they have agreed, among other things, in their capacity as shareholders of Delta Bancorp, to vote their shares of Delta Bancorp common and preferred stock in favor of the merger agreement. The form of shareholder agreements are attached as Annexes A and B to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

Delta Bancorp’s Shareholders Have Dissenters’ Rights (Page 63)

Under the California General Corporation Law (“CGCL”), holders of Delta Bancorp common and preferred stock have the right to demand appraisal of their shares of Delta Bancorp common or preferred stock, as the case may be, in connection with the merger and to receive, in lieu of the merger consideration, payment in cash, for the fair value of their shares of Delta Bancorp common or preferred stock. Any Delta Bancorp shareholder electing to exercise dissenters’ rights must not have voted his, her or its shares of Delta Bancorp common or preferred stock “FOR” approval of the merger agreement and must specifically comply with the provisions of the CGCL in order to perfect the rights of dissent and appraisal. Strict compliance with the statutory procedures is required to perfect dissenters’ rights. These procedures are described under “Proposal 1 – The Merger—Dissenters’ Rights” in this proxy statement/prospectus, and a copy of the relevant provisions of the CGCL is attached as Appendix C to this proxy statement/prospectus.

Delta Bancorp is Prohibited from Soliciting Other Offers (Page 52)

Delta Bancorp has agreed that, while the merger is pending, it will not solicit, initiate, encourage or, subject to some limited exceptions, engage in discussions with any third party other than F&M Bancorp regarding extraordinary transactions such as a merger, business combination or sale of a material amount of its assets or capital stock.

F&M Bancorp and Delta Bancorp Must Meet Several Conditions to Complete the Merger (Page 46)

Completion of the merger depends on meeting a number of conditions, including the following:

•	common and preferred shareholders of Delta Bancorp must approve the merger agreement;

•
F&M Bancorp and Delta Bancorp must receive all required regulatory approvals for the merger and the merger of their respective banking subsidiaries, no such approval may contain any condition that F&M Bancorp’s board of directors reasonably determines in good faith would materially reduce the benefits of the merger to such a degree that, had such condition been known, F&M Bancorp would not have entered into the merger agreement and any waiting periods required by law must have passed;

•	there must be no law, injunction or order enacted or issued preventing completion of the merger;

•	the representations and warranties of each of F&M Bancorp and Delta Bancorp in the merger agreement must be true and correct, subject to the materiality standards provided in the merger agreement;

•	F&M Bancorp and Delta Bancorp must have complied in all material respects with their respective obligations in the merger agreement;

•	F&M Bancorp and Delta Bancorp must have received a written opinion that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

•
as of the month end prior to the closing date, Delta Bank shall not have materially increased the costs of its deposits from the previous month end, shall have aggregate outstanding balance of total deposits equal to at least $90 million and non-CD deposits equal to at least $75 million, excluding brokered or wholesale sourced deposits;

•
as of the month end prior to the closing date, Delta Bancorp’s tangible equity (as defined and subject to certain specified adjustments set forth in the merger agreement) must not be less than $8.3 million, provided, that this minimum amount will be reduced by $75,000 for each month end occurring after September 30;

•	dissenting shares must not represent 10% or more of the outstanding shares of Delta Bancorp common stock;

•	neither F&M Bancorp nor Delta Bancorp must have suffered any event which has had or could reasonably be expected to result in a material adverse change;

•
Warren Wegge, Theodore Poulos, Valerie Rossi and Toinette Rossi shall have entered into post-closing shareholder agreements with F&M Bancorp restricting their ability to sell or transfer the shares of F&M Bancorp common stock that they receive in the merger.  The form of the post-closing shareholder agreement is attached as Annex F to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus; and

•
as of the closing date, Delta Bancorp’s allowance for loan losses shall be maintained in accordance with generally accepted accounting principles and its reserve for loan losses shall be not less than 1.38%.

Unless prohibited by law, the party benefitted by a condition could elect to waive such condition that has not been satisfied and complete the merger. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

F&M Bancorp and Delta Bancorp Have Filed Regulatory Applications to Seek Regulatory Approvals to Complete the Merger (Page 49)

To complete the merger and the bank merger, the parties need the prior approval from (i) the Board of Governors of the Federal Reserve System (the “Federal Reserve”), (ii) the Federal Deposit Insurance Corporation (the “FDIC”), and (iii) the California Department of Business Oversight (“CA DBO”). The U.S. Department of Justice is also able to provide input into the approval process of federal banking agencies and will have between fifteen (15) and thirty (30) days following any approval of a federal banking agency to challenge the approval on antitrust grounds. F&M Bancorp and Delta Bancorp have filed all necessary applications with the FDIC and the CA DBO and have filed a waiver request with the Federal Reserve in accordance with its regulations in lieu of an application.   The Federal Reserve waiver was granted on July 15, 2016.  F&M Bancorp and Delta Bancorp have also received regulatory approvals from the FDIC and the CA DBO and neither of such approvals have conditions which are deemed to be detrimental to F&M Bancorp following completion of the merger.

F&M Bancorp and Delta Bancorp may Terminate the Merger Agreement (Page 55)

F&M Bancorp and Delta Bancorp can mutually agree at any time to terminate the merger agreement before completing the merger, even if shareholders of Delta Bancorp have already voted to approve it.

F&M Bancorp or Delta Bancorp can also terminate the merger agreement:

•
if the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement that (i) cannot be or has not been cured within thirty (30) days of the giving of written notice to the breaching party or parties and (ii) would entitle the non‑breaching party or parties not to consummate the merger;

•
if the merger is not consummated by November 30, 2016, except to the extent that the failure to consummate the merger by that date is due to (i) the terminating party’s failure to perform or observe its covenants and agreements in the merger agreement, or (ii) the failure of any of the Delta Bancorp shareholders (if Delta Bancorp is the party seeking to terminate) to perform or observe their respective covenants under the relevant shareholder agreement;

•
if any required governmental approval of the merger has been denied by final non‑appealable action or an application for approval of the merger has been permanently withdrawn at the request of a governmental authority, provided that no party has the right to terminate the merger agreement if the denial is due to the terminating party’s failure to perform or observe its covenants in the merger agreement; or

•	if the shareholders of Delta Bancorp do not approve the merger agreement.

In addition, F&M Bancorp may terminate the merger agreement at any time prior to the Delta Bancorp annual meeting if the board of directors of Delta Bancorp withdraws or modifies its recommendation to the Delta Bancorp shareholders that the merger agreement be approved in any way which is adverse to F&M Bancorp, or breaches its covenants requiring the calling and holding of the Delta Bancorp annual meeting to consider the merger agreement and prohibiting the solicitation of other offers. F&M Bancorp also may terminate the merger agreement if a third party commences a tender offer or exchange offer for 15% or more of the outstanding Delta Bancorp common stock and the board of directors of Delta Bancorp recommends that Delta Bancorp shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

Termination Fee (Page 55)

Delta Bancorp and F&M Bancorp have agreed to cause payment to the other of a $425,000 termination fee if the merger agreement is terminated under specified circumstances.

F&M Bancorp and Delta Bancorp May Amend the Merger Agreement (Page 54)

The parties may amend or supplement the merger agreement by written agreement at any time before the merger actually takes place; provided, however, no amendment may be made after the Delta Bancorp annual meeting which by law requires further approval by the shareholders of Delta Bancorp without obtaining such approval.

Delta Bancorp’s Directors and Officers Have Some Interests in the Merger that Are in Addition to or Different than the Interests of Delta Bancorp Shareholders (Page 57)

Delta Bancorp directors and officers have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of Delta Bancorp, which are:

•
the agreement of F&M Bancorp to honor indemnification obligations of Delta Bancorp for a period of six (6) years, as well as to purchase liability insurance for Delta Bancorp’s directors and officers for six (6) years following the merger, subject to the terms of the merger agreement;

•
Warren Wegge, Delta Bancorp’s Chief Executive Officer and a director, and Valerie and Toinette Rossi, officers and directors of Delta Bancorp, shall have each entered into a consulting agreement with F&M Bank, to be effective as of the closing of the merger, and provide compensation to those individuals for continued provision of services to F&M Bank following the merger.  The form of consulting agreements are attached as Annex F to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus; and

•	The holders of the Delta Bancorp preferred stock, who are both directors of Delta Bancorp, will receive cash in exchange for their shares of Delta preferred stock.

The board of directors of F&M Bancorp and Delta Bancorp were aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the merger.

Accounting Treatment of the Merger (Page 61)

The merger will be accounted for under the acquisition method of accounting under generally accepted accounting principles (“GAAP”).

Shareholders of F&M Bancorp and Delta Bancorp Have Different Rights (Page 81)

The rights of shareholders of F&M Bancorp differ from the rights of shareholders of Delta Bancorp. F&M Bancorp is incorporated under the laws of the State of Delaware and Delta Bancorp is incorporated under the laws of the State of California. The rights of holders of F&M Bancorp common stock are governed by the Delaware General Corporation Law (“DGCL”), as well as its amended and restated certificate of incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”), and the rights of holders of Delta Bancorp common stock are governed by the CGCL, as well as its articles of incorporation and bylaws. Shareholders of Delta Bancorp will receive shares of F&M Bancorp common stock in exchange for their shares of Delta Bancorp common stock and become shareholders of F&M Bancorp, and their rights as shareholders of F&M Bancorp will be governed by F&M Bancorp’s certificate of incorporation and bylaws and the DGCL.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present selected consolidated historical financial data of F&M Bancorp and selected consolidated historical financial data of Delta Bancorp.

Selected Consolidated Historical Financial Data of Farmers & Merchants Bancorp

	At or for the Six Months Ended June 30,		At or for the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands, except per share data)
Balance Sheet Data:
Investment securities	$432,044	$426,620	$438,328	$438,082	$480,331	$493,751	$549,947
Total loans & leases, gross	2,068,107	1,818,642	1,996,359	1,712,244	1,388,236	1,246,902	1,163,078
Allowance for credit losses	44,118	39,037	41,523	35,401	34,274	34,217	33,017
Total assets	2,690,865	2,456,759	2,615,345	2,360,551	2,076,073	1,974,686	1,919,684
Total deposits	2,327,946	2,163,136	2,277,532	2,064,073	1,807,691	1,722,026	1,626,197
Total long term debt	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Total liabilities	2,425,593	2,215,595	2,363,510	2,127,373	1,866,169	1,769,653	1,730,338
Total shareholders' equity	265,272	241,164	251,835	233,178	209,904	205,033	189,346

Income Statement Data:
Interest income	$48,340	$43,049	$90,075	$81,521	$76,531	$78,491	$82,354
Interest expense	1,871	1,627	3,325	2,813	2,891	5,140	7,974
Net interest income	46,469	41,422	86,750	78,708	73,640	73,351	74,380
Provision for credit losses	2,600	650	750	1,175	425	1,850	6,775
Net interest income after provision for credit losses	43,869	40,772	86,000	77,533	73,215	71,501	67,605
Noninterest income	5,596	7,490	14,575	14,329	15,937	14,110	12,274
Noninterest expense	26,756	26,979	56,259	51,366	50,870	48,277	45,028
Income before income tax	22,709	21,283	44,316	40,496	38,282	37,334	34,851
Income tax	8,205	8,131	16,924	15,094	14,221	13,985	12,642
Net income	$14,504	$13,152	$27,392	$25,402	$24,061	$23,349	$22,209

Per Share Data:
Net income per common share	$18.31	$16.74	$34.82	$32.64	$30.93	$29.99	$28.49
Common shares outstanding at end of period	792,387	785,782	790,787	784,082	777,882	777,882	779,424
Weighted average common shares outstanding	792,141	785,575	786,582	778,358	777,882	778,648	779,424
Book value per common share	$334.78	$306.91	$318.46	$297.39	$269.84	$263.61	$242.93
Dividends per common share	$6.55	$6.40	$12.90	$12.70	$12.50	$12.10	$11.75

Performance Ratios:
Return on average assets	1.12%	1.10%	1.12%	1.17%	1.21%	1.22%	1.19%
Return on average equity	11.13%	10.94%	11.21%	11.43%	11.54%	11.62%	12.10%
Average equity to average assets	10.10%	10.05%	10.02%	10.28%	10.52%	10.45%	9.85%
Equity to total assets at end of period	9.86%	9.82%	9.63%	9.88%	10.11%	10.38%	9.86%
Net interest rate spread	3.85%	3.76%	3.80%	3.94%	4.05%	4.13%	4.26%
Net interest margin	3.92%	3.82%	3.87%	4.00%	4.11%	4.23%	4.40%
Efficiency ratio	51.39%	55.16%	55.52%	55.21%	56.79%	55.20%	51.96%
Average interest-earnings assets to average interest-bearing liabilities	147.80%	144.99%	146.96%	144.25%	139.92%	134.90%	131.21%

Asset Quality Ratios:
Nonperforming loans & leases to total loans	0.11%	0.16%	0.11%	0.13%	0.19%	0.74%	0.36%
Nonperforming assets, net as a percent of total assets	0.11%	0.22%	0.18%	0.24%	0.35%	0.60%	0.37%
Net charge-offs to average total loans	0.00%	(0.17%)	(0.30%)	0.00%	0.03%	0.05%	0.51%
Allowance for credit losses as a percent of total loans	2.13%	2.15%	2.07%	2.06%	2.46%	2.74%	2.83%
Allowance for credit losses as a percent of nonperforming loans	1952.12%	1325.99%	1925.93%	1559.52%	1320.26%	368.00%	780.91%
Allowance for credit losses as a percentage of nonperforming assets	1451.73%	724.92%	903.26%	635.68%	475.57%	288.70%	461.65%

Bank Capital Ratios (1):
Tier 1 capital to adjusted total assets	10.52%	10.34%	10.30%	10.56%	11.02%	10.86%	10.22%
Tier 1 capital to total risk-weighted assets	11.23%	11.40%	10.96%	11.66%	12.72%	13.68%	13.59%
Total capital to total risk-weighted assets	12.49%	12.66%	12.22%	12.92%	13.98%	14.94%	14.85%
Common equity tier 1 capital to total risk-weighted assets	11.23%	11.40%	10.96%	N/A	N/A	N/A	N/A

Bancorp Capital Ratios (1):
Tier 1 capital to adjusted total assets	10.52%	10.35%	10.29%	10.55%	11.01%	10.86%	10.22%
Tier 1 capital to total risk-weighted assets	11.24%	11.41%	10.97%	11.67%	12.74%	13.69%	13.60%
Total capital to total risk-weighted assets	12.50%	12.67%	12.23%	12.93%	13.99%	14.96%	14.86%
Common equity tier 1 capital to total risk-weighted assets	10.83%	11.41%	10.55%	N/A	N/A	N/A	N/A

(1) F&M Bancorp adopted the Basel III rule effective January 1, 2015. All ratios subsequent to the effective date reflect its adoption, while ratios for the prior periods reflect the previous capital rules under Basel I.  The "Common Equity Tier 1" ratio did not exist prior to Basel III.

Selected Consolidated Historical Financial Data of Delta National Bancorp

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands, except per share data)
Balance Sheet Data:
Investment securities	$45,424	$33,230	$36,409	$35,373	$32,629	$32,887	$26,195
Total loans & leases, gross	40,831	38,026	42,436	35,429	32,384	39,485	51,092
Allowance for credit losses	588	548	588	602	766	853	1,405
Total assets	109,158	102,620	102,247	102,027	95,783	94,847	100,826
Total deposits	100,186	93,217	93,092	92,241	87,350	84,985	90,347
Total long term debt	-	-	-	-	-	-	-
Total shareholders' equity	8,594	9,062	8,862	9,434	8,141	9,579	10,178

Income Statement Data:
Interest income	$1,605	$1,351	$2,689	$2,644	$2,897	$3,140	$3,456
Interest expense	16	16	32	31	35	142	381
Net interest income	1,589	1,335	2,657	2,613	2,862	2,998	3,075
Provision for credit losses	(282)	-	-	(160)	(200)	75	-
Net interest income after provision for credit losses	1,871	1,335	2,657	2,773	3,062	2,923	3,075
Noninterest income	214	346	1,190	1,177	507	1,500	76
Noninterest expense	2,363	2,082	4,281	4,740	5,013	4,978	5,000
Income (loss) before income tax	(278)	(401)	(434)	(790)	(1,444)	(555)	(1,849)
Income tax	2	2	2	2	2	-	-
Net income (loss)	$(280)	$(403)	$(436)	$(792)	$(1,446)	$(555)	$(1,849)

Per Share Data:
Net income (loss) per common share	$(0.74)	$(1.06)	$(1.15)	$(2.08)	$(3.80)	$(1.46)	$(4.86)
Common shares outstanding at period end	380,303	380,303	380,303	380,303	380,303	380,303	380,303
Weighted average common shares outstanding	380,303	380,303	380,303	380,303	380,303	380,303	380,303
Book value per common share	$16.86	$18.09	$17.57	$19.07	$21.41	$25.19	$26.76

Performance Ratios:
Return on average assets	(0.53%)	(0.78%)	(0.42%)	(0.80%)	(1.51%)	(0.56%)	(1.76%)
Return on average equity	(6.59%)	(8.97%)	(4.98%)	(9.77%)	(16.63%)	(5.87%)	(17.08%)
Average equity to average assets	7.97%	8.74%	8.45%	8.13%	9.06%	9.62%	10.33%
Equity to total assets at end of period	7.87%	8.83%	8.67%	9.25%	8.50%	10.10%	10.09%
Net interest rate spread	3.53%	3.34%	3.13%	3.23%	3.93%	4.09%	4.01%
Net interest margin	3.64%	3.30%	3.29%	3.40%	4.10%	4.04%	3.82%
Efficiency ratio	131.06%	123.85%	111.28%	125.07%	148.80%	110.67%	158.68%
Average interest-earnings assets to average interest-bearing liabilities	89.38%	86.41%	85.43%	84.16%	80.31%	83.89%	86.03%

Asset Quality Ratios:
Nonperforming loans to total loans	0.00%	0.00%	0.00%	0.15%	0.34%	17.07%	26.60%
Nonperforming assets as a percentage of total assets	4.08%	7.51%	6.68%	8.98%	12.27%	18.68%	23.36%
Net charge-offs (recoveries) to average total loans	(0.68%)	0.00%	0.04%	0.01%	(0.34%)	1.41%	0.33%
Allowance for credit losses as a percentage of total loans	1.44%	1.44%	1.39%	1.70%	2.37%	2.16%	2.75%
Allowance for credit losses as a percentage of nonperforming loans	N/A	N/A	N/A	1145.53%	701.36%	12.66%	10.34%
Allowance for credit losses as a percentage of nonperforming assets	13.21%	7.11%	8.61%	6.57%	6.52%	4.82%	5.97%

Bank Capital Ratios (1):
Tier 1 capital to adjusted total assets	7.98%	8.61%	8.49%	9.15%	8.10%	9.50%	9.48%
Tier 1 capital to total risk-weighted assets	18.76%	18.90%	17.84%	20.10%	17.23%	18.02%	15.05%
Total capital to total risk-weighted assets	20.01%	20.13%	19.08%	21.36%	18.49%	19.28%	16.31%
Common equity tier 1 capital to total risk-weighted assets	18.76%	18.90%	17.84%	N/A	N/A	N/A	N/A

Bancorp Capital Ratios (1):
Tier 1 capital to adjusted total assets	8.11%	8.88%	8.87%	9.60%	8.50%	9.76%	9.61%
Tier 1 capital to total risk-weighted assets	19.06%	19.23%	18.13%	20.53%	17.55%	18.37%	15.59%
Total capital to total risk-weighted assets	20.34%	20.39%	19.31%	21.83%	19.21%	20.01%	17.76%
Common equity tier 1 capital to total risk-weighted assets	14.33%	14.61%	13.77%	N/A	N/A	N/A	N/A

(1) Delta Bancorp adopted the Basel III rule effective January 1, 2015. All ratios subsequent to the effective date reflect its adoption, while ratios for the prior periods reflect the previous capital rules under Basel I. The "Common Equity Tier 1" ratio did not exist prior to Basel III.

SELECTED UNAUDITED CONDENSED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL DATA

The following selected unaudited condensed pro forma combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of F&M Bancorp and Delta Bancorp and have been prepared to illustrate the effects of the merger involving F&M Bancorp and Delta Bancorp under the acquisition method of accounting with F&M Bancorp treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Delta Bancorp, as of the effective date of the merger, will be recorded by F&M Bancorp at their respective fair values and the expected deficit of the merger consideration over the fair value of Delta Bancorp's net assets will be recognized as a bargain purchase gain. The unaudited condensed pro forma combined balance sheet as of December 31, 2015 is presented as if the merger with Delta Bancorp had occurred on January 1, 2015. The unaudited condensed pro forma combined income statements for the fiscal year ended December 31, 2015 and the six months ended June 30, 2016 are presented as if the merger had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited condensed pro forma combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider the impact of any potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited condensed pro forma combined financial information, the pro forma allocation of purchase price reflected in the unaudited condensed pro forma combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (1) Delta Bancorp's balance sheet through the effective time of the merger; (2) the aggregate value of merger consideration paid if the price of F&M Bancorp's stock varies from the assumed $585 per share, which represents the closing price of Farmers & Merchants Bancorp common stock on June 30,2016; (3) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (4) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The unaudited condensed pro forma combined financial information is provided for informational purposes only. The unaudited condensed pro forma combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited condensed pro forma combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited condensed pro forma combined financial statements should be read together with:

•	The accompanying notes to the unaudited condensed pro forma combined financial information;

•
F&M Bancorp’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in F&M Bancorp's Annual Report on Form 10-K for the year ended December 31, 2015;

•
Delta Bancorp's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015 included in Delta Bancorp's Audited Financial Statements for the year ended December 31, 2015;

•
F&M Bancorp's separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016 included in F&M Bancorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015;

•
Delta Bancorp's separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended September 30, 2016 included in this registration statement for the period ended June 30, 2016;

•
Other information pertaining to F&M Bancorp and Delta Bancorp contained in or incorporated by reference into this registration statement. See "-Selected Consolidated Historical Financial Data of Farmers & Merchants Bancorp" and "-Selected Consolidated Historical Financial Data of Delta National Bancorp" included elsewhere in this registration statement.

	At or for the Six Months Ended June 30, 2016				At December 31, 2015
	Historical Farmers & Merchants Bancorp	Historical Delta National Bancorp	Pro Forma Adjustments for Delta National Bancorp Combination	Pro Forma for Delta National Bancorp Acquisition	Pro Forma for Delta National Bancorp Acquisition	Note Reference
	(Dollars in thousands, except per share data)
Balance Sheet Data:
Cash and cash equivalents	$69,756	$15,860	$(4,765)	$80,851	$61,658	E(1)
Investment securities	432,044	45,424	-	477,468	474,737
Total loans & leases, gross	2,068,107	40,831	(588)	2,108,350	2,038,207	E(2)
Allowance for credit losses	(44,118)	(588)	588	(44,118)	(41,523)	E(3)
Other real estate	779	4,450	(1,500)	3,729	7,772	E(4)
Premises and equipment	26,055	1,746	2,500	30,301	30,836	E(4)
Goodwill	-	-	-	-	-	E(5)
Intangible assets	-	-	1,221	1,221	1,221	E(6)
Other assets	138,242	1,435	623	140,300	142,755	E(7)
Total assets	$2,690,865	$109,158	$(1,921)	$2,798,102	$2,715,663
Total deposits	2,327,946	100,186	-	2,428,132	2,370,624
Long term debt	10,310	-	-	10,310	10,310
Other liabilities	87,337	378	-	87,715	75,960
Total shareholders' equity	265,272	8,594	(1,921)	271,945	258,769	E(8	)(9)
Total liabilities and shareholders' equity	$2,690,865	$109,158	$(1,921)	$2,798,102	$2,715,663

Income Statement Data:
Interest income	$48,340	$1,605	$97	$50,042	$92,958	E(10)
Interest expense	1,871	16	-	1,887	3,357
Net interest income	46,469	1,589	97	48,155	89,601
Provision for credit losses	2,600	(282)	-	2,318	750
Net interest income after provision for credit losses	43,869	1,871	97	45,837	88,851
Noninterest income	5,596	214	1,143	6,953	17,177	E(11)
Noninterest expense	26,756	2,363	111	29,230	60,762	E(12)
Income before income taxes	22,709	(278)	1,129	23,560	45,266
Income tax	8,205	2	474	8,681	17,507
Net income (loss)	$14,504	$(280)	$655	$14,879	$27,759

Per Share Data:
Net income per common share	$18.31	$(0.74)		$18.50	$34.76
Common shares outstanding at end of period	792,387	380,303	11,945	804,332	802,732
Weighted average common shares outstanding	792,141	380,303	11,945	804,086	798,527	E(13)
Book value per common share	$334.78	$16.86		$338.10	$322.36

Performance Ratios:
Return on average assets	1.12%	(0.53%)		1.08%	1.07%
Return on average equity	11.13%	(6.59%)		11.13%	11.03%

Bancorp Capital Ratios:
Tier 1 capital to adjusted total assets	10.52%	8.11%		10.35%	10.15%
Tier 1 capital to total risk-weighted assets	11.24%	19.06%		11.04%	10.85%
Total capital to total risk-weighted assets	12.50%	20.34%		12.26%	12.07%
Common equity tier 1 capital to total risk-weighted assets	10.83%	14.33%		10.64%	10.44%

The accompanying Notes are an integral part of the Selected Unaudited Condensed Pro Forma Combined Consolidated Financial Data.  For purposes of the pro forma financial data presented in this registration statement it is estimated that 11,945 shares will be issued and $70,305 will be paid in cash for fractional shares.

Notes to Unaudited Condensed Pro Forma Combined Consolidated Financial Data

Note A - Basis of Presentation

The Unaudited Condensed Pro Forma Combined Consolidated Balance Sheet Data and explanatory notes as of June 30, 2016 and December 31, 2015 combine the historical Consolidated Statements of Financial Condition of F&M Bancorp and of Delta Bancorp as of such respective dates (i) on an actual historical basis and (ii) assume the completion of the merger at such respective dates, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes.

The Unaudited Condensed Pro Forma Combined Consolidated Income Statement Data and explanatory notes for the six months ended June 30, 2016 and the year ended December 31, 2015 combine the historical Consolidated Statements of Operations of F&M Bancorp and of Delta Bancorp for such respective periods giving effect to the merger as if the merger had become effective at the beginning of the periods presented, using the acquisition method of accounting and giving effect to necessary pro forma adjustments.

Since the merger is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to F&M Bancorp's balance sheet. In addition, certain anticipated nonrecurring costs associated with the merger such as professional fees, legal fees and conversion-related expenditures are not reflected in the Unaudited Condensed Pro Forma Combined Consolidated Income Statement Data.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the Unaudited Condensed Pro Forma Combined Consolidated Financial Data for the six months ended June 30, 2016 and the year ended December 31, 2015, F&M Bancorp assumed no adjustments to the historical amount of Delta Bancorp's provision for credit losses for the respective periods.

Note B - Accounting Policies and Financial Statement Classifications

The accounting policies of Delta Bancorp are in the process of being reviewed in detail by F&M Bancorp. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C - Merger and Acquisition Integration Costs

In connection with the merger, the plan to integrate F&M Bancorp's and Delta Bancorp's operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve the involuntary termination of employees, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment. F&M Bancorp also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and in the period incurred.

Note D - Estimated Annual Cost Savings

F&M Bancorp expects to realize cost savings following the merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E - Pro Forma Adjustments

The following pro forma adjustments have been reflected in the Unaudited Condensed Pro Forma Combined Consolidated Financial Data. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)
Adjustment includes: (a) the redemption of the $2.18 million of outstanding Non-Cumulative Perpetual Preferred Stock of Delta Bancorp, (b) $2.5 million for estimated merger costs and (c) payment of $70,305 for fractional shares.

(2)
Adjustment made to reflect the preliminary estimated market value of loans held for investment, which includes an estimate of lifetime credit losses. Loans held for investment include net deferred costs and unearned discounts.

(3)	Purchase accounting reversal of allowance for loan losses, which is not carried over.

(4)	Estimated fair value adjustment for property.

(5)
No goodwill will be recorded since the transaction will result in a bargain purchase gain based upon the difference between the consideration paid to Delta Bancorp's shareholders and the fair value of the net assets acquired. The bargain purchase gain is calculated as follows (dollars in thousands, except share and per share data) using F&M Bancorp stock price on June 30, 2016:

Note E Pro Forma Adjustments - June 30, 2016

F&M Bancorp shares issued to Delta Bancorp common shareholders, net of fractional shares		11,945
F&M Bancorp issue price per share		$585
Value of stock consideration paid to Delta Bancorp common shareholders		$6,988
Cash consideration for fractional shares to Delta Bancorp common shareholders		70
Total pro forma aggregate merger consideration paid		$7,058
Carrying value of Delta Bancorp net assets at June 30, 2016		$8,594
Less Delta Bancorp preferred stock		(2,181)
		$6,413
Fair value adjustment to assets and liabilities:
Loans held for investment, net	$(588)
Allowance for loan loss	588
Loans, net	-
Premises and equipment	2,500
Core deposit intangible	1,221
Deposits	-
Other real estate	(1,500)
Deferred tax effect of Delta Bank NOL recapture	500
Deferred tax effect of adjustments	(933)
Total fair value adjustments		1,788
Fair value of net assets acquired on June 30, 2016		8,201
Bargain Purchase Gain		$1,143

Note E Pro Forma Adjustments - December 31, 2015

Farmers & Merchants Bancorp shares issued to Delta Bancorp common shareholders, net of fractional shares		11,945
Farmers & Merchants Bancorp issue price per share		$585
Value of stock consideration paid to Delta Bancorp common shareholders		$6,988
Cash consideration for fractional shares to Delta Bancorp common shareholders		70
Total pro forma aggregate merger consideration paid		$7,058
Carrying value of Delta Bancorp net assets at December 31, 2015		$8,863
Less Delta National Bancorp preferred stock		(2,181)
		$6,682
Fair value adjustment to assets and liabilities:
Loans held for investment, net	$(588)
Allowance for loan loss	588
Loans, net	-
Premises and equipment	2,500
Core deposit intangible	1,221
Deposits	-
Other real estate	(1,500)
Deferred tax effect of Delta Bank NOL recapture	500
Deferred tax effect of adjustments	(933)
Total fair value adjustments		1,788
Fair value of net assets acquired on December 31, 2015		8,470
Bargain Purchase Gain		$1,412

The total merger consideration may change due to changes in the fair market value of F&M Bancorp shares issued on the Closing Date.

(6)	Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 1.5% of non-time deposits.

(7)	Deferred tax asset created from (i) recapture of Delta Bank NOL and (ii) merger costs and fair market value adjustments.

(8)	The redemption of the $2.18 million of outstanding Non-Cumulative Perpetual Preferred Stock of Delta Bancorp.

(9)
Purchase accounting reversal of common equity accounts, and adjustments to additional paid in capital includes consideration paid, merger costs, fair market value adjustments, tax adjustments and bargain purchase gain.

(10)	The accretion of fair value adjustments related to loans over an estimated five year life using the sum-of-the years digits method.

(11)	Bargain purchase gain attributable to Delta Bancorp’s financial condition, to include continued losses and regulatory capital levels below those required under the Consent Order.

(12)
Adjustment includes amortization of core deposit intangibles over an estimated ten year life using the sum-of-the years digits method.  Acquisition costs are not reflected as they are nonrecurring expenses. Acquisition costs incurred in the historical financial results are included in the pro-forma adjustments. These costs will be expensed by F&M Bancorp as required by GAAP.

(13)
Adjustment reflects the elimination of the acquired entity's weighted average shares outstanding, offset by the issuance of common stock by acquirer for each outstanding share of acquired entity's common stock to be issued in connection with the merger.  Neither F&M Bancorp nor Delta Bancorp has any stock options or other dilutive instruments outstanding which would require calculation of “Diluted Net Income Per Common Share”.

UNAUDITED COMPARATIVE PER SHARE DATA

The following tables set forth certain historical pro forma per share financial information for the F&M Bancorp common stock and the Delta Bancorp common stock. The pro forma per share information for the six month period ended June 30, 2016 gives effect to the merger as if the transaction had been effective on the last date of the period, in the case of book value data, and as if the transaction had been effective on the first day of the period, in the case of the income and dividend data. The pro forma per share information for the twelve month period ended December 31, 2015 gives effect to the merger as if the transaction had been effective on the last date of the period, in the case of book value data, and as if the transaction had been effective on the first day of the period, in the case of the income and dividend data. The pro forma information in the below tables assume that the merger is accounted for under the acquisition method of accounting. The information in the following tables is based on, and should be read together with, the historical consolidated financial information that F&M Bancorp has presented in its prior filings with the Commission and which are incorporated into this proxy statement/prospectus and the historical consolidated financial information of Delta Bancorp that, in the case of the audited financial statements, were previously delivered to Delta Bancorp shareholders, or in the case of the unaudited interim financial statements, are included herein. See “Where You Can Find More Information” beginning on page 99.

	At or for the Year Ended December 31, 2015
Net Income Per Common Share:
Historical Farmers & Merchants Bancorp
Basic	$34.82	(1)
Historical Delta National Bancorp
Basic	$(1.15)
Pro forma for Delta National Bancorp Acquisition
Basic	$34.76	(2)
Dividends Declared Per Common Share:
Historical Farmers & Merchants Bancorp	$12.90
Historical Delta National Bancorp	$-
Pro forma for Delta National Bancorp Acquisition	$12.71
Book Value Per Common Share (at period end):
Historical Farmers & Merchants Bancorp	$318.46
Historical Delta National Bancorp	$17.57
Pro forma for Delta National Bancorp Acquisition	$322.36

(1)        Neither F&M Bancorp nor Delta Bancorp has any stock options or other dilutive instruments outstanding which would require calculation of "Diluted Net Income Per Common Share".

(2)        Pro forma shares are calculated by adding together the historical shares reported by F&M Bancorp and historical shares reported by Delta Bancorp, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the Delta Bancorp acquisition to equate to an estimated 11,945 of F&M Bancorp shares to be issued in connection with the Delta Bancorp acquisition based on the terms of the merger agreement.

	At or for the Six Months Ended June 30, 2016
Net Income Per Common Share:
Historical Farmers & Merchants Bancorp
Basic	$18.31	(1)
Historical Delta National Bancorp
Basic	$(0.74)
Pro forma for Delta National Bancorp Acquisition
Basic	$18.50
Dividends Declared Per Common Share:
Historical Farmers & Merchants Bancorp	$6.55
Historical Delta National Bancorp	$-
Pro forma for Delta National Bancorp Acquisition	$6.45
Book Value Per Common Share (at period end):
Historical Farmers & Merchants Bancorp	$334.78
Historical Delta National Bancorp	$16.86
Pro forma for Delta National Bancorp Acquisition	$338.10	(2)

(1)          Neither F&M Bancorp nor Delta l Bancorp has any stock options or other dilutive instruments outstanding which would require calculation of "Diluted Net Income Per Common Share".

(2)          Pro forma shares are calculated by adding together the historical shares reported by F&M Bancorp and historical shares reported by Delta Bancorp, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the Delta Bancorp acquisition to equate to an estimated 11,945 of F&M Bancorp shares to be issued in connection with the Delta Bancorp acquisition based on the terms of the merger agreement.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward‑Looking Statements,” you should be aware of and carefully consider the following risks and uncertainties that are applicable to the merger agreement, the merger, F&M Bancorp and Delta Bancorp before deciding whether to vote for the approval of the merger agreement and the other transactions contemplated by the merger and the approval of the adjournment of the Delta Bancorp annual meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement and the other transactions contemplated by the merger agreement. You should also consider the risks relating to the businesses of F&M Bancorp and ownership of F&M Bancorp common stock contained in Part I, Item 1A of F&M Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2015 that has been filed with the Commission, as well as any subsequent documents filed by F&M Bancorp with the Commission, which are incorporated into this proxy statement/prospectus by reference. See “Where You Can Find More Information.”

Because the market price of F&M Bancorp common stock may fluctuate, Delta Bancorp shareholders cannot be sure of the market value of the F&M Bancorp common stock that they will receive in the merger.

Under the terms of the merger agreement, the exchange ratio for the stock portion of the consideration to be issued in connection with the merger is fixed at 0.031748 shares of F&M Bancorp common stock for each share of Delta Bancorp common stock. The closing price of F&M Bancorp’s common stock as quoted on the OTCQX was $600 on June 7, 2016, the trading date immediately preceding the day on which the merger was publicly announced.  As of September 7, 2016, the closing price of F&M Bancorp common stock as reported on the OTCQX was $600.00.  The market price of F&M Bancorp common stock will vary from these prices, and will also vary from the price on the date that this document is mailed to Delta Bancorp shareholders or on the date of the annual meeting of shareholders of Delta Bancorp.  The market price of F&M Bancorp common stock changes as a result of a variety of factors, including general market and economic conditions, changes in its business, operations and prospects, and regulatory considerations.  Many of these factors are beyond the control of F&M Bancorp.  As a result of the fixed 0.031748 exchange ratio, the market value of shares of F&M Bancorp common stock that a Delta Bancorp shareholder receives in the merger will decline correspondingly with declines in the market price of F&M Bancorp common stock prior to and as of the date merger consideration is exchanged.  Because the date that the merger will be completed will be later than the date of the Delta Bancorp annual meeting, at the time of the annual meeting you will not know the exact market value of the F&M Bancorp common stock that you will receive for your shares of Delta Bancorp common stock upon completion of the merger.

The exchange ratio may be subject to downward adjustment based on losses suffered by Delta Bancorp prior to the closing date of the merger.

Pursuant to the agreement, Delta Bancorp is required to have a minimum tangible equity amount of not less than $8.3 million as of the month end preceding the closing date of the merger; provided that such amount may be adjusted downward by $75,000 for each month end occurring after September 30.  Losses sustained by Delta Bancorp will reduce it minimum tangible equity.  To the extent that there is a shortfall between the required tangible equity amount and the actual tangible equity amount, such shortfall will result in a downward adjustment to the exchange ratio.  See “The Merger – The Merger Consideration.”

Directors and officers of Delta Bancorp have interests in the merger that are in addition to or different than the interests of Delta Bancorp shareholders.

Certain of Delta Bancorp’s officers and directors have conflicts of interest in the merger that may influence them to support or approve the merger without regard to the interests of Delta Bancorp shareholders.  Specifically, each of Valerie Rossi, Toinette Rossi and Warren Wegge have agreed to enter into consulting agreements with F&M Bank pursuant to which they have agreed to provide consulting services to F&M Bank following the merger, including but not limited to: (i) providing historical context regarding the products, customers and operations of Delta Bank; (ii) assisting with the integration of the operations of Delta Bank and F&M Bank; (iii) transitioning existing client relationships; and (iv) representing F&M Bank in the community.  The consulting agreements with Valerie Rossi and Toinette Rossi provide for a term of 12 months, a compensation rate of $4,000 per month, and the reimbursement of reasonable out-of-pocket expenses. The consulting agreement with Mr. Wegge provides for a month-to-month term, a compensation rate of $20,000 per month, and the reimbursement of reasonable out-of-pocket expenses.

In addition, F&M Bancorp has agreed to indemnify and hold harmless each present and former director, officer and employee of Delta Bancorp or Delta Bank against certain liabilities for a period of six years following the effective time of the merger and to allow Delta Bancorp to purchase “tail coverage” for a period of six years in order to continue providing liability insurance, including directors’ and officers’ liability insurance, to the officers and directors of Delta Bancorp and Delta Bank.

Directors Valerie Rossi and Toinette Rossi are the only holders of the Delta Bancorp preferred stock and pursuant to the merger agreement, will receive cash for their shares of preferred stock.

You should consider these interests in conjunction with the recommendation of the board of directors of Delta Bancorp with respect to approval of the merger.  For a more detailed discussion of these interests, see the section entitled “Proposal 1 – The Merger—Interests of the Directors and Officers of Delta Bancorp in the Merger.”

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Delta Bancorp.

Until the closing of the merger, with some limited exceptions, Delta Bancorp is prohibited from soliciting, initiating, encouraging or participating in any discussion of, or otherwise considering any inquiries or proposals that may lead to, an acquisition proposal, such as a merger or other business combination transaction, with any person other than F&M Bancorp. In addition, Delta Bancorp has agreed to pay a termination fee of $425,000 plus documented out of pocket expense to F&M Bancorp in specified circumstances. See “Proposal 1 – The Merger—Termination Fee.” These provisions could discourage other companies from trying to acquire Delta Bancorp even though those other companies might be willing to offer greater value to Delta Bancorp shareholders than F&M Bancorp has offered in the merger. The payment of the termination fee could also have a material adverse effect on Delta Bancorp’s financial condition.

F&M Bancorp may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, F&M Bancorp’s ability to realize the anticipated revenue enhancements and efficiencies and to combine the businesses of F&M Bancorp and Delta Bancorp in a manner that does not materially disrupt the existing customer relationships of Delta Bancorp or result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If F&M Bancorp is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

F&M Bancorp and Delta Bancorp have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect F&M Bancorp’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies could also divert management attention and resources. These integration matters could have an adverse effect on each of F&M Bancorp and Delta Bancorp during the transition period and on the combined company following completion of the merger.

The market price of F&M Bancorp common stock after the merger may be affected by factors different from those affecting the shares of Delta Bancorp or F&M Bancorp currently.

Upon completion of the merger, holders of Delta Bancorp common stock will become holders of F&M Bancorp common stock. F&M Bancorp’s business differs from that of Delta Bancorp, and, accordingly, the financial condition and results of operations of the combined company and the market price of F&M Bancorp common stock after the completion of the merger may be affected by factors different from those currently affecting the financial condition and results of operations of Delta Bancorp.

The fairness opinion received by Delta Bancorp’s board of directors from FIG will not reflect any changes since the date of such opinion.

Changes in the operations and prospects of F&M Bancorp or Delta Bancorp, general market and economic conditions and other factors that may be beyond the control of F&M Bancorp and Delta Bancorp may alter the value of F&M Bancorp or Delta Bancorp or the market price for shares of F&M Bancorp common stock or Delta Bancorp common stock by the time the merger is completed. The fairness opinion delivered by FIG to the Delta Bancorp board of directors does not speak as of any date other than the date of such opinion, which was June 7, 2016. The merger agreement does not require that FIG’s fairness opinion be updated as a condition to the completion of the merger, and Delta Bancorp does not intend to request that the fairness opinions be updated. FIG’s fairness opinion is attached as Appendix B to this proxy statement/prospectus.  For a description of FIG’s opinion, see “Proposal 1 – The Merger—Opinion of Delta Bancorp’s Financial Advisor.” For a description of the other factors considered by Delta Bancorp’s board of directors in determining to approve the merger, see “Proposal 1 – The Merger—Delta Bancorp’s Reasons for the Merger and Recommendation of the Delta Bancorp Board of Directors.”

The merger is subject to the receipt of approvals or waivers from regulatory authorities that may impose conditions that could have an adverse effect on F&M Bancorp.

Before the merger can be completed, various approvals or waivers must be obtained from bank regulatory authorities. These authorities may impose conditions on the completion of the merger or require changes to the terms of the merger. Although F&M Bancorp and Delta Bancorp do not currently expect that any such conditions or changes will be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger, imposing additional costs on, or limiting the revenues of F&M Bancorp following the merger or causing the merger transaction between F&M Bancorp and Delta Bancorp to terminate. See “Proposal 1 – The Merger—Bank Regulatory Approvals” and “Proposal 1 – The Merger—Conditions to the Merger.”

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the prices of F&M Bancorp common stock and Delta Bancorp common stock to decline.

Consummation of the merger is subject to customary conditions to closing in addition to the receipt of the required regulatory approvals and approval of the Delta Bancorp shareholders of the merger. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, F&M Bancorp and Delta Bancorp may terminate the merger agreement under certain circumstances even if the merger agreement is approved by Delta Bancorp shareholders, including if the merger has not been completed on or before November 30, 2016. If the merger is not completed, the respective trading prices of F&M Bancorp common stock on the OTCQX and of Delta Bancorp common stock on the OTC Pink market may decline to the extent that the current prices reflect a market assumption that the merger will be completed. In addition, neither company would realize any of the expected benefits of having completed the merger. For more information on closing conditions to the merger agreement, see “Proposal 1 – The Merger—Conditions to the Merger.”

The unaudited condensed pro forma combined financial data included in this proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger.

The unaudited condensed pro forma combined financial data contained in this proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these unaudited pro forma condensed combined financial data. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial data may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company.

The shares of F&M Bancorp common stock to be received by Delta Bancorp common shareholders as a result of the merger will have different rights than shares of Delta Bancorp common stock.

Upon completion of the merger, Delta Bancorp common shareholders will become F&M Bancorp shareholders and their rights as shareholders will be governed by the F&M Bancorp certificate of incorporation, the F&M Bancorp bylaws and the DGCL. The rights associated with Delta Bancorp common stock are different from the rights associated with F&M Bancorp common stock. See “Comparison of the Rights of Shareholders.”

CAUTIONARY STATEMENT CONCERNING FORWARD‑LOOKING STATEMENTS

This proxy statement/prospectus contains or incorporates by reference a number of forward‑looking statements regarding the financial condition, results of operations, earnings outlook and business prospects of F&M Bancorp, F&M Bank, Delta Bancorp, and Delta Bank and the potential combined company and may include statements for the periods following the completion of the merger. Shareholders of Delta Bancorp can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Statements about the expected timing, completion and effects of the merger and all other statements in this proxy statement/prospectus or in the documents incorporated by reference in this proxy statement/prospectus other than historical facts constitute forward‑looking statements. Forward‑looking statements involve certain risks and uncertainties that are subject to change based on factors which are, in many instances, beyond F&M Bancorp’s or Delta Bancorp’s control. The ability of either F&M Bancorp or Delta Bancorp to predict results or actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward‑looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward‑looking statements include, but are not limited to, those discussed under “Risk Factors” and those discussed in the filings of F&M Bancorp that are incorporated into this proxy statement/prospectus by reference, including the following:

•	estimated revenue enhancements, costs savings and financial benefits from the merger may not be fully realized within the expected time frames or at all;

•	deposit attrition, customer loss or revenue loss following the merger may occur or be greater than expected;

•	that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all;

•	reputational risks and the reaction of the companies’ respective customers to the merger;

•	diversion of management time on merger‑related issues;

•	competitive pressure among depository and other financial institutions may increase significantly;

•	costs or difficulties related to the integration of the businesses of F&M Bancorp and Delta Bancorp may be greater than expected;

•	changes in the interest rate environment may reduce interest margins;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve;

•
general economic or business conditions either nationally or in the central valley of California, which was one of the hardest hit areas in the country during the recent recession. In many areas, housing prices declined as much as 60% and unemployment reached 15% or more. Although the economy has stabilized throughout most of the Central Valley, the economy remains sluggish;

•	legislation or changes in regulatory requirements may adversely affect the businesses in which F&M Bancorp and Delta Bancorp are engaged;

•	continuing drought conditions in F&M Bancorp’s service areas;

•	changes which may affect agriculture and agricultural real estate values as approximately 35% of the total loan portfolio of F&M Bancorp consists of agricultural loans;

•	adverse changes may occur in the securities markets; and

•	competitors of F&M Bancorp may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than F&M Bancorp.

Because these forward‑looking statements are subject to assumptions and uncertainties, F&M Bancorp’s and Delta Bancorp’s actual results may differ materially from those expressed or implied by these forward‑looking statements. These forward‑looking statements are predicated on the beliefs and assumptions of the management of each of F&M Bancorp and Delta Bancorp based on information known to them as of the date of this proxy statement/prospectus. Delta Bancorp and F&M Bancorp shareholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus.

All subsequent written and oral forward‑looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to F&M Bancorp or Delta Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. F&M Bancorp and Delta Bancorp undertake no obligation to update these forward‑looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GENERAL INFORMATION

This document constitutes a proxy statement for, and is being furnished to all record holders of, Delta Bancorp in connection with the solicitation of proxies by the board of directors of Delta Bancorp to be used at an annual meeting of shareholders of Delta Bancorp to be held on Monday, October 17, 2016, and any adjournment or postponement of the Delta Bancorp annual meeting. The purposes of the Delta Bancorp annual meeting are to consider and vote upon a proposal to approve the merger agreement, to elect five directors until the earlier of  (i) the consummation of the merger, or (ii) in the event the merger is not consummated and the merger agreement is terminated, until the next annual meeting of shareholders and until their successors are elected and have qualified, ratify the selection of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016, and a proposal to adjourn the Delta Bancorp annual meeting to the extent necessary to solicit additional votes on the merger agreement.

F&M Bancorp has supplied all of the information contained or incorporated by reference herein relating to F&M Bancorp and F&M Bank, and Delta Bancorp has supplied all of the information contained herein relating to Delta Bancorp and Delta Bank.

THE DELTA BANCORP ANNUAL MEETING

General

This proxy statement/prospectus is being provided to Delta Bancorp shareholders as part of a solicitation of proxies by the board of directors for use at the annual meeting and at any adjournments or postponements of the annual meeting.  This proxy statement/prospectus provides Delta Bancorp shareholders with important information about the annual meeting and should be read carefully in its entirety.

Date, Time and Place of the Delta Bancorp Annual Meeting

The annual meeting will be held at Delta Bank, National Association, 611 North Main Street, Manteca, California 95336, on Monday, October 17, 2016, at 5:00 p.m. (local time).

Record Date for the Delta Bancorp Annual Meeting; Stock Entitled to Vote; Audited Financial Statements

Only holders of record of Delta Bancorp common stock and holders of record of Delta Bancorp preferred stock at the close of business on August 26, 2016, which is the record date for the annual meeting, are entitled to receive notice of and to vote at the meeting.  On the record date, Delta Bancorp had 380,303 shares of its common stock and 110,000 shares of its preferred stock issued, outstanding and eligible to vote at the annual meeting.  Each share of preferred stock is entitled to one vote per share on all matters on which holders of common stock are entitled to vote.

The audited financial statements of Delta Bancorp were previously mailed to shareholders as a part of Delta Bancorp’s Annual Report.  Shareholders requesting an additional copy of the Annual Report should contact Mr. Warren E. Wegge, Delta Bancorp’s President & CEO, at the following address:

Delta National Bancorp
611 North Main Street
Manteca, CA 95336

or at the following telephone number:
(209) 824-4030

Quorum

A majority of the shares of Delta Bancorp common stock and preferred stock issued and outstanding and entitled to vote on the record date (taken together) must be represented in person or by proxy at the annual meeting in order for a quorum to be present for purposes of transacting business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  If there is no quorum at the annual meeting, the affirmative vote of at least a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting may adjourn the annual meeting to another date.

Purposes of the Delta Bancorp Annual Meeting

The annual meeting is being held for the following purposes:

1.
Approval of Merger Agreement.  To approve the Agreement and Plan of Reorganization, dated June 8, 2016, and the transactions contemplated therein, pursuant to which Delta Bancorp will merge with and into F&M Bancorp, with F&M Bancorp surviving, followed thereafter by the merger of Delta Bank with and into F&M Bank, with F&M Bank surviving, as more fully described in this proxy statement/prospectus.

2.
Election of Directors. To elect the following five (5) nominees to the Delta Bancorp board of directors to serve until (i) the consummation of the merger, or (ii) in the event the merger is not consummated and the merger agreement is terminated, until the next annual meeting of shareholders and until their successors are elected and have qualified:

William B. Barringer	Valerie Rossi
Theodore Poulos	Warren E. Wegge
Toinette Rossi

3.	Ratification of Auditors. To ratify the appointment of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016.

4.	Adjournment. To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

5.	Transaction of Other Business. To transact such other business as may properly come before the annual meeting and any adjournment or adjournments thereof.

Recommendation of the Delta Bancorp Board of Directors

The board of directors of Delta Bancorp recommends that the Delta Bancorp shareholders vote:

“FOR” the approval of the merger agreement;

“FOR” the election of the five (5) nominees named in this proxy statement/prospectus to the board of directors;

“FOR” the ratification of the selection of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016; and

“FOR” the approval of any adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

The board of directors unanimously approved the merger agreement and the merger and determined that the merger is in the best interests of Delta Bancorp and its shareholders.  See “Proposal 1 – The Merger— Background of the Transaction and Delta Bancorp’s Reasons for the Merger and Recommendation of the Delta Bancorp Board of Directors.”

In considering the recommendation of the board of directors with respect to the merger, Delta Bancorp shareholders should be aware that some of Delta Bancorp’s directors and executive officers have interests that are different from, or in addition to, the interests of Delta Bancorp shareholders more generally.  See “Proposal 1 – The Merger—Interests of Directors and Officers in the Merger.”

Number of Votes; Cumulative Voting

Each holder of Delta Bancorp common stock and each holder of Delta Bancorp preferred stock is entitled to cast one vote, in person or by proxy, for each share held in that shareholder’s name on the books of Delta Bancorp as of the record date on all matters to be submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. The five candidates receiving the highest number of votes will be elected to serve on the Board of Directors.  If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement/prospectus may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the board of directors.

Votes Required; Voting Agreements

The votes required for each proposal are as follows:

Approval of merger agreement. The affirmative votes of the holders of (i) a majority of the outstanding shares of Delta Bancorp common stock and Delta Bancorp preferred stock, voting together, and (ii) 66-2/3% of the Delta Bancorp preferred stock voting as a separate class, are required to approve this proposal.

Election of Directors.  The five (5) nominees for director to the board of directors who receive the greatest number of votes will be elected.

Ratification of Auditors. The affirmative vote of at least a majority of the outstanding shares of Delta Bancorp common stock and Delta Bancorp preferred stock, voting together, present in person or represented by proxy and entitled to vote at the annual meeting is required to approve this proposal.

Adjournment. The affirmative vote of at least a majority of the outstanding shares of Delta Bancorp common stock and Delta Bancorp preferred stock, voting together, present in person or represented by proxy and entitled to vote at the annual meeting is required to approve this proposal.

There are 380,303 shares of common stock and 110,000 shares of preferred stock outstanding and entitled to vote at the annual meeting.  Therefore, the approval of the merger agreement will require the affirmative vote of at least 245,152 shares, on a combined basis, and at least 73,334 shares of the preferred stock.

As of the record date, Delta Bancorp’s directors and executive officers owned: (i) 174,941 shares of Delta Bancorp common stock, representing 46.0% of Delta Bancorp’s issued and outstanding shares of common stock; and (ii) 110,000 shares of Delta Bancorp preferred stock, representing 100.0% of the issued and outstanding shares of preferred stock.  Therefore, on a combined basis, the directors and executive officers held 284,941 shares.  Pursuant to voting agreements more fully described under the section “Proposal 1 – The Merger—Shareholder Agreements,” each of Delta Bancorp’s directors and executive officers has agreed to vote his or her shares of Delta Bancorp common stock and Delta Bancorp preferred stock “FOR” approval of the merger agreement.  Copies of these forms of voting agreements are attached as Annexes A and B to the merger agreement which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by this reference.

Voting of Proxies

Submitting Proxies

Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to attend the annual meeting and vote. Instructions for all voting can be found on the proxy card included with this proxy statement/prospectus.

Delta Bancorp shareholders who hold their shares in “street name” (that is, through a broker or other nominee) must vote their shares through the broker or other nominee.  You should receive a form from your broker or other nominee asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker or other nominee. You may also vote over the Internet or by telephone if your shares are held in street name and your broker or other nominee has made provisions for such voting.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy holders” (the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy holders will vote your shares as recommended by the board of directors as follows:

“FOR” the approval of the merger agreement;

“FOR” the election of the five (5) nominees named in this proxy statement/prospectus to the board of directors;

“FOR” the ratification of the selection of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016; and

“FOR” the approval of any adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

For the election of directors (Proposal No. 2), a shareholder may withhold his or her vote for all nominees, or may vote for all nominees with certain exceptions, and withhold authority to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of Delta Bancorp.  If any of the nominees should be unable or decline to serve, which is not now anticipated, the proxy holders will have discretionary authority to vote for a substitute who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all of the proxies in such a manner, in accordance with the cumulative voting, if applicable, as will assure the election of as many of the nominees identified on the proxy card as possible.  In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.  See “—Number of Votes; Cumulative Voting” for a description of cumulative voting with respect to the election of directors.

If any other matter is presented, the proxy holders will vote in accordance with the recommendation of the board of directors.  At the time this proxy statement/prospectus went to press, Delta Bancorp did not know of any other matters which needed to be acted on at the annual meeting, other than those discussed in this proxy statement/prospectus.

Revoking Proxies

Delta Bancorp shareholders who hold their shares in certificate form may revoke their proxies at any time before the time their proxies are voted at the annual meeting by: (i) filing with the Corporate Secretary of Delta Bancorp an instrument revoking it or a duly executed proxy bearing a later date; or (ii) appearing and voting in person at the annual meeting.  Subject to such revocation, shares represented by a properly executed proxy received in time for the annual meeting will be voted by the proxy holders in accordance with the instructions on the proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ON THE PROXY.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF DELTA BANCORP’S BOARD OF DIRECTORS.

Written notices of proxy revocations must be sent so that they will be received before the taking of the vote at the annual meeting as follows:

Delta National Bancorp
611 North Main Street
Manteca, California 95336
Attn: Toinette Rossi, Corporate Secretary

For Delta Bancorp shareholder who have instructed a broker or other nominee to vote their shares, they must follow directions received from their broker or other nominee in order to change those instructions.

Abstentions and Broker Non-Votes

Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. At the annual meeting, only the ratification of the selection of Delta Bancorp’s auditors is a routine matter.  Therefore, if a shareholder fails to instruct his or her broker or nominee as to how to vote his or her shares of Delta Bancorp stock, the broker or nominee may, in its discretion, vote the shares “FOR” ratification of the selection of Richardson & Company, LLP as Delta Bancorp’s independent auditors for the year ending December 31, 2016, which is considered a routine matter.  HOWEVER, THE BROKER OR OTHER NOMINEE MAY NOT VOTE THE SHARES “FOR” ANY OF THE OTHER DELTA BANCORP PROPOSALS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER, WITHOUT THE SHAREHOLDER’S SPECIFIC DIRECTION.  A “broker non-vote” occurs when the broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority.  It is VERY IMPORTANT that you return the instructions to your broker or nominee. Therefore, if you wish to be represented you must vote by completing the information which is sent to you by your broker or nominee.

Dissenters’ Rights

Holders of Delta Bancorp common stock and holders of Delta Bancorp preferred stock will have dissenters’ rights with respect to the proposal to approve the merger agreement.  See “Proposal 1 – The Merger—Dissenters’ Rights” for more information.

Other Matters

Delta Bancorp management is not aware of any other business that will be conducted at the annual meeting.

Solicitation of Proxies

The Board of Directors is soliciting the proxies for the annual meeting.  Delta Bancorp will pay for the cost of solicitation of proxies.  In addition to solicitation by mail, Delta Bancorp’s and Delta Bank’s directors, officers and employees may also solicit proxies from shareholders by telephone, facsimile, or in person.  Delta Bancorp will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses.

If Delta Bancorp’s management deems it advisable, the services of individuals or companies that are not regularly employed by Delta Bancorp may be used in connection with the solicitation of proxies.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners.  Delta Bancorp will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

PROPOSAL 1 – THE MERGER

The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement/prospectus, including the merger agreement which is attached as Appendix A. Shareholders of Delta Bancorp should carefully read the appendices in their entirety.

Structure of the Merger

Pursuant to the terms and conditions set forth in the merger agreement, Delta Bancorp will be acquired by F&M Bancorp in a transaction in which Delta Bancorp will merge with and into F&M Bancorp, with F&M Bancorp as the surviving corporation.  Immediately following the consummation of the merger, Delta Bank will be merged with and into F&M Bank, with F&M Bank as the surviving institution, which is referred to as the bank merger.  Following consummation of the bank merger, F&M Bank intends to consolidate the Delta Bank branch office in Modesto into its Modesto office and, at some point in time in the next year, to consolidate Delta Bank’s branch office in Turlock into its branch office in Turlock. Otherwise, F&M Bank intends to continue to operate all of the branches acquired from Delta Bank.

Following the consummation of the merger, F&M Bancorp’s certificate of incorporation and bylaws as amended and as in effect immediately prior to the merger will continue as the governing corporate documents of F&M Bancorp. The directors and executive officers of F&M Bancorp immediately prior to the merger will continue as the directors and executive officers of F&M Bancorp after the merger, in each case, until their respective successors are duly elected or appointed and qualified

Background of the Merger

Delta Bank was originally chartered in 1973 as a locally owned community bank serving consumers and businesses throughout the Central Valley of California.  In October of 2008, Delta Bank entered into a Consent Order with the Office of the Comptroller of the Currency (the “OCC”) requiring, among other things, certain minimum capital levels and problem loan management. Given the challenges faced during the recent recession, Delta Bancorp undertook a capital raise in December 2014, raising $2.2 million of preferred stock from its two primary shareholders to address Delta Bank’s immediate capital needs at the time, stemming from the elevated non-performing assets which peaked at over 25% of total assets at the end of the first quarter of 2010.  During the recent recession, Delta Bank experienced accumulated losses in excess of $12.2 million to date and, while asset quality has improved, Delta Bank continues to experience ongoing operating losses and the inability to achieve all of the requirements of its Consent Order, in particular the requirements to maintain its Tier 1 capital at 9% and to adopt and implement a written capital and strategic plan.  Delta Bancorp has been consistently evaluating its strategic alternatives to preserve and enhance shareholder value.  Furthermore, Delta Bancorp has occasionally been approached by various financial institutions to discuss the potential of combining organizations.

During July, 2015, Delta Bancorp contacted FIG to discuss representing it in exploring a potential sale or merger with several local community banking institutions which had approached Delta Bancorp regarding a potential combination, one of them being F&M Bancorp. On August 21, 2015, Delta Bancorp formally engaged FIG as its financial advisor and over the next couple of months, Delta Bancorp accumulated due diligence materials to be provided to potential suitors via an online data room. During that time, materials were prepared by FIG in order to facilitate obtaining expressions of interest from potential acquirors. In the weeks that followed, FIG contacted numerous banks to solicit interest in a possible acquisition. Over that time, 14 non-disclosure agreements were executed with various banking institutions deemed to be potential acquirors.  A bid date of November 23, 2015 was set as the deadline for indications to be received outlining the terms under which potential acquires would proceed with a transaction.  At that time, three indications were received, of which two were deemed superior.  During the month of December, 2015, the Board of Delta Bancorp and FIG evaluated the bids and elected to proceed with further discussions involving the two superior indications.  During January and February, 2016, additional due diligence materials were provided to the two parties and onsite due diligence was conducted.

On March 9, 2016, F&M Bancorp submitted a revised non-binding indication of interest for $8.5 million, consisting of $6.3 million in shares of F&M Bancorp common stock for all of the outstanding common shares of Delta Bancorp common stock and $2.2 million in F&M Bancorp issued debt to be exchanged for all outstanding Delta Bancorp preferred stock.  In its deliberations, the board of directors considered, among other things, the value of the F&M Bancorp common stock to be received in the transaction, the combined company’s pro forma dividends, earnings from synergies and potential growth in book value, F&M Bancorp’s fundamentally sound standalone business operations, as well as the fundamental stock performance of the respective companies on a standalone basis.

In its evaluation of the second interested party's initial bid, the Delta Bancorp board of directors determined that there were a number of issues relating to the second interested party and its bid, including but not limited to the fact that the second interested party was not a bank or financial institution holding company, the second interested party had no current bank management team, the second interested party had not applied for nor had it received approval to be a bank holding company and there were some doubts as to whether the second interested party had sufficient capital to consummate a merger transaction with Delta Bancorp on the terms set forth in its original bid.  Nevertheless, the second interested party was afforded the opportunity to resubmit a bid to address certain of these issues, but it ultimately declined to do so.  Therefore, based on the relative strength of the second interested party compared to F&M Bancorp as to the potential surety of being able to close the transaction in a timely manner, in addition to the perceived attractiveness of F&M Bancorp’s common stock performance for its shareholders and its historic financial performance, the Delta Bancorp board of directors elected to pursue the F&M Bancorp offer.

On March 28, 2016, the Delta Bancorp board of directors and FIG met with principals of F&M Bancorp and its financial advisor, Keefe, Bruyette & Woods.  As a result of the meeting, F&M Bancorp submitted a revised indication of interest dated March 29, 2016, for $8.7 million, consisting of $6.5 million in shares of F&M Bancorp common stock for all of the outstanding shares of Delta Bancorp’s common stock and $2.2 million in cash for the outstanding shares of Delta Bancorp’s preferred stock.  Delta Bancorp executed the letter of interest shortly thereafter which included a period of exclusivity during which to conduct due diligence and negotiate a definitive agreement.

The initial draft of the merger agreement was received on April 22, 2016, and over the next several weeks details of the merger agreement were negotiated with the assistance of FIG and legal counsel and participation by various members of the board of directors, including a meeting between the parties and their legal counsel on May 11 to discuss open issues in the merger agreement.  In addition, during that period reverse due diligence of F&M Bancorp was performed.  On June 7, 2016, Delta Bancorp’s board of directors met to consider the merger agreement and the merger.  Legal counsel provided an explanation of the terms of the final merger agreement and the ancillary documents attached as annexes to the merger agreement.  FIG provided its opinion to the board of directors that the consideration to be received by the Delta Bancorp common and preferred shareholders was fair from a financial point of view.  After those presentations and further discussion of the terms of the merger, the board of directors then approved the merger agreement and authorized its execution.  See “—Delta Bancorp’s Reasons for the Merger and Recommendation of the Delta Bancorp Board of Directors.” F&M Bancorp’s board of directors met the next morning and unanimously approved the merger agreement.  The merger agreement was executed by the parties on the afternoon of June 8, 2016 and the transaction was thereafter announced.

Delta Bancorp’s Reasons for the Merger and Recommendation of the Delta Bancorp Board of Directors

In reaching its decision to adopt and approve the merger agreement and recommend the merger to its shareholders, Delta Bancorp’s board of directors consulted with Delta Bancorp’s management and its financial and legal advisors and considered a number of factors, including, without limitation, the following material factors:

•
The board’s knowledge of and deliberation about the respective business, operations, financial condition, earnings and prospects of each of Delta Bancorp and F&M Bancorp, as well as the projected financial results and expectations relating to the proposed merger with F&M Bancorp;

•
The Board’s knowledge of and deliberations about the current environment in the financial services industry, including economic conditions, continued consolidation, increased complexity and regulatory burdens, evolving trends in technology and increasing competition, current financial market conditions, and the likely effects of these factors on the respective growth, development, profitability and strategic options of Delta Bancorp and F&M Bancorp;

•
The review undertaken by Delta Bancorp’s board of directors and management, with the assistance of Delta Bancorp’s advisors, with respect to strategic challenges and alternatives available to Delta Bancorp if it remained an independent community bank, including the challenges of complying with the OCC’s Consent Order;

•
The financial terms of the merger, including the relationship of the merger consideration to the book value of Delta Bancorp’s common stock and preferred stock, the operating losses of Delta Bancorp, and the premium over Delta Bancorp’s recent common stock price to be received by the holders of Delta Bancorp’s common stock;

•
The financial analysis and other information presented by representatives of FIG to Delta Bancorp’s board of directors with respect to the merger and the opinion delivered to Delta Bancorp’s board of directors by FIG to the effect that, as of the date of that opinion, the merger consideration was fair to the holders of Delta Bancorp common stock and preferred stock from a financial point of view;

•	The prices paid and the terms of other recent comparable combinations of banks and bank holding companies;

•	The terms of the merger agreement, and the presentation by Delta Bancorp’s legal counsel, Horgan, Rosen, Beckham & Coren, L.L.P., regarding the terms of the merger and the merger agreement;

•
The advantages of being part of a larger banking entity, including the potential for operating efficiencies and the ability of a larger institution to compete in the current banking environment and to leverage overhead costs;

•	The results of the process undertaken by Delta Bancorp’s board of directors, with the assistance of FIG, to evaluate potential merger partners;

•	The prospect of Delta Bancorp’s shareholders becoming shareholders of a company with a larger shareholder base, resulting in a much more liquid common stock;

•	The capital position of the combined company that would result from the transaction;

•
The complementary aspects of the Delta Bancorp and F&M Bancorp businesses, including products offered and lines of business, business culture, customer focus, geographic coverage, and compatibility of the companies’ management and operating styles;

•
The board of director’s belief that the proposed merger generally would be a tax-free transaction to holders of Delta Bancorp common stock with respect to the F&M Bancorp common stock to be exchanged for Delta Bancorp common stock in the merger;

•	The ability of Delta Bancorp’s board of directors to terminate the merger agreement, subject to certain conditions, to accept a superior proposal from a third party; and

•	The board of director’s determination as to the likelihood that the regulatory and other approvals needed to complete the merger would be obtained without unacceptable conditions.

Delta Bancorp’s board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation about the proposed transaction, including, without limitation, the following:

•	The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	The challenges of integrating Delta Bancorp’s business operations and employees with those of F&M Bancorp;

•	The risk that the benefits and cost savings sought in the merger would not be fully realized;

•	The possibility that the merger could be announced but not consummated, and the possibility that Delta Bancorp could lose customers, business and employees as a result of announcing the transaction;

•
The merger agreement provisions requiring Delta Bancorp to conduct its business in the ordinary course and the other restrictions on the conduct of Delta Bancorp’s business prior to completion of the merger, which may delay or prevent Delta Bancorp from undertaking business opportunities that may arise pending completion of the merger;

•
The provisions of the merger agreement restricting Delta Bancorp’s solicitation of third-party acquisition proposals and providing for the payment of a termination fee in certain circumstances, which Delta Bancorp’s board of directors understood, while potentially limiting the willingness of a third party to propose a competing business combination with Delta Bancorp, were a condition to F&M Bancorp’s willingness to enter into the merger agreement;

•
The fact that Delta Bancorp’s board of directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Delta Bancorp shareholders, which have the potential to influence such directors’ and officers’ views and actions in connection with the merger. For a more detailed discussion of these interests, see the section entitled “— Interests of Directors and Officers in the Merger;” and

•	The possibility that the required regulatory and other approvals necessary for consummation of the merger might not be obtained.

The foregoing recitation of factors considered by Delta Bancorp’s board of directors as part of its deliberations is not intended to be exhaustive, but is believed to include substantially all material factors considered by Delta Bancorp’s board of directors. In view of the wide variety of factors considered and the complexity of these matters, Delta Bancorp’s board of directors did not find it useful, and did not attempt, to quantify, rank of otherwise assign relative weights to these factors. In considering the factors described above, the individual members of Delta Bancorp’s board of directors may have given different weight to different factors. Delta Bancorp’s board of directors conducted an analysis of the factors described above and engaged in thorough discussions among themselves and had discussions, and questioned, Delta Bancorp’s management and financial and legal advisors.

Delta Bancorp’s board of directors concluded that the factors considered and the totality of the information presented were favorable to, and supported, its determination to approve and adopt the merger agreement and recommend that Delta Bancorp shareholders approve the merger agreement and the merger.

Opinion of Delta Bancorp’s Financial Advisor

FIG was engaged by Delta Bancorp to act as its financial advisor in connection with a possible business combination with another financial institution and to advise the board of directors as to the fairness of the consideration, from a financial perspective, to be paid in the proposed transaction.

 FIG is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other corporate purposes.  As a specialist in securities of financial institutions, FIG has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Neither FIG nor any of its affiliates has a material financial interest in Delta Bancorp or F&M Bancorp.  FIG was selected to advise Delta Bancorp’s board of directors based upon its familiarity with California financial institutions and knowledge of the banking industry as a whole.

FIG performed certain analyses described herein and presented the range of values for Delta Bancorp, resulting from such analyses, to the Delta Bancorp board of directors in connection with its advice as to the fairness of the consideration to be paid by F&M Bancorp.  In forming its opinion as to the fairness of the proposed consideration to be received by Delta Bancorp’s shareholders, FIG also took into consideration the results of the limited auction process for the potential sale of Delta Bancorp in which FIG contacted a total of 43 financial institutions regarding their potential interest in an acquisition of Delta Bancorp and F&M Bancorp’s offer was ultimately the highest indication received.

FIG acted as financial advisor to Delta Bancorp in connection with the proposed merger and participated in certain of the negotiations leading to the final merger agreement.  At their June 7, 2016 meeting the Delta Bancorp board of directors considered and approved the merger agreement and authorized its execution.  At that meeting FIG delivered to the board of directors a verbal opinion that the consideration to be received by Delta Bancorp’s shareholders was fair from a financial perspective, which verbal opinion was subsequently delivered in written form with accompanying financial analyses performed by FIG prior to the execution of the merger agreement on June 8, 2016.  In requesting FIG’s advice and opinion, no limitations were imposed by the Delta Bancorp board of directors upon FIG with respect to the investigations made or procedures followed by it in rendering its opinion.  The full text of the fairness opinion of FIG, dated June 7, 2016, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B and is incorporated herein by this reference.  Delta Bancorp shareholders should read the fairness opinion in its entirety.

In arriving at its fairness opinion, FIG reviewed certain publicly available business and financial information relating to Delta Bancorp and F&M Bancorp.  FIG considered certain financial and stock market data of Delta Bancorp and F&M Bancorp, compared that data with similar data for certain other publicly-held banks and bank holding companies and considered the financial terms of certain other comparable bank transactions that had recently been effected.  FIG also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that it deemed relevant.  In connection with its review, FIG did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects.  Financial forecasts prepared by FIG were based on assumptions believed by FIG to be reasonable and to reflect currently available information.  FIG did not make an independent evaluation or appraisal of the assets of the Delta Bancorp or F&M Bancorp.

For purposes of its fairness opinion and in connection with the review of the proposed merger, FIG, among other things:

•	reviewed the merger agreement;

•
reviewed certain historical publicly available business and financial information concerning Delta Bancorp including, among other things, quarterly and annual reports filed by Delta Bancorp and Delta Bank with the Federal Reserve and the Federal Deposit Insurance Corporation;

•
reviewed certain publicly available business and financial information concerning F&M Bancorp, including forms 10-K, 10-Q, 8-K and Proxy Statements filed with the Commission for 2014, 2015 and year to date 2016, as well as forms FRY9-C of similar dates filed with the Federal Reserve;

•	reviewed certain internal financial statements and other financial and operating data concerning Delta Bancorp as well as analyzed pro forma regulatory capital levels;

•	analyzed certain financial estimates and budgeted information prepared by Delta Bancorp’s management;

•
held discussions with members of the senior managements of Delta Bancorp and F&M Bancorp for the purpose of reviewing the future prospects of the two companies, including their respective businesses, earnings, assets, and liabilities and credit quality;

•
reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that we considered and deemed relevant;

•	reviewed trading activity in F&M Bancorp common stock over the last twelve months relative to price and volume;

•	reviewed F&M Bancorp’s financial performance and current valuation metrics relative to other publicly traded banks which were deemed similar to F&M Bancorp; and

•	performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

FIG took into account its assessment of general economic, market and financial conditions and our experience in other transactions as well as its knowledge of the banking industry and its general experience in the valuation of financial institutions and their securities.

In addition, in forming their opinion as to the fairness of the proposed consideration to be received by Delta Bancorp’s shareholders FIG considered the following concomitant factors:

•
the results of the limited auction process which was conducted on behalf of Delta Bancorp in which 43 potential acquirers were contacted regarding interest in an acquisition and F&M Bancorp’s proposed offer was the highest received;

•	the fact that Delta Bancorp is losing over $60 thousand per month with no current prospects of achieving break even or reaching profitability;

•	the fact that Delta Bancorp’s subsidiary, Delta Bank, has been operating under a Consent Order since October 2008;

•	the fact that Delta Bancorp’s audited financial statements continue to contain a “Going Concern” qualification;

•	Delta Bancorp’s continued elevated levels of OREO; and

•
the pro forma earnings per share, dividends and tangible book value of the F&M Bancorp common stock to be received in the merger as compared to Delta Bancorp’s current and projected standalone per share values.

In rendering its fairness opinion, FIG assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to them by Delta Bancorp and F&M Bancorp and in the discussions with the two companies’ management teams.  FIG did not independently verified the accuracy or completeness of any such information.  In that regard, FIG assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs, have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of Delta Bancorp and F&M Bancorp and that such estimates will be realized in the amounts and at the times contemplated thereby.  FIG are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon managements’ estimates and projections.  FIG was not retained to and did not conduct a physical inspection of any of the properties or facilities of Delta Bancorp or F&M Bancorp or their respective subsidiaries.  In addition, FIG did not review individual credit files nor did they make an independent evaluation or appraisal of the assets and liabilities of Delta Bancorp or F&M Bancorp nor any of their respective subsidiaries and FIG was not furnished with any such evaluations or appraisals.  FIG’s fairness opinion was necessarily based on economic, market, and other conditions as in effect on, and the information made available to FIG as of, the date of its fairness opinion.

FIG reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics of Delta Bancorp.  Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of the opinion. In review of the aforementioned information, FIG took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

In connection with rendering the fairness opinion and preparing its written and oral presentation to Delta Bancorp’s board of directors, FIG performed a variety of financial analyses, including those summarized herein.  The summary does not purport to be a complete description of the analyses performed by FIG in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.  Accordingly, notwithstanding the separate factors summarized below, FIG believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.  In performing its analyses, FIG made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Delta Bancorp's or F&M Bancorp’s control.  The analyses performed by FIG are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.  In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

In the proposed merger, Delta Bancorp’s shareholders will receive in aggregate 12,074 shares of F&M Bancorp common stock for all of the issued and outstanding shares of Delta Bancorp’s common stock and $2,181,000 in cash for all the issued and outstanding shares of Delta Bancorp’s preferred stock (collectively, the “Merger Consideration”), representing a total nominal aggregate consideration of $9,908,360 based on F&M Bancorp’s per share closing stock price of $640.00 on June 6, 2016.  F&M Bancorp’s common stock is thinly traded and as such is subject to significant price movements on little volume.  Therefore, in evaluating the nominal value of the Merger Consideration FIG also analyzed the volume weighted average closing price (the “VWAP”) of F&M Bancorp common stock since May 1, 2016, of $548.73, which resulted in nominal aggregate and per common share consideration of $8,806,366 and $17.42 respectively. Delta Bancorp’s common shareholders will receive 0.031748 F&M Bancorp common shares per Delta Bancorp common share and Delta Bancorp’s preferred shareholders will receive an aggregate of $2.181 million in cash, subject to adjustment and subject to the terms and conditions as further described and set forth in the merger agreement.

The aggregate Merger Consideration represents a multiple of Delta Bancorp’s March 31, 2016 stated and tangible common equity of 99%.  In addition, the proposed consideration to be received by the Delta Bancorp shareholders represents a 0% premium over Delta Bancorp’s March 31, 2016 tangible equity as a percentage of Delta Bancorp’s March 31, 2016 core deposits and the proposed per share consideration represents a premium of 120.5% over Delta Bancorp’s last reported trading price of $7.90 per share.

Acquisition Comparison Analysis: In performing its analysis, FIG reviewed two groups of comparable merger transactions.  The purpose of the analysis was to obtain an evaluation range of Delta Bancorp based on those comparable bank acquisition transactions.  The first group of comparable merger transactions was bank transactions in California announced since January 1, 2012 where the selling banks were under $400 million in total assets, had a negative return on average assets, and had non-performing assets to total assets over 0.50%, for which transaction pricing information was available and 100% of equity was acquired (the “California Comparable Group”).  Median multiples of book value, tangible book value, earnings, and the premium paid over the seller’s tangible equity as a percentage of the acquired institution’s core deposits by the California Comparable Group transactions were utilized in obtaining a range for the acquisition value of Delta Bancorp.  In addition to reviewing the California Comparable Group bank transactions, FIG also reviewed all national bank acquisition transactions involving selling banks with assets between $50 million and $150 million, non-performing assets greater than 4.0% of total assets, and having a return on average assets of less than 0.50% announced since January 1, 2014 (the “National Comparable Group”). The California Comparable Group consisted of 8 bank transactions.  The National Comparable Group consisted of 17 bank transactions.

The following tables demonstrate the median multiples of book value, tangible book value, earnings and premium paid over the seller’s tangible equity as a percentage of the acquired institutions core deposits as well as the proposed transaction percentile rankings as compared to the various transactions for the various Comparable Groups.

California Comparable Group
	P/B (%)	P/TB (%)	P/E (x)	Core Dep. Premium (%)
Median Multiples	95	96	NM	-0.5
Proposed Transaction	99	99	NM	0
Percent Rank	62%	61%	NM	59%

National Comparable Group
	P/B (%)	P/TB (%)	P/E (x)	Core Dep. Premium (%)
Median Multiples	98	98	NM	-0.2
Proposed Transaction	99	99	NM	0
Percent Rank	52%	62%	NM	53%

Discounted Cash Flow Analysis: A discounted cash flow analysis was performed by FIG pursuant to which a range of values of Delta Bancorp was determined by adding (i) the present value of estimated future dividend streams that Delta Bancorp could generate over a five-year period and (ii) the present value of the "terminal value" of Delta Bancorp’s book value at the end of the fifth year. The "terminal value" of Delta Bancorp’s book value at the end of the five-year period was determined by applying a multiple of 105% of its fifth year ending tangible book value.

Dividend streams and terminal values were discounted to present values using a discount rate of 14%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Delta Bancorp’s common stock. The aggregate value of the Delta Bancorp common stock utilizing the terminal value based on a multiple of 105% of Delta Bancorp’s year five ending equity resulted in an aggregate value of $4,096,000 or $10.77 per Delta Bancorp common share.

The fairness opinion is directed only to the question of whether the consideration to be received by Delta Bancorp’s shareholders under the merger agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Delta Bancorp shareholder to vote in favor of the merger.  No limitations were imposed on FIG regarding the scope of its investigation or otherwise by Delta Bancorp.

Based on the results of the various analyses described above, as well as all other factors considered and deemed relevant, FIG concluded that the consideration to be received by Delta Bancorp’s shareholders under the merger agreement is fair and equitable from a financial perspective to the shareholders of Delta Bancorp.

FIG will receive total fees of approximately $200,000 for all services performed in connection with the sale of Delta Bancorp and the rendering of the fairness opinion.  In addition, Delta Bancorp has agreed to indemnify FIG and its directors, officers and employees, from liability in connection with the transaction, and to hold FIG harmless from any losses, actions, claims, damages, expenses or liabilities related to any of FIG’s acts or decisions made in good faith and in the best interest of Delta Bancorp.

The Merger Consideration

General

At the effective time of the merger, each share of Delta Bancorp common stock outstanding immediately before the effective time of the merger, except as provided below, will, by virtue of the merger and without any action on the part of the Delta Bancorp shareholder, be converted into the right to receive whole shares of common stock of F&M Bancorp.  Cash will be paid in lieu of fractional shares of F&M Bancorp common stock. The aggregate consideration to be paid to Delta Bancorp shareholders in the merger is referred to as the merger consideration. Since the federal income tax consequences will be dependent on the form of consideration received, you are urged to read carefully the information set forth below under “—Material Federal Income Tax Consequences.”

Merger Consideration and Possible Adjustment

Common Stock

Upon consummation of the merger and except for cash paid in lieu of fractional shares, each share of Delta Bancorp common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive 0.031748 shares of F&M Bancorp common stock, which is referred to as the exchange ratio.

The exchange ratio is subject to downward adjustment in the event Delta Bancorp’s tangible equity is less than specified in the merger agreement, as described below under “ - Minimum Tangible Equity Amount.”

To the extent that no adjustment to the per share common stock consideration occurs, the merger consideration to the common shareholders of Delta Bancorp would amount to approximately $6.6 million, based on the 20-day daily volume weighted average price of F&M Bancorp common stock as of June 7, 2016.

Upon completion of the merger, and based on 383,303 shares of Delta Bancorp common stock outstanding as of the date of this proxy statement/prospectus and assuming there is no adjustment to the per share stock consideration, Delta Bancorp shareholders are expected to receive approximately 12,074 shares of F&M Bancorp common stock. Following the completion of the merger and based on 792,387 shares of F&M Bancorp common stock outstanding as of September 7, 2016, the former Delta Bancorp shareholders will own approximately 1.5% of the outstanding shares of F&M Bancorp common stock and the current shareholders of F&M Bancorp will own the remaining approximately 98.5% of the outstanding shares of F&M Bancorp common stock.

The following table sets forth the closing sale prices of (i) F&M Bancorp common stock as quoted on the OTCQX on June 7, 2016, and (ii) Delta Bancorp common stock as quoted on the OTC Pink market, on June 7, 2016, the last trading‑day before F&M Bancorp announced the merger, and on September 7, 2016, the last practicable trading‑day before the distribution of this proxy statement/prospectus. To illustrate the market value of the per share merger consideration to be received by Delta Bancorp’s shareholders, the following table also presents the equivalent market value per share of Delta Bancorp common stock as of June 7, 2016, and September 7, 2016, which were determined by multiplying the closing price for the F&M Bancorp common stock on those dates by the exchange ratio of 0.031748 of a share of F&M Bancorp common stock for each share of Delta Bancorp common stock. The equivalent market value per share of Delta Bancorp common stock presented below does not reflect the possible downward adjustment in the event certain of Delta Bancorp’s minimum tangible equity amount is less than that specified in the merger agreement.

	F&M Bancorp Common Stock	Delta Bancorp Common Stock	Equivalent Market Value Per Share of Delta Bancorp
At June 7, 2016	$600.00	$7.90	$19.05
At September 7, 2016	$600.00	$17.12	$19.05

The market price of F&M Bancorp common stock and Delta Bancorp common stock will fluctuate prior to the date of Delta Bancorp’s annual meeting and the date such Delta Bancorp shareholder receives the merger consideration.  Therefore, the value of the stock to be received in the merger by the Delta Bancorp shareholders will not be known at the time the Delta Bancorp shareholders vote on the merger agreement in connection with the merger.  Delta Bancorp shareholders should obtain a current price quotation for the shares of F&M Bancorp common stock to update the implied value for a share of Delta Bancorp common stock.

Shares of Delta Bancorp common stock held by Delta Bancorp shareholders who have elected to exercise their dissenters’ rights will not be converted into the right to receive the merger consideration upon consummation of the merger. The dissenters’ rights available to Delta Bancorp shareholders are described more fully in this proxy statement/prospectus under “—Dissenters’ Rights.”

Minimum Tangible Equity Amount

The exchange ratio of 0.031748 shares of F&M Bancorp common stock for each share of Delta Bancorp common stock is subject to possible downward adjustment if Delta Bank’s tangible equity is less than $8.30 million; provided, however, that such minimum tangible equity amount shall be reduced by $75,000 for each month end occurring after September 30 (any shortfall being referred to as the “Tangible Equity Shortfall”). To the extent that there is a Tangible Equity Shortfall, the exchange ratio shall be adjusted such that the as-adjusted exchange ratio shall be equal to the product resulting when (A) 0.031748 is multiplied by (B) the quotient resulting when (i) $6,580,330 less the Tangible Equity Shortfall, is divided by (ii) $6,580,330, such product rounded to the nearest ten-thousandth.

Fractional Shares

No fractional shares of F&M Bancorp common stock will be issued and, in lieu thereof, each holder of Delta Bancorp common stock who would otherwise be entitled to a fractional share interest will receive an amount in cash, without interest, determined by multiplying such fractional interest by $545.00, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of F&M Bancorp common stock.

Preferred Stock

Upon consummation of the merger, each share of Delta Bancorp preferred stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive $19.827 in cash.  Upon completion of the merger, and based on 110,000 shares of Delta Bancorp preferred stock outstanding as of the date of this proxy statement/prospectus, Delta Bancorp preferred shareholders are expected to receive $2,181,000 in cash.

Procedures for Exchanging Delta Bancorp Common Stock Certificates

Promptly following the closing of the merger, Computershare, F&M Bancorp’s transfer agent and the exchange agent for the merger, will mail to each holder of record of Delta Bancorp common and preferred stock a notice and form of transmittal letter advising such holder of the effectiveness of the merger and the procedure for surrendering to the exchange agent certificates representing shares of Delta Bancorp common and/or stock in exchange for the merger consideration allocated to them. Upon surrender of a stock certificate of Delta Bancorp common and/or preferred stock for exchange and cancellation to the exchange agent, together with a duly executed transmittal letter, the holder of such certificate will be entitled to receive the merger consideration allocated to them and the certificate for Delta Bancorp common and/or preferred stock so surrendered will be canceled. No interest will be paid or accrued on any cash paid in lieu of fractional shares of F&M Bancorp common stock nor on any cash paid to the preferred stock holders.

Delta Bancorp shareholders who surrender their stock certificates and complete the transmittal materials, or who have taken other steps to surrender the evidence of their stock interest in Delta Bancorp in accordance with the instructions accompanying the transmittal letter, will, upon the exchange agent’s acceptance of such stock certificates and transmittal materials or stock interest, be entitled to receive the form and amount of merger consideration to which they are entitled.

Any Delta Bancorp shareholder who receives shares of F&M Bancorp common stock in the merger will receive dividends on F&M Bancorp common stock or other distributions declared after the completion of the merger only if he or she has surrendered his or her Delta Bancorp stock certificates. Only then will the Delta Bancorp shareholder be entitled to receive all previously withheld dividends and distributions, without interest.

After completion of the merger, no transfers of Delta Bancorp common or preferred stock issued and outstanding immediately prior to the completion of the merger will be allowed. Delta Bancorp stock certificates that are presented for transfer after the completion of the merger will be canceled and exchanged for the appropriate merger consideration.

F&M Bancorp will only issue an F&M Bancorp stock certificate in a name other than the name in which a surrendered Delta Bancorp stock certificate is registered if a Delta Bancorp shareholder presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of Delta Bancorp common stock formerly represented by such Delta Bancorp stock certificate and that the Delta Bancorp shareholder has paid any applicable stock transfer taxes.

If a Delta Bancorp shareholder has lost his or her Delta Bancorp stock certificate, or the Delta Bancorp stock certificate has been lost, stolen or destroyed, the Delta Bancorp shareholder may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any merger consideration to which he or she may be entitled.

Conditions to the Merger

Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each of the parties’ obligation to consummate the merger under the merger agreement is subject to the following conditions:

•	the holders of the outstanding shares of Delta Bancorp common stock and preferred stock must have approved the merger agreement;

•
all regulatory approvals required to consummate the merger by any governmental authority must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired, and no required approval may contain any condition, restriction or requirement which F&M Bancorp’s board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that F&M Bancorp would not have entered into the merger agreement had such conditions, restrictions or requirements been known at the date of the merger agreement;

•	no statute, rule, regulation, judgment, decree, injunction or other order shall have been enacted, issued, promulgated, enforced or entered which prohibits the consummation of the merger;

•
the registration statement of F&M Bancorp, of which this document is a part, must have become effective under the Securities Act of 1933, as amended, or the Securities Act, and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated by the Commission and not withdrawn; and

•	each of F&M Bancorp and Delta Bancorp must have received an opinion of Crowe to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

In addition to the foregoing conditions, the obligation of F&M Bancorp to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by F&M Bancorp:

•
the representations and warranties of Delta Bancorp in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and other than, in most cases, those failures to be true and correct that have not had or are reasonably likely not to have a material adverse effect (as defined below) on Delta Bancorp, and F&M Bancorp shall have received a certificate signed by the chief executive officer and chief financial officer of Delta Bancorp to that effect;

•
Delta Bancorp must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger, and F&M Bancorp shall have received a certificate signed by the chief executive officer and chief financial officer of Delta Bancorp to that effect;

•	dissenting shares shall not represent 10% or more of the outstanding Delta Bancorp common stock;

•
as of the month-end prior to the closing date, Delta Bank must (A) not have materially increased the costs of its deposits from the previous month-end and (B) have an aggregate outstanding balance of (i) total deposits equal to at least $90 million and (ii) non-CD deposits equal to at least $75 million excluding brokered or wholesale sourced deposits;

•
as of the closing date, Delta Bancorp’s tangible common equity (as defined and subject to certain specified adjustments set forth in the merger agreement) must not be less than $8.30 million; provided, however, that such amount shall be reduced by $75,000 for each month end occurring after September 30, 2016;

•
all regulatory approvals required to consummate the bank merger by any governmental authority must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired; no statute, rule, regulation, judgment, decree, injunction or other order shall have been enacted, issued, promulgated, enforced or entered which prohibits the consummation of the bank merger;

•	each of Warren Wegge, Theodore Poulos, Valerie Rossi and Toinette Rossi shall have entered into a Post-Closing Shareholder Agreement with F&M Bancorp to be effective on the closing of the merger;

•	Delta Bank shall maintain its allowance for loan losses in accordance with GAAP, but in no event shall such reserve be less than 1.38% of total loans at the closing of the merger;

•
Delta Bancorp or Delta Bank, as applicable, shall use its commercially reasonable best efforts to obtain from the Internal Revenue Service (“IRS”) and Department of Labor and provide to F&M termination letters for any present or former pension plan.  Delta Bank shall take all actions necessary to cause the termination of its current 401K plan, to be effective as of the closing of the merger; and

•
F&M Bancorp must have received such certificates of Delta Bancorp’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as F&M Bancorp may reasonably request.

In addition to the other conditions set forth above, the obligation of Delta Bancorp to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by Delta Bancorp:

•
the representations and warranties of F&M Bancorp in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and other than those failures to be true and correct that have not had or are reasonably likely not to have a material adverse effect (as defined below) on F&M Bancorp, and Delta Bancorp shall have received a certificate signed by the chief executive officer and chief financial officer of F&M Bancorp to that effect;

•
F&M Bancorp must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger, and Delta Bancorp shall have received a certificate signed by the chief executive officer and chief financial officer of F&M Bancorp to that effect; and

•
Delta Bancorp must have received such certificates of F&M Bancorp’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Delta Bancorp may reasonably request.

Additionally, each party’s obligations are conditioned upon no event having occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a material adverse effect of the other. Under the terms of the merger agreement, a material adverse effect on either F&M Bancorp or Delta Bancorp is defined to mean any effect that (i) is material and adverse to the financial condition, results of operations or business of F&M Bancorp and its subsidiaries taken as a whole or Delta Bancorp and its subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of F&M Bancorp and its subsidiaries taken as a whole or Delta Bancorp and its subsidiaries taken as a whole, as the case may be, to perform their respective obligations under the merger agreement or otherwise materially impede the consummation of the merger. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect under subclause (i) above:

•	changes after June 8, 2016 in laws or regulations of general applicability to banks, savings institutions and their holding companies generally or interpretations of them by governmental authorities;

•	changes after June 8, 2016 in GAAP or regulatory accounting requirements applicable to banks, savings institutions or their holding companies generally;

•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism;

•
changes resulting from conditions affecting the banking and financial services industry or changes in global, national or regional political conditions or market conditions (including changes in prevailing interest rates or exchange rates) affecting banks, savings institutions and their holding companies generally;

•	the public announcement or pendency of the merger, including the impact of the merger on relationships with customers or employees;

•	any modifications or changes to valuation policies and practices in connection with the merger or restructuring charges taken in connection with the merger, in each case in accordance with GAAP; and

•	with respect to Delta Bancorp, the effects of any action or omission taken with the prior consent of F&M Bancorp or as otherwise contemplated by the merger agreement.

The effect of the changes described in the first, second, third and fourth bullet points above will not be excluded as a material adverse effect to the extent of a materially disproportionate impact, if any, that they have on F&M Bancorp and its subsidiaries as a whole on the one hand, or Delta Bancorp and its subsidiaries on the other hand, as measured relative to similarly situated companies in the banking industry.

Bank Regulatory Approvals

The merger cannot be completed unless the parties receive prior approvals or waivers from the FDIC, CA DBO and Federal Reserve.

Bank holding companies, such as F&M Bancorp and Delta Bancorp, and banks, such as F&M Bank and Delta Bank, are heavily regulated institutions with numerous federal and state laws and regulations governing their activities. Among these laws and regulations are requirements of prior approval by applicable government regulatory authorities in connection with acquisition and merger transactions such as the merger and the bank merger. In addition, these institutions are subject to ongoing supervision, regulation and periodic examination by various federal and state financial institution regulatory agencies.

Applications for regulatory review and approval of the merger and the related transactions were filed with the CA DBO and the FDIC.  Approval of both agencies were obtained during August/September.  A request for determination of an exemption was also filed with the Federal Reserve and was granted in July.  None of such approvals imposes conditions, restrictions or requirements which, individually or in the aggregate, would so materially reduce the benefits of the transactions contemplated by the merger agreement to F&M Bancorp that had such condition, restriction or requirement been known or could reasonably have been known, F&M Bancorp, in its reasonable, good faith judgment, would not have entered into the merger agreement. The approval of any application or notice merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the merger consideration to be received by, or fairness to, Delta Bancorp shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed merger.

Neither F&M Bancorp nor Delta Bancorp is aware of any other regulatory approvals that would be required for completion of the merger except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance, however, that any other approvals, if required, will be obtained.

Business Pending the Merger

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants, which are contained in Article IV of the merger agreement included as Appendix A to this proxy statement/prospectus, are briefly described below.

Pending consummation of the merger, Delta Bancorp may not, and will cause each of its subsidiaries not to, among other things, take the following actions without the prior written consent of F&M Bancorp:

•
conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees (except in the case of terminations of employees for cause) and preserve for itself and F&M Bancorp the goodwill of the customers of Delta Bancorp, its subsidiaries and others with whom business relations exist;

•
issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or rights to acquire stock, or permit any additional shares of stock to become subject to grants of employee or director stock options or other rights, except as previously disclosed to F&M Bancorp;

•
make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares on its capital stock, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock;

•
enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreement or arrangement with any director or senior officer of Delta Bancorp or its subsidiaries or grant any salary or wage increase or increase any employee benefit, except for changes that are required by applicable law, except as previously disclosed;

•
hire any person as a senior officer of Delta Bancorp or any of its subsidiaries or promote any employee to a senior officer position, except (i) to satisfy contractual obligations existing as of the date of the merger agreement and previously disclosed to F&M Bancorp, and (ii) persons hired to fill a vacancy arising after the date of the merger agreement, provided that the person’s employment is terminable at the will of Delta Bancorp or a subsidiary of Delta Bancorp and that the person is not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the merger or its consummation;

•
enter into, establish, adopt, amend, or terminate or make any contributions to (except (i) as may be required by applicable law or (ii) as required under the terms of a contract, plan, arrangement or agreement existing as of the date of the merger agreement and previously disclosed to F&M Bancorp), any employee benefit plan with respect to any current or former director, officer, or employee of Delta Bancorp or any of its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

•	sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, deposits, business or properties, except with respect to other real estate owned;

•
acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, deposits or properties of any other entity;

•	make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice not exceeding $10,000 individually or $40,000 in the aggregate;

•	amend the articles of incorporation or bylaws of Delta Bancorp or the articles of association or bylaws of any subsidiary of Delta Bancorp;

•
implement or adopt any change in its accounting principles, practices or methods other than as may be required by changes in laws or regulations or GAAP or at the request of F&M Bancorp, the FDIC, the OCC or any other governmental authority;

•
except as otherwise permitted under the merger agreement, enter into, cancel, fail to renew, or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

•
enter into any settlement or similar agreement with respect to any claims if the settlement, agreement, or action involves payment by Delta Bancorp or any of its subsidiaries of an amount that exceeds $15,000 and/or would impose any material restriction on the business of Delta Bancorp or any of its subsidiaries or create precedent for claims that reasonably are likely to be material to Delta Bancorp or any of its subsidiaries;

•
enter into any new material line of business; introduce any material new products or services; change its material banking and operating policies, except as required by applicable law, regulation or policy, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage‑backed or mortgage‑related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;

•
except as previously disclosed to F&M Bancorp, introduce any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements (except if the material terms have been fully disclosed in writing to F&M Bancorp prior to the date of the merger agreement);

•	enter into any derivatives contract;

•
incur any indebtedness for borrowed money (other than certain short‑term borrowings) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

•
acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment or dispose of any debt security or equity investment;

•
make, renew or modify any loan, loan commitment, letter of credit or other extension of credit, which are collectively referred to as the loans, in excess of $250,000 individually; (ii) take any action that would result in any discretionary release of collateral or guarantees, or otherwise restructure the respective amounts of any loan in clause (i) above; (iii) enter into any loan securitization or create any special purpose funding entity; or (iv) enter into any loan participation agreement or arrangement, provided, however, that notwithstanding anything in the merger agreement to the contrary, the consent of F&M Bancorp to Delta Bank making, renewing, or otherwise modifying any loans in excess of $250,000 individually shall be deemed granted if, within three business days of written notice delivered to F&M Bank’s Executive Vice President and Chief Credit Officer or his designee, notice of objection is not received by Delta Bank;

•
make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice). Notwithstanding the foregoing, Delta Bank may make investments up to $10,000 in its other real estate owned properties to help facilitate the sales and disposals of said other real estate owned properties;

•
make or change any tax election, settle or compromise any tax liability of Delta Bancorp or any of its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of an amount of taxes of Delta Bancorp or any of its subsidiaries, enter into any closing agreement with respect to any amount of taxes or surrender any right to claim a tax refund, adopt or change any method of accounting with respect to taxes or any of its subsidiaries or file any amended tax return;

•
take any action that would cause the merger agreement or the merger to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, or to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than F&M Bancorp or its subsidiaries) or any action taken thereby, if that person or action would otherwise have been subject to the restrictive provisions of that law and not exempt therefrom;

•	make or propose to make any loan to or enter into any transaction with Delta Bancorp or any of its subsidiaries or any of their respective officers, directors or affiliates;

•
take any action that would or is reasonably likely to result in (i) the merger not qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) any of the representations and warranties of Delta Bancorp set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (iii) any of the conditions to the merger set forth in the merger agreement not being satisfied, (iv) a material violation of any provision of the merger agreement, except as may be required by applicable law and regulation, or (v) a material delay in the ability of F&M Bancorp or Delta Bancorp to perform any of their obligations under the merger agreement on a timely basis; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

The merger agreement also provides that pending consummation of the merger, F&M Bancorp may not, and will cause each of its subsidiaries not to, take the following actions without the prior written consent of Delta Bancorp:

•
take any action that is intended or is reasonably likely to result in (i) the merger not qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) any of the representations and warranties of F&M Bancorp set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (iii) any of the conditions to the merger set forth in the merger agreement not being satisfied, or (iv) a material violation of any provision of the merger agreement, except as may be required by applicable law and regulation, or (v) a material delay in the ability of F&M Bancorp or Delta Bancorp to perform any of their obligations under the merger agreement on a timely basis;

•
announce or commence any public or private offer of F&M Bancorp common stock for sale, consummate the public or private sale of any F&M Bancorp common stock, agree or enter into any agreement relating to, or consummate a business combination transaction involving the issuance of F&M Bancorp common stock, in each case where the offering price per share of F&M Bancorp common stock or the value of the F&M Bancorp common stock involved or the business combination transaction is less than $545.00 per share;

•
declare, set aside or pay any special cash dividends on the F&M Bancorp common stock other than those customarily paid in like kind and amount, excluding any increases in its normal semi-annual dividend policy; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Delta Bancorp Board of Directors’ Covenant to Recommend the Merger Agreement

Pursuant to the merger agreement, the Delta Bancorp board of directors is required to recommend that Delta Bancorp shareholders approve the merger agreement at all times prior to and during the Delta Bancorp annual meeting at which the merger agreement is to be considered by them. The Delta Bancorp board of directors may not withdraw, modify or qualify in any manner adverse to F&M Bancorp such recommendation or take any other action or make any other public statement in connection with the Delta Bancorp annual meeting inconsistent with such recommendation, except as described below.

The Delta Bancorp board of directors is permitted to change its recommendation if Delta Bancorp has complied with the merger agreement and the Delta Bancorp board of directors, based on the advice of its outside counsel, has determined in good faith that failure to do so would result in a violation of the board of directors’ fiduciary duties under applicable Delaware law. If the Delta Bancorp board of directors intends to change its recommendation following an acquisition proposal, as described in “—No Solicitation,” it must have first concluded in good faith, after giving effect to all of the adjustments to the terms and conditions of the merger agreement that may be offered by F&M Bancorp, that another acquisition proposal constitutes a superior proposal, as defined in “—No Solicitation” below. Delta Bancorp also must notify F&M Bancorp at least five business days in advance of its intention to change its recommendation in response to the superior proposal, including the identity of the party making the acquisition proposal, and furnish to F&M Bancorp a copy of the relevant proposed transaction agreements with the party making the superior proposal and all other material documents. Prior to changing its recommendation, Delta Bancorp must, and must cause its financial and legal advisors to, during the period following its delivery of the required notice, negotiate in good faith with F&M Bancorp for a period of up to five business days to the extent F&M Bancorp desires to negotiate to make adjustments in the terms and conditions of the merger agreement so that the other acquisition proposal ceases to constitute a superior proposal.

No Solicitation

The merger agreement provides that Delta Bancorp will, and will direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives to, immediately cease any discussions or negotiations with any other parties that have been ongoing with respect to the possibility or consideration of any acquisition proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal. For purposes of the merger agreement, “acquisition proposal” is defined to mean any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing from any person or group of persons acting in concert relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets, or deposits of Delta Bancorp and its subsidiaries taken as a whole; (ii) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of Delta Bancorp; (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Delta Bancorp; or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Delta Bancorp, other than the transactions contemplated by the merger agreement.

From the date of the merger agreement through the effective time of the merger, Delta Bancorp nor any of its subsidiaries will, and shall cause its directors, officers or employees or any other representative retained by it not to, directly or indirectly through another person (i) solicit, initiate, or encourage, including by way of furnishing information or assistance, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal, (ii) provide any confidential information or data to any person relating to any acquisition proposal, (iii) participate in any discussions or negotiations regarding any acquisition proposal, (iv) waive, terminate, modify, or fail to enforce any provision of any contractual “standstill” or similar obligations of any person other than F&M Bancorp or its affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or similar agreement related to any acquisition proposal or propose to take any of these actions, or (vi) make or authorize any statement, recommendation, or solicitation in support of any acquisition proposal.

However, prior to the date of the Delta Bancorp annual meeting, if the Delta Bancorp board of directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, its fiduciary duties, assuming the application of Delaware law, Delta Bancorp may, in response to a bona fide, written acquisition proposal not solicited in violation of the merger agreement that the Delta Bancorp board of directors determines in good faith constitutes a superior proposal, subject to providing 48 hours prior written notice of its decision to take such action to F&M Bancorp and identifying the person making the proposal and all the material terms and conditions of the proposal and compliance with the merger agreement:

•
furnish information with respect to itself and its subsidiaries to any person making the superior proposal pursuant to a customary confidentiality agreement, as determined by Delta Bancorp after consultation with its outside counsel, on terms no more favorable to the person than the terms contained in the confidentiality agreement between Delta Bancorp and F&M Bancorp are to F&M Bancorp; and

•	participate in discussions or negotiations regarding the superior proposal.

For purposes of the merger agreement, “superior proposal” is defined to mean any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Delta Bancorp common stock then outstanding or all or substantially all of Delta Bancorp’s consolidated assets, that the Delta Bancorp board of directors determines in good faith, after taking into account all legal, financial, regulatory, and other aspects of the proposal and the person making the proposal, including any break‑up fees, expense reimbursement provisions, and conditions to consummation, and after taking into account the advice of Delta Bancorp’s financial advisor, which will be a recognized investment banking firm, and outside counsel, (i) is more favorable from a financial point of view to its shareholders than the merger, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Delta Bancorp board of directors, is reasonably likely to be obtained by the third party.

In addition to these obligations, Delta Bancorp will promptly, within two business days, advise F&M Bancorp orally and in writing of its receipt of any acquisition proposal, or any inquiry that could reasonably be expected to lead to an acquisition proposal, and keep F&M Bancorp informed, on a current basis, of the continuing status of the inquiry, including the terms and conditions of the inquiry and any changes to the inquiry, and will contemporaneously provide to F&M Bancorp all materials provided to or made available to any third party that were not previously provided to F&M Bancorp.

Delta Bancorp has agreed that any violations of the restrictions set forth in the merger agreement by any representative of Delta Bancorp or its subsidiaries will be deemed a breach of the merger agreement by Delta Bancorp.

F&M Bancorp and Delta Bancorp have agreed that irreparable damage would occur in the event Delta Bancorp, its subsidiaries or any of their respective representatives violated any of the restrictions described above regarding discussions and negotiations with other parties with respect to the possibility or consideration of any acquisition proposal. As such, under the merger agreement, F&M Bancorp is entitled to injunctive relief to prevent breaches of these restrictions and to enforce specifically the terms of these restrictions.

Representations and Warranties of the Parties

Pursuant to the merger agreement, F&M Bancorp and Delta Bancorp made certain customary representations and warranties relating to their respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Article V of the merger agreement included as Appendix A to this proxy statement/prospectus. Such representations and warranties generally must remain accurate through the completion of the merger, unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty. See “—Conditions to the Merger.”

The merger agreement contains representations and warranties that F&M Bancorp and Delta Bancorp made to and solely for the benefit of each other. These representations and warranties are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, and, in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The assertions embodied in those representations and warranties also are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. Although neither F&M Bancorp nor Delta Bancorp believes that the disclosure schedules contain information that the federal securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement.

Accordingly, shareholders of Delta Bancorp should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in F&M Bancorp’s or Delta Bancorp’s public disclosures.

Effective Time of the Merger

Pursuant to the terms and conditions set forth in the merger agreement, Delta Bancorp will be acquired by F&M Bancorp in a transaction in which Delta Bancorp will merge with and into F&M Bancorp, with F&M Bancorp as the surviving institution. The merger will become effective upon the acceptance of a certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the provisions of applicable Delaware law.  The merger is expected to become effective during the fourth quarter of 2016.

Amendment of the Merger Agreement

To the extent permitted under applicable law, the merger agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of Delta Bancorp, except that after shareholders of Delta Bancorp have approved the principal terms of the merger agreement, except as described in the next sentence, no amendment or supplement which by law requires further approval by the shareholders of Delta Bancorp may be made without obtaining such approval. The merger agreement provides that, by approving the principal terms of the merger agreement, Delta Bancorp shareholders will be deemed to have approved any amendment to the November 30, 2016, termination date described below.

Termination of the Merger Agreement

The merger agreement may be terminated:

•	by the mutual written consent of F&M Bancorp and Delta Bancorp;

•
if the terminating party is not in material breach of any representation, warranty, covenant, or agreement contained in the merger agreement, by F&M Bancorp or Delta Bancorp, in the event of a breach by the other party of any representation, warranty, covenant, or agreement contained in the merger agreement that (i) cannot be or has not been cured within thirty days of the giving of written notice to the breaching party or parties and (ii) would entitle the non‑breaching party not to consummate the merger;

•
by F&M Bancorp or Delta Bancorp, in the event that the merger is not consummated by November 30, 2016, except to the extent that the failure to consummate the merger by November 30, 2016 is due to (i) the failure of the party seeking to terminate to perform or observe its covenants and agreements set forth in the merger agreement, or (ii) the failure of any of the Delta Bancorp common or preferred shareholders (if Delta Bancorp is the party seeking to terminate) to perform or observe their respective covenants under their respective shareholder agreements with F&M Bancorp;

•
by F&M Bancorp or Delta Bancorp, in the event the approval of any governmental authority required for consummation of the merger and the other transactions contemplated by the merger agreement have been denied by final non‑appealable action of the governmental authority or an application for approval has been permanently withdrawn at the request of a governmental authority, provided that no party has the right to terminate the merger agreement if the denial is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants;

•
by F&M Bancorp if approval of the merger agreement by Delta Bancorp shareholders has not been obtained by reason of the failure to obtain the required vote at the Delta Bancorp annual meeting or at any adjournment or postponement thereof;

•
by F&M Bancorp, if Delta Bancorp materially breaches the covenants described under “—No Solicitation,” in any respect adverse to F&M Bancorp, the Delta Bancorp board of directors fails to recommend that the shareholders of Delta Bancorp approve the merger agreement or withdraws, modifies or changes its recommendation in a manner that is adverse to F&M Bancorp, or Delta Bancorp breaches its covenants requiring the calling and holding of a meeting of shareholders in accordance with the merger agreement; or

•
by F&M Bancorp if a third party commences a tender offer or exchange offer for 15% or more of the outstanding Delta Bancorp common stock and the board of directors of Delta Bancorp recommends that Delta Bancorp shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

Termination Fee

The merger agreement provides that Delta Bancorp must pay F&M Bancorp a $425,000 termination fee plus F&M Bancorp’s documented out of pocket expenses under the circumstances and in the manner described below:

•
if the merger agreement is terminated by F&M Bancorp for any of the reasons described in the sixth or seventh bullet points under “—Termination of the Merger Agreement,” Delta Bancorp must pay the termination fee to F&M Bancorp on the second business day following the termination of the merger agreement; or

•
if the merger agreement is terminated by (A) F&M Bancorp pursuant to the second bullet point under “—Termination of the Merger Agreement,” (B) either F&M Bancorp or Delta Bancorp pursuant to the third bullet point under “—Termination of the Merger Agreement,” and at the time of the termination no vote of the Delta Bancorp shareholders contemplated by the merger agreement at the Delta Bancorp annual meeting shall have occurred, or (C) either F&M Bancorp pursuant to the fifth bullet point under “—Termination of the Merger Agreement,” and in the case of any termination referenced in clause (A), (B) or (C), a “superior proposal” (as defined under “—No Solicitation”) shall have been publicly announced or otherwise communicated or made known to the senior management of Delta Bancorp or the board of directors of Delta Bancorp (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal, or reiterated a previously expressed plan or intention to make an acquisition proposal) at any time after the date of the merger agreement and prior to the time that shareholders of Delta Bancorp vote on the merger agreement (in the case of clause (C)) or the date of termination of the merger agreement (in the case of clause (A) or (B)).

The merger agreement provides that F&M Bancorp must pay Delta Bancorp a $425,000 termination fee plus Delta Bancorp’s documented out of pocket expenses incurred in connection with the merger on the second business day following the termination of the merger agreement, if the merger agreement is terminated by Delta Bancorp for a willful breach by F&M Bancorp of any covenant or agreement of F&M Bancorp contained in the merger agreement.

Any termination fee that becomes payable pursuant to the merger agreement shall be paid by wire transfer of immediately available funds to an account designated by the receiving party.

If Delta Bancorp or F&M Bancorp fails to timely pay the termination fee to the other party, Delta Bancorp or F&M Bancorp, as the case may be, will be obligated to pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party to collect such payment, provided the other party prevails on the merits, together with interest.

Certain Employee Matters

The merger agreement contains certain agreements of the parties with respect to various employee matters, which are described below.

As soon as administratively practicable after the effective time of the merger, F&M Bancorp will take all reasonable action so that continuing employees of Delta Bancorp and its subsidiaries will be entitled to participate in the F&M Bancorp and F&M Bank employee benefit plans of general applicability to the same extent as similarly‑situated employees of F&M Bancorp and its subsidiaries. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, other than for accrual of pension benefits under, the F&M Bancorp employee benefit plans, F&M Bancorp will recognize years of service with Delta Bancorp and its subsidiaries, to the same extent as such service was credited for such purpose by Delta Bancorp and its subsidiaries, except where such recognition would result in duplication of benefits. Nothing contained in the merger agreement shall limit the ability of F&M Bancorp to amend or terminate any F&M Bancorp or Delta Bancorp benefit plan in accordance with their terms at any time.

At the time the continuing employees of Delta Bancorp and its subsidiaries become eligible to participate in a medical, dental or health plan of F&M Bancorp and its subsidiaries, F&M Bancorp will cause each such plan to:

•	waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of F&M Bancorp;

•
provide full credit under such plans for any deductibles, co‑payment and out‑of‑pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation; and

•
waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under a corresponding Delta Bancorp plan prior to the effective time of the merger.

Those employees of Delta Bancorp and its subsidiaries who are not offered employment by F&M Bancorp or F&M Bank following the merger, who are not a party to an employment agreement or otherwise entitled to an existing severance package, and who sign and deliver a termination and release agreement (which will be negotiated between F&M Bancorp and Delta Bancorp) within 30 days of the later of (i) the closing of the merger or (ii) the date such employee is presented with the termination and release agreement, will be entitled to receive a single lump sum payment of severance in an amount to be negotiated between Delta Bancorp and F&M Bancorp. These payments will be made by F&M Bancorp on the date the termination and release agreement that is executed by an employee becomes effective, which date will be in the sole discretion of F&M Bancorp. If Delta Bancorp and its subsidiaries also has a severance pay plan, then any amounts paid pursuant to that plan will reduce the amount that the employee will receive as severance from F&M Bancorp and in no event will there be any duplication of severance pay.

No later than the day immediately preceding the effective time of the merger, Delta Bancorp shall provide F&M Bancorp with evidence that Delta Bancorp’s profit sharing plan and its 401(k) and Employee Stock Ownership Plan (collectively the “Delta Plans”) are in the process of being terminated pursuant to resolutions of the Delta Bancorp board that are effective as of no later than the day immediately preceding the effective time of the merger, provided, however, that the effectiveness of such termination may be conditioned on the consummation of the merger.  The form and substance of such resolutions shall be subject to the review and reasonable and timely approval of F&M Bancorp.  Delta Bancorp will also take such other actions in furtherance of terminating the Delta Bancorp and or Delta Bank plans as F&M Bancorp may reasonably require, including resolving all outstanding loans related to such plans; provided, however, that the effectiveness of any such actions may be conditioned on the consummation of the merger.  F&M Bancorp will, and will cause its affiliates to, designate a tax-qualified defined contribution plan of F&M Bancorp or one of its affiliates that either (i) currently provides for the receipt from employees of “eligible rollover distributions” (as such term is defined under Section 402 of the Code) or (ii) shall be amended as soon as practicable following the effective date of the merger to provide for the receipt from the continuing Delta Bank employees of eligible rollover distributions.  Each continuing Delta Bank employee who is a participant in a Delta Plan shall be given the opportunity to receive a distribution of his or her account balance and shall be given the opportunity to elect to “roll over” such account balance to a F&M Bancorp plan, subject to and in accordance with the provisions of such plan(s) and applicable law.

Interests of Certain Delta Bancorp Officers and Directors in the Merger

When Delta Bancorp shareholders are considering the recommendation of Delta Bancorp’s board of directors with respect to approving the merger agreement, Delta Bancorp shareholders should be aware that Delta Bancorp directors and officers have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of Delta Bancorp. The Delta Bancorp board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

Stock Ownership

The directors and executive officers of Delta Bancorp beneficially owned and had the power to vote as of August 26, 2016, a total of 174,941 shares of Delta Bancorp common stock, representing approximately 46.0% of the outstanding shares of Delta Bancorp common stock and 110,000 shares of Delta Bancorp preferred stock, representing 100.0% of the outstanding shares of Delta Bancorp preferred stock. See “Certain Beneficial Ownership of Delta Bancorp Common Stock.” All of these shares are expected to be voted in favor of the merger agreement pursuant to the shareholder agreements entered into by each of the executive officers and directors of Delta Bancorp who own shares of Delta Bancorp common stock and preferred stock. See “—Shareholder Agreements.” Each of these persons will receive the same merger consideration for their shares of Delta Bancorp common stock as the other Delta Bancorp shareholders except for the holders of the Delta Bancorp preferred stock who will receive cash for their shares.

Indemnification

Delta Bancorp’s directors, officers and employees are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in the Delta Bancorp articles of incorporation, as amended, and bylaws, as amended, and the merger agreement. Delta Bancorp’s articles of incorporation, as amended, are referred to as the Delta Bancorp articles of incorporation, and Delta Bancorp’s bylaws, as amended, are referred to as the Delta Bancorp bylaws. Pursuant to the merger agreement, F&M Bancorp agreed for a period of six (6) years from the closing of the merger, to indemnify and hold harmless each present and former director, officer and employee of Delta Bancorp or a subsidiary of Delta Bancorp, as applicable, determined as of the effective time of the merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Delta Bancorp or its subsidiaries or is or was serving at the request of Delta Bancorp or its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise including, without limitation, matters related to the negotiation, execution and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, to the fullest extent to which such indemnified parties would be entitled under the Delta Bancorp articles of incorporation and Delta Bancorp bylaws, or any agreement, arrangement or understanding previously disclosed by Delta Bancorp to F&M Bancorp pursuant to the merger agreement, in each case as in effect on the date of the merger agreement.

Pursuant to the merger agreement, F&M Bancorp has agreed to indemnify and hold harmless each present and former director, officer and employee of Delta Bancorp or Delta Bank against certain liabilities for a period of six years following the effective time of the merger and to allow Delta Bancorp to purchase “tail coverage” for a period of six years in order to continue providing liability insurance, including directors’ and officers’ liability insurance, to the officers and directors of Delta Bancorp and Delta Bank.

Consulting Agreements

Warren Wegge, Delta Bancorp’s Chief Executive Officer and a director, and Valerie and Toinette Rossi, officers and directors of Delta Bancorp (collectively referred to herein as the “Consultants”), will each enter into a consulting agreement (“Consulting Agreements”) with F&M Bank, to be effective as of the closing of the merger, and provide compensation to those individuals for continued provision of services to F&M Bank following the merger.  Each of the Consulting Agreements provide that the Consultants will provide service to the F&M Bank, which service shall include, but not be limited to: (i) providing historical context regarding the products, customers and operations of Delta Bancorp; (ii) assisting with the integration of the operations of the two institutions, (iii) transitioning existing client relationships; and (iv) representing F&M Bank in the community.  The consulting agreements with Valerie Rossi and Toinette Rossi provide for a term of 12 months, a compensation rate of $4,000 per month, and the reimbursement of reasonable out-of-pocket expenses. The consulting agreement with Mr. Wegge provides for a month-to-month term, a compensation rate of $20,000 per month, and the reimbursement of reasonable out-of-pocket expenses.  F&M Bank will retain all work product, as such term is defined in the Consulting Agreements, generated by the Consultants.  The form of consulting agreements are attached as Annex F to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

Other than as set forth above, no director or officer of Delta Bancorp has any direct or indirect material interest in the merger, except insofar as ownership of Delta Bancorp common stock or preferred stock might be deemed such an interest.

Material Federal Income Tax Consequences

The following is a general description of the anticipated material U.S. federal income tax consequences of the merger. This discussion is based upon the Code, Treasury regulations, judicial authorities and published positions of the IRS, all as currently in effect and all of which are subject to change. Accordingly, the U.S. federal income tax consequences of the merger to the holders of Delta Bancorp common stock could differ from those described below. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under and U.S. federal laws other than those pertaining to income tax.  This discussion also does not address the tax consequences of any transaction other than the merger. This discussion relies upon certain representations made by F&M Bancorp, F&M Bank, Delta Bancorp and Delta Bank, and is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect).

Except as specifically stated herein, this discussion is limited to U.S. holders (as defined below) that hold shares of Delta Bancorp common stock and/or preferred stock as a capital asset within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This discussion does not address the tax consequences applicable to Delta Bancorp shareholders that are not U.S. holders, nor does it address all of the tax consequences that may be relevant to particular U.S. holders that are subject to special treatment under U.S. federal income tax laws, including, without limitation, financial institutions, insurance companies, partnerships and other pass‑through entities, tax‑exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, traders in securities that elect to use a mark‑to‑market method of accounting, persons that hold Delta Bancorp common stock as part of a straddle, hedge, constructive sale or conversion transaction, and U.S. holders that acquired their shares of Delta Bancorp common and/or preferred stock as compensation, those subject to the alternative minimum tax provisions of the Code, or those subject to tax under Sections 877 or 877A of the Code as a U.S. expatriate.

If a partnership or other entity taxed as a partnership holds Delta Bancorp common and/or preferred stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships holding Delta Bancorp common and/or preferred stock and partners in such partnerships should consult with their tax advisors about the tax consequences of the merger to them.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Delta Bancorp common stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia or a political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source, or (iv) a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or that has validly elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Merger

The parties intend for the merger to qualify as a “reorganization” under Section 368(a) of the Code for U.S. federal income tax purposes. As a condition to the completion of the merger, Crowe is required to deliver an opinion, dated the closing date of the merger, to the effect that the merger will be treated as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. The opinion will assume that the merger will be completed according to the terms of the merger agreement and that the parties will report the merger in a manner consistent with the opinion. The opinion will rely on the facts as stated in the merger agreement, the Registration Statement on Form S‑4 filed by F&M Bancorp in connection with the merger (of which this proxy statement/prospectus is a part) and certain other documents. In rendering the opinion, Crowe will rely on the representations of F&M Bancorp and Delta Bancorp, to be delivered at the time of closing (and counsel will assume that any representation that is qualified by belief, knowledge or materiality is true, correct and complete without such qualification). If any assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the merger could be adversely affected. The opinion will be based on statutory, regulatory and judicial authority existing as of the date of the opinion.

A tax opinion represents such firm’s best judgment but is not binding on the IRS or on any court.  Neither F&M Bancorp nor Delta Bancorp intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the opinion.

Based on representations to be contained in representation letters of officers of F&M Bancorp and Delta Bancorp, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, and subject to the other matters set forth above, it is the opinion of Crowe that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Based upon the foregoing, the material U.S. federal income tax consequences of the merger will be as described below.

Tax Consequences of the Merger for F&M Bancorp and Delta Bancorp

No gain or loss will be recognized by F&M Bancorp or Delta Bancorp as a result of the merger.

Tax Consequences of the Merger for U.S. Holders of Delta Bancorp Common Stock

A U.S. holder that exchanges all of their shares of Delta Bancorp common stock solely for shares of F&M Bancorp common stock pursuant to the merger will not recognize gain or loss in connection with such exchange, except with respect to cash received in lieu of fractional shares.

A U.S. holder’s aggregate tax basis in the F&M Bancorp common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under “—Material Federal Income Tax Consequences - Cash in Lieu of Fractional Shares of F&M Bancorp Common Stock,” will equal such U.S. holder’s aggregate tax basis in the Delta Bancorp common stock surrendered by such U.S. holder in the merger. The holding period for the shares of F&M Bancorp common stock received by such U.S. holder in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under “—Material Federal Income Tax Consequences - Cash in Lieu of Fractional Shares of F&M Bancorp Common Stock,” will include the holding period for the shares of Delta Bancorp common stock exchanged therefor.

Cash in Lieu of Fractional Shares of F&M Bancorp Common Stock

A U.S. holder that receives cash instead of a fractional share of F&M Bancorp common stock will be treated as having received the fractional share of F&M Bancorp common stock pursuant to the merger and then having exchanged the fractional share of F&M Bancorp common stock for cash in a redemption by F&M Bancorp. In general, this deemed redemption will be treated as a sale or exchange and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of Delta Bancorp common stock allocable to such fractional interest. Such gain or loss will constitute capital gain or loss and will be long‑term capital gain or loss if the U.S. holder’s holding period for the Delta Bancorp common stock exchanged by such U.S. holder is greater than one year as of the effective time of the merger. Long‑term capital gains of non‑corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax on “net investment income” as provided in Section 1411 of the Code.

Notwithstanding the previous paragraph, if the receipt of the cash has the effect of the distribution of a dividend to the U.S. holder, as described above, all or portion of the cash would be treated as ordinary dividend income as described above.

Tax Consequences of the Merger for U.S. Holders of Delta Bancorp Common Stock who also hold Delta Bancorp Preferred Stock

Holders of Delta Bancorp common stock who received F&M Bancorp common stock and who also receive cash for their Delta Bancorp preferred stock will recognize gain, but not loss, for U.S. federal income tax purposes in an amount equal to the lesser of (1) the amount of cash received by such holder in the merger and (2) an amount equal to the excess, if any, of (a) the sum of the amount of cash plus the fair market value of the shares of F&M Bancorp common stock received by such holder in the merger, over (b) such holder’s tax basis in the Delta Bancorp common stock and preferred stock.

Such gain will constitute capital gain and will be long-term capital gain if the U.S. holder’s holding period for the Delta Bancorp common stock and preferred stock exchanged by such U.S. holder is greater than one year as of the effective time of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax on “net investment income” as provided in Section 1411 of the Code.

Information Reporting and Backup Withholding

Cash payments received in the merger by a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at a current rate of 28% of the cash payable to the U.S. holder, unless the U.S. holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

A U.S. holder that receives shares of F&M Bancorp common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder that is required to file a U.S. tax return and that is a “significant holder” that receives F&M Bancorp common stock in the merger will be required to file a statement with the significant holder’s U.S. federal income tax return setting forth such significant holder’s basis (determined immediately before the exchange) in the Delta Bancorp common stock surrendered and the fair market value (determined immediately before the exchange) of the Delta Bancorp common stock that is exchanged by such significant holder. A “significant holder” is a U.S. holder that receives shares of F&M Bancorp common stock in the merger and that, immediately before the merger, owned at least 5% of the outstanding stock of Delta Bancorp (by vote or value) or securities of Delta Bancorp with a tax basis of $1 million or more.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.  THE FOREGOING IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO DELTA BANCORP SHAREHOLDERS. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER.  DELTA BANCORP SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method. The result of this is that (1) the recorded assets and liabilities of F&M Bancorp will be carried forward at their recorded amounts, (2) F&M Bancorp historical operating results will be unchanged for the prior periods being reported on and (3) the assets and liabilities of Delta Bancorp will be adjusted to fair value at the date F&M Bancorp assumes control of the combined entities (the "merger date"). In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which to the extent the purchase price, consisting of the value of cash and shares of F&M Bancorp common stock to be issued to former Delta Bancorp shareholders exceeds the fair value of the net assets including identifiable intangibles of Delta Bancorp at the merger date will be reported as goodwill. If the fair value of the net assets, including identifiable intangible assets, exceeds the purchase price, a bargain purchase gain would be recorded at the acquisition date. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Delta Bancorp being included in the operating results of F&M Bancorp from the merger date forward.

Expenses of the Merger

 Each of Delta Bancorp and F&M Bancorp will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel except in connection with termination fees that might be due and owing.

Resale of F&M Bancorp Common Stock

The shares of common stock that Delta Bancorp shareholders receive as a result of the merger will be registered under the Securities Act. Delta Bancorp shareholders may freely trade these shares of F&M Bancorp common stock if such Delta Bancorp shareholder is not considered an “affiliate” of F&M Bancorp, as that term is defined in the federal securities laws. No shareholder of Delta Bancorp is expected to be an affiliate of F&M Bancorp after the merger.

Warren Wegge, Theodore Poulos, Valerie Rossi and Toinette Rossi will enter into post-closing shareholder agreements with F&M Bancorp restricting their ability to sell or transfer the shares of F&M Bancorp common stock that they receive in the merger.  The form of the post-closing shareholder agreement is attached as Annex F to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

Shareholder Agreements

In connection with the execution of the merger agreements, executive officers and directors of Delta Bancorp entered into a shareholder agreement with F&M Bancorp pursuant to which each such executive officer and director agreed that at any meeting of the shareholders of Delta Bancorp, or in connection with any written consent of the shareholders of Delta Bancorp, the executive officer and director shall:

•
appear at such Delta Bancorp meeting or otherwise cause all shares of Delta Bancorp common and/or preferred stock owned by him to be counted as present thereat for purposes of calculating a quorum; and

•
vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of Delta Bancorp common and preferred stock beneficially owned by him or as to which he has, directly or indirectly, the right to direct the voting:

•	in favor of adoption and approval of the merger, the merger agreement and the transactions contemplated by the merger agreement;

•
against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Delta Bancorp contained in the merger agreement or of the director or officer contained in the shareholder agreement; and

•
against any acquisition proposal (as defined in “—No Solicitation”) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the performance of his, her, or its obligations under the shareholder agreement.

Pursuant to the shareholder agreement, each Delta Bancorp executive officer and director also agreed that, while the shareholder agreement is in effect, not to, directly or indirectly, sell, transfer, pledge, encumber (except for pledges or encumbrances existing as of the date of the shareholder agreement), distribute by gift, or otherwise dispose of any of the shares whether by actual disposition, physical settlement, or effective economic disposition through hedging transactions; nor to enter into any agreement with any person that violates shareholder’s representations, warranties, covenants, and obligations under the shareholder agreement; nor to take any other action that reasonably could be expected to adversely effect, in any material respect, shareholder’s power, authority, and ability to comply with and perform his, her, or its covenants and obligations under the shareholder agreement. Each Delta Bancorp executive officer and director also agreed not to deposit any shares in a voting trust, grant any proxy, or enter into any voting agreement or similar agreement or arrangement with respect to any shares.

In addition, each Delta Bancorp executive officer and director agreed that, for a period of 2 years following the consummation of the merger, they will not:

•
solicit (other than general solicitations through newspapers or other media of general circulation not targeted at such employees) any employees of Delta Bancorp or its subsidiaries prior to consummation of the merger;

•
induce, persuade, encourage or influence or attempt to induce, persuade, encourage or influence any person or entity having a business relationship with F&M Bancorp, F&M Bank, its subsidiaries or any of their affiliates to discontinue, reduce or restrict such relationship or solicit or target depositors, borrowers or customers of Delta Bancorp or its subsidiaries on the date of the merger agreement and/or as of the date the merger is consummated, whether by personal contact, by telephone, by facsimile, by mail or other form of solicitation or communication, or in any other way, except for general solicitations that are directed to the general public and not directed specifically to persons who were depositors, borrowers or customers of Delta Bancorp, F&M Bancorp or their subsidiaries on the date of the merger agreement or as of the date the merger is consummated;

•	disparage F&M Bancorp, its subsidiaries or any of their affiliates; or

•
use, reveal, report, publish or disclose any trade and business secret, proprietary and confidential information or Delta Bancorp materials. “Trade and business secrets” means information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  “Proprietary and confidential information” means trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, or other information concerning Delta Bancorp’s or its subsidiaries’ business activities, customers or employees.  “Delta Bancorp materials” means documents or other media or tangible items that contain or embody proprietary and confidential information or any other information concerning the business, operations or plans of Delta Bancorp or its subsidiaries and its customers and prospective customers, irrespective of who prepared such documents.

Except for the non-solicitation provisions referenced in the paragraph above, which will survive for a period of 2 years following the consummation of the merger, the shareholder agreements shall remain in effect until the earlier to occur of the date, if any, of termination of the merger agreement in accordance with its terms, or the effective time of the merger.

Dissenters’ Rights

Delta Bancorp shareholders have the right to dissent from the merger and assert dissenters’ rights, provided the requirements of the CGCL are followed. Any Delta Bancorp shareholder electing to exercise dissenters’ rights must strictly comply with the provisions of Chapter 13 of the CGCL.

The following is intended to be a summary of the material provisions of the California statutory procedures required to be followed Delta Bancorp shareholders in order to demand and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 13 of the CGCL. The full text of these dissenters’ provisions is reproduced in its entirety in Appendix C to this proxy statement/prospectus. If a Delta Bancorp shareholder wishes to consider exercising dissenters’ rights, they should carefully review the text of Chapter 13 of the CGCL, since failure to timely and properly comply with the requirements of Chapter of the CGCL will result in the loss of dissenters’ rights under California law.

Chapter 13 of the CGCL provides Delta Bancorp shareholders who do not vote “FOR” approval of the merger agreement with the right, subject to compliance with the requirements summarized below, to dissent and demand the payment of, and to be paid in cash for, the fair market value of the shares of Delta Bancorp common stock owned by such Delta Bancorp shareholders as of August 26, 2016, the record date for Delta Bancorp’s annual meeting to consider and vote upon the merger agreement. The fair market value of shares of Delta Bancorp common stock is determined as of June 8, 2016, which was the day of, and immediately prior to, the first public announcement of the terms of the merger.

Not Vote “FOR” the Merger Agreement

Any Delta Bancorp shareholder who desires to exercise dissenters’ rights must not have voted his, her or its shares of Delta Bancorp common stock “FOR” approval of the merger agreement. If a Delta Bancorp shareholder returns a proxy without voting instructions or with instructions to vote “FOR” approval of the merger agreement, or votes in person at the Delta Bancorp annual meeting “FOR” approval of the merger agreement, his, her or its shares of Delta Bancorp common stock will be counted as votes in favor of the merger agreement and such shareholder will lose any dissenters’ rights. Thus, if a Delta Bancorp shareholder wishes to dissent and executes and returns a proxy, the proxy must specify that their shares of Delta Bancorp common stock are to be voted “AGAINST” or “ABSTAIN” with respect to approval of the merger agreement.

Written Demand for Payment

To preserve dissenters’ rights, a Delta Bancorp shareholder must make a written demand for the purchase of their shares of Delta Bancorp common stock and payment to them of the fair market value of their shares of Delta Bancorp common stock within 30 days after the date on which notice of Delta Bancorp shareholder approval (as described immediately below) of the merger agreement is mailed. Simply failing to vote for, or voting against, the merger agreement does not constitute a proper written demand under the CGCL. To comply with the requirements under the CGCL, the written demand must:

•	be received by Delta Bancorp (or F&M Bancorp, as Delta Bancorp’s successor if the merger has been consummated) not later than 30 days after the date on which the notice of approval is mailed;

•
specify the shareholder’s name and mailing address and the number of shares of Delta Bancorp common stock held of record which the shareholder demands that Delta Bancorp (or F&M Bancorp, as its successor) purchase;

•	state that the Delta Bancorp shareholder is demanding purchase of their shares of Delta Bancorp common stock and payment of the fair market value of such shares; and

•
state the price that the Delta Bancorp shareholder claims to be the fair market value of their shares of Delta Bancorp common stock as of June 8, 2016, which statement of fair market value constitutes an offer by the Delta Bancorp shareholder to sell their shares of Delta Bancorp common stock to Delta Bancorp (or F&M Bancorp, as its successor) at that price.

Any written demands for payment from Delta Bancorp shareholders should be sent to Delta Bancorp at Delta National Bancorp, 611 North Main Street, Manteca, California 95336, Attention: Corporate Secretary. In the event the merger is consummated before the end of the 30‑day period described above, the submissions may be made to F&M Bancorp at Farmers & Merchants Bancorp, 111 West Pine Street, Lodi, California 95241, Attention: Corporate Secretary. Shares of Delta Bancorp common stock held by shareholders who have perfected their dissenters’ rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their dissenters’ rights are referred to in this summary as “dissenting shares.”

Notice of Approval

If Delta Bancorp’s shareholders approve the merger agreement, Delta Bancorp (or F&M Bancorp, as its successor) is required within ten (10) days after the approval to send to those Delta Bancorp shareholders who did not vote “FOR” approval of the merger agreement a written notice of Delta Bancorp shareholder approval, accompanied by a copy of Sections 1300, 1302, 1303 and 1304 of the CGCL, a statement of the price determined by Delta Bancorp (or F&M Bancorp, as its successor) to represent the fair market value of the dissenting shares as of June 8, 2016, and a brief description of the procedure to be followed if the Delta Bancorp shareholder desires to exercise the shareholder’s dissenters’ right under the CGCL. It is anticipated that Delta Bancorp (or F&M Bancorp, as its successor) will represent that the fair market value of the stock was $7.90 as of June 8, 2016, the day of and immediately prior to the first announcement of the merger.  The statement of price determined by Delta Bancorp (or F&M Bancorp, as its successor) to represent the fair market value of dissenting shares, as set forth in the notice of approval, will constitute an offer by Delta Bancorp (or F&M Bancorp, as its successor) to purchase the dissenting shares at the stated price if the merger closes and the dissenting shares do not otherwise lose their status as such. Within 30 days after the date of the mailing of the notice of Delta Bancorp shareholder approval, a dissenting Delta Bancorp shareholder must submit to Delta Bancorp (or F&M Bancorp, as its successor), or Delta Bancorp’s transfer agent, for endorsement as dissenting shares, the stock certificates representing their shares of Delta Bancorp common stock as to which such Delta Bancorp shareholder is exercising dissenter’s rights. If the dissenting shares are uncertificated, then the Delta Bancorp shareholder must provide written notice of the number of shares of Delta Bancorp common stock which the shareholder demands that Delta Bancorp (or F&M Bancorp, as its successor) purchase within 30 days after the date of the mailing of the notice of Delta Bancorp shareholder approval.

Submissions can be made to Delta Bancorp (or F&M Bancorp, as successor) as described above, or to Delta Bancorp’s transfer agent, Computershare.

Payment of Agreed‑Upon Price

If Delta Bancorp (or F&M Bancorp, as its successor) and a dissenting Delta Bancorp shareholder agree that the shareholder’s shares Delta Bancorp common stock are dissenting shares and agree upon the price of the dissenting shares, the dissenting Delta Bancorp shareholder is entitled to receive the agreed price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the mergers are satisfied. Payments are also conditioned on the surrender of the certificates representing the dissenting shares.

Determination of Dissenting Shares or Fair Market Value

If Delta Bancorp (or F&M Bancorp, as its successor) denies that the dissenting Delta Bancorp shareholder’s shares of Delta Bancorp common stock are dissenting shares, or Delta Bancorp and the Delta Bancorp shareholder fail to agree upon the fair market value of the dissenting shares, then, within six months after the notice of Delta Bancorp shareholder approval of the merger is sent by Delta Bancorp (or F&M Bancorp, as its successor), any Delta Bancorp shareholder demanding purchase of their shares of Delta Bancorp common stock as dissenting shares or any interested corporation may file a complaint in the superior court in the proper county praying the court to determine whether the shares of Delta Bancorp common stock are dissenting shares or the fair market value of the dissenting shares, or both, or may intervene in any action pending on such a complaint. If a complaint is not filed or intervention in a pending action is not made within the specified six‑month period, the dissenters’ rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

On the trial of the action, the court determines the issues. If the status of the Delta Bancorp shareholder’s shares of Delta Bancorp common stock as dissenting shares is in issue, the court first determines that issue. If the fair market value of the dissenting shares is in issue, the court determines, or appoints one or more impartial appraisers to determine, the fair market value of the dissenting shares.

If the court appoints an appraiser or appraisers, the appraiser or appraisers shall proceed to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of the appraisers, shall make and file a report in the office of the clerk of the court. Thereafter, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

If the appraiser or appraisers fail to make and file a report within 10 days after the date of their appointment or within such further time as the court allows, or if the court does not confirm the report, the court will determine the fair market value of the dissenting shares. Subject to Section 1306 of the CGCL, the court will render a judgment against Delta Bancorp (or F&M Bancorp, as its successor) for payment of an amount equal to the fair market value (as confirmed or determined by the court) of each dissenting share multiplied by the number of dissenting shares that any dissenting shareholder who is a party, or who has intervened, is entitled to require Delta Bancorp (or F&M Bancorp, as its successor) to purchase, with interest at the legal rate from the date on which the judgment is entered. Any party may appeal from the judgment.

The costs of the action, including reasonable compensation to the appraiser or appraisers to be fixed by the court, is assessed or apportioned as the court considers equitable. However, if the appraisal determined by the court is more than the price offered by Delta Bancorp (or F&M Bancorp, as successor), Delta Bancorp (or F&M Bancorp, as successor) will pay the costs, which may include, at the court’s discretion, attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date the shareholder made the demand and submitted shares for endorsement if the value awarded by the court for the shares is more than 125% of the price offered by Delta Bancorp (or F&M Bancorp, as successor).

Maintenance of Dissenting Share Status

Except as expressly limited by Chapter 13 of the CGCL, holders of dissenting shares continue to have all the rights and privileges incident to their shares of Delta Bancorp common stock until the fair market value of their shares of Delta Bancorp common stock is agreed upon or determined. A holder of dissenting shares may not withdraw a demand for payment unless Delta Bancorp (or F&M Bancorp, as its successor) consents to the withdrawal.

Dissenting shares lose their status as dissenting shares, and dissenting Delta Bancorp shareholders cease to be entitled to require Delta Bancorp (or F&M Bancorp, as its successor) to purchase their shares of Delta Bancorp common stock, upon the happening of any of the following:

•	the merger is abandoned;

•	their shares of Delta Bancorp common or preferred stock are transferred before their submission for the required endorsement;

•
the dissenting Delta Bancorp shareholder Delta Bancorp (or F&M Bancorp, as its successor) do not agree on the status of the dissenting Delta Bancorp shareholder’s shares of Delta Bancorp common stock as dissenting shares or do not agree on the purchase price, but neither Delta Bancorp (or F&M Bancorp, as its successor) nor the shareholder files a complaint or intervenes in a pending action within six months after the date on which Delta Bancorp (or F&M Bancorp, as its successor) mails a notice that Delta Bancorp’s shareholders have approved the merger; or

•	with the consent of Delta Bancorp (or F&M Bancorp, as its successor), the dissenting Delta Bancorp shareholder withdraws its demand for purchase of the dissenting shares.

Delta Bancorp shareholders should be aware that the fair value of any shares of Delta Bancorp common stock as determined under Section 1300 of the CGCL could be more, the same, or less than the merger consideration. Investment banker opinions as to the fairness from a financial point of view of the consideration payable in a transaction such as the merger are not an opinion as to, and do not in any way address, fair value under Section 1300 of the CGCL.

The failure of a Delta Bancorp shareholder to comply strictly with the CGCL requirements will result in a loss of dissenters’ rights. A copy of the relevant statutory provisions is attached as Appendix C. Delta Bancorp shareholders are urged to refer to Appendix C for a complete statement concerning dissenters’ rights. The foregoing summary of such rights is qualified in its entirety by reference to Appendix C.

MARKET FOR COMMON STOCK AND DIVIDENDS

F&M Bancorp Market Information and Dividends

F&M Bancorp’s common stock is traded on the OTCQX under the symbol “FMCB.” As of September 7, 2016, there were 792,387 shares of F&M Bancorp common stock outstanding, which were held by 1,447 holders of record.  Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

The following table summarizes the actual high, low, and close sale prices for F&M Bancorp’s common stock since the third quarter of 2013. These figures are based on activity posted on the OTCQX and on private transactions between individual shareholders that are reported to F&M Bancorp.

	F&M Bancorp
	Market Price		Cash Dividend per Share
	High	Low
2016
Third Quarter (through September 7, 2016)	$600.00	$575.00
Second Quarter	645.00	525.00	$6.55
First Quarter	644.00	501.00

2015
Fourth Quarter	$585.00	$510.00	$6.50
Third Quarter	532.00	500.00
Second Quarter	585.00	450.00	6.40
First Quarter	506.00	460.00

2014
Fourth Quarter	$466.00	$450.00	$6.40
Third Quarter	445.00	430.00
Second Quarter	451.00	420.00	6.30
First Quarter	448.00	417.00

2013
Fourth Quarter	$417.00	$405.00	$6.30
Third Quarter	420.00	400.00

The last reported trade of F&M Bancorp’s common stock prior to the mailing of this proxy statement/prospectus was on September 7, 2016, at $600.00. The last reported trade of F&M Bancorp’s common stock on the date prior to the announcement of the merger was on June 7, 2016, at $600.00.

F&M Bancorp and, before it was formed, F&M Bank, have paid cash dividends for the past 82 consecutive years.  F&M Bancorp pays semi-annual dividends and paid a total of $12.90 in cash dividends for 2015.  For the first half of 2016, F&M Bancorp paid a cash dividend of $6.55 per share.  It is anticipated that the cash dividend for the second half of 2016 will be declared on or about November 8, 2016, with a record date in December and that Delta Bancorp shareholders who receive shares of F&M Bancorp common stock in the merger will receive such dividend.

Delta Bancorp Market Information and Dividends.

Delta Bancorp’s equity securities consist of common stock and preferred stock, of which there were 380,303 shares of common stock and 110,000 shares of preferred stock outstanding, held by 225 and two shareholders of record, respectively, on August 26, 2016. Such number of shareholders does not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

Trading in Delta Bancorp’s common stock has not been extensive and such trades cannot be characterized as constituting an active trading market. Delta Bancorp’s common stock is not listed on any national securities exchange, although it is quoted on the OTC Pink under the ticker symbol “DEBC.” Trades may also occur in unreported private transactions.  To Delta Bancorp’s knowledge, none of the shares of its preferred stock have ever been traded.

The following table sets forth the high and low closing bids for shares of Delta Bancorp’s common stock for the periods indicated. Bid prices are based on information received from the OTC Pink based on all transactions reported on the OTC Pink. Such information reflects inter‑dealer prices, without retail markups, markdowns or commissions and may not reflect actual transactions.

	Closing Information
	High		Low
2016
Third Quarter (through September 7, 2016)	$17.12		$16.50
Second Quarter	16.50		7.90
First Quarter	8.10		7.85

2015
Fourth Quarter	8.10	*	8.00	*
Third Quarter	8.00	*	8.00	*
Second Quarter	8.00	*	8.00	*
First Quarter	8.00	*	8.00	*

2014
Fourth Quarter	8.10	*	7.00	*
Third Quarter	7.00	*	7.00	*
Second Quarter	7.00	*	7.00	*
First Quarter	7.00		7.00

2013
Fourth Quarter	7.00	*	7.00	*
Third Quarter	7.00	*	7.00	*
*no shares were traded this quarter. The high and low trading price reflect the dollar amount of the most recently reported trade.

The last reported trade of Delta Bancorp’s common stock prior to the mailing of this proxy statement/prospectus was on September 7, 2016, at $17.12. The last reported trade of Delta Bancorp’s common stock on the date prior to the announcement of the merger was, on January 28, 2016 at $7.90.

Delta Bancorp has not paid or declared any dividends on its common stock since 2008. Payment of stock or cash dividends in the future will depend upon its earnings and financial condition and other factors deemed relevant by its board of directors, as well as its legal ability to pay dividends, which are discussed in the “Comparison of the Rights of Shareholders—Dividends” below. Pursuant to the merger agreement, Delta Bancorp is restricted from paying dividends to its shareholders pending the closing of the merger. See “– The Merger—Business Pending the Merger.”

INFORMATION ABOUT F&M BANCORP

General

F&M Bancorp is a California‑based bank holding company for F&M Bank, a California‑chartered commercial bank. F&M Bancorp’s principal asset is all of the capital stock of F&M Bank. F&M Bank provides banking services to businesses, professionals, real estate investors, non-profit organizations and consumers in its primary market area of Central California through 24 locations in the cities of Concord, Elk Grove, Galt, Hilmar, Linden, Lodi, Merced, Modesto, Sacramento, Stockton, Turlock, and Walnut Creek, California. Through F&M Bank’s branches and its Internet website at www.fmbonline.com, F&M Bank offers a broad array of deposit products and services for both businesses and consumer customers, including checking, money market and savings accounts, cash management services, electronic banking services, and on-line bill payment. F&M Bank also offers a wide array of loan products, such as commercial, real estate construction, agribusiness, consumer, credit card, real estate loans, and equipment leases. Commercial products include term loans, lines of credit and other working capital financing and letters of credit. Financing products for individuals include automobile financing, lines of credit, residential real estate, home improvement and home equity lines of credit.

As of June 30, 2016, F&M Bancorp had, on a consolidated basis, total assets of $2.7 billion, total stockholders’ equity of $265.3 million and total deposits of $2.3 billion.  Earnings for the six months ended June 30, 2016 were $14.5 million compared to $13.2 million for the first six months of 2015.

F&M Bancorp’s principal executive offices are located at 121 W. Pine Street, Lodi, California 95240 and its telephone number is (209) 367-2300.

Management, Financial Information and Additional Information

Certain information relating to director and executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions, financial statements and other related matters as to F&M Bancorp is incorporated by reference or set forth in F&M Bancorp’s annual report on Form 10‑K for the year ended December 31, 2015, which is incorporated herein by reference. Shareholders wishing to obtain a copy of such document may contact F&M Bancorp at its address or telephone number indicated under “Where You Can Find More Information.”

INFORMATION ABOUT DELTA BANCORP

General

Delta Bancorp is a bank holding company.  Its principal activity is the ownership and operation of Delta Bank.  Delta Bancorp was incorporated in California on December 21, 1981, for the purpose of acquiring all of the outstanding stock of Delta Bank through a stock-for-stock exchange.  Delta Bancorp is a legal entity separate and distinct from Delta Bank.  Delta Bancorp’s operating revenues and net income are derived primarily from cash dividends received from Delta Bank.

Delta Bank is a national banking association headquartered in Manteca, California.  Delta Bank was chartered in 1973 as First National of Riverbank.  The name was changed in 1975 to Delta National Bank and again was changed in 2007 to Delta Bank, National Association.  Delta Bank provides commercial and retail banking services through its four branch offices in the cities of Manteca, Modesto, Riverbank and Turlock, California.  The banking products offered by Delta Bank include checking and savings accounts, business checking accounts, time deposits and money market accounts.  Delta Bank also offers internet banking services, bill payment, cash management services, remote deposit capture, retirement account services and cash management services.

At June 30, 2016, Delta Bancorp had total assets of $109.1 million, total deposits of $100.1 million, total loans of $40.8 million, and total shareholders’ equity of $8.6 million.  Delta Bancorp has approximately 225 shareholders of record.  Delta Bancorp’s stock trades on the OTC Pink under the symbol “DEBC.”

Delta Bancorp’s main office is located at 611 North Main Street, Manteca, CA 95336, and its telephone number is (209) 824-4000.

Subsidiaries

Delta Bancorp has one subsidiary, Delta Bank.  Delta Bank has no subsidiaries.

Bank Activities

Delta Bank operates with a community banking philosophy emphasizing long-term customer relationships based on service and convenience.  Delta Bank offers a variety of traditional loan and deposit products to its customers, which are mainly small- and medium-sized businesses and individual consumers.  For businesses, Delta Bank provides term loans, lines of credit and loans for working capital, business expansion and the purchase of equipment and machinery, interim construction loans for builders and owner occupied commercial real estate loans.  Delta Bank also offers agricultural and agribusiness loans.  Delta Bank offers all of its customers a full array of cash management and traditional deposit services.

Competition

The banking business is highly competitive.  Delta Bank competes in its market area with some of the largest banking organizations in the West and nationally, almost all of which have numerous branches in California.  Delta Bank competes not only against other banking organizations, but also against a wide range of financial service providers, including federally- and state-chartered savings and loan institutions, credit unions, investment and brokerage firms and small-loan or consumer finance companies.  Delta Bank also experiences competition from internet banks, particularly in the area of time deposits.  Delta Bank expects competition from both financial and non-financial institutions to continue.

Many competitors are significantly larger and have greater resources than Delta Bank.  In addition, many of these competitors have substantially higher lending limits due to their greater total capitalization, and some perform functions for their clients that Delta Bank generally does not offer.  Competition among financial institutions of all types is virtually unlimited with respect to legal ability and authority to provide most financial services.  As a result of interstate banking legislation, Delta Bank’s market is open to future penetration by out-of-state banks, thereby further increasing future competition.

To counter its competitive disadvantages, Delta Bank attempts to differentiate itself from its larger competitors with its focus on relationship banking, personalized services, direct customer contact, and its ability to make credit and other business decisions locally.  Delta Bank also depends on its reputation as a community bank in its markets and its involvement in the communities it serves.

Legislative changes, as well as technological and economic factors, can be expected to have an ongoing impact on competitive conditions within the financial services industry.  While the future impact of regulatory and legislative changes cannot be predicted with certainty, the business of banking will remain highly competitive.

Employees

Delta Bancorp does not have any employees.  At June 30, 2016, Delta Bank employed a full-time staff of 28 employees and a part-time staff of 8 employees.

Properties

At June 30, 2016, Delta Bank operated 4 locations in the Central Valley of California.  The following table sets forth the locations of and certain information about Delta Bank’s locations as of June 30, 2016:

Location	Year Opened	Approximate Square Footage	Owned or Leased
Main Office 611 North Main Street Manteca, CA 95336	1975	15,288	Owned by Delta Bancorp

Modesto Branch 2711 McHenry Avenue Modesto, CA 95350	1998	5,067	Owned

Riverbank Branch 2401 Patterson Road Riverbank, CA 95367	2000	2,864	Owned

Turlock Branch 3700 Geer Road Turlock, CA 95382	1999	2,852	Owned

Consent Order

Delta Bank is subject to restrictions and conditions of a Consent Order, dated October 14, 2008, issued by the OCC.  The Consent Order contains a number of significant directives, including higher capital requirements, requirements to reduce the level of Delta Bank’s classified assets, operating restrictions and restrictions on dividend payments by Delta Bank.  The Consent Order also restricts Delta Bank’s ability to independently make certain changes to its business.  In addition to certain other requirements, the Consent Order requires that Delta Bank:

•	Appoint a compliance committee of at least three directors to be responsible for monitoring and coordinating Delta Bank’s adherence to the provisions of the Consent Order;

•
Achieve and thereafter maintain: (i) Tier 1 capital at least equal to nine percent (9%) of adjusted total assets; and (ii) Total risk-based capital at least equal to eleven percent (11%) of risk-weighted assets;

•
Adopt, implement, and thereafter ensure adherence to a written capital and strategic plan that establishes objectives and projections for Delta Bank’s overall risk profile, earnings performance, growth expectations, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy and product development;

•
Adopt and implement a plan that reduces the volume of problem assets by ensuring that management promptly addresses and intervenes, as appropriate, to resolve problem credit situations consistent with OCC guidelines;

•	Develop a program to ensure that the risk associated with Delta Bank’s loans is properly reflected and accounted for on Delta Bank’s books and records;

•
Adopt, implement, and thereafter ensure adherence to Delta Bank’s written policies and procedures for maintaining an adequate Allowance for Loan and Lease Losses in accordance with generally accepted accounting principles;

•	Retained a qualified consultant to perform an independent external loan review to verify the accuracy of internal risk ratings, particularly in the real estate secured loan portfolio;

•	Take all take necessary steps to ensure Delta Bank’s credit risk management systems are sufficient to ensure the loan portfolio is managed in a safe and sound manner;

•
Establish an overall commercial real estate reduction strategy that is designed to reduce and manage the risk in Delta Bank’s commercial real estate loan portfolio in accordance with the OCC’s guidelines;

•	Establish of an overall commercial real estate reduction strategy that includes concentration limits stratified by type, market area and other meaningful measures; and

•	Establish a written contingency funding plan that ensures Delta Bank can remain liquidity solvent through multiple stress scenarios.

While Delta Bank is in substantial compliance with most of the requirements of the Consent Order, it is not in compliance with the requirement to maintain its Tier 1 capital at 9% or the requirement to adopt and implement a written capital and strategic plan.  Because Delta Bank is not in full compliance with the Consent Order, no assurances can be given that further enforcement actions will not be taken if the merger is not consummated.

Supervision and Regulation

The following is not intended to be an exhaustive description of the statutes and regulations applicable to Delta Bancorp’s or Delta Bank’s business.  The description of statutory and regulatory provisions is qualified in its entirety by reference to the particular statutory or regulatory provisions.  Moreover, major new legislation and other regulatory changes affecting Delta Bancorp, Delta Bank, and the financial services industry in general have occurred in the last several years and can be expected to occur in the future.  The nature, timing and impact of new and amended laws and regulations cannot be accurately predicted.

Regulation and Supervision of Delta Bancorp

Delta Bancorp is a bank holding company subject to the Bank Holding Company Act (the “BHCA”). Delta Bancorp reports to, is registered with, and may be examined by, the Federal Reserve.  The Federal Reserve also has the authority to examine Delta Bancorp’s subsidiaries.  Delta Bancorp is a bank holding company within the meaning of Section 3700 of the California Financial Code.  As such, Delta Bancorp and Delta Bank are subject to examination by, and may be required to file reports with, the CA DBO.

The Federal Reserve has significant supervisory and regulatory authority over Delta Bancorp and its affiliates. The Federal Reserve requires Delta Bancorp to maintain certain levels of capital.  See “Capital Standards.” The Federal Reserve also has the authority to take enforcement action against any bank holding company that commits any unsafe or unsound practice, or violates certain laws, regulations or conditions imposed in writing by the Federal Reserve.  Under the BHCA, Delta Bancorp is required to obtain the prior approval of the Federal Reserve before it acquires, merges or consolidates with any bank or bank holding company.  Any company seeking to acquire, merge or consolidate with Delta Bancorp also would be required to obtain the prior approval of the Federal Reserve, unless exempt.

Delta Bancorp is generally prohibited under the BHCA from acquiring ownership or control of more than 5% of any class of voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than banking, managing banks, or providing services to affiliates of the holding company.  However, a bank holding company, with the approval of the Federal Reserve, may engage, or acquire the voting shares of companies engaged, in activities that the Federal Reserve has determined to be closely related to banking or managing or controlling banks.  A bank holding company must demonstrate that the benefits to the public of the proposed activity will outweigh the possible adverse effects associated with such activity.

The Federal Reserve generally prohibits a bank holding company from declaring or paying a cash dividend that would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements which might adversely affect a bank holding company’s financial position.  Under the Federal Reserve policy, a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.  See the section entitled “Restrictions on Dividends and Other Distributions” for additional restrictions on the ability of Delta Bancorp and Delta Bank to pay dividends.

Transactions between Delta Bancorp and Delta Bank are restricted under the Federal Reserve’s Regulation W.  The regulation codifies prior interpretations of the Federal Reserve and its staff under Sections 23A and 23B of the Federal Reserve Act.  In general, subject to certain specified exemptions, a bank or its subsidiaries are limited in their ability to engage in “covered transactions” with affiliates: (i) to an amount equal to 10% of the bank’s capital and surplus, in the case of covered transactions with any one affiliate; and (ii) to an amount equal to 20% of the bank’s capital and surplus, in the case of covered transactions with all affiliates.  Delta Bancorp is considered to be an affiliate of Delta Bank.  A “covered transaction” includes, among other things, a loan or extension of credit to an affiliate; a purchase of securities issued by an affiliate; a purchase of assets from an affiliate, with some exceptions; and the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

The Federal Reserve’s regulation governing bank holding companies and change in bank control (Regulation Y) provide for a streamlined and expedited review process for bank acquisition proposals submitted by well-run bank holding companies.  These provisions of Regulation Y are subject to numerous qualifications, limitations and restrictions.  In order for a bank holding company to qualify as “well-run,” both it and the insured depository institutions which it controls must meet the “well capitalized” and “well managed” criteria set forth in Regulation Y.

The Gramm-Leach-Bliley Act (the “GLBA”), or the Financial Services Act of 1999, repealed provisions of the Glass-Steagall Act, which had prohibited commercial banks and securities firms from affiliating with each other and engaging in each other’s businesses. Thus, many of the barriers prohibiting affiliations between commercial banks and securities firms have been eliminated.

The BHCA was also amended by the GLBA to allow new “financial holding companies” (“FHCs”) to offer banking, insurance, securities and other financial products to consumers. Specifically, the GLBA amended Section 4 of the BHCA in order to provide for a framework for the engagement in new financial activities. A bank holding company (“BHC”) may elect to become an FHC if all its subsidiary depository institutions are well capitalized and well managed.  If these requirements are met, a BHC may file a certification to that effect with the Federal Reserve and declare that it elects to become an FHC.  After the certification and declaration is filed, the FHC may engage either de novo or through an acquisition in any activity that has been determined by the Federal Reserve to be financial in nature or incidental to such financial activity.  BHCs may engage in financial activities without prior notice to the Federal Reserve if those activities qualify under the list of permissible activities in Section 4(k) of the BHCA.  However, notice must be given to the Federal Reserve within 30 days after an FHC has commenced one or more of the financial activities. Delta Bancorp has not elected to become an FHC.

Regulation and Supervision of Delta Bank

Delta Bank is a nationally chartered banking association and its deposits are insured by the FDIC.  Delta Bank is subject to regulation, supervision and regular examination by the OCC.  The regulations of the OCC affect most aspects of Delta Bank’s business and prescribe permissible types of loans and investments, the amount of required reserves, requirements for branch offices, the permissible scope of its activities and various other requirements.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") of 2010 implemented far-reaching changes across the financial regulatory landscape, including provisions that, among other things:

•
Centralized responsibility for consumer financial protection by creating a new agency, the Consumer Financial Protection Bureau, responsible for implementing, examining and (as to banks with $10 billion or more in assets) enforcing compliance with federal consumer financial laws.

•	Restricted the preemption of state law by federal law and disallowed subsidiaries and affiliates of national banks from availing themselves of such preemption.

•	Applied the same leverage and risk-based capital requirements that would apply to insured depository institutions to most bank holding companies.

•
Required bank regulatory agencies to seek to make their capital requirements for banks countercyclical so that capital requirements increase in times of economic expansion and decrease in times of economic contraction.

•
Changed the assessment base for federal deposit insurance from the amount of insured deposits to consolidated assets less tangible capital, eliminated the ceiling on the size of the Deposit Insurance Fund (the "DIF") and increased the floor of the size of the DIF.

•
Imposed comprehensive regulation of the over-the-counter derivatives market, which would include certain provisions that would effectively prohibit insured depository institutions from conducting certain derivatives businesses in the institution itself.

•	Required large, publicly traded bank holding companies to create a risk committee responsible for the oversight of enterprise risk management.

•	Implemented corporate governance revisions, including with regard to executive compensation and proxy access by shareholders, applicable to all public companies, not just financial institutions.

•	Made permanent the $250,000 limit for federal deposit insurance.

•	Repealed the federal prohibitions on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts.

•
Amended the Electronic Fund Transfer Act to, among other things, give the Federal Reserve the authority to establish rules regarding interchange fees charged for electronic debit transactions by payment card issuers having assets over $10 billion and to enforce a new statutory requirement that such fees be reasonable and proportional to the actual cost of a transaction to the issuer. While Delta Bancorp’s assets are less than $10 billion, interchange fees charged by larger institutions may dictate the level of fees smaller institutions will be able to charge to remain competitive.

The full impact of the Dodd-Frank Act on the business strategies and financial performance of Delta Bancorp and Delta Bank cannot be known at this time, and may not be known for a number of years. Some aspects of the Dodd-Frank Act continue to be subject to rulemaking and many of the rules that have been adopted will take effect over several additional years, or may be subject to interpretation or clarification, making it difficult to anticipate the overall financial impact on Delta Bancorp and Delta Bank or across the banking industry. However, these impacts are expected to be substantial and some of them may adversely affect the financial performance of Delta Bancorp and Delta Bank. The Dodd-Frank Act and related regulations may also require Delta Bancorp to invest significant management attention and resources to make any necessary or desired changes, and could therefore also adversely affect the business, financial condition and results of operations of Delta Bancorp and Delta Bank.

Capital Standards

The federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization’s operations for both transactions resulting in assets being recognized on the balance sheet as assets, and the extension of credit facilities such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. government securities, to 200% for assets with relatively higher credit risk, such as certain securitizations.  A banking organization’s risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off balance sheet items.

The federal banking agencies take into consideration concentrations of credit risk and risks from nontraditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation is made as a part of the institution’s regular safety and soundness examination. The federal banking agencies also consider interest rate risk (related to the interest rate sensitivity of an institution’s assets and liabilities, and its off balance sheet financial instruments) in the evaluation of a bank’s capital adequacy.

On July 2, 2013, the Federal Reserve approved a final rule that implements changes to the regulatory capital framework for all banking organizations over a transitional period 2015 through 2018.  Please see, “– The Merger – Background of the Merger.”

Prompt Corrective Action and Other Enforcement Mechanisms

The Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios.

An institution that, based upon its capital levels, is classified as “well capitalized,” “adequately capitalized” or “undercapitalized” may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment.  At each successive lower capital category, an insured depository institution is subject to more restrictions. In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal banking agencies for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency.

Safety and Soundness Standards

Delta Bancorp’s ability to pay dividends to its shareholders is subject to the restrictions set forth in the CGCL.  The CGCL provides that a corporation may make a distribution to its shareholders if: (i) the corporation’s retained earnings equal or exceed the amount of the proposed distribution plus unpaid accrued dividends, if any, on securities with a dividend preference; or (ii) immediately after the dividend, the corporation’s total assets equal or exceed total liabilities plus unpaid accrued dividends, if any, on securities with a dividend preference.

FDICIA also implemented certain specific restrictions on transactions and required federal banking regulators to adopt overall safety and soundness standards for depository institutions related to internal control, loan underwriting and documentation, and asset growth. Among other things, FDICIA limits the interest rates paid on deposits by undercapitalized institutions, restricts the use of brokered deposits, limits the aggregate extensions of credit by a depository institution to an executive officer, director, principal shareholder or related interest, and reduces deposit insurance coverage for deposits offered by undercapitalized institutions for deposits by certain employee benefits accounts. The federal banking agencies may require an institution to submit an acceptable compliance plan as well as have the flexibility to pursue other more appropriate or effective courses of action given the specific circumstances and severity of an institution’s noncompliance with one or more standards.

Federal banking agencies require banks to maintain adequate valuation allowances for potential credit losses.  Delta Bank has an internal staff that continually reviews loan quality and reports to the board of directors.  This analysis includes a detailed review of the classification and categorization of problem loans, assessment of the overall quality and collectability of the loan portfolio, consideration of loan loss experience, trends in problem loans, concentration of credit risk, and current economic conditions, particularly in Delta Bank’s market areas.  Based on this analysis, management, with the review and approval of the board of directors, determines the adequate level of allowance required. The allowance is allocated to different segments of the loan portfolio, but the entire allowance is available for the loan portfolio in its entirety.

Restrictions on Dividends and Other Distributions

As a national banking association, Delta Bank is subject to limitations on the amount of dividends it may pay to Delta Bancorp, Delta Bank’s only shareholder. The prior approval of the OCC is required to the extent the total dividends to be declared by Delta Bank in any calendar year exceeds net profits for that year combined with the bank’s retained net profits from the preceding two calendar years, less any transfers to capital surplus.  The OCC also has the authority to prohibit a depository institution from engaging in business practices which are considered to be unsafe or unsound, possibly including payment of dividends or other payments under certain circumstances even if such payments are not expressly prohibited by statute.

Premiums for Deposit Insurance

Substantially all of the deposits of Delta Bank are insured up to applicable limits by the FCIC’s Deposit Insurance Fund and Delta Bank is subject to deposit insurance assessments to maintain the DIF.  The FDIC utilizes a risk-based assessment system that imposes insurance premiums based upon a risk matrix that takes into account a bank's capital level, asset quality and supervisory rating ("CAMELS rating").

In October 2010, the FDIC adopted a new DIF restoration plan to ensure that the DIF reserve ratio reaches 1.35% by September 30, 2020, as required by the Dodd-Frank Act. At least semi-annually, the FDIC will update its loss and income projections for the DIF and, if needed, will increase or decrease assessment rates, following notice-and-comment rulemaking if required.

Effective April 1, 2011, the FDIC changed the deposit insurance assessment base from total domestic deposits to average total assets minus average tangible equity, as required by the Dodd-Frank Act.  The FDIC also issued a final rule revising the deposit insurance assessment system for “large” institutions having more than $10 billion in assets and another for "highly complex" institutions that have over $50 billion in assets and are fully owned by a parent with over $500 billion in assets.  Delta Bank is neither a “large” nor “highly complex” institution. Under the new assessment rules, the initial base assessment rates range from 5 to 35 basis points, and after potential adjustments for unsecured debt and brokered deposits, assessment rates range from 2.5 to 45 basis points.

Delta Bancorp cannot provide any assurance as to the effect of any future changes in its deposit insurance premium rates.

Community Reinvestment Act and Fair Lending Developments

Delta Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and community lending requirements pursuant to the Community Reinvestment Act (the “CRA”).  The CRA generally requires the federal banking agencies to evaluate the record of financial institutions in meeting the credit needs of their local communities, including low- and moderate-income neighborhoods.  In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities, including merger applications.

Financial Privacy Legislation and Customer Information Security

The GLBA, in addition to the previously described changes in permissible nonbanking activities permitted to banks, BHCs and FHCs, also required the federal banking agencies, among other federal regulatory agencies, to adopt regulations governing the privacy of consumer financial information. Delta Bank is subject to the OCC’s regulations in this area. The federal bank regulatory agencies have established standards for safeguarding nonpublic personal information about customers that implement provisions of the GLBA (the “Guidelines”). Among other things, the Guidelines require each financial institution, under the supervision and ongoing oversight of its Board of Directors or an appropriate committee thereof, to develop, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of customer information, to protect against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer.

U.S.A. PATRIOT Act

Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) is the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. It includes numerous provisions for fighting international money laundering and blocking terrorist access to the U.S. financial system. The goal of Title III is to prevent the U.S. financial system and the U.S. clearing mechanisms from being used by parties suspected of terrorism, terrorist financing and money laundering. The provisions of Title III of the USA Patriot Act which affect Delta Bank are generally set forth as amendments to the Bank Secrecy Act. These provisions relate principally to U.S. banking organizations’ relationships with foreign banks and with persons who are resident outside the United States. The USA Patriot Act does not impose any filing or reporting obligations for banking organizations, but does require certain additional due diligence and recordkeeping practices.

Programs to Mitigate Identity Theft

In November 2007, the federal banking agencies together with the National Credit Union Administration and Federal Trade Commission adopted regulations under the Fair and Accurate Credit Transactions Act of 2003 to require financial institutions and other creditors to develop and implement a written identity theft prevention program to detect, prevent and mitigate identity theft in connection with certain new and existing accounts. Covered accounts generally include consumer accounts and other accounts that present a reasonably foreseeable risk of identity theft. Each institution’s program must include policies and procedures designed to: (i) identify indicators, or “red flags,” of possible risk of identity theft; (ii) detect the occurrence of red flags; (iii) respond appropriately to red flags that are detected; and (iv) ensure that the program is updated periodically as appropriate to address changing circumstances. The regulations include guidelines that each institution must consider and, to the extent appropriate, include in its program.

Pending Legislation

Changes to federal and state laws and regulations (including changes in interpretation or enforcement) can affect the operating environment of BHCs and their subsidiaries in substantial and unpredictable ways. From time to time, various legislative and regulatory proposals are introduced. These proposals, if codified, may change banking statutes and regulations and Delta Bancorp’s operating environment in substantial and unpredictable ways. If codified, these proposals could increase or decrease the cost of doing business, limit or expand permissible activities or affect the competitive balance among banks, savings associations, credit unions and other financial institutions. Delta Bancorp cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our financial condition or results of operations. It is likely, however, that the current level of enforcement and compliance-related activities of federal and state authorities will continue and potentially increase.

Legal Proceedings

From time to time as part of their respective businesses, Delta Bancorp or Delta Bank is subject to routine litigation. In the opinion of management of Delta Bancorp, neither it nor Delta Bank is a party to any material pending legal proceedings that management believes would have a material adverse effect on the consolidated financial condition, operations, or cash flows of Delta Bancorp or Delta Bank.

CERTAIN BENEFICIAL OWNERSHIP OF DELTA BANCORP CAPITAL STOCK

The following table sets forth certain information as of August 26, 2016, the record date for the annual meeting, concerning the stock ownership of Delta Bancorp’s outstanding common and preferred stock by each of the directors and nominees for director of Delta Bancorp, by each of Delta Bancorp’s named executive officers, by holders of five percent or more of each class of Delta Bancorp’s outstanding common and preferred stock, and by all directors and executive officers as a group:

Name and Address of Beneficial Owners[1]	Amount and Nature of Beneficial Ownership[2]			Percent of Class
	Common		Preferred	Common	Preferred
William Barringer	20	[3]	--	*	--
Ronald Dalben	4,901	[4]	--	1.29%	--
Robert Daneke	--		--	--	--
Patricia Moore	--		--	--	--
Theodore Poulos	13,342	[5]	--	3.51%	--
Toinette Rossi	84,146	[6]	55,000	22.13%	50.0%
Valerie Rossi	84,498	[7]	55,000	22.22%	50.0%
Warren Wegge	6,753	[8]	--	1.78%	--
All Directors and Executive Officers as a Group (8 persons)	174,941	[9]	110,000	46.00%	100.0%

*	Less than 0.1%.
[1]	The mailing address for all persons listed is: c/o Delta National Bancorp, 611 North Main Street, Manteca, California 95336.
[2]
These figures are based upon information furnished to Delta Bancorp by Delta Bancorp’s directors and executive officers.  Each individual has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

[3]	Includes 20 shares held jointly with his wife.
[4]	Includes 4,801 shares held in an IRA and 100 shares held jointly with his spouse’s parents.
[5]	Includes 13,342 shares owned by Theodore and Antonette Poulos as co-trustees of a family trust.
[6]
Includes 1,158 shares held by Ms. Toinette Rossi’s adult children, 6,621 shares held in an IRA, 57,648 shares held as trustee of a family trust, and 18,719 shares owned indirectly through an affiliated entity.

(footnotes continued on next page)

DESCRIPTION OF F&M BANCORP CAPITAL STOCK

The following summary of the current terms of the capital stock of F&M Bancorp and the terms of capital stock of F&M Bancorp to be in effect after completion of the merger is not meant to be complete and is qualified in its entirety by reference to the DGCL, federal law, the F&M Bancorp certificate of incorporation, and the F&M Bancorp bylaws, copies of which have been filed with the Commission and are also available upon request from F&M Bancorp. See “Where You Can Find More Information.”

Common Stock

The F&M Bancorp certificate of incorporation authorizes 20,000,000 shares of common stock, par value $0.01 per share. At September 7, 2016, there were 792,387 shares of F&M Bancorp common stock issued and outstanding, held of record by approximately 1,447 shareholders. The F&M Bancorp common stock is listed on the OTCQX under the symbol “FMCB.” The transfer agent and registrar for F&M Bancorp common stock is Computershare.

Each holder of F&M Bancorp common stock is entitled to:

•	one vote for each share held on all matters submitted to a vote of the shareholders;

•
receive ratably such dividends as may be declared by the F&M Bancorp board of directors out of funds legally available for dividends, subject to preferences that may be applicable to outstanding shares of preferred stock, if any, or limitations and restrictions under applicable bank holding company regulations; and

•
share ratably in F&M Bancorp’s net assets, legally available to holders of F&M Bancorp common stock in the event of F&M Bancorp’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to any holders of shares of preferred stock and to creditors (unless provision for such payment has been made).

Holders of F&M Bancorp common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.

The outstanding shares of F&M Bancorp common stock are validly issued, fully‑paid and nonassessable.

Preferred Stock

The F&M Bancorp certificate of incorporation authorizes 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this proxy statement/prospectus, there were no issued and outstanding shares of F&M Bancorp preferred stock.

Under the F&M Bancorp certificate of incorporation, F&M Bancorp may issue shares of preferred stock in one or more series, as may be determined by the F&M Bancorp board of directors. The F&M Bancorp board of directors may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any preferred stock that F&M Bancorp may issue will rank senior to F&M Bancorp common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of F&M Bancorp, or both. In addition, any shares of F&M Bancorp preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of F&M Bancorp preferred stock, or merely the existing authorization of the F&M Bancorp board of directors to issue shares of F&M Bancorp preferred stock, may tend to discourage or impede a merger or other change in control of F&M Bancorp.  Each series of preferred stock, to the extent issued, will be issued under a separate certificate of designations

(footnotes continued from previous page)
[7]	Includes 6,553 held in an IRA, 59,226 held as trustee of a family trust, and 18,719 shares owned indirectly through an affiliated entity.
[8]	Includes 5,495 shares held in an IRA.
[9]
The 18,719 shares held by an entity affiliated with Ms. Toinette Rossi and Ms. Valerie Rossi are counted only once for purposes of calculating the beneficial ownership for All Directors and Executive Officers as a Group.

Anti‑takeover Provisions

Delaware Anti‑Takeover Law

As a Delaware corporation, F&M Bancorp is subject to Section 203 of the DGCL, which generally prevents an interested shareholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with F&M Bancorp for three years following the date that person became an interested shareholder, unless certain specified conditions are satisfied. The existence of this provision may have an anti‑takeover effect with respect to transactions not approved in advance by the F&M Bancorp board of directors, including discouraging attempts that might result in a premium over the market price for the shares of F&M Bancorp common stock held by shareholders.

Possible Future Issuance of Preferred Stock

The F&M Bancorp board of directors can at any time issue one or more new series of preferred stock pursuant to the F&M Bancorp certificate of incorporation and without shareholder approval. In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of F&M Bancorp through a merger, tender offer, proxy context or otherwise. Shares of F&M Bancorp preferred stock with special voting rights or other features issued to persons favoring F&M Bancorp’s management could stop a takeover by preventing the person trying to take control of F&M Bancorp from acquiring enough voting shares to take control.

Removal and Vacancies on the Board of Directors

Subject to the rights of the holders of any series of F&M Bancorp preferred stock then outstanding, directors may be removed by F&M Bancorp’s shareholders, with or without cause, by the affirmative vote of a majority of the voting power of all of the then‑outstanding shares of capital stock of F&M Bancorp entitled to vote generally in the election of directors, voting together as a single class. Further, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirement, removal or other cause may be filled only by a majority vote of the directors then in office, whether or not a quorum is present. These provisions may deter a shareholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of F&M Bancorp common stock.

Advance Notice Requirements for Director Nominations

The F&M Bancorp bylaws provides that shareholders seeking to nominate candidates for election as directors must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s nomination must be received at F&M Bancorp’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of stockholders.  These provisions may impede shareholders’ ability to make nominations for directors at an annual meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals

The Commission’s regulations provide that shareholders seeking to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, in order to bring an item of business before an annual meeting, the proposal must be received at the F&M Bancorp’s principal executive offices not less one hundred twenty (120) days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Shareholder Rights Plan

On August 5, 2008, the board of directors of F&M Bancorp approved a Share Purchase Rights Plan (the “Rights Plan”), pursuant to which F&M Bancorp entered into a Rights Agreement, dated August 5, 2008, with Registrar and Transfer Company, as Rights Agent, and the F&M Bancorp declared a dividend of a right to acquire one preferred share purchase right (a “Right”) for each outstanding share of the F&M Bancorp’s common stock, $0.01 par value per share, to stockholders of record at the close of business on August 15, 2008. Generally, the Rights are only triggered and become exercisable if a person or group (the “Acquiring Person”) acquires beneficial ownership of 10 percent or more of the F&M Bancorp’s common stock or announces a tender offer for 10 percent or more of the F&M Bancorp’s common stock.  Shareholders of Delta Bancorp who receive shares of F&M Bancorp common stock in the merger will also receive one such Right for each share of F&M Bancorp common stock so obtained.

The effect of the Rights Plan is to discourage any potential acquirer from triggering the Rights without first convincing F&M Bancorp’s board of directors that the proposed acquisition is fair to, and in the best interest of, all of the shareholders of the F&M Bancorp. The provisions of the Plan will substantially dilute the equity and voting interest of any potential acquirer unless the board of directors approves of the proposed acquisition. Each Right, if and when exercisable, will entitle the registered holder to purchase from the F&M Bancorp one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value, at a purchase price of $1,200 for each one one-hundredth of a share, subject to adjustment. Each holder of a Right (except for the Acquiring Person, whose Rights will be null and void upon such event) shall thereafter have the right to receive, upon exercise, that number of Common Shares of the F&M Bancorp having a market value of two times the exercise price of the Right. At any time before a person becomes an Acquiring Person, the Rights can be redeemed, in whole, but not in part, by F&M Bancorp’s board of directors at a price of $0.001 per Right.

On February 18, 2016, the F&M Bancorp entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, by and between F&M Bancorp and Computershare Trust, N.A., a federally chartered, limited purpose trust (as successor to Registrar and Transfer Company), as the duly appointed rights agent.

The Amendment extends the expiration date of F&M Bancorp’s Rights from the close of business on August 5, 2018, to the close of business on August 5, 2025.  At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the F&M Bancorp’s preferred shares pursuant to the Rights Agreement will expire.

The Amendment also increases the purchase price per unit under the Rights Agreement from $1,200 per one one-hundredth of a share of F&M Bancorp’s preferred shares, to $1,600 per one one-hundredth of a Preferred Share.

The Amendment also modifies the definition of “Beneficial Ownership” under the Rights Agreement to include certain derivative interests, by deleting Section 1(d)(i) of the Rights Agreement in its entirety and substituting in lieu thereof the following:

“(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, or has the right to become the beneficial owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise;”

The foregoing is a summary of the terms of the Rights Plan.  The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, as amended.

Restrictions on Ownership

The BHCA generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of a bank holding company, such as F&M Bancorp. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of the voting stock of F&M Bancorp. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as F&M Bancorp, could constitute acquisition of control of the bank holding company.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

When the merger becomes effective, shareholders of Delta Bancorp who receive shares of F&M Bancorp common stock in exchange for their shares of Delta Bancorp common stock will become shareholders of F&M Bancorp. F&M Bancorp is a Delaware corporation and the rights of F&M Bancorp shareholders are governed by the DGCL, as well as the F&M Bancorp certificate of incorporation and the F&M Bancorp bylaws. Delta Bancorp is a California corporation, and its shareholders’ rights are governed by the CGCL and the Delta Bancorp articles of incorporation and Delta Bancorp bylaws.

Although F&M Bancorp is incorporated in the state of Delaware, Section 2115 of the CGCL purports to require corporations incorporated in another jurisdiction with a specified nexus to California, including F&M Bancorp, to comply with a number of California’s statutory corporate law provisions, including the election of directors, removal of directors without cause, director’s standard of care, indemnification of directors, requirements for the annual shareholder’s meeting, certain shareholder voting requirements, dissenter’s rights and various other provisions.  There have been various court decisions by both Delaware and California courts which may limit or eliminate the applicability of Section 2115 of the CGCL.

After the merger, as F&M Bancorp shareholders, the rights of former Delta Bancorp shareholders will be governed by the F&M Bancorp certificate of incorporation, the F&M Bancorp bylaws and the DGCL. The following is a summary of material differences between the rights of holders of F&M Bancorp common stock and holders of Delta Bancorp common stock. The summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of F&M Bancorp common stock and holders of Delta Bancorp common stock. Rather, the summary is intended to provide a general overview of the differences in shareholders’ rights under the governing corporate instruments of F&M Bancorp and Delta Bancorp, and other known material differences. For more detailed information with respect to F&M Bancorp, see “Description of F&M Bancorp Capital Stock.”

Authorized Capital Stock

F&M Bancorp

F&M Bancorp’s authorized capital stock consists of 20,000,000 shares of F&M Bancorp common stock, par value $.01 per share, and 1,000,000 shares of F&M Bancorp preferred stock, par value $.01 per share. The F&M Bancorp certificate of incorporation authorizes F&M Bancorp’s board of directors to issue shares of F&M Bancorp preferred stock in one or more series and to fix the designation, powers, preferences, and rights of the shares of F&M Bancorp preferred stock in each series. As of September 7, 2016, there were 792,387 shares of F&M Bancorp common stock issued and outstanding and no shares of F&M Bancorp preferred stock were issued and outstanding as of such date.

Delta Bancorp

Delta Bancorp’s authorized capital stock consists of 5,000,000 shares of Delta Bancorp common stock with no par value and 5,000,000 shares of preferred stock. The Delta Bancorp articles of incorporation do not declare a par value. The Delta Bancorp articles of incorporation authorize the board of directors to issue preferred stock and to determine or alter the rights, preferences, privileges and restrictions of Delta Bancorp preferred stock in each series. As of August 26, 2016, there were 380,303 shares of Delta Bancorp common stock issued outstanding and 110,000 shares of Delta Bancorp’s 5.5% Non-Cumulative Perpetual Preferred Stock, issued and outstanding.

Issuance of Capital Stock

F&M Bancorp

Under the F&M Bancorp certificate of incorporation and the DGCL, F&M Bancorp may issue shares of F&M Bancorp capital stock and rights or options for the purchase of shares of capital stock of F&M Bancorp on such terms and for such consideration as may be determined by the F&M Bancorp board of directors. None of the DGCL, the F&M Bancorp certificate of incorporation or the F&M Bancorp bylaws require shareholder approval of any such actions. F&M Bancorp may, however, elect to seek shareholder approval of stock‑related compensation plans in certain instances in order to qualify such plans for favorable federal income tax treatment and securities laws treatment under current laws and regulations. Holders of F&M Bancorp common stock do not have preemptive rights with respect to any shares of F&M Bancorp capital stock which may be issued.

Delta Bancorp

Under the CGCL, Delta Bancorp may issue shares of Delta Bancorp stock for such consideration as may be determined by the Delta Bancorp board of directors in accordance with the CGCL. None of the CGCL or the Delta Bancorp articles of incorporation or bylaws of Delta Bancorp require shareholder approval of any such actions. The Delta Bancorp articles of incorporation do not grant the holders of Delta Bancorp stock preemptive rights with respect to any shares of Delta Bancorp stock that may be issued.

Voting Rights

F&M Bancorp

Each holder of F&M Bancorp common stock is entitled to one vote for each share held of record. For matters other than the election of directors and except as otherwise required by law, all matters are approved by holders of a majority of the shares represented and voted at a duly held meeting at which at least a quorum is present (which shares voting affirmatively must constitute a majority for the required quorum). Pursuant to the F&M Bancorp bylaws, with respect to the election of directors, holders of F&M Bancorp stock have cumulative voting rights if the candidates’ names have been placed in nomination prior to the voting, and at least one shareholder has given notice at least 2 days prior to the meeting of that shareholder’s intention to cumulate that shareholder’s votes. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

Delta Bancorp

Each holder of Delta Bancorp common stock and preferred stock is entitled to one vote for each share held of record. For matters other than the election of directors and certain matters, such as the merger, except as otherwise required by law, all matters are approved by holders of a majority of the shares represented and voted at a duly held meeting at which at least a quorum is present (which shares voting affirmatively must constitute a majority for the required quorum). Pursuant to the Delta Bancorp bylaws, with respect to the election of directors, holders of Delta Bancorp stock have cumulative voting rights if the candidates’ names have been placed in nomination prior to the voting, and at least one shareholder has given notice at the meeting, prior to the voting, of that shareholder’s intention to cumulate that shareholder’s votes. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.  The certificate of determination creating Delta Bancorp’s 5.5% Non-Cumulative Perpetual Preferred Stock requires 66-2/3% approval by the holders of the preferred stock for certain corporate matters, including approval of the merger, in addition to the requirement of majority approval by the common and preferred shares, voting together.

Number and Election of Directors

F&M Bancorp

F&M Bancorp’s bylaws provide for a board of directors consisting of no fewer than 7 members nor more than 15 members as determined from time to time by a resolution of a majority of F&M Bancorp’s board of directors or by a resolution of a majority of Delta Bancorp’s shareholders. Currently, F&M Bancorp’s board of directors consists of 7 directors.

Delta Bancorp

Delta Bancorp’s bylaws provide for a board of directors consisting of no fewer than 5 members nor more than 9 members as determined from time to time by a resolution of a majority of Delta Bancorp’s board of directors or by an amendment to the bylaws adopted by a majority of Delta Bancorp’s shareholders. Currently, Delta Bancorp’s board of directors consists of 5 directors.

Removal of Directors

F&M Bancorp

Under the DGCL, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote, unless a greater vote is required by the certificate of incorporation or the bylaws. Under the F&M Bancorp bylaws, a director may be removed by F&M Bancorp’s board of directors if the director is declared of unsound mind by court order or is convicted of a felony.

Delta Bancorp

Under the CGCL, directors may be removed if declared of unsound mind by an order of court or if convicted of a felony.  Directors may also be removed, with or without cause, by a vote of the shareholders; provided, however, a director may not be removed if the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast.

Vacancies of Directors

F&M Bancorp

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, a majority of the directors then in office (although less than a quorum) or the sole remaining director may fill any vacancy on a board of directors, including newly created directorships resulting from an increase in the number of directors. Under the F&M Bancorp bylaws, subject to the rights of holders of any series of preferred stock outstanding, any vacancy occurring on its board of directors may be filled by a majority vote of the directors then in office, whether or not a quorum is present, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so chosen will hold office until the next annual meeting of shareholders.

Delta Bancorp

Pursuant to Delta Bancorp’s bylaws, except for a vacancy created by the removal of a director, any vacancy on Delta Bancorp’s board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum, or by the sole remaining director. Vacancies created by removal of a director by shareholder vote or court order may only be filled by shareholder vote.  Each director chosen in this manner to fill a vacancy will hold office until the director’s successor is elected at an annual shareholders’ meeting.  Delta Bancorp’s shareholders may elect a director at any time to fill any vacancy or vacancies not filled by Delta Bancorp’s directors.

Indemnification and Limitation of Liability

F&M Bancorp

The DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The DGCL provides that any indemnification must be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders.

The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, shareholder vote, agreement or otherwise.

The F&M Bancorp certificate of incorporation provides for the indemnification of directors, officers and certain of its authorized representatives to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the F&M Bancorp certificate of incorporation provides that the directors shall have no personal liability to F&M Bancorp or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to F&M Bancorp or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) the unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction in which the director derived improper personal benefit.

Delta Bancorp

The CGCL permits a corporation to indemnify any person who was, is, or is threatened to be made a party to a proceeding, by reason of the fact that the person is or was an agent of the corporation (defined as any person who is or was a director, officer, employee or other agent of the corporation or its predecessor, or is or was serving at the request of the corporation or its predecessor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A similar standard is applicable in the case of derivative actions, except that court approval of the settlement is required before there can be any indemnification where such action has been settled, and court approval of indemnification is required where the person seeking indemnification has been found liable to the corporation.

Pursuant to the CGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if the agent is ultimately determined to not be entitled to indemnification.

Under the CGCL, a corporation may, through its articles of incorporation, eliminate or limit the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders.  The CGCL also provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, shareholder vote, agreement or otherwise to the extent the additional rights to indemnification are authorized in the articles of incorporation. Delta Bancorp’s articles of incorporation do not limit the personal liability of a director for monetary damages and do not authorize additional rights to indemnification.

Delta Bancorp’s bylaws provide that Delta Bancorp shall have the power to indemnify each person who was or is a party or is threatened to be made a party or is otherwise involved in any proceeding by reason of being or having been a director of officer of Delta Bancorp, or any predecessor corporation, or being or having been a director or officer serving at the request of Delta Bancorp as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise (but not including service with respect to Delta Bancorp-sponsored employee benefit plans) against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by that person in connection with such proceeding. The right to indemnification described above also includes the right to advancement of expenses, subject to certain conditions described in Delta Bancorp’s bylaws.

Amendments to Articles of Incorporation and Bylaws

F&M Bancorp

The DGCL provides that an amendment to a Delaware corporation’s certificate of incorporation requires a board resolution stating the advisability of the amendment and approval by a majority of the holders of outstanding capital stock of each class entitled to vote thereon.

The F&M Bancorp certificate of incorporation authorizes F&M Bancorp’s board of directors to amend its bylaws by vote of two-thirds of all directors of the board of directors at a meeting, other than a bylaw changing the maximum or minimum number of authorized directors which shall be approved by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote. The F&M Bancorp bylaws may also be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Delta Bancorp

Subject to certain exceptions, the CGCL provides that amendments to a California corporation’s articles of incorporation must be approved by the board of directors and by a majority of the corporation’s outstanding shares, either before or after approval by the board of directors.  The certificate of determination creating Delta Bancorp’s preferred stock requires 66-2/3% approval by the holders of the preferred stock for certain corporate matters, including amendments to the articles of incorporation changing the number of shares of the authorized preferred stock, changing the rights, preferences, privileges or restrictions of the preferred stock, and effecting a split of the common stock, in addition to the requirement of majority approval by the common and preferred shares, voting together.

Pursuant to Delta Bancorp’s bylaws, Delta Bancorp bylaws may be adopted, amended or repealed either by approval of holders of a majority of Delta Bancorp’s outstanding shares of capital stock entitled to vote or by the approval of Delta Bancorp’s board of directors, except an amendment changing the authorized range of directors requires the approval of Delta Bancorp’s shareholders.

Notice of Shareholder Meetings

F&M Bancorp

In accordance with the DGCL, the F&M Bancorp bylaws provide that a written notice of the time, date, and place of all shareholder meetings must be given to each shareholder entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting.

Delta Bancorp

In accordance with the CGCL, the Delta Bancorp bylaws provide that a written notice of the place, the date and the hour of all shareholder meetings must be mailed, postage prepaid, to each shareholder entitled to vote at the meeting at least 10 and no more than 60 days prior to the meeting.

Meetings of Shareholders

F&M Bancorp

Pursuant to the DGCL, an annual meeting of shareholders may be called by a corporation’s board of directors or by the persons authorized to do so in the corporation’s certificate of incorporation or bylaws. The F&M Bancorp certificate of incorporation and bylaws provides that an annual meeting of shareholders may be called only by a majority of the board of directors or by the holders of at least a majority of the then outstanding shares of capital stock entitled to vote.  Pursuant to the bylaws of F&M Bancorp, a special meeting of the shareholders may be called at any time by a majority of the board of directors or by the holders of at least a majority of the then outstanding shares of capital stock of F&M Bancorp entitled to vote thereat. No special meeting of shareholders may be called within 120 days after the last annual meeting or within 120 days of the upcoming annual meeting unless approved by the board of directors.

Delta Bancorp

Pursuant to the CGCL and the Delta Bancorp bylaws, annual meetings of the shareholders may be called by Delta Bancorp’s board of directors whereas special meetings of the shareholders may be called by Delta Bancorp’s board of directors, the chairperson of Delta Bancorp’s board of directors, Delta Bancorp’s president, or the holders of shares of Delta Bancorp capital stock entitled to cast not less than ten (10) percent of the votes at the meeting.  Pursuant to Delta Bancorp’s bylaws, shareholders requesting a special meeting must do so by submitting their request, in writing, to the chairperson of Delta Bancorp’s board of directors or to Delta Bancorp’s president, any vice president or secretary.  Pursuant to Delta Bancorp’s bylaws, every meeting of Delta Bancorp shareholders, unless otherwise required by law, must be called by giving shareholders personal notice or by mailing, postage prepaid, to each shareholder at the address appearing on Delta Bancorp’s books, a notice stating the date, time, place and purpose of the meeting not less than 10 days nor more than 60 days prior to the date fixed for the meeting.

Shareholder Nominations and Shareholder Proposals

F&M Bancorp

The F&M Bancorp bylaws provides that shareholders seeking to nominate candidates for election as directors must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s nomination must be received at F&M Bancorp’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of stockholders.  These provisions may impede shareholders’ ability to make nominations for directors at an annual meeting of shareholders.

The Commission’s regulations provide that shareholders seeking to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, in order to bring an item of business before an annual meeting, the proposal must be received at the F&M Bancorp’s principal executive offices not less one hundred twenty (120) days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Delta Bancorp

Delta Bancorp’s bylaws permit any shareholder entitled to vote for the election of directors to make nominations for the election of members of Delta Bancorp’s board of directors. Notice of intention to make a nomination must be in writing and delivered or mailed to Delta Bancorp’s president not less than 21 days nor more than 60 days prior to any meeting of Delta Bancorp’s shareholders called for the election of directors. If less than 21 days’ notice is given to Delta Bancorp’s shareholders, the notice of intention to nominate must be mailed or delivered to Delta Bancorp’s president not later than the close of business on the 10th day following the day on which the meeting notice was mailed. The notification of the shareholder’s intent to nominate a director must contain certain information about the nominee as specified in Delta Bancorp’s bylaws.

Delta Bancorp’s bylaws provides that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to Delta Bancorp’s secretary and must have been a shareholder of record at the time such notice is given.  To be timely, a shareholder’s notice must be delivered to or mailed and received at Delta Bancorp’s principal executive office no more than 90 days and no less than 70 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received no earlier than 90 days prior to such annual meeting and no later than the close of business on the later of the 70 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Such shareholder’s notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting the information required by Section 9 of Delta Bancorp’s bylaws.

Shareholder Action by Written Consent

F&M Bancorp

Any action required to be taken at any annual or annual meeting of stockholders of F&M Bancorp, or any action which may be taken at any annual or annual meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, provided that the board of directors, by resolution, shall have previously approved any such action.  In the case of election of directors, a consent otherwise conforming to the requirements of the preceding sentence shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting.

Delta Bancorp

Any action required to be taken at any annual or annual meeting of shareholders of Delta Bancorp, or any action which may be taken at any annual or annual meeting of shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted; provided that the board of directors, by resolution, shall have previously approved any such action.  In the case of election of directors, a consent otherwise conforming to the requirements of the preceding sentence shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.

Transactions with Interested Persons

F&M Bancorp

The DGCL prohibits a corporation from engaging in any business combination with an interested shareholder (defined as a 15% shareholder) for a period of three years after the date that shareholder became an interested shareholder, unless (i) before that date, the board of directors of the corporation approved the business combination or the transaction in which the shareholder became an interested shareholder, (ii) upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the outstanding voting stock (excluding shares owned by directors, officers and certain employee stock ownership plans) or (iii) on or after the date the shareholder became an interested shareholder, the business combination received the approval of both the corporation’s directors and holders of two‑thirds of the outstanding voting shares not owned by the interested shareholder voted at a meeting and not by written consent. A Delaware corporation may opt out of this provision through an amendment to its certificate of incorporation or bylaws adopted by a majority of the outstanding voting shares. The F&M Bancorp certificate of incorporation confirms to the requirements of the DGCL and imposes additional requirements on the transaction itself.

Delta Bancorp

Under the CGCL, contracts between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more of its directors has a material financial interest are not void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if: (i) the material facts as to the transaction and as to such director’s interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon; or (ii) the material facts as to the transaction and as to such director’s interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified; or (iii) the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

Dividends

F&M Bancorp

The DGCL permits a Delaware corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Further, it is the policy of the Federal Reserve that bank holding companies, such as F&M Bancorp, should generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. It is also the Federal Reserve’s policy that bank holding companies should not maintain dividend levels that undermine their ability to be a source of strength to their banking subsidiaries. The F&M Bancorp bylaws permit its board of directors to declare dividends. F&M Bancorp generally declares a semi-annual cash dividend to its shareholders.  While F&M Bancorp has done so in the past, it is not guaranteed that it will continue such practice in the future.

Delta Bancorp

The CGCL permits a California corporation to declare and pay dividends if the amount of retained earnings of the corporation immediately prior to the dividend payment exceeds the sum of the proposed dividend distribution plus the amount, if any, of cumulative dividends in arrears on all shares having a preference with respect to payment of dividends over the class or series to which the applicable dividend is being made. The CGCL also requires that a corporation’s assets equal or exceed the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the dividend to satisfy the preferential rights, including accrued but unpaid dividends, of other shareholders upon dissolution that are superior to the rights of the shareholders receiving the dividend. The CGCL also prohibits dividend distributions if either the corporation or any of its subsidiaries would be unable to meet liabilities as they mature. Under Delta Bancorp bylaws, the board of directors may make distributions in the manner it may deem proper as provided by law. Further, it is the policy of the Federal Reserve that bank holding companies, such as Delta Bancorp, should generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. It is also the Federal Reserve’s policy that bank holding companies should not maintain dividend levels that undermine their ability to be a source of strength to its banking subsidiaries.

Delta Bancorp has not declared or paid dividends on its common stock since 2008 and does not anticipate declaring or paying any cash dividends on its common stock in the foreseeable future. Delta Bancorp also has not declared or paid dividends on its 5.5% Non-Cumulative Perpetual Preferred Stock since issuance in late 2014.

As a national banking association, Delta Bank is subject to limitations on the amount of dividends it may pay to Delta Bancorp, Delta Bank’s only shareholder. The prior approval of the OCC is required to the extent the total dividends to be declared by Delta Bank in any calendar year exceeds net profits for that year combined with the bank’s retained net profits from the preceding two calendar years, less any transfers to capital surplus.  The OCC also has the authority to prohibit a depository institution from engaging in business practices which are considered to be unsafe or unsound, possibly including payment of dividends or other payments under certain circumstances even if such payments are not expressly prohibited by statute.

Shareholders’ Right of Dissent and Appraisal

F&M Bancorp

Under the DGCL, shareholders are generally entitled to dissent from a merger or consolidation and obtain payment of the fair value of their shares when a merger or consolidation of business entities occurs.

Delta Bancorp

Delta Bancorp’s shareholders are entitled to dissenters’ rights in connection with the merger under the CGCL. For a discussion of the dissenters’ rights under the CGCL, see “Proposal 1– The Merger—Dissenters’ Rights,” and the dissenters’ rights provisions of the CGCL, a copy of which is attached as Appendix C to this proxy statement/prospectus.

PROPOSAL 2
ELECTION OF DIRECTORS

Delta Bancorp’s directors are elected annually to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Delta Bancorp’s bylaws provide that the number of directors of Delta Bancorp may not be less than 5, nor more than 9, and has been set at 5 by a resolution of the Board of Directors.

The persons named below have been nominated for election as directors of Delta Bancorp by the board of directors to serve: (i) until the consummation of the merger, or (ii) in the event the merger is not consummated and the merger agreement is terminated, until the next annual meeting of shareholders and until their successors are elected and have qualified.  The board of directors recommends a vote “FOR” each of the nominees to the board of directors described below.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees to the board of directors below (or as many thereof as possible under the rules of cumulative voting).  In the event that any of the nominees to the board of directors should be unable to serve as a director of Delta Bancorp, it is intended that the proxy will be voted for the election of such substitute nominee to the board of directors, if any, as shall be designated by the board of directors.  The board of directors has no reason to believe that any of the nominees to the board of directors named below will be unable to serve if elected.  Additional nominations for director may only be made by complying with the nomination procedures, which are described under the heading “Shareholder Nominations and Proposals” at the end of this proxy statement/prospectus.

None of the directors, nominees to the board of directors or executive officers of Delta Bancorp were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of Delta Bancorp, acting within their capacities as such.  There are no family relationships between any directors or executive officers of Delta Bancorp, except that Toinette Rossi and Valerie Rossi are siblings.

Nominees

The following table sets forth, as of the record date, the names of, and certain information concerning, the persons to be nominated by the board of directors for election as directors of Delta Bancorp:

Name	Age	Director Since	Business Experience During the Past Five Years

William B. Barringer	59	2006	Partner of law firm, Mayol & Barringer

Theodore Poulos	89	1973	Retired since 1994 (formerly President of Manteca Drug, Inc.)

Toinette Rossi	59	1994
Executive Vice President – Delta National Bancorp; Executive Vice President – Delta Bank, National Association; Secretary and Treasurer – A. Rossi Inc., a land company; President and Secretary – Isone Inc., a real estate company

Valerie Rossi	60	2014	Vice President, Director of Business Development – Delta Bank, National Association; Director – A. Rossi Inc., a land company; Director – Isone Inc., a real estate company

Warren E. Wegge	67	2003	President and Chief Executive Officer – Delta National Bancorp; President and Chief Executive Officer – Delta Bank, National Association

Required Vote

Directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. Votes that are withheld or that are not voted in the election of directors, including broker non-votes, will have no effect on the outcome of the election.

Brokers and other nominees may not vote with respect to the election of directors without specific instructions from the person who beneficially owns the shares.  Accordingly, if a shareholder whose shares are held in “street name” wants to vote with respect to the election of directors, the shareholder must instruct the broker or other nominee as to how to vote the shares.

Meetings and Committees of the Board of Directors

The directors of Delta Bancorp also serve as the directors of Delta Bank.  Both boards of directors and their committees meet jointly.  The boards of directors of Delta Bancorp and Delta Bank held 12 meetings in 2015.  All of the directors attended 80% or more of the aggregate number of board meetings and committee meetings on which each director served, except Director Theodore Poulos, who attended 75%.

The following sets forth information regarding the functions and membership of the audit, compensation, consent order compliance and finance committees of Delta Bancorp’s and Delta Bank’s boards of directors:

Audit Committee.  The present members of the audit committee are William Barringer (Chair) and Theodore Poulos.  The audit committee reviews and oversees relevant accounting and regulatory matters related to Delta Bancorp’s and Delta Bank’s operations.  The audit committee met 6 times during 2015.

Compensation Committee.  The present members of the compensation committee are William Barringer (Chair), Theodore Poulos, Toinette Rossi and Warren Wegge.  The compensation committee reviews and recommends compensation objectives and policies to the board of directors, administers the Profit Sharing Plan, and reviews and recommends salaries and bonuses for the executive officers of Delta Bancorp and Delta Bank and the amount of fees paid to the members of the boards of directors.  The compensation committee did not meet during 2015.

Consent Order Compliance Committee.  The consent order compliance committee is comprised of William Barringer (Chair), Warren Wegge and Theodore Poulos.  This committee is mandated pursuant to Delta Bank’s October 2008 consent order with the OCC and must include at least three directors, of which no more than one may be an employee or controlling shareholder of Delta Bank or any of its affiliates, or a family member of any such person.  The consent order compliance committee is responsible for monitoring and coordinating Delta Bank’s adherence to the provisions of the consent order and submitting monthly progress reports to the board of directors.  The consent order compliance committee is required to meet monthly and met 12 times during 2015.

Finance Committee.  The finance committee is comprised of William Barringer (Chair), Theodore Poulos, Valerie Rossi and Warren Wegge.  The finance committee oversees the credit functions of Delta Bancorp and Delta Bank, including the overall credit portfolio, composite credit policies, credit review and examination policies, and the methodology and adequacy of the allowance for credit losses.  It also reviews a compliance program for credit functions and the establishment and delegation of credit authority.  The finance committee is also responsible for reviewing Delta Bancorp’s and Delta Bank’s performance, tax and capital management, dividend and investment policies, management of net interest margin and asset and liability management.  The finance committee met 12 times during 2015.

Indebtedness and Transactions with Directors and Management

Indebtedness of Directors and Management

In the ordinary course of business Delta Bancorp, through Delta Bank, currently has deposit relationships with and has had, and may have in the future, loan relationships with their directors, officers, principal shareholders and their families and associates.  All such banking relationships are entered into on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others that, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features.   At December 31, 2015 and 2014, deposits from the foregoing related parties totaled $2,160,565 and $287,455, respectively, and at those same dates there were no loans outstanding.

Delta Bank’s comprehensive Conflict of Interest, Code of Ethics and Insider Transaction Policy provides for the review and approval of all insider transactions by the members of the board of directors who are not involved in such transactions.  Delta Bank intends to comply with such policies and applicable law when reviewing transactions with insiders.

Transactions with Directors and Management

In December, 2014, Delta Bancorp raised $2.2 million from directors Toinette Rossi and Valerie Rossi though a private placement sale of 55,000 shares each, for a total of 110,000 shares, at $20 per share, of preferred stock for the purpose of raising funds to increase Delta Bank’s Tier 1 capital.

Holders of preferred stock are entitled to one vote for each share on all matters on which holders of common stock are entitled to vote, including action by written consent.  Prior to the payment of any dividends or distributions with respect to the common stock of Delta Bancorp, the holders of preferred stock are entitled to receive a non-cumulative cash dividend of 5.5% per annum on the “liquidation amount” of each share of preferred stock held by such holder, computed on the basis of a 360-day year consisting of twelve 30-day months and payable on January 15, April 15, July 15 and October 15 of each year. The “liquidation amount” of each share of preferred stock was originally $20.00 per share, and increases by $1.00 per share on January 1 of each year, commencing January 1, 2016.  Holders of the preferred stock are also entitled to a payment in the event of a liquidation, dissolution or winding up of Delta Bancorp in the amount of the liquidation amount per share and any declared but unpaid dividends.  Since June 30, 2015, each share of preferred stock is convertible at the option of the holder into the number of shares of common stock equal to the liquidation amount divided by 70% of the book value of the common stock, rounded down to the nearest whole share.  The foregoing is a summary of the material terms of the preferred stock and is qualified in its entirety by reference to the specific language of Delta Bancorp’s Certificate of Determination of 5.5% Non-Cumulative Perpetual Preferred Stock, Series A of Delta Bancorp dated December 29, 2014.

Pursuant to the terms of the Preferred Shareholder Agreement, included as Annex B to the merger agreement, the holders of the preferred stock have agreed to vote their shares in favor of the merger agreement and not to sell or to otherwise transfer their shares of preferred stock and not to convert their shares of preferred stock into common stock.

Delta Bank waives certain fees on checking accounts and cashier’s checks for the benefit of its executive officers, directors and employees.  In addition, Theodore Poulos, Toinette Rossi, Ronald P. Dalben and Warren Wegge have been issued credit cards by Delta Bank to be used to conduct bank business with a maximum credit of $5,000 per card, which credit cards are required to be paid, and have been paid, in full monthly.  During 2015 and 2014, the law firm of Mayol & Barringer, of which Mr. Barringer, a director of Delta Bancorp and Delta Bank, is a partner, received approximately $62,700 and $61,740, respectively, in legal fees from Delta Bank for legal services relating to troubled assets of Delta Bank, foreclosed properties, and other general legal services.

The terms and conditions of the foregoing transactions between Delta Bank and its directors and executive officers were no less favorable to Delta Bank than could be obtained from unaffiliated third parties.

Management and Compensation

Executive Officers

Set forth below is certain information regarding Delta Bancorp’s executive officers, with the exception of Warren Wegge and Toinette Rossi, whose information is set forth under the section entitled “Proposal 2 - Election Of Directors—Nominees” above:

Name and Position(s)	Age	Business Experience During the Past Five Years

Ronald P. Dalben Senior Vice President, Investment Officer, CRA Officer and Appraiser and Purchasing Manager	60	Senior Vice President, Investment Officer, CRA Officer, Appraiser and Purchasing Manager – Delta Bank, National Association

Robert Daneke Senior Vice President and Credit Administrator	62	Senior Vice President, Credit Administrator – Delta Bank, National Association (2012 to present); Senior Vice President, Chief Credit Officer – Mother Lode Bank (2007 to 2012)

Patricia Moore Senior Vice President and Operations Administrator	63	Senior Vice President and Operations Administrator – Delta Bank, National Association (2006 to present); Compliance Manager – Sheshunoff Management Services (2004 to 2006)

Executive Compensation

The following table sets forth all cash and non-cash compensation (including bonuses and deferred compensation) paid or accrued to the chief executive officer and Delta Bancorp’s two most highly compensated executive officers (other than the chief executive officer)  who received more than $100,000 in total compensation for services performed during 2015 (“named executive officers”), as of December 31, 2015, for services rendered to Delta Bancorp and/or Delta Bank during the periods indicated below:

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	All Other Compensation[1]

Robert Daneke Senior Vice President and Credit Administrator	2015	$150,000	$0	$0	$0
	2014	$150,000	$0	$0	$0
	2013	$150,000	$0	$0	$0

Toinette Rossi Director and Executive Vice President	2015	$141,326	$0	$0	$4,800
	2014	$141,326	$0	$0	$4,800
	2013	$141,326	$0	$0	$4,800

Warren E. Wegge Director, Chief Executive Officer and President	2015	$217,644	$0	$0	$4,800
	2014	$217,644	$0	$0	$4,800
	2013	$217,644	$0	$0	$4,800

[1]	Represents directors’ fees discussed below in “Compensation of Directors.”

Compensation Plans

Profit Sharing Plan

In 1978 Delta Bank adopted a profit sharing plan (the “Profit Sharing Plan”) to provide for participating employees’ retirement.  The Profit Sharing Plan has been amended or restated over the years and was available to all employees who had completed at least one year of service with Delta Bank.  In January, 2012, the Profit Sharing Plan was merged with the 401(k) Plan (discussed below).  The Profit Sharing Plan invested in Delta Bancorp common stock, along with other investments, and as a result of an examination by the U.S. Department of Labor that commenced in 2013, $385,808 was contributed to the Profit Sharing Plan during 2014 to restore a decline in value of the Delta Bancorp common stock.

A second profit sharing plan was adopted in January, 2015, for the purpose of holding the Delta Bancorp common stock separately from the 401(k) Plan.  That second profit sharing plan was terminated in June, 2015, and the shares were distributed to the second profit sharing plan’s participants (or their retirement plans).

401(k) Plan

In 1995 Delta Bank adopted a 401(k) plan (the “401(k) Plan”) to provide for participating employees’ retirement.  The 401(k) Plan is available to all employees who have completed one year of service and reached age 18, and allows them to defer up to fifteen percent (15%) of their annual income.  Under the 401(k) Plan, Delta Bank has the power to make discretionary contributions which will vest at a proportional rate based on each year of completed employment.  Withdrawal of a participant’s contributions is permitted before the employee separates from service with Delta Bank only in hardship cases of immediate and heavy financial need.  Delta Bank did not make any contributions to the 401(k) Plan during 2014 or 2015.

Compensation of Directors

During 2015, all directors received an annual retainer of $4,800 for serving on the board of directors of Delta Bancorp.  In addition: (i) Mr. Barringer received $13,600 and Mr. Poulos received $10,800 as an additional annual retainer for serving on the board of directors of Delta Bank; and (ii) Mr. Barringer received $4,800 for service as chairman of the board, $4,800 for his service as chairman of the audit committee, and $4,800 for his service as chairman of the finance committee.

Indemnification of Directors

The CGCL and Article VI of Delta Bancorp’s bylaws provides for indemnification for “agents,” defined to include directors, officers, employees or other agents, for certain acts.  In addition, Delta Bancorp has a directors’ and officers’ liability insurance policy.

Pursuant to the terms of the merger agreement, F&M Bancorp will continue to indemnify Delta Bancorp’s “agents” for six years following consummation of the merger and Delta Bancorp will purchase “tail” coverage providing for a six-year extension of coverage under the directors’ and officers’ liability insurance policy.

Delta Bancorp believes these provisions assist in securing the services of qualified directors who are not employees of Delta Bancorp.

Board Recommendation

Delta Bancorp’s board of directors recommends that you vote “FOR” each of the five nominees named above.  Proxies solicited by the board of directors will be voted “FOR” each of the five nominees named above unless otherwise instructed on the proxy card.

PROPOSAL 3
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The board of directors, upon the recommendation of the audit committee, has approved the appointment of the firm of Richardson & Company, LLP as the independent public accounting firm to audit Delta Bancorp’s consolidated financial statements for the fiscal year ending December 31, 2016, to report on the consolidated financial statements of Delta Bancorp, and to perform such other appropriate accounting services as may be required by the board of directors.  The board of directors recommends a vote “FOR” ratification of the appointment of Richardson & Company, LLP for the purposes set forth above.  If the appointment is not ratified, the board of directors will select another independent public accounting firm. Representatives from Richardson & Company, LLP will not be present at the annual meeting.

Audit Fees

The aggregate fees billed by Richardson & Company, LLP for professional services rendered for the audit of Delta Bancorp’s annual consolidated financial statements for the fiscal year ended December 31, 2015 was $49,600.

Audit Related Fees

There were no fees billed by Richardson & Company, LLP for assurance and related services that are reasonably related to the performance of the audit and review of Delta Bancorp’s annual financial statements, and permitted internal audit outsourcing, for the fiscal year ended December 31, 2015.

Tax Fees

The aggregate fees billed for professional services rendered by Richardson & Company, LLP for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2015, was $2,140.

All Other Fees

$1,479 in other fees were incurred for other accounting advice and services for the fiscal year ended December 31, 2015.

The audit committee of the board of directors of Delta Bancorp has a policy of considering whether the provision of services other than the audit services is compatible with maintaining Richardson & Company, LLP’s independence.  There were no such services performed by Richardson & Company, LLP during 2015.

Pre-approval of Services by Richardson & Company, LLP

The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by Richardson & Company, LLP.  The audit committee will consider annually and, if appropriate, approve the provision of audit services by its independent public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services.  The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  There were no non-audit services performed by Richardson & Company, LLP in 2015, other than the preparation of the tax return and accounting advice.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at the audit committee’s next regular meeting.  The audit committee reviews summary reports detailing all services being provided by its independent public accounting firm.

Audit Committee Report

The audit committee is composed of two non-employee directors and one employee director and operates under the direction of the board of directors.  Management of Delta Bancorp is responsible for Delta Bancorp’s internal controls and the financial reporting process.  The independent public accounting firm is responsible for performing an independent audit of Delta Bancorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee reports regularly to the board of directors of Delta Bancorp and has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate and necessary to perform its duties.

In this context, the audit committee has met and held discussions with management and the independent public accounting firm regarding the audited financial statements of Delta Bancorp.  Management represented to the audit committee that Delta Bancorp’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accounting firm.  The audit committee discussed with the independent public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including the independent public accounting firm’s judgments about the quality, as well as the acceptability, of Delta Bancorp’s accounting principles as applied in its financial reporting.

In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of Delta Bancorp’s management, which has the primary responsibility for financial statements and reports, and of the independent public accounting firm, which, in its report, expresses an opinion on the conformity of Delta Bancorp’s annual financial statements to generally accepted accounting principles.

Based on the audit committee’s discussion with management and the independent public accounting firm and the audit committee’s review of the representation of management and the report of the independent public accounting firm to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Delta Bancorp’s Annual Report for the year ended December 31, 2015.

Vote Required

The appointment of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm requires the affirmative vote of at least a majority of the shares of Delta Bancorp stock (both common stock and preferred stock, voting together) voted in person or represented by proxy and entitled to vote at the annual meeting.  Abstentions and broker non-votes will have no effect on the proposal to ratify the appointment of Richardson & Company, LLP, but will be treated as present at the meeting for purposes of determining a quorum.

Board Recommendation

Delta Bancorp’s board of directors unanimously recommends a vote “FOR” ratification of the board of directors’ appointment of Richardson & Company, LLP as Delta Bancorp’s independent public accounting firm for the year ending December 31, 2016.  Proxies solicited by Delta Bancorp’s board of directors will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

PROPOSAL 4
ADJOURNMENT OR POSTPONEMENT OF THE MEETING

General

If there are insufficient shares of Delta Bancorp stock (common and/or preferred) represented at the annual meeting to constitute a quorum or if the number of shares of Delta Bancorp common stock and/or preferred stock voting “FOR” approval of the merger proposal is insufficient to approve that proposal at the annual meeting, then the person(s) designated as the proxy holder stated in the proxy card of Delta Bancorp intends to move to adjourn the annual meeting in order to enable the Delta Bancorp board of directors to solicit additional proxies for a quorum and/or for approval of the merger proposal.

In this proposal, Delta Bancorp is asking shareholders to grant discretionary authority to the person(s) designated as the proxy holder stated in the proxy card to move to adjourn the annual meeting if there are insufficient shares represented to constitute a quorum at the annual meeting or if the number of shares voting for approval of the merger proposal is insufficient to approve that proposal at the annual meeting.  If the shareholders approve the adjournment proposal, Delta Bancorp will be able to adjourn the annual meeting to another time and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted on the merger proposal.  Among other things, approval of the adjournment proposal could mean that, even if Delta Bancorp has received proxies representing a sufficient number of votes against approval and adoption of the merger proposal, Delta Bancorp could adjourn the annual meeting without a vote on the merger proposal and seek to convince the holders of those shares to changes their votes to votes in favor of the approval and adoption of the merger proposal.

If the annual meeting is adjourned so that the board of directors can solicit additional proxies to approve the merger proposal, Delta Bancorp is not required to give any notice of the adjourned meeting other than an announcement made at the annual meeting of the place, date and time of the adjourned meeting.

Vote Required

The adjournment proposal requires the affirmative vote of at least a majority of the shares of Delta Bancorp stock (both common stock and preferred stock, voting together) voted in person or represented by proxy and entitled to vote at the annual meeting.  Abstentions and broker non-votes will have no effect on the proposal to adjourn the annual meeting, but will be treated as present at the meeting for purposes of determining a quorum.

Brokers may not vote on the adjournment proposal without specific instructions from the person who beneficially owns the shares.  Accordingly, if a shareholder whose shares are held in “street name” wants to vote with respect to the adjournment proposal, the shareholder must instruct the broker or other nominee as to how to vote the shares.

Board Recommendation

Delta Bancorp’s board of directors unanimously recommends a vote “FOR” adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient shares represented for a quorum or if there are insufficient votes in favor of the merger proposal.  Proxies solicited by Delta Bancorp’s board of directors will be voted “FOR” this proposal unless otherwise instructed on the proxy card.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Section 23 of the bylaws of Delta Bancorp provides that nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of voting stock of Delta Bancorp entitled to vote for the election of directors.  Notice of intention to make any nominations, other than by the board of directors, must be made in writing and must be mailed to Delta Bancorp’s president no more than 60 days and no less than 30 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the annual meeting is given to shareholders, such notice of intention to nominate must be mailed to the president not later than the close of business on the 7th day following the day on which the notice of the annual meeting was mailed.  Such notification must contain the information required by Section 23 of the bylaws of Delta Bancorp, which requires detailed information about the shareholder making the nomination and about the nominee(s).  Nominations not made in accordance the bylaws of Delta Bancorp will be disregarded by the chairman of the annual meeting, and the inspector(s) of election will be instructed to disregard all votes cast for such nominee(s).  The chairman of the annual meeting will decide whether a notice has been properly given and whether any nomination should be recognized and his or her determination will be final.

The effect of the foregoing provision is that any shareholder wishing to nominate one or more candidates for election to the board of directors at the annual meeting must mail [or have mailed] to the president of Delta Bancorp a proper written notice of an intention to make such a nomination no earlier than August 18, 2016 and no later than the close of business on September 17, 2016, or such nomination will not be considered at the annual meeting.

Section 9 of the Delta Bancorp bylaws provides that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Delta Bancorp’s secretary and must have been a shareholder of record at the time such notice is given.  To be timely, a shareholder’s notice must be delivered to or mailed and received at Delta Bancorp’s principal executive office no more than 90 days and no less than 70 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received no earlier than 90 days prior to such annual meeting and no later than the close of business on the later of the 70 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Such shareholder’s notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting the information required by Section 9 of Delta Bancorp’s bylaws.

The effect of the foregoing provision is that any shareholder wishing to bring business before the annual meeting must properly submit [or have properly submitted] such proposal no earlier than July 19, 2016, and no later than September 24, 2016.

You may request a copy of the Delta Bancorp bylaws by writing to Delta National Bancorp, Corporate Secretary, P.O. Box 1900, 611 North Main Street, Manteca, California 95336.

OTHER MATTERS

The board of directors does not know of any other business to be presented for action at the annual meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the annual meeting, it is the intention of the proxy holders named in the accompanying proxy to vote the proxy in accordance with the recommendations of the board of directors on such matters.

EXPERTS

F&M Bancorp’s consolidated financial statements appearing in its Annual Report on Form 10‑K for the year ended December 31, 2015 have been audited by Moss Adams LLP, an independent public accounting firm, as set forth in their report included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Stuart | Moore, counsel for F&M Bancorp, has provided an opinion as to the legality of the F&M Bancorp common stock to be issued in connection with the merger.

WHERE YOU CAN FIND MORE INFORMATION

Farmers & Merchants Bancorp

F&M Bancorp files annual, quarterly and current reports, proxy statements and other information with the Commission. Delta Bancorp shareholders may read and copy any reports, proxy statements or other information filed by F&M Bancorp at the Commission’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549.

F&M Bancorp and Delta Bancorp shareholders can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission’s public reference rooms. F&M Bancorp’s filings with the Commission are also available to the public from document retrieval services and at the Commission’s Internet website (http://www.sec.gov). F&M Bancorp’s filings with the Commission are also available at its website at www.fmbonline.com.

F&M Bancorp has filed with the Commission a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder. This proxy statement/prospectus is a part of that registration statement. As permitted by the Commission’s rules, this proxy statement/prospectus does not contain all of the information that can be found in the registration statement. The registration statement is available for inspection and copying as set forth above.

The Commission allows F&M Bancorp to “incorporate by reference” into this proxy statement/prospectus, which means that F&M Bancorp can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information contained in later filed documents incorporated by reference in this proxy statement/prospectus.

F&M Bancorp incorporates by reference the respective documents filed by it with the Commission listed below and any future filings made by it with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the dates of the F&M Bancorp annual meeting and the Delta Bancorp annual meeting (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission):

•	F&M Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016.

•	F&M Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 9, 2016.

•	F&M Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed on August 8, 2016.

•	F&M Bancorp’s Current Reports on Form 8-K filed on February 10, 2016, February 19, 2016, April 4, 2016, April 11, 2016, May 2, 2016, May 18, 2016, June 9, 2016, June 10, 2016 and July 25, 2016.

•	F&M Bancorp’s annual meeting proxy statement, filed on April 11, 2016 (only those portions that have been incorporated by reference in the 2015 Annual Report on Form 10-K).

You may request a copy of documents incorporated by reference in this document but not otherwise accompanying this document, at no cost, by writing or telephoning F&M Bancorp at the following addresses:

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95240
Attention: Stephen Haley
Telephone: (209) 367-2300

To obtain timely delivery, you should request desired information no later than five (5) business days prior to the date of the annual meeting, or by Monday, October 10, 2016.

Delta National Bancorp

Delta Bancorp does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents and reports with the Commission. Delta Bancorp’s audited financial statements for the years ended December 31, 2015 and 2014 were previously provided to Delta Bancorp’s shareholders in Delta Bancorp’s Annual Report.  Delta Bancorp’s unaudited interim financial statements as of and for the six month periods ended June 30, 2016 and 2015 are included elsewhere in this proxy statement/prospectus.

If you are a Delta Bancorp shareholder and have any questions concerning the merger, the merger agreement or this proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or the Annual Report, or need help voting your shares of Delta Bancorp common stock, please contact Warren E. Wegge, Delta Bancorp’s President & CEO, at the following address:

Delta National Bancorp
611 North Main Street
Manteca CA 95336

or at the following telephone number:

(209) 824-4030

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. F&M Bancorp and Delta Bancorp have not authorized anyone else to provide you with information that is different from that which is contained in this proxy statement/prospectus. Moreover, neither F&M Bancorp nor Delta Bancorp is making an offer to sell or soliciting an offer to buy any securities other than the F&M Bancorp common stock to be issued by F&M Bancorp in the merger, and neither F&M Bancorp nor Delta Bancorp is making an offer of such securities in any state where the offer is not permitted. The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies.

INDEX TO DELTA BANCORP UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of June 30, 2016 and 2015 (unaudited) and for the year ended December 31, 2015 (audited)	F-1

Consolidated Statements of Operations for the Six Months Ended June 30, 2016 and 2015 (unaudited)	F-2

Consolidated Statements of Comprehensive Income for the Six Months ended June 30, 2016 and 2015 (unaudited)	F-3

Notes to Unaudited Consolidated Financial Statements	F-4

DELTA NATIONAL BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

June 30, 2016 (Unaudited), December 31, 2015 (Audited) and June 30, 2015 (Unaudited)

ASSETS	June 30, 2016	December 31, 2015	June 30, 2015

Cash and due from banks	$2,566,318	$2,762,095	$3,588,124
Interest-bearing deposits in other banks	9,763	9,029	6,573
Federal funds sold	8,720,000	4,220,000	8,010,000
Total cash and cash equivalents	11,296,081	6,991,124	11,604,697
Interest-bearing certificates of deposit	4,564,000	6,796,000	9,276,000
Securities available-for-sale, at fair value	45,424,187	36,408,653	33,230,254
Loans, net	40,243,262	41,847,891	37,477,324
Premises and equipment, net	1,745,750	1,760,982	1,854,451
Foreclosed real estate	4,450,484	6,830,800	7,706,604
Federal Reserve Bank stock	133,750	133,750	133,750
Accrued interest receivable and other assets	1,301,352	1,477,502	1,337,036
TOTAL ASSETS	$109,158,866	$102,246,702	$102,620,116
LIABILITIES
Deposits
Noninterest-bearing demand	$29,289,777	$25,715,818	$25,093,227
Interest-bearing demand	27,263,214	26,514,708	26,799,882
Savings	27,868,600	25,010,337	24,164,188
Time deposits, $100,000 or more	9,251,472	8,736,843	9,431,665
Time deposits, under $100,000	6,513,015	7,114,696	7,728,306
Total deposits	100,186,078	93,092,402	93,217,268
Accrued interest payable and other liabilities	378,265	292,263	341,315
TOTAL LIABILITIES	100,564,343	93,384,665	93,558,583
SHAREHOLDERS' EQUITY
Preferred stock, Series A, no par value; 5,000,000 shares authorized; 110,000 shares in 2016 and 2015 issued and outstanding	2,181,148	2,181,148	2,181,148
Common stock, no par value; 5,000,000 shares authorized; 380,303 shares in 2016 and 2015 issued and outstanding	3,625,610	3,625,610	3,625,610
Retained earnings	2,968,346	3,248,088	3,280,851
Accumulated other comprehensive loss	(180,581)	(192,809)	(26,076)
TOTAL SHAREHOLDERS' EQUITY	8,594,523	8,862,037	9,061,533
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$109,158,866	$102,246,702	$102,620,116

See the accompanying notes and independent acountant's review report.

DELTA NATIONAL BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
INTEREST INCOME

Interest and fees on loans	$1,246,912	$1,052,891
Interest on taxable investment securities	281,525	220,963
Interest on federal funds sold	18,914	8,525
Interest on interest-bearing deposits in other banks	22,504	38,820
Dividends	35,138	29,276
Total interest income	1,604,993	1,350,475
INTEREST EXPENSE
Interest on NOW, money market and savings deposits	7,815	7,293
Interest on time deposits, $100,000 and over	6,652	7,313
Interest on other time deposits	1,218	1,353
Total interest expense	15,685	15,959
NET INTEREST INCOME	1,589,308	1,334,516
Recapture of loan losses	(282,091)	-
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,871,399	1,334,516
NONINTEREST INCOME
Service charges on deposit accounts	144,897	163,572
Income on foreclosed real estate	51,668	31,200
Other noninterest income	17,454	31,766
Total non-interest income	214,019	226,538
NONINTEREST EXPENSES
Salaries and employee benefits	1,190,804	1,129,534
Occupancy and equipment	173,244	180,297
Net loss (gain) on foreclosed real estate	145,666	(119,311)
Other noninterest expenses	853,846	772,150
Total noninterest expenses	2,363,560	1,962,670
Loss before income taxes	(278,142)	(401,616)
Income tax expense	1,600	1,600
NET LOSS	$(279,742)	$(403,216)
NET LOSS PER COMMON SHARE	$(0.74)	$(1.06)

See the accompanying notes and independent acountant's review report.

DELTA NATIONAL BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

For the Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
NET LOSS	$(279,742)	$(403,216)
Other comprehensive income
Securities available-for-sale
Unrealized gains arising during the year	12,228	30,821
Other comprehensive income	12,228	30,821
COMPREHENSIVE LOSS	$(267,514)	$(372,395)

See the accompanying notes and independent acountant's review report.

DELTA NATIONAL BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2016 (Unaudited)

NOTE A – BASIS OF PRESENTATION

In the opinion of the Company, the accompanying unaudited interim consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its consolidated financial position at June 30, 2016 and results of operations for the six months ended June 30, 2016.

Certain information and footnote disclosures presented in the annual financial statements are not included in these interim financial statements. Accordingly, the accompanying unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the 2015 Annual Report. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016.

NOTE B - PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the Company include the accounts of Delta National Bancorp and its wholly-owned subsidiary, Delta Bank, N.A. All material intercompany accounts and transactions have been eliminated.

NOTE C – USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, and the valuation of other real estate owned.

NOTE D - NET LOSS PER SHARE OF COMMON STOCK

Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the six months. No stock options were outstanding during the six months ended June 30, 2016.

NOTE E – COMMITMENTS AND CONTINGENCIES

In the normal course of business there are outstanding various commitments to extend credit which are not reflected in the financial statements, including loan commitments of approximately $1,397,000. There were no standby letter of credit outstanding at June 30, 2016. Such commitments relate primarily to revolving lines of credit and other commercial loans. However, all such commitments will not necessarily culminate in actual extensions of credit by the Company during 2016 as some of these are expected to expire without being fully drawn upon.

DELTA NATIONAL BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2016 (Unaudited)

NOTE F – INVESTMENT SECURITIES

The amortized cost and approximate fair value of investment securities are summarized as follows at June 30, 2016:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities available-for-sale
U.S. Government agency securities	43,293,039	$83,974	$(270,898)	$43,106,115
Mortgage-backed securities	2,311,727	19,236	(12,891)	2,318,072
Total	$45,604,766	$103,210	$(283,789)	$45,424,187

The maturities of investment securities were as follows at June 30, 2016:

	Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$7,093,925	$7,063,430
Due after one year through five years	16,741,354	16,698,367
Due after five years through ten years	8,982,275	8,927,604
After ten years	12,787,212	12,734,786
	$45,604,766	$45,424,187

The amortized cost and fair values of mortgage-backed securities and Small Business Administration obligations, which are included as part of U.S. Government agency securities above, are presented by contractual maturity in the preceding table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

The following table shows investments pledged at June 30, 2016:

	Amortized Cost	Fair Value
Pacific Coast Bankers Bank check clearing	$904,136	$900,510
Federal Reserve Bank Discount Window	3,526,581	3,508,621
Credit card program (certificate of deposit)	100,000	100,000
	$4,530,717	$4,509,131

There were no sales of available-for-sale securities during the six months ended June 30, 2016.

DELTA NATIONAL BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2016 (Unaudited)

NOTE F – INVESTMENT SECURITIES (Continued)

The following table shows the investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2016:

	Less than 12 months		More than 12 Months
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government agency securities	$13,772,397	$(80,675)	$12,257,980	$(190,222)
Mortgage-backed securities	250,007	(814)	715,176	(12,078)
	$14,022,404	$(81,489)	$12,973,156	$(202,300)

There were sixty-five U.S. Government agency securities and twenty-three mortgage-backed securities that were in an unrealized loss position for more than twelve months and fifty U.S. Government agency securities and four mortgage-backed securities that were in an unrealized loss position for less than twelve months as of June 30, 2016.

NOTE G – ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses during the six-months ended June 30, 2016 consisted of a $282,091 loan recovery and a reduction of the allowance of $282,091. There were no loans 30 days or more past due at June 30, 2016.

NOTE H – IMPAIRED AND NONPERFORMING LOANS AND OTHER REAL ESTATE OWNED

Nonperforming loans include all loans that are either placed on nonaccrual status or are 90 days past due as to principal or interest but still accrue interest because such loans are well-secured and in the process of collection. The Bank had no nonperforming loans at June 30, 2016. The Bank considers a loan to be impaired when, based on current information and events, it is probable that it will be unable to collect all amounts due (principal and interest) according to the contractual terms of the original loan agreement. At June 30, 2016, the Bank had no loans considered to be impaired.

At June 30, 2016, the recorded investment in other real estate owned (OREO) was $ 4,450,484, net of write-downs of $377,390. The Company has an executed sales contract on foreclosed real estate in the amount of $1.5 million under which the Company received a $100,000 deposit in March 2016. The transaction is expected to close in September 2016 and is expected to result in a gain on sale of approximately $22,000. Also, during the first six months the Company obtained an updated appraisal on an existing commercial property, which resulted in no charge to expense. The Company did not add any properties to OREO during the first six months of 2016. Proceeds from sales of OREO during the first six months of 2016 were $2,252,050, resulting in gross realized losses of $147,597. Gains on sale of two properties totaling $69,004 at June 30, 2016 are being recognized under the installment method.

NOTE I – BORROWING ARRANGEMENTS

The Company has the ability to borrow from the Federal Reserve Bank discount window. The maximum borrowings available are limited to the value of the assets pledged by the Company. Investment securities with an amortized cost of $3,526,581 and a fair value of $3,508,621 were held by the Federal Reserve Bank as collateral; resulting in a borrowing capacity of $3,472,777 at June 30, 2016. There were no borrowings outstanding under the agreement at June 30, 2016. Due to the regulatory agreement described in Note K, the Company is not permitted to borrow from the discount window for more than 60 days in a 120 day period unless approval is obtained from the Company’s banking regulators. In addition, the Company’s borrowings would be subject to the Secondary Credit rate, which exceeds the Primary Credit rate offered by the Federal Reserve Bank.

DELTA NATIONAL BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2016 (Unaudited)

NOTE J – INCOME TAXES

Provisions for income taxes are typically based on amounts reported in the statements of operations (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. However, a valuation allowance is established to reduce that deferred tax asset if it is “more likely than not” that the related tax benefits may not be realized.

Because of the Company’s recurring net losses, income tax expense reflects only the franchise taxes paid. At June 30, 2016, the net deferred tax assets are offset by a valuation allowance because it is more likely than not that these tax benefits will not be realized.

The Company had net operating loss carryforwards of $8,608,863 for Federal and $16,177,957 for State at December 31, 2015.

NOTE K – GOING CONCERN

The Company remains under a consent order (the Order) with the Office of Comptroller of Currency (OCC) that requires it to take a number of corrective actions. The Company’s management believes the Company was in compliance with all of the provisions of the Order at June 30, 2016, with the exception of the Tier 1 Capital to Average Assets ratio requirement of 9% and the adoption of acceptable capital and strategic plans. Management does not believe the Company will be able to comply with the minimum required Tier 1 Capital to Average Assets ratio of 9% through December 31, 2016 without additional capital being raised.

NOTE L – PENDING SALE

On June 8, 2016, the Company entered into an Agreement and Plan of Merger with Farmers and Merchants Bancorp (F & M), whereby the holders of the Company’s common stock will receive 0.031748 shares of F & M common stock, the value of which may fluctuate depending on the market price of F & M’s common stock, and the holders of the Company’s preferred stock will receive $19.827 per share in cash. The merger is expected to be completed in the fourth quarter of 2016 although no assurances can be provided as to if and when the merger will actually close.

APPENDIX A

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

A-1

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

DATED AS OF JUNE 8, 2016

BY AND BETWEEN

FARMERS & MERCHANTS BANCORP

AND

DELTA NATIONAL BANCORP

A-2

i	A-3

ii	A-4

AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 8, 2016, is made and entered into by and between Farmers & Merchants Bancorp (“F&M”) and Delta National Bancorp (“DELTA”) with reference to the following recitals:

RECITALS

A.            DELTA. DELTA is a California corporation, having its principal place of business in Manteca, California.

B.            F&M. F&M is a Delaware corporation, having its principal place of business in Lodi, California.

C.             Intention of the Parties. It is the intention of the parties to this Agreement that the Merger (as defined herein) provided for herein be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations and formal guidance issued thereunder (the “Code”).

D.            Board Action. The respective Boards of Directors of each of F&M and DELTA have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger.

E.            Shareholder Agreements. As a material inducement to F&M to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the “Shareholder Agreements”), and each Preferred Shareholder (as defined herein) is entering into an agreement, in the form of Annex B hereto (collectively, the “Preferred Shareholder Agreements”).

NOW, THEREFORE , in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01          Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.07.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person.

“Agreement” means this Agreement and Plan of Reorganization, as amended or modified from time to time in accordance with Section 9.02.

1	A-5

“Bank Merger” has the meaning set forth in Section 2.03.

“Bank Merger Agreement” means the Bank Merger Agreement by and between F&M Bank and DELTA Bank, the form of which is attached hereto as Annex D, as amended or modified from time to time in accordance with its provisions.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

“Certificate” means any certificate which immediately prior to the Effective Time represented either shares of DELTA Common Stock or DELTA Preferred Stock, as the case may be.

“Certificate of Merger” has the meaning set forth in Section 2.02(a).

“CFC” means the California Financial Code.

“CGCL” means the California General Corporation Law.

“Change in Recommendation” has the meaning set forth in Section 6.02(a).

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(b).

“Code” has the meaning set forth in the preamble to this Agreement.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 6.06(c).

“Consulting Agreements” mean the consulting agreements substantially in the forms of Annex E hereto.

“Damages” has the meaning set forth in Section 6.11

“DBO” means the California Department of Business Oversight – Division of Financial Institutions.

“DELTA” has the meaning set forth in the preamble to this Agreement.

“DELTA Articles” means the Articles of Incorporation of DELTA, as amended

“DELTA Bank” means Delta Bank, National Association, a national banking association chartered under the laws of the United States and a wholly-owned subsidiary of DELTA.

2	A-6

“DELTA Board” means the Board of Directors of DELTA.

“DELTA Bylaws” means the By-Laws of DELTA, as amended.

“DELTA Common Stock” means the common stock, no par value per share, of DELTA.

“DELTA Financial Statements” means (i) the audited consolidated balance sheets and audited consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended December 31, 2013, 2014 and 2015 and (ii) the unaudited consolidated balance sheets and unaudited consolidated statements of income and changes in shareholders’ equity for the monthly, quarterly and annual periods ended subsequent to December 31, 2015. The unaudited DELTA Financial Statements (i) to be included in the Registration Statement shall be reviewed by DELTA’s independent certified public accountant and (ii) to be delivered for the month end prior to the Closing shall be compiled by DELTA’s independent certified public accountant.

“DELTA Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes DELTA and its Subsidiaries or any predecessor of or any successor to DELTA (or to another such predecessor or successor).

“DELTA IT Systems” has the meaning set forth in Section 5.03(t)(iii).

“DELTA Loan Property” has the meaning set forth in Section 5.03(o).

“DELTA Meeting” has the meaning set forth in Section 6.02(a).

“DELTA NQDP” has the meaning set forth in Section 5.03(m)(x).

“DELTA Plans” has the meaning set forth in Section 6.12(c).

“DELTA Preferred Stock” means the 5.5% Non-Cumulative Perpetual Preferred Stock of DELTA.

“Derivatives Contract” has the meaning set forth in Section 5.03(q)(ii).

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” has the meaning set forth in Section 3.05.

“DOL” has the meaning set forth in Section 5.03(m)(i).

“Effective Date” has the meaning set forth in Section 2.02(a).

“Effective Time” has the meaning set forth in Section 2.02(a).

“Employees” has the meaning set forth in Section 5.03(m)(i).

3	A-7

“Environmental Laws” has the meaning set forth in Section 5.03(o).

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (a) an Equity Security; and (b) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and formal guidance issued thereunder.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Exchange Ratio” has the meaning set forth in Section 3.01(b).

“F&M” has the meaning set forth in the preamble to this Agreement.

“F&M Bank” means Farmers & Merchants Bank of Central California, a California state chartered bank and a wholly-owned subsidiary of F&M.

“F&M Bank Articles” means the Articles of Incorporation of F&M Bank, as amended.

“F&M Bank Board” means the Board of Directors of F&M Bank.

“F&M Bank Bylaws” means the Bylaws of F&M Bank, as amended.

“F&M Benefit Plans” has the meaning set forth in Section 6.12(a).

“F&M Board” means the Board of Directors of the F&M.

“F&M Bylaws” means the Bylaws of F&M, as amended.

“F&M Certificate” means the Amended and Restated Certificate of Incorporation of F&M.

4	A-8

“F&M Common Stock” means the common stock, $0.01 par value per share, of F&M.

“F&M Preferred Stock” means the preferred stock, no par value per share, of F&M.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of San Francisco.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

“Hazardous Substance” has the meaning set forth in Section 5.03(o).

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 6.10(a).

“Insurance Policies” has the meaning set forth in Section 5.03(w).

“Intellectual Property” means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (b) all trademarks whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and associated therewith; (c) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (d) all datasets, databases and related documentation; and (e) all other intellectual property and proprietary rights.

“IRS” has the meaning set forth in Section 5.03(m)(i).

“Knowledge” means facts and other information which, as of the date hereof, the chairman of the board, any board member, the chief executive officer, president, executive vice president, chief financial officer, chief operating officer and chief credit officer (and any officer superior to any of the foregoing) of a party or any Subsidiary of such party actually knows after due inquiry.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Loans” has the meaning set forth in Section 4.01(s).

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“Material Adverse Effect” means, with respect to F&M or DELTA, any effect that (i) is material and adverse to the financial condition, results of operations or business of F&M and its Subsidiaries taken as a whole or DELTA and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of any of F&M and its Subsidiaries or DELTA and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect with respect to subclause (i) shall not be deemed to include the impact of (a) changes after the date hereof in laws or regulation of general applicability to banks, savings institutions and their holding companies generally or interpretations thereof by Governmental Authorities, (b) changes after the date hereof in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally, (c) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (d) changes resulting from conditions affecting the banking and financial services industry or changes in global, national or regional political conditions or market conditions (including changes in prevailing interest rates or exchange rates) affecting banks, savings institutions and their holding companies generally, (e) the public announcement or pendency of the Transaction, including the impact of the Transaction on relationships with customers or employees, (f) any modifications or changes to valuation policies and practices in connection with the Transaction or restructuring charges taken in connection with the Transaction, in each case in accordance with GAAP, and (g) with respect to DELTA, the effects of any action or omission taken with the prior consent of F&M or as otherwise required by this Agreement, provided that the effect of such changes described in clauses (a), (b), (c) and (d) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on F&M and its Subsidiaries as a whole on the one hand or DELTA and its Subsidiaries on the other hand, as measured relative to similarly situated companies in the banking industry.

“Material Contracts” has the meaning set forth in Section 5.03(k)(i).

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” means as it relates to the holders of (i) DELTA Common Stock up to an aggregate of 12,074 whole shares of F&M Common Stock plus cash in lieu of any fractional share interest and (ii) DELTA Preferred Stock – $2,181,000 in cash.

“Merger Related Expenses” means all costs, fees and expenses incurred or to be incurred by DELTA and its Subsidiaries in connection with this Agreement and the Transaction up to and including the Closing of the Transaction, including but not limited to change-in-control payments, any contractual termination costs incurred in connection with the Transaction (including data processing), employee severance, retention, D&O tail insurance and the fees and expenses of their attorneys, accountants, investment bankers and other advisors, as disclosed in Section 9.05 of DELTA’s Disclosure Schedule.

“Merger Related Expense Cap” means $1,500,000.

“Minimum Tangible Equity Amount” has the meaning set forth in Section 7.03(e).

“National Labor Relations Act” means the National Labor Relations Act, as amended.

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“OCC” means the Office of the Comptroller of the Currency.

“OREO” means other real estate owned.

“PBGC” has the meaning set forth in Section 5.03(m)(iv).

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Previously Disclosed” by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used and information disclosed or listed in all other sections of its Disclosure Schedule to the extent it is reasonably apparent that such disclosure is applicable to such other sections of its Disclosure Schedule.

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Post -Closing Shareholder Agreement” means a Post-Closing Shareholder Agreement substantially in the form of Annex F hereto.

“Preferred Shareholder” means each of Valerie Rossi and Toinette Rossi.

“Preferred Shareholder Agreement” has the meaning set forth in the recitals to this Agreement.

“Representatives” has the meaning set forth in Section 6.07(a).

“Retiree Welfare Plan” means any Benefit Plan providing for retiree health and life benefits, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Documents” has the meaning set forth in Section 5.04(g)(i).

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“Shareholders” means each of the directors of DELTA and each of the officers of DELTA Bank with the title of Senior Vice President or above (irrespective of whether or not such Person is an actual shareholder of DELTA).

“Shareholder Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 6.07(a).

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Tangible Equity” means DELTA’s total shareholders’ equity, including preferred equity, (i) excluding intangible assets, (ii) excluding accumulated other comprehensive income or loss, (iii) adding back any Merger Related Expenses paid or accrued by DELTA prior to the Closing Date; provided, however, that any amount in excess of the Merger Related Expense Cap shall not be added back and provided, further, that, if the amount of Merger Related Expenses is less than the Merger Related Expense Cap, such difference shall be added to total shareholders’ equity up to a maximum of $150,000, (iv) adding back purchase accounting marks resulting from the Transaction to the extent that they are reflected in DELTA’s total shareholders’ equity and
(v) adding back any provisions, accruals, expenses, losses or disposals taken by DELTA with the written permission of, or at the written request of F&M; provided that “total shareholders’ equity,” “intangible assets” and “accumulated other comprehensive income or loss” shall each be calculated in accordance with GAAP and the DELTA Financial Statements.

“Tangible Equity Shortfall” has the meaning set forth in Section 9.05.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property (real or personal), real property gains, registration, alternative minimum, add-on minimum, value added, natural resources, social security, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refunds, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Termination Fee” has the meaning set forth in Section 8.02(b).

“Third Party Claim” means any legal proceeding by a Person not a party to this Agreement and not an Affiliate of one of the parties to this Agreement.

“Transaction” means the Merger, the Bank Merger and any other transactions contemplated by this Agreement.

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“Treasury Regulations” has the meaning set forth in Section 5.03(p)(xv).

1.02         Rules of Construction. Unless the context otherwise specifies and requires, each of the terms defined in this Article 1 shall, for all purposes of this Agreement, have the meaning set forth herein and be equally applicable to both the singular and the plural forms and to the masculine and the feminine forms of the terms defined.

ARTICLE II

THE MERGER

2.01         The Merger.

(a)           The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, DELTA shall merge with and into F&M (the “Merger”) in accordance with the applicable provisions of the DGCL and the CGCL, the separate corporate existence of DELTA shall cease and F&M shall survive and continue to exist as a corporation incorporated under the DGCL (F&M, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”).

(b)           Name. The name of the Surviving Corporation shall be “Farmers & Merchants Bancorp.”

(c)           Certificate and Bylaws . The certificate of incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the F&M Certificate and the F&M Bylaws as in effect immediately prior to the Merger.

(d)           Directors and Executive Officers of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Merger shall be the directors of F&M immediately prior to the Merger. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of F&M immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

(e)            Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the F&M Certificate immediately prior to the Merger.

(f)            Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in accordance with the DGCL and CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of DELTA shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of DELTA shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(g)           Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, record or otherwise confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties or assets of DELTA acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, DELTA, and its proper officers and directors, acting in such corporate capacity and not individually, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

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2.02         Effective Date and Effective Time; Closing.

(a)            Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause a certificate of merger relating to the Merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware pursuant to the DGCL on (i) a date mutually selected by F&M and DELTA after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The parties shall cause a copy of the Certificate of Merger certified by the Secretary of State of the State of Delaware to be filed with the Secretary of State of the State of California immediately following the receipt of such certified copy from the Secretary of State of the State of Delaware. The Merger provided for herein shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later time as specified in the Certificate of Merger. The date of such filing with the Secretary of State of the State of Delaware is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the time of such filing or as set forth in such filing.

(b)           A closing (the “Closing”) shall take place remotely immediately prior to the Effective Time by exchange of PDF documents, or at such other place and in such other manner, including the electronic delivery of documents, and on such other date as the parties may mutually agree in writing (such date, the “Closing Date”). At the Closing, there shall be delivered to F&M and DELTA the certificates and other documents required to be delivered under Article VII hereof.

2.03         Bank Merger. As soon as practicable after the execution of this Agreement, or on such later date as F&M shall specify, F&M and DELTA shall cause F&M Bank and DELTA Bank, respectively, to enter into the Bank Merger Agreement, which provides for the merger of DELTA Bank with and into F&M Bank (the “Bank Merger”) immediately after the Effective Time in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement. The Bank Merger Agreement provides that the directors of F&M Bank upon consummation of the Bank Merger shall be the directors of F&M Bank upon consummation of the Bank Merger.

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ARTICLE III

CONSIDERATION AND EXCHANGE PROCEDURES

3.01         Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of DELTA Common Stock or a holder of shares of DELTA Preferred Stock:

(a)            F&M Common Stock. Each share of F&M Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b)           DELTA Common Stock. Subject to Sections 3.02, 3.05, 3.06, 3.07 and 9.05, each share of DELTA Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive 0.031748 shares of F&M Common Stock (the “Exchange Ratio”).

(c)           DELTA Preferred Stock. Subject to Section 3.02, each share of DELTA Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into, and shall be canceled in exchange for, the right to receive cash of $19.827 per share of DELTA Preferred Stock without further interest or dividend.

3.02     Exchange Procedures.

(a)           Mailing of Transmittal Material. Provided that DELTA has delivered, or caused to be delivered, to Computershare, Inc. (the “Exchange Agent”) all information which is reasonably necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, promptly following the Effective Date but in no event later than three (3) Business Days following the Effective Date, mail or make available to each holder of record of DELTA Common and Preferred Stock, a notice and a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate(s) shall pass, only upon proper delivery of such Certificate(s) to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate(s) in exchange for the Merger Consideration to which such holder may be entitled pursuant to Section 3.01 hereof deliverable in respect thereof pursuant to this Agreement. A letter of transmittal will be properly completed only if accompanied by Certificate or Certificates representing all shares of DELTA Common or Preferred Stock covered thereby, subject to the provisions of paragraph (d) of this Section 3.02.

(b)           F&M Deliveries. At the Effective Time, for the benefit of the holders of DELTA Common and Preferred Stock, F&M shall deliver to the Exchange Agent (i) certificates, or at F&M’s option, evidence of shares in book entry form, representing the number of shares of F&M Common Stock issuable to the holders of DELTA Common Stock as provided in Section 3.01(b), (ii) $2,181,000 in cash to be paid to the holders of DELTA Preferred Stock pursuant to Section 3.01(c) and (iii) sufficient estimated cash and shares of F&M Common Stock to be paid or delivered to the holders of DELTA Common Stock as provided for in Sections 3.04, 3.05 and 3.08. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of F&M Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

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(c)            Exchange Agent Deliveries.

(i)        Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to (A) in the case of a share of DELTA Common Stock, evidence of issuance in book entry form, or upon written request of such holder a certificate or certificates representing, the number of whole shares of F&M Common Stock into which the aggregate number of shares of DELTA Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to F&M Common Stock issuable in the Merger, in each case, without interest and (B) in the case of a share of DELTA Preferred Stock, cash as provided in Section 3.01(c) without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices which exchange shall occur by no later than three (3) Business Days following the date the Exchange Agent accepts a surrendered Certificate.

(ii)       Each outstanding Certificate which prior to the Effective Time represented DELTA Common or Preferred Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the Merger Consideration into which such DELTA Common or Preferred Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of DELTA of Certificates representing shares of DELTA Common or Preferred Stock and, if such Certificates are presented to DELTA for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. No dividends which have been declared will be remitted to any Person entitled to receive shares of F&M Common Stock under Section 3.01 until such Person surrenders the Certificate or Certificates representing DELTA Common Stock, at which time such dividends shall be remitted to such Person, without interest.

(d)       Lost or Destroyed Certificates; Issuances of F&M Common Stock in New Names. The Exchange Agent and F&M, as the case may be, shall not be obligated to deliver the Merger Consideration to which a holder of DELTA Common or Preferred Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of DELTA Common or Preferred Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and a bond in an amount as may be reasonably required in each case by F&M. If any certificates evidencing shares of F&M Common Stock are to be issued in a name other than that in which the Certificate evidencing DELTA Common Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other Tax required by reason of the issuance of a certificate for shares of F&M Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(e)       Unclaimed Merger Consideration. Any portion of the Merger Consideration delivered to the Exchange Agent by F&M pursuant to Section 3.02(b) that remains unclaimed by the shareholders of DELTA for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to F&M. Any shareholders of DELTA who have not theretofore complied with Section 3.02(c) shall thereafter look only to F&M for the consideration deliverable in respect of each share of DELTA Common or Preferred Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. F&M and the Exchange Agent shall be entitled to rely upon the stock transfer books of DELTA to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, F&M and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and paid for out of the consideration deposited in such escrow account and thereafter be relieved with respect to any claims thereto.

3.03         Rights as Shareholders . At the Effective Time, holders of DELTA Common and Preferred Stock shall cease to be, and shall have no rights as, shareholders of DELTA other than to receive the consideration provided under this Article III.

3.04         No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of F&M Common Stock shall be issued in the Merger. Each holder of DELTA Common Stock who otherwise would have been entitled to a fraction of a share of F&M Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $545.00, rounded to the nearest whole cent. No holder of DELTA Common Stock who otherwise would have been entitled to a fraction of a share of F&M Common Stock shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

3.05         Dissenting Shares. Each outstanding share of DELTA Common Stock the holder of which has perfected his right to dissent pursuant to Chapter 13 of the CGCL, including making a demand of DELTA to purchase his shares pursuant to Section 1301 of Chapter 13 of the CGCL and submitting his shares for endorsement pursuant to Section 1302 of Chapter 13 of the CGCL, and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the CGCL. DELTA shall give F&M prompt notice upon receipt by DELTA of any such written demands for payment of the fair value of such shares of DELTA Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the CGCL. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise), the Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by F&M or the Surviving Corporation within the time period set forth in the CGCL.

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3.06         Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of F&M Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split -up, combination, exchange of shares or readjustment, or a stock dividend or any special cash dividend thereon shall be declared with a record date within said period, the Merger Consideration shall be adjusted accordingly; provided that an offering or sale of F&M Common Stock for a price equal to or greater than $545 per share shall not be deemed a reclassification, recapitalization, split-up, combination, exchange of shares or readjustment of the F&M Common Stock.

3.07         Withholding Rights. F&M (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of DELTA Common or Preferred Stock such amounts as F&M is required under the Code or any state, local or foreign Tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of DELTA Common or Preferred Stock in respect of which such deduction and withholding was made by F&M.

3.08         Reservation of Shares. Prior to the Closing, the F&M Board shall reserve for issuance a sufficient number of shares of F&M Common Stock for the purpose of issuing its shares in exchange for shares of DELTA Common Stock in the Merger.

ARTICLE IV

ACTIONS PENDING ACQUISITION

4.01         Forbearances of DELTA . From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of F&M which consent shall not be unreasonably withheld, conditioned or delayed, DELTA will not, and will cause each of its Subsidiaries not to:

(a)           Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees (except in the case of terminations of employees for cause) and preserve for itself and F&M the goodwill of the customers of DELTA and its Subsidiaries and others with whom business relations exist.

(b)           Capital Stock. Other than pursuant to Rights set forth on Section 4.01(b) of DELTA’s Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

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(c)           Dividends; Reclassifications; Etc.

(i)        Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of DELTA Common or Preferred Stock.

(ii)       Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of DELTA Common or Preferred Stock.

(d)          Compensation; Employment Agreements; Etc.    Except as set forth on Schedule 4.01(d) of DELTA’s Disclosure Schedule, enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director or senior officer of DELTA or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable law.

(e)           Hiring.   Hire any person as a senior officer of DELTA or any of its Subsidiaries or promote any employee to a senior officer position, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Section 4.01(e) of DELTA’s Disclosure Schedule (ii) persons hired to fill any senior officer vacancies arising after the date hereof whose employment is terminable at the will of DELTA or a Subsidiary of DELTA and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transaction or consummation thereof. In addition, subject to the provisions of Section 4.01(d) and this Section 4.01(e) hereof, DELTA will ensure that the total number of full time employees remains at or below the number as employed as of the date of this Agreement.

(f)            Benefit Plans.   Enter into, establish, adopt, amend or terminate, or make any contributions to (except (i) as may be required by applicable law, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Section 4.01(f) of DELTA’s Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of DELTA or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(g)           Dispositions.  Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, deposits, business or properties, including OREO.

(h)           Acquisitions.   Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, deposits or properties of any other entity.

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(i)             Capital Expenditures.   Make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice, in amounts not exceeding $10,000 individually or $40,000 in the aggregate.

(j)             Governing Documents .   Amend the DELTA Articles, the DELTA Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of DELTA.

(k)           Accounting Methods .   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP or at the request of F&M, the FDIC, the FRB, the OCC or any other Governmental Authority.

(l)            Contracts.   Except as otherwise permitted under Section 4.01 hereof, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(m)          Claims.   Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which DELTA or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by DELTA or any of its Subsidiaries of an amount which exceeds $15,000 and/or would impose any material restriction on the business of DELTA or any of its Subsidiaries or create precedent for claims that are reasonably likely to be material to DELTA and its Subsidiaries taken as a whole.

(n)           Banking Operations .   Enter into any new material line of business; introduce any material new products or services; change its material lending, investment, underwriting, loan, deposit or fee pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(o)           Marketing.   Except as set forth on Schedule 4.01(o) of DELTA’s Disclosure Schedule, introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to F&M prior to the date hereof).

(p)           Derivatives Contracts.   Enter into any Derivatives Contract.

(q)           Indebtedness.    Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within 7 days and that have no put or call features and securities sold under agreements to repurchase that mature within 7 days, in each case, in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

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(r)            Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment or (ii) dispose of any debt security or Equity Investment.

(s)           Loans. (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) in excess of $250,000 individually; (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the amount set forth in clause (i) above; (iii) enter into any Loan securitization or create any special purpose funding entity; or (iv) enter into any Loan participation agreement or arrangement; provided, however, that notwithstanding anything in this Agreement to the contrary, the consent of F&M to DELTA making, renewing, or otherwise modifying any Loans in excess of $250,000 individually shall be deemed granted if, within three
(3) Business Days of written notice delivered to F&M’s Executive Vice President and Chief Credit Officer or his designee, notice of objection is not received by DELTA. Notwithstanding the $250,000 limit in clause (i) above, DELTA represents that all loans made, renewed or modified will be consistent with past practices, and will occur only in the ordinary course of business.

(t)            Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice). Notwithstanding the foregoing, DELTA may make investments up to $10,000 in its OREO properties to help facilitate the sales and disposals of said OREO properties.

(u)           Tax Elections. Make or change any Tax election, settle or compromise any Tax liability of DELTA or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of an amount of Taxes of DELTA or any of its Subsidiaries (or the assets and liabilities of DELTA or any of its Subsidiaries), enter into any closing agreement with respect to any amount of Taxes or surrender any right to claim a Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

(v)           Antitakeover Statutes . Take any action (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than F&M or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

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(w)           Transactions with Insiders. Make or propose to make any loan to or enter into any transaction with any of the respective directors or executive officers of DELTA, any of its Subsidiaries, or any Affiliate thereof.

(x)            Adverse Actions. Take any action that would or is reasonably likely to result in (i) the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code, (ii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (iii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iv) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation, or
(v) a material delay in the ability of F&M or DELTA to perform any of their obligations under this Agreement on a timely basis.

(y)           Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.02         Forbearances of F&M.   From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of DELTA, which consent shall not be unreasonably withheld, conditioned or delayed, F&M will not, and will cause each of its Subsidiaries not to:

(a)           Adverse Actions.   Take any action that would or is reasonably likely to result in (i) the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code, (ii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (iii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iv) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation, or
(v) a material delay in the ability of F&M or DELTA to perform any of their obligations under this Agreement on a timely basis.

(b)           Offer, Sale and Issuance of F&M Common Stock.   Announce or commence any public or private offer of F&M Common Stock for sale, consummate the public or private sale of any F&M Common Stock, agree or enter into any agreement relating to, or consummate a business combination transaction involving the issuance of F&M Common Stock, in each case where the offering price per share of F&M Common Stock or the value of the F&M Common Stock involved or the business combination transaction is less than $545.00 per share.

(c)           Special Cash Dividends.   Declare, set aside or pay any special cash dividends on the F&M Common Stock other than those customarily paid in like kind and amount, excluding any increases in its normal semi-annual dividend policy.

(d)           Commitments.   Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01         Disclosure Schedules.   On or prior to the date hereof, F&M has delivered to DELTA a schedule and DELTA has delivered to F&M a schedule (each respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Articles IV or VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

5.02         Standard.   Solely for the purposes of determining whether the conditions set forth in Sections 7.02(a) or 7.03(a), as the case may be, have been satisfied (and without otherwise qualifying any representation or warranty made on the date hereof), no representation or warranty of DELTA on the one hand or F&M on the other hand contained in Sections 5.03 or 5.04, respectively, other than the representations of DELTA contained in Sections 5.03(b) and 5.03(m)(vi), which shall be true in all respects, shall be deemed untrue or incorrect for purposes of Sections 7.02(a) or 7.03(a), and no party hereto shall be deemed to have breached a representation or warranty for purposes of such Sections, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

5.03         Representations and Warranties of DELTA.   Subject to Sections 5.01 and 5.02, DELTA hereby represents and warrants to F&M:

(a)           Organization, Standing and Authority.   DELTA is a corporation duly organized, validly existing and in good standing under the laws of the State of California. DELTA is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on DELTA. DELTA has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the DELTA Articles and DELTA Bylaws which have previously been made available to F&M are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of DELTA and each of its Subsidiaries previously made available to F&M contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) through the date hereof.

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(b)           DELTA Capital Stock.   The authorized capital stock of DELTA consists solely of 5,000,000 shares of DELTA Common Stock, of which 380,303 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of DELTA Preferred Stock, of which 110,000 shares of DELTA Preferred Stock are issued and outstanding as of the date hereof. As of the date hereof, no shares of DELTA Common Stock were held in treasury by DELTA or otherwise directly or indirectly owned by DELTA. The outstanding shares of DELTA Common Stock and DELTA Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of DELTA Common Stock or DELTA Preferred Stock have been issued in violation of the preemptive rights of any Person. There are no shares of DELTA Common Stock reserved for issuance, DELTA does not have any Rights issued or outstanding with respect to DELTA Common Stock and DELTA does not have any commitment to authorize, issue or sell any DELTA Common Stock or Rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of DELTA may vote are outstanding.

(c)           Subsidiaries.

(i)        (A) Section 5.03(c)(i)(A) of DELTA’s Disclosure Schedule sets forth a list of all of DELTA’s Subsidiaries together with the employer identification number, corporate address, the number of shares and class of capital stock issued and outstanding and the jurisdiction of organization of each such Subsidiary, (B) except as set forth in Section 5.03(c)(i)(B) of DELTA’s Disclosure Schedules, DELTA owns, directly or indirectly, all the issued and outstanding Equity Securities of each of its Subsidiaries, (C) no Equity Securities of any of its Subsidiaries are or may become required to be issued (other than to DELTA) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to DELTA or any of its wholly owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to DELTA’s rights to vote or to dispose of such securities and (F) all the Equity Securities of DELTA’s Subsidiaries held by DELTA or its Subsidiaries are fully paid and nonassessable (except for assessments required under the National Bank Act with respect to DELTA Bank’s capital stock) and are owned by DELTA or its Subsidiaries free and clear of any Liens. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any of the DELTA Subsidiaries may vote are outstanding.

(ii)       Except as set forth in Section 5.03(c)(ii) of DELTA’s Disclosure Schedule and except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, ownership interests in DELTA’s Subsidiaries and stock in the FHLB and the FRB, DELTA does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

(iii)      Each of DELTA’s Subsidiaries has been duly organized, is validly existing and is in good standing, in each case under the laws of the jurisdiction of its organization, and is duly licensed or qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on DELTA. Each of DELTA’s Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

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(iv)     The deposit accounts of DELTA Bank are insured by the FDIC in the manner and to the maximum extent provided by applicable law, and DELTA Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(d)           Corporate Power. Each of DELTA and its Subsidiaries has the corporate power and corporate authority to carry on its business as it is now being conducted and to own all its properties and assets; and DELTA has the corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction, and to cause DELTA Bank to consummate the Bank Merger Agreement, and DELTA Bank has the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case, subject to receipt of all necessary approvals of Governmental Authorities and the approval of DELTA’s shareholders of this Agreement.

(e)           Corporate Authority. Subject to the approval of this Agreement by the holders of the outstanding DELTA Common and Preferred Stock, this Agreement and the Transaction and the Bank Merger and the Bank Merger Agreement have been authorized by all necessary corporate action of DELTA and DELTA Bank and the DELTA Board and DELTA Bank Board on or prior to the date hereof and the DELTA Board has recommended that shareholders of DELTA adopt this Agreement and directed that such matter be submitted for consideration by DELTA’s shareholders at the DELTA Meeting required by Section 6.02. DELTA has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by F&M, this Agreement is a valid and legally binding obligation of DELTA, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D)).

(f)            Regulatory Approvals; No Defaults.

(i)        No consents or approvals of, or waivers by, or notices to, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by DELTA or any of its Subsidiaries in connection with the execution, delivery or performance by DELTA of this Agreement and by DELTA Bank of the Bank Merger Agreement, or to consummate the Transaction, except as set forth in Section 5.03(f)(i) of DELTA’s Disclosure Schedule and except for (A) filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC, the OCC and the DBO, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the issuance of F&M Common Stock in the Merger, (C) the filing of (1) the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (2) the Certificate of Merger, as certified by the Secretary of State of the State of Delaware, with the Secretary of State of the State of California pursuant to the CGCL and (3) the Bank Merger Agreement with the Secretary of State of the State of California and the DBO pursuant to the CGCL and CFC and (D) the approval of this Agreement by the holders of the outstanding shares of DELTA Common and Preferred Stock. As of the date hereof, DELTA is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

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(ii)       Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by DELTA and the Bank Merger Agreement by DELTA Bank and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of DELTA or any of its Subsidiaries or to which DELTA or any of its Subsidiaries or any of their respective assets or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of DELTA or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

(g)           Financial Reports; Undisclosed Liabilities; Internal Controls.

    (i)       Each of the consolidated balance sheets contained in the DELTA Financial Statements fairly presents, or will fairly present, the consolidated financial position of DELTA and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders’ equity and cash flows (where applicable) in such DELTA Financial Statements fairly presents, or will fairly present, the consolidated results of operations, shareholders’ equity and cash flows (where applicable) of DELTA and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein and subject, in the case of unaudited statements that are part of the DELTA Financial Statements, to normal year-end adjustments.

(ii)       None of DELTA or any of DELTA’s Subsidiaries is required to file periodic reports with any Governmental Authority pursuant to the Exchange Act

(iii)      Except as set forth on the unaudited consolidated balance sheet of DELTA dated as of March 31, 2016, neither DELTA nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities (A) incurred after March 31, 2016 in the ordinary course of business consistent with past practice or (B) incurred pursuant to or provided for in this Agreement and, to DELTA’s Knowledge, there is no existing condition, event or circumstance as of the date hereof which could result in any such material liability in the future.

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(iv)     Since March 31, 2016, (A) DELTA and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, (B) except as set forth in Section 5.03(g)(iv) of DELTA’s Disclosure Schedule, neither DELTA nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any action that, if taken after the date hereof, would constitute a breach of any of the covenants in Section 4.01 and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to DELTA.

(v)      No agreement pursuant to which any Loans or other assets have been or shall be sold by DELTA or its Subsidiaries entitled the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by DELTA or its Subsidiaries, to cause DELTA or its Subsidiaries to repurchase such Loan or other asset or the buyer to pursue any other form of recourse against DELTA or its Subsidiaries. Section 5.03(g)(v) of DELTA’s Disclosure Schedule sets forth all cash, stock or other dividend or any other distribution with respect to the capital stock of DELTA or its Subsidiaries that has been declared, set aside or paid since December 31, 2013, as well as all shares of capital stock of DELTA or any of its Subsidiaries that have been purchased, redeemed or otherwise acquired, directly or indirectly, by DELTA or any of its Subsidiaries since December 31, 2013.
 (vi)    The records, systems, controls, data and information of DELTA and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of DELTA or its Subsidiaries (either directly or through DELTA’s third party data processing service provider) or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 5.03(g)(vi). DELTA (A) has implemented and maintains disclosure controls and procedures to ensure that material information relating to DELTA and its Subsidiaries is made known to the Chief Executive Officer of DELTA by others within DELTA or its Subsidiaries and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to DELTA’s outside auditors and the audit committee of the DELTA Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect DELTA’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in DELTA’s internal controls over financial reporting. These disclosures were made in writing by management to DELTA’s auditors and audit committee and a copy has previously been made available to F&M.

(vii)    Since January 1, 2013, (A) neither DELTA nor any of its Subsidiaries nor, to the Knowledge of DELTA, any director, officer, employee, auditor, accountant or representative of DELTA or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of DELTA or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that DELTA or any of its Subsidiaries, has engaged in questionable accounting or auditing practices, and (B) no attorney representing DELTA or any of its Subsidiaries, whether or not employed by DELTA or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by DELTA or any of its Subsidiaries or their respective officers, directors, employees or agents to the DELTA Board or any committee thereof or, to the Knowledge of DELTA, to any director or officer of DELTA or any of its Subsidiaries.

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(h)          Legal Proceedings. No litigation, arbitration, claim or other proceeding before any court or Governmental Authority is pending against DELTA or any of its Subsidiaries and, to DELTA’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and, to DELTA’s Knowledge, there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither DELTA nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to DELTA.

(i)         Regulatory Matters.

(i)       Since January 1, 2014, DELTA and its Subsidiaries have duly filed with the appropriate regulatory authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and DELTA has previously delivered or made available to F&M accurate and complete copies of all such reports, other than the confidential portions of all such reports. Except as set forth in Section 5.03(i)(i) of DELTA’s Disclosure Schedule, in connection with the most recent examination of DELTA and its Subsidiaries by the appropriate regulatory authorities, neither DELTA nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which DELTA believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on DELTA.

(ii)      Except as set forth in Section 5.03(i)(ii) of DELTA’s Disclosure Schedule and except for orders, decrees, directives, agreements, memorandums of understanding or similar arrangements with or from any Governmental Authority applicable to the banking industry in general, neither DELTA nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has DELTA or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. DELTA and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

(iii)     Except for orders, decrees, directives, agreements, memorandums of understanding commitment letters, supervisory letters or similar submission with or from any Governmental Authority applicable to the banking industry in general, neither DELTA nor any of its Subsidiaries has been advised by, nor does it have any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

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(iv)     (A) Except as set forth in Section 5.03(i)(iv) of DELTA’s Disclosure Schedule, no Governmental Authority has initiated since December 31, 2013 or has pending any proceeding, enforcement action or, to the Knowledge of DELTA, investigation or inquiry into the business, operations, policies, practices or disclosures of DELTA or any of its Subsidiaries (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of DELTA and its Subsidiaries), or, to the Knowledge of DELTA, threatened any of the foregoing, and (B) there is no unresolved violation, criticism, comment or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of DELTA or any of its Subsidiaries.

(v)      The most recent regulatory rating given to DELTA Bank as to compliance with the Community Reinvestment Act is “satisfactory.” To the Knowledge of DELTA, since the last regulatory examination of DELTA Bank with respect to Community Reinvestment Act compliance, DELTA Bank has not received any complaints as to Community Reinvestment Act compliance.

(j)            Compliance With Laws. Each of DELTA and its Subsidiaries:

(i)        is, and at all times since December 31, 2013, has been, in material compliance with all applicable federal, state and local statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Authority applicable thereto or to the employees conducting such business, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FRB and FDIC regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and all posted and internal policies of DELTA and its Subsidiaries related to customer data, privacy and security;

(ii)      has, and at all times since December 31, 2013, has had, all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to DELTA’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii)     has received no notification or communication from any Governmental Authority (A) asserting that DELTA or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to DELTA’s Knowledge, do any grounds for any of the foregoing exist).

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(k)            Material Contracts; Defaults.

(i)        Except for documents set forth in Section 5.03(k)(i) of DELTA’s Disclosure Schedule, neither DELTA nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees, or with regards to the provision of services similar to those provided by an employee, independent contractors or consultants, (B) which would entitle any present or former director, officer, employee, independent contractor, consultant or agent of DELTA or any of its Subsidiaries to indemnification from DELTA or any of its Subsidiaries, (C) which provides for the payment by DELTA or any of its Subsidiaries of severance or other compensation upon a merger, consolidation, acquisition, asset purchase, stock purchase or other business combination transaction involving DELTA or any of its Subsidiaries, including but not limited to, the Transaction, (D) which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (E) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $3,000 per annum, (F) which is with or to a labor union or guild (including any collective bargaining agreement), (G) which relates to the incurrence of indebtedness or guaranty of any liability (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (H) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of DELTA or any of its Subsidiaries, (I) which involves the purchase or sale of assets with a purchase price of $5,000 or more in any single case or $30,000 in all such cases, other than purchases and sales of investment securities or government guaranteed loans in the ordinary course of business consistent with past practice, (J) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $5,000 or more in annual fees, (K) which relates to the settlement or other resolution of any legal proceeding in an amount in excess of $5,000 and that has any continuing obligations, liabilities or restrictions, (L) which relates to a partnership or joint venture or similar arrangement, (M) which is a lease for any real or material personal property owned or presently used by DELTA or any of its Subsidiaries, (N) which materially restricts the conduct of any business by DELTA or any of its Subsidiaries or limits the freedom of DELTA or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict the Surviving Corporation or any of its Affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires DELTA or any of its Subsidiaries to offer specified products or services to its customers or depositors on a priority or exclusive basis, or (O) which is with respect to, or otherwise commits DELTA or any of its Subsidiaries to do, any of the foregoing (collectively, “Material Contracts”). Except as set forth in Section 5.03(k)(i) of DELTA’s Disclosure Schedule, no consents, approvals, notices or waivers are required to be obtained or delivered pursuant to the terms and conditions of any Material Contract as a result of DELTA’s and DELTA Bank’s (as applicable) execution, delivery or performance of this Agreement and the Bank Merger Agreement and the consummation of the Transaction. True, correct and complete copies of all such Material Contracts have been made available to F&M as of the date hereof.

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(ii)      Each of the Material Contracts is in full force and effect (other than due to the ordinary expiration thereof) and is a valid and binding obligation of DELTA or its Subsidiaries and, to DELTA’s Knowledge, is a valid and binding obligation of the other parties thereto, enforceable against DELTA or its Subsidiaries, and to DELTA’s Knowledge, the other parties thereto, in accordance with its terms (in each case, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). DELTA and its Subsidiaries (as applicable) have performed, in all material respects, all obligations required to be performed by them under each Material Contract. Neither DELTA or its Subsidiaries nor, to DELTA’s Knowledge, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which they are a party, by which their respective assets, business, or operations may be bound or affected, or under which their respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by DELTA or any of its Subsidiaries is currently outstanding. With respect to the Material Contracts, to DELTA’s Knowledge, no event has occurred, and no circumstance or condition exists that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, (A) give any Person the right to declare a default or exercise any remedy under any Material Contract, (B) give any Person the right to accelerate the maturity or performance of any Material Contract, or (C) give any Person the right to cancel, terminate or modify any Material Contract.

(iii)     Section 5.03(k)(iii) of DELTA’s Disclosure Schedule sets forth a schedule of all holders of five percent or more of DELTA Common Stock and executive officers and directors of DELTA and its Subsidiaries who have outstanding loans from DELTA or any of its Subsidiaries, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

(l)            No Brokers. Except as set forth in Section 5.03(1)(i) of DELTA’s Disclosure Schedule, no action has been taken by DELTA or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction, other than fees to be paid to FIG Partners LLC, which are set forth in Section 5.03(l)(ii) of DELTA’s Disclosure Schedule. Copies of all agreements with FIG Partners have been previously provided or made available to F&M.

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(m)           Employee Benefit Plans.

(i)       All benefit and compensation plans, contracts, policies or arrangements maintained, contributed to, obligated to be contributed to, or sponsored by DELTA and its Subsidiaries for the benefit of current or former employees of DELTA and its Subsidiaries (the “Employees”) and current or former directors or independent contractors of DELTA or its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements for which DELTA may have any liability including, without limitation, as a result of being deemed a single employer with any entity under Section 4001(b)(1) of ERISA or Section 4141 of the Code (collectively, the “Benefit Plans”), are set forth in Section 5.03(m)(i) of DELTA’s Disclosure Schedule. True and complete copies of the following documents have been provided or made available to F&M: (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts entered into in connection with any Benefit Plans and all amendments thereto; (B) the three most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination or opinion or advisory letter issued by the IRS for each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the three most recent actuarial reports, if any, relating to each Benefit Plan; (G) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA; and (H) the most recent minimum coverage and discrimination testing results for each applicable Benefit Plan.

(ii)      Except as set forth in Section 5.03(m)(ii) of DELTA’s Disclosure Schedule, each Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. No act or omission has occurred and no condition exists with respect to any Benefit Plan that would subject DELTA or any of its Subsidiaries to any fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or other applicable law following the Closing. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter, or advisory or opinion letter, as applicable, from the IRS, and DELTA has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither DELTA nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other Governmental Authority, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no material pending or, to DELTA’s Knowledge, threatened litigation relating to the Benefit Plans. Neither DELTA nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan that could subject DELTA or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other Governmental Authority with respect to any Benefit Plan. No Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Authority.

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(iii)      Neither DELTA nor any of its Subsidiaries maintains or contributes to any Pension Plan, a multiple employer plan (as defined in Section 413(c) of the Code) or multiemployer plan (as defined in 4001(a)(3) of ERISA) other than those disclosed and identified as such in Section 5.03(m)(iii) of DELTA’s Disclosure Schedule. Except as set forth in Section 5.03(m)(iii) of DELTA’s Disclosure Schedule, no liability under Title IV of ERISA has been or is expected to be incurred by DELTA or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or at any time since January 1, 2014 maintained by it or the single-employer plan of any entity which is considered a single employer with DELTA under Section 4001(b) of ERISA or Section 414 of the Code (an “ERISA Affiliate”). Neither DELTA nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate or will be required to be filed in connection with the Transaction. There has been no termination, or partial termination, under Section 411(d)(3) of the Code and the regulations thereunder, of any Pension Plan. All ERISA Affiliates of DELTA are set forth (and designated as an ERISA Affiliate in Section 5.03(m)(iii) of DELTA’s Disclosure Schedule.

(iv)     All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected in the DELTA Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has incurred any “unpaid minimum required contribution” within the meaning of Section 4971(c) of the Code and no multiemployer plan has incurred an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 4971(c) of the Code. DELTA and each of its ERISA Affiliates have met all applicable minimum funding requirements under Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA in respect of each Pension Plan and multiemployer plan. None of DELTA nor any of its ERISA Affiliates have an outstanding funding waiver. The benefit liability, as defined in Section 4001(a)(16) of ERISA, of any Pension Plans subject to Title IV of ERISA, using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (“PBGC”) in the event such Pension Plan is terminated, does not exceed the fair market value of the assets of each such plan. The liabilities of each terminated Pension Plan have been fully discharged in full compliance with applicable laws.

(v)      Neither DELTA nor any of its ERISA Affiliates have any obligations under a Retiree Welfare Plan. DELTA or any of its Subsidiaries may amend or terminate any such Retiree Welfare Plan in accordance with and to the extent permitted by its terms at any time without incurring any liability thereunder. No event or condition exists with respect to a Benefit Plan that could subject DELTA to a material Tax under Section 4980B of the Code.

(vi)     Except as set forth in Section 5.03(m)(vi) of DELTA’s Disclosure Schedule, none of the execution of this Agreement, DELTA shareholder approval of this Agreement or consummation of the Transaction, either alone or in connection with any other event, (A) entitle any Employees or any current or former director or independent contractor of DELTA or any ERISA Affiliate to severance pay or any increase in severance pay upon any termination of employment or service after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under, or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. Neither DELTA nor any ERISA Affiliate has any liability or is a party with respect to any gross-up provision or agreement in connection with Section 280 of the Code or excise Taxes under Section 4999 of the Code.

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(vii)    All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required Tax filings with respect to each Benefit Plan have been made, and any Taxes due in connection with such filings have been paid.

(viii)   Neither DELTA nor any of its Subsidiaries has now, nor has had, the obligation to maintain, establish, sponsor, participate in or contribute to any Benefit Plan or other similar arrangement that is subject to any law or applicable custom or rule of any jurisdiction outside of the United States.

(ix)      No Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(x)       Each Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) (hereinafter referred to as an “DELTA NQDP”) has been maintained, as to both form and operation, in compliance with Section 409A of the Code. No event in connection with an DELTA NQDP has occurred which would subject a participant to inclusion of income under Section 409A(a)(1) of the Code and neither DELTA nor any ERISA Affiliate has any liability or is a party with respect to any gross-up provision or agreement in connection with any income inclusion, interest or additional Tax payable in accordance with Section 409A(a)(1) of the Code.

(xi)      No contributions pursuant to a Benefit Plan have been made by DELTA or any of its Subsidiaries in such amounts that would violate Section 404 of the Code.

(xii)     DELTA and each of its Subsidiaries have in force sufficient bonding for every fiduciary who is or has been required to be bonded with respect to the Benefit Plans, or where the fiduciary is not an employee or director of DELTA, DELTA has ensured that such fiduciary is covered by a bond that complies with Section 412 of ERISA. There does not exist any pending or, to DELTA’s Knowledge, threatened legal proceedings (other than routine claims for benefits), arbitrations, administrative or other proceeding with respect to any Benefit Plan or any related trust or other funding medium thereunder or with respect to DELTA and each of its Subsidiaries as the sponsor or fiduciary thereof, or to DELTA’s Knowledge, with respect to any other fiduciary thereof.

(xiii)    Except as set forth in Section 5.03(m)(xiii) of DELTA’s Disclosure Schedule, each Benefit Plan may be amended or terminated without the consent of participants and without the imposition of any additional liability or penalties upon DELTA or any ERISA Affiliate. The sponsor of each benefit Plan, including, without limitation DELTA, has reserved in itself the authority and discretion to amend or terminate each Benefit Plan and has provided disclosure of such right to each participant and beneficiary (including any potential participants and beneficiaries) of each Benefit Plan.

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(n)           Labor Matters.

(i)       Section 5.03(n)(i) of DELTA’s Disclosure Schedule sets forth (A) the name, title and total compensation of each officer of DELTA and each of its Subsidiaries and each other employee, independent contractor and consultant of DELTA and each of its Subsidiaries, (B) all bonuses and other incentive compensation received by such officers, employees, independent contractors and consultants in 2015 and through March 31, 2016 and any accrual for such bonuses and incentive compensation and (C) all contracts, agreements, commitments or arrangements by DELTA and each of its Subsidiaries regarding compensation with any of its respective officers, employees, independent contractors and consultants, including those to increase the compensation or to modify the conditions or terms of employment.

(ii)      To DELTA’s Knowledge, no officer or director of DELTA or any of its Subsidiaries or any employee, independent contractor or consultant of DELTA or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, that could adversely affect the ability of DELTA or any of its Subsidiaries to conduct its business as currently conducted.

(iii)     Neither DELTA nor any of its Subsidiaries has classified any individual as an “independent contractor” or similar status who, under applicable law, rule or regulation or the provisions of any Benefit Plan, should have been classified as an employee. Neither DELTA nor any of its Subsidiaries has incurred any liability for improperly excluding any Person from participating in any Benefit Plan who provides or provided services to DELTA or any of its Subsidiaries, in any capacity.

(iv)     None of the officers, employees or consultants of DELTA or any of its Subsidiaries has informed DELTA or such Subsidiary of his or her intent, nor does DELTA have any Knowledge of any of the officers, employees or consultants of DELTA or any of its Subsidiaries having an intention, to terminate employment with DELTA or any of its Subsidiaries during the next twelve (12) months.

(v)      Neither DELTA nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement, arrangement or understanding with a labor union or labor organization, nor is DELTA or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel DELTA or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to DELTA’s Knowledge, threatened, nor does DELTA have any Knowledge of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Each of DELTA and its Subsidiaries has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any policy, practice, agreement, plan, program, statute or other law. Except as set forth in Section 5.03(n)(v) of DELTA’s Disclosure Schedule, the employment of each officer and employee of DELTA and each of its Subsidiaries is terminable at the will of DELTA or such Subsidiary.

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    (vi)     (A) Except as set forth in Section 5.03(n)(vi) of DELTA’s Disclosure Schedule, there is no pending or, to DELTA’s Knowledge, threatened legal proceeding involving DELTA or any of its Subsidiaries, on the one hand, and any present or former employee(s) of DELTA or any of its Subsidiaries, on the other hand, and (B) no other Person, to DELTA’s Knowledge, has threatened any claim or any legal proceeding against DELTA or any of its Subsidiaries (or, to DELTA’s Knowledge, against any officer, director or employee of DELTA or any of its Subsidiaries) relating to employees or former employees of DELTA or any of its Subsidiaries, including any such claim or legal proceeding arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act or the Family and Medical Leave Act).

(vii)    DELTA and each of its Subsidiaries is, and at all times since December 31, 2013 has been, in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Authority relating to labor, employment, termination of employment or similar matters, including, but not limited to, such laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave and employee terminations, and has not engaged in any unfair labor practices or similar prohibited practices.

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(o)           Environmental Matters. Except as set forth in Section 5.03(o) of DELTA’s Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on DELTA or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws pending or, to DELTA’s Knowledge, threatened against DELTA or any of its Subsidiaries, which liability or obligation could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on DELTA. To DELTA’s Knowledge, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on DELTA. DELTA and each of its Subsidiaries is in compliance in all material respects with applicable Environmental Laws. To DELTA’s Knowledge, no real property (including buildings or other structures) currently or at any time since January 1, 2014 owned or operated by DELTA or any of its Subsidiaries, or any property in which DELTA or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role (“DELTA Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect with respect to DELTA. To DELTA’s Knowledge, neither DELTA nor any of its Subsidiaries could be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any DELTA Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect with respect to DELTA. Neither DELTA nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property. Neither DELTA nor any of its Subsidiaries nor, to DELTA’s Knowledge, any Person whose liability DELTA or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law. Neither DELTA nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. To DELTA’s Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving DELTA or any of its Subsidiaries, any currently or at any time since January 1, 2014 owned or operated property, any DELTA Loan Property, or any Person whose liability DELTA or any of its Subsidiaries has assumed, whether contractually or by operation of law, that could reasonably be expected to result in any material claims, liability or investigations against DELTA, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any DELTA Loan Property. DELTA has previously provided and made available to F&M copies of all environmental reports or studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to DELTA, its Subsidiaries and any currently or at any time since January 1, 2014 owned or operated property.

As used herein, the term “Environmental Laws” means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or agency or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, material release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq. and related or similar state and local laws and regulations. The term “Hazardous Substance” means any substance that is: (X) listed, classified or regulated pursuant to any Environmental Law, (Y) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation or (Z) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

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(p)           Tax Matters.

(i)        (A) All Tax Returns that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file that have not expired) by or with respect to the DELTA Group have been or will be timely filed on or before the Closing Date, (B) all such Tax Returns are or will be true, correct and complete in all respects, (C) all Taxes due and payable by or with respect to the DELTA Group (whether or not shown as due on any Tax Return) have been timely paid in full and all Taxes not yet due and payable have been (or will be prior to the Closing Date) accrued and adequately disclosed and fully provided for in accordance with GAAP in the DELTA Financial Statements, (D) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (F) no statutes of limitation with respect to any Taxes of the DELTA Group have been waived by or on behalf of the DELTA Group.

(ii)       DELTA has made available to F&M (A) true and correct copies of the U.S. federal, state, local and foreign income Tax Returns filed by or on behalf of the DELTA Group for each of the three most recent fiscal years for which such returns have been filed and
(B) any audit report issued within the last three years relating to Taxes due from or with respect to the DELTA Group or its income, assets or operations. Section 5.03(p)(ii) of DELTA’s Disclosure Schedule sets forth any income or franchise Tax Returns filed by or on behalf of the DELTA Group that have been examined by any taxing authority.

(iii)     There are no audits or investigations by any taxing authority or proceedings in progress with respect to the DELTA Group, nor has the DELTA Group received any notice from any taxing authority that it intends to conduct such an audit or investigation.

(iv)     No claim has been made by a taxing authority in a jurisdiction where the DELTA Group does not already file Tax Returns that the DELTA Group is or may be subject to taxation by that jurisdiction.

(v)      The DELTA Group has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over all amounts required to be so withheld and paid over to the appropriate taxing authorities for all periods under all applicable laws.

(vi)     The DELTA Group does not have a permanent establishment in any country other than the United States under any applicable Tax treaty between the United States and such other country.

(vii)    There are no Liens or other encumbrances on any of the assets of the DELTA Group that arose in connection with any failure (or alleged failure) to pay any Tax.

(viii)   No closing agreements, extensions of time within which to file any Tax Return, private letter rulings (or comparable rulings), technical advice memoranda or similar agreements or rulings have been entered into, requested of or issued by any taxing authority with respect to the DELTA Group.

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(ix)      No member of the DELTA Group has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code. No member of the DELTA Group has been described as a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares that was reported or otherwise constituted a distribution of shares under Section 355(i) of the Code in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transaction contemplated by this Agreement.

(x)       No member of the DELTA Group is or has been, a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xi)      The DELTA Group will not be required to include any material item of income in, or exclude any material item of deduction from its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality), (B) an installment sale or open transaction, (C) a prepaid amount, or (D) change in the accounting method of DELTA pursuant to Section 481 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality).

(xii)     Except as set forth in Section 5.03(p)(xii) of DELTA’s Disclosure Schedule, neither DELTA nor any of its Subsidiaries is a party to any Tax sharing, Tax allocation or similar agreement or arrangement (whether or not written) with any Person.

(xiii)    The DELTA Group has not (A) consummated or participated in, and is not currently participating in, any transaction which was or is a “Tax shelter” transaction as defined in Section 6662, 6011, 6111 or 6112 of the Code, applicable regulations thereunder or other related published guidance from the IRS or (B) engaged in any transaction that could give rise to (1) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (2) a list maintenance obligation with respect to any person under Section 6112 of the Code or the regulations thereunder, or (3) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code or the regulations thereunder.

(xiv)    No power of attorney granted by any member of the DELTA Group relating to Taxes is currently in force.

(xv)    The DELTA Group does not have any liability for Taxes of any person under §1.1502-6 of the regulations of the Treasury (“Treasury Regulations”) (or any similar provision of any state, local or foreign law), or as a transferee or successor, or by contract or otherwise.

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(xvi)    No member of the DELTA Group has been a member of a consolidated, combined, unitary or affiliated group (other than a group of which DELTA is the parent) or has any liability for Taxes of any Person (other than as a member of the DELTA Group) under Section 1.1502-6 of the regulations of the U.S. Treasury (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(xvii)  At no time has (A) any member of the DELTA Group been treated as an “S Corporation” within the meaning of Section 1361 of the Code or (B) any purported election been made pursuant to Section 1362 of the Code with respect to any member of the DELTA Group.

(xviii) The DELTA Group maintains a taxpayer reporting and documentation policy which includes obtaining and reviewing taxpayer documentation (e.g., U.S. tax forms 1099, W-9 and W-8) for customers and vendors. If the DELTA Group does not receive appropriate taxpayer documentation, it back up withholds on disbursements. Additionally, the DELTA Group timely files and pays all withholding tax obligations as required by U.S. tax law.

(xix)    The DELTA Group shall make available to F&M true and correct schedules setting forth the income Tax attributes (such as but not limited to current and accumulated net operating losses and adjusted Tax basis of the DELTA Group’s assets of the DELTA Group) including any applicable limitations or restrictions on the use of those Tax attributes (such as but not limited to prior limitations under Section 382 of the Code).

(xx)     There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the DELTA Group by reason of Section 280G of the Code.

(xxi)    The DELTA Group has not filed a consent under Section 341(f) of the Code.

(xxii)    No property owned by the DELTA Group (A) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (C) is “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code.

(xxiii)  The DELTA Group does not owe any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(xxiv)  Any adjustment of Taxes of the DELTA Group made by a Governmental Authority, which is required to be reported to another Governmental Authority, has been so reported.

(xxv)   The DELTA Group is not required to include in income any amount for an adjustment pursuant to (A) election by the DELTA Group under Section 108(i) of the Code or the Treasury Regulations thereunder or (B) any other election, action, or agreement by the DELTA Group that would have the effect of deferring any liability for Taxes of the DELTA Group.

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(q)           Risk Management Instruments.

(i)        Except as set forth in Section 5.03(q)(i) of DELTA’s Disclosure Schedule, neither DELTA nor any of its Subsidiaries is a party to, or has agreed to enter into a Derivatives Contract, whether for the account of DELTA or any of its Subsidiaries.

(ii)      “Derivatives Contract” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term “Derivatives Contract” shall not include any DELTA Options.

(r)            Loans; Nonperforming and Classified Assets.

(i)        Each Loan on the books and records of DELTA and its Subsidiaries was made and has been serviced in all material respects in accordance with DELTA Bank’s lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to DELTA’s Knowledge, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles. The Loan data information previously provided by DELTA to F&M accurately reflects in all material respects the Loan portfolio of DELTA and its Subsidiaries as of the date of such loan information.

(ii)       DELTA has set forth in Section 5.03(r)(ii) of DELTA’s Disclosure Schedule as of the date hereof: (A) any Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to DELTA’s Knowledge, in default of any other material provision thereof; (B) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by DELTA, any of its Subsidiaries or an applicable regulatory authority (it being understood that no representation is being made that the DBO, OCC or the FDIC would agree with the loan classifications established by DELTA); (C) a listing of the OREO acquired by foreclosure or by deed-in -lieu thereof, including the book value thereof as of March 31, 2016; and (D) each Loan with any director, executive officer or five percent or greater shareholder of DELTA or any of its Subsidiaries, or to DELTA’s Knowledge, any Person controlling, controlled by or under common control with, any of the foregoing.

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(s)   Properties. All real and personal property owned by DELTA or any of its Subsidiaries or presently used by any of them in their respective business is in a good condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with their past practices. DELTA has good, marketable and indefeasible title, free and clear of all Liens, to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet of DELTA as of June 30, 2015, or acquired after such date, other than properties sold by DELTA or any of its Subsidiaries in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established, (ii) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated balance sheet of DELTA as of June 30, 2015. All real and personal property which is material to DELTA’s business on a consolidated basis and leased or licensed by DELTA or any of its Subsidiaries is held pursuant to leases or licenses which are valid obligations of DELTA or any of its Subsidiaries and, to DELTA’s Knowledge, are valid and binding obligations of the other parties thereto, enforceable against DELTA or such Subsidiary of DELTA, and to DELTA’s Knowledge, the other parties thereto, in accordance with their terms (in each case, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles). To DELTA’s Knowledge, DELTA and its Subsidiaries are in compliance with all applicable health and safety related requirements for the real property owned by any of them, including those requirements under the Americans with Disabilities Act of 1990, as amended.

(t)    Intellectual Property; Information Technology; Security.

(i)        Each of DELTA and its Subsidiaries owns or possesses valid and binding licenses and other rights to use all Intellectual Property which is listed and described in Section 5.03(t)(i) of DELTA’s Disclosure Schedule (other than commercially available “shrink wrap” or “click wrap” licenses), and neither DELTA nor any of its Subsidiaries has received any notice of conflict or allegation of invalidity with respect thereto that asserts the right of others. Each of DELTA and its Subsidiaries owns or has a valid right to use or license the Intellectual Property, free and clear of all Liens (except any restrictions set forth in any licensed Intellectual Property), and has performed all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing. To DELTA’s Knowledge, such Intellectual Property is valid and enforceable in the United States.

(ii)       (A) Each of DELTA and its Subsidiaries owns or is validly licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (B) to DELTA’s Knowledge, the use of any Intellectual Property by DELTA or any of its Subsidiaries and the conduct of their respective businesses as currently conducted does not infringe on or otherwise violate the legal rights of any Person; (C) to DELTA’s Knowledge, no Person is challenging, infringing on or otherwise violating any right of DELTA or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to DELTA or any of its Subsidiaries; and (D) neither DELTA nor any of its Subsidiaries has received any written notice or otherwise has Knowledge of any pending legal proceeding against DELTA or any of its Subsidiaries with respect to any Intellectual Property used by DELTA or any of its Subsidiaries, or any Intellectual Property owned by any Person, and as of the date hereof, DELTA and its Subsidiaries are unaware of any facts or events that would give rise to any legal proceeding against DELTA or any of its Subsidiaries that is likely to succeed.

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(iii)     To DELTA’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of DELTA’s and its Subsidiaries respective businesses (collectively, “DELTA IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The DELTA IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct business as currently conducted. Neither DELTA nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the DELTA IT Systems. DELTA and its Subsidiaries have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of its business (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of its business. Neither DELTA nor any of its Subsidiaries is in breach of any Material Contract related to any DELTA IT Systems.

(u)           Fiduciary Accounts. DELTA and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither DELTA nor any of its Subsidiaries, nor, to DELTA’s Knowledge, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(v)           Books and Records . The books and records of DELTA and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of DELTA and its Subsidiaries.

(w)           Insurance. Section 5.03(w) of DELTA’s Disclosure Schedule lists and summarizes all of the insurance policies, binders, or bonds currently maintained by DELTA and its Subsidiaries (“Insurance Policies”), which summary includes for each Insurance Policy, the name of the insurance carrier, annual premiums, and the amount of coverage per event and, in the aggregate, a named insured (including any additional insured that may be required), or otherwise the beneficiary of the coverage. DELTA and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as are customary and prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; neither DELTA nor any of its Subsidiaries is in default thereunder; no event has occurred which, with notice or lapse of time, or both, would constitute a default or permit termination, modification or acceleration under such policies; all premiums due and payable with respect to the Insurance Policies have been timely and fully paid; and all claims thereunder have been filed in due and timely fashion. There is no claim for coverage by DELTA or any of its Subsidiaries pending under any Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or in respect of which such underwriters have reserved their rights. Neither DELTA nor any of its Subsidiaries have received written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any Insurance Policies.

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(x)            Allowance For Loan Losses. DELTA Bank’s allowance for loan losses is, and shall be as of the Effective Date, in compliance with DELTA Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

(y)           Transactions With Affiliates. All “covered transactions” between DELTA Bank and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act, have been in compliance with such provisions.

(z)            Required Vote; Antitakeover Provisions.

(i)       The affirmative votes of the holders of (i) a majority of the outstanding shares of DELTA Common and Preferred Stock voting together and (ii) 66 2/3% of the Preferred Stock voting as a class, are necessary to approve this Agreement and the Transaction on behalf of DELTA. No other vote of the shareholders of DELTA is required by law, the DELTA Articles, the DELTA Bylaws or otherwise to approve this Agreement, the Bank Merger Agreement and the Transaction.

(ii)       Based on the representation and warranty of F&M contained in Section 5.04(l), no “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation under the CGCL or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the DELTA Articles and DELTA Bylaws), apply or will apply to this Agreement, the Bank Merger Agreement or the Transaction.

(aa)         Fairness Opinion. The DELTA Board has received the opinion of FIG Partners LLC to the effect that as of such date, subject to the assumptions, qualifications, limitations and other matters stated therein, the Merger Consideration is fair to the holders of DELTA Common and Preferred Stock from a financial point of view.

(bb)         Transactions in Securities.

(i)        Since January 1, 2014, all offers and sales of DELTA Common Stock by DELTA were at all relevant times exempt from, or complied with, the registration requirements of the Securities Act.

(ii)       Except as set forth in Section 5.03(bb)(ii) of DELTA’s Disclosure Schedule, since January 1, 2014, neither DELTA, nor any of its Subsidiaries, nor, to DELTA’s Knowledge, (A) any director or executive officer of DELTA or any of its Subsidiaries, (B) any Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (C) any Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of DELTA Common Stock or other securities issued by DELTA
(1) during any period when DELTA was in possession of material nonpublic information, or (2) in violation of any applicable provision of federal or state securities laws, rules or regulations.

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(cc)          Registration Obligation. Neither DELTA nor any of its Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

(dd)        Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04         Representations and Warranties of F&M. Subject to Sections 5.01 and 5.02, F&M hereby represents and warrants to DELTA as follows:

(a)           Organization, Standing and Authority. F&M is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. F&M is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on F&M. F&M has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b)           F&M Capital Stock.

(i)        As of the date hereof, the authorized capital stock of F&M consists solely of 7,500,000 shares of F&M Common Stock, of which 792,387 shares were issued and outstanding as of the close of business on March 31, 2016, and 1,000,000 shares of F&M Preferred Stock, of which no shares were issued and outstanding as of the date hereof. The outstanding shares of F&M Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of F&M Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of F&M, except for shares of F&M Common Stock issuable pursuant to the F&M Benefit Plans, the F&M Shareholder Rights Plan and by virtue of this Agreement.

(ii)       The shares of F&M Common Stock to be issued in exchange for shares of DELTA Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

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(c)           F&M Bank.

(i)        F&M Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. F&M Bank is duly licensed by the DBO and its deposit accounts are insured by the FDIC in the manner and to the maximum extent provided by applicable law.

(ii)       (A) F&M owns, directly or indirectly, all the issued and outstanding equity securities of F&M Bank, (B) no equity securities of F&M Bank are or may become required to be issued (other than to F&M) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which F&M Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to F&M or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to F&M’s right to vote or to dispose of such securities.

(d)           Corporate Power. Each of F&M and F&M Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. F&M has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction and to cause F&M Bank to consummate the Bank Merger Agreement, and F&M Bank has the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case, subject to the receipt of all necessary approvals of Governmental Authorities.

(e)           Corporate Authority. This Agreement and the Transaction and the Bank Merger and the Bank Merger Agreement have been authorized by all necessary corporate action of F&M, the F&M Board, F&M Bank and the F&M Bank Board, as applicable, and will be authorized by all necessary corporate action of the sole shareholder of F&M Bank. This Agreement has been duly executed and delivered by F&M and, assuming due authorization, execution and delivery by DELTA, this Agreement is a valid and legally binding agreement of F&M enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f)            Regulatory Approvals; No Defaults.

(i)       No consents or approvals of, or waivers by, or notices to, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by F&M or any of its Subsidiaries in connection with the execution, delivery or performance by F&M of this Agreement and by F&M Bank of the Bank Merger Agreement or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC, the OCC and the DBO, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the issuance of F&M Common Stock in the Merger, and (C) the filing of (1) the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (2) the Certificate of Merger, as certified by the Secretary of State of the State of Delaware, with the Secretary of State of the State of California pursuant to the CGCL, and (3) the Bank Merger Agreement with the Secretary of State of the State of California and the DBO pursuant to the CGCL and CFC. As of the date hereof, F&M is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

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(ii)      Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by F&M and the Bank Merger Agreement by F&M Bank and the consummation of the Transaction do not and will not
(A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of F&M or of any of its Subsidiaries or to which F&M or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of F&M or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

(g)           Financial Reports and Securities Documents; Material Adverse Effect.

(i)        F&M’s Annual Report on Form 10-K for the year ended December 31, 2015 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2015 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, F&M’s “Securities Documents”) with the SEC, as of the date filed or to be filed,
(A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated statements of financial condition contained in or incorporated by reference into any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of F&M and its Subsidiaries as of its date, and each of the consolidated statements of operations and stockholders’ equity and other comprehensive income (loss) and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity and other comprehensive income (loss) and cash flows, as the case may be, of F&M and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

(ii)       Since January 31, 2016, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to F&M.

(h)           Legal Proceedings. No litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against F&M or its Subsidiaries and, to F&M’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding in any such case that, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect with respect to F&M. Neither F&M nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restrictions that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to F&M.

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(i)            No Brokers. No action has been taken by F&M or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction, other than a fee payable by F&M to Keefe, Bruyette & Woods.

(j)            Regulatory Matters.

(i)        Since January 1, 2014, F&M and each of its Subsidiaries has duly filed with the appropriate Governmental Authority in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examination of F&M and each of its Subsidiaries by the appropriate regulatory authorities, neither F&M nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which F&M believes in good faith has not now been corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on F&M. To the Knowledge of F&M, since F&M Bank’s last regulatory examination of Community Reinvestment Act compliance, F&M Bank has not received any complaints as to Community Reinvestment Act compliance.

(ii)       Neither F&M nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor, excluding those applicable to the banking industry generally, has F&M or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. F&M and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

(iii) Neither F&M nor any its Subsidiaries has been advised by, and does not have any Knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or, excluding those applicable to the banking industry generally, any request for the adoption of any policy, procedure or board resolution.

(iv)     (A) No Governmental Authority has initiated since December 31, 2013 or has pending any proceeding, enforcement action or, to F&M’s Knowledge, investigation or inquiry into the business, operations, policies, practices or disclosures of F&M or any of its Subsidiaries (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of F&M or the applicable Subsidiary), or, to F&M’s Knowledge, threatened any of the foregoing, and (B) there is no unresolved violation, criticism, comment or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of F&M or its Subsidiaries, except in each case in subparagraphs
(A) and (B), that did not have a Material Adverse Effect.

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(v)      F&M and F&M Bank are and will be at the Effective Time, after giving effect to the Merger and Transactions contemplated by the Agreement, “well -capitalized” (as that term is defined at 12 CFR §225.2(r) or the relevant regulation of its primary federal bank regulator) and the rating of F&M Bank under the CRA is no less than “satisfactory.” Neither F&M nor F&M Bank has received any notification from a Governmental Authority that their status as “well-capitalized” or “satisfactory” for CRA purposes will change within one year, nor does F&M have Knowledge of any conditions or circumstances that would result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

(k)           Compliance With Laws. Each of F&M and its Subsidiaries:

(i)       is, and at all times since December 31, 2014, has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Section 23A and 23B of the Federal Reserve Act and FRB regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of F&M and its Subsidiaries related to customer data, privacy and security;

(ii)       has, and at all times since December 31, 2014, has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to F&M’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii)     has received no notification or communication from any Governmental Authority (A) asserting that F&M or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to F&M’s Knowledge, do any grounds for any of the foregoing exist).

(l)            Ownership of DELTA Common Stock. None of F&M or any of its Subsidiaries, or to F&M’s Knowledge, any of its other Affiliates or associates (as such term is defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of DELTA Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

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(m)          Absence of Certain Changes or Events. Since January 1, 2015, except as specifically contemplated by or as disclosed in this Agreement or otherwise disclosed in F&M’s public filings with the SEC, there has not been any Material Adverse Effect with respect to F&M or any event or development that is reasonably expect to have, either individually or in the aggregate, a Material Adverse Effect with respect to F&M.

(n)           Sufficient Cash to Pay Cash Consideration and Fractional Shares. At and immediately prior to the Closing and the Effective Time, F&M shall have available a sufficient amount of cash to pay the cash consideration to holders of Delta Preferred Stock as contemplated by Section 3.01(c) of this Agreement and to pay each holder of Delta Common Stock who otherwise would have been entitled to a fraction of shares of F&M Common Stock as contemplated by Section 3.04 of this Agreement.

(o)           Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

ARTICLE VI

COVENANTS

6.01         Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of DELTA and F&M agrees to use its reasonable best efforts in good faith, and to cause their respective Subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

6.02         Shareholder Approval.

(a)           DELTA agrees to take, in accordance with applicable law and the DELTA Articles and the DELTA Bylaws, all action necessary to convene as soon as reasonably practicable after the Registration Statement becomes effective, a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by DELTA’s shareholders for consummation of the Transaction (including any adjournment or postponement, the “DELTA Meeting”). Except with the prior approval of F&M, no other matters (except for the election of directors and ratification of accountants) shall be submitted for the approval of the DELTA shareholders at the DELTA Meeting. Subject to Section 6.02(b), the DELTA Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders and shall not (x) withdraw, modify or qualify in any manner adverse to F&M such recommendation or (y) take any other action or make any other public statement in connection with the DELTA Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”), except as and to the extent permitted by Section 6.02(b).

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(b)           Notwithstanding the foregoing, DELTA and the DELTA Board shall be permitted to effect a Change in Recommendation if and only to the extent that:

(i)        DELTA shall have complied in all material respects with Section 6.07;

(ii)       the DELTA Board, based on advice of its outside counsel, shall have determined in good faith that failure to do so would result in a violation of its fiduciary duties assuming the application of Delaware law; and

(iii)     if the DELTA Board intends to effect a Change in Recommendation following an Acquisition Proposal, (A) the DELTA Board shall have concluded in good faith, after giving effect to all of the adjustments which may be offered by F&M pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) DELTA shall notify F&M, at least five (5) Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to F&M a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and all other material documents, and (C) prior to effecting such a Change in Recommendation, DELTA shall, and shall cause its financial and legal advisors to, during the period following DELTA’s delivery of the notice referred to in clause (B) above, negotiate with F&M in good faith for a period of up to five (5) Business Days (to the extent F&M desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

6.03         Registration Statement.

(a)           F&M agrees to prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by F&M with the SEC in connection with the issuance of the shares of F&M Common Stock to the DELTA Common Stock shareholders as part of the Merger Consideration in the Merger (including the proxy statement for the DELTA Meeting and prospectus and other proxy solicitation materials of F&M and DELTA constituting a part thereof (the “Proxy Statement”) and all related documents). DELTA shall prepare and furnish such information relating to it, its Subsidiaries and their respective directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and DELTA, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. DELTA agrees to cooperate with F&M and F&M’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that DELTA has cooperated as described above, F&M shall use its best efforts to file, or cause to be filed, the Registration Statement with the SEC within forty-five (45) days of the date of this Agreement or as promptly as reasonably practicable thereafter. Each of DELTA and F&M agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. F&M also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, DELTA shall promptly mail at its expense the Proxy Statement to all of its shareholders.

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(b)           Each of DELTA and F&M agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to DELTA’s shareholders and at the time(s) of the DELTA Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of DELTA and F&M further agrees that if such party shall become aware prior to the date of effectiveness of the Registration Statement of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

(c)           F&M agrees to advise DELTA, promptly after F&M receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of F&M Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent F&M is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04         Regulatory Filings.

(a)           Each of F&M and DELTA and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and F&M shall use its best efforts to make any initial application filings with Governmental Authorities within thirty (30) days of the date of this Agreement or as promptly as reasonably practicable thereafter. Each of F&M and DELTA shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transaction, provided that F&M shall not be required to provide DELTA with confidential portions of any filing with a Government Authority. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transaction, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transaction. Each party hereto further agrees to provide the other parties with a copy of all correspondence to or from any Governmental Authority in connection with the Transaction, provided that F&M shall not be required to provide DELTA with confidential portions of any filing with a Governmental Authority.

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(b)           Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Authority.

6.05         Press Releases. DELTA and F&M shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that F&M may, without the prior consent of DELTA (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the SEC. DELTA and F&M shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

6.06         Access; Information.

(a)           DELTA agrees that upon reasonable notice and subject to applicable laws relating to confidentiality or to the exchange of information, it shall afford F&M and F&M Bank’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), systems, properties, personnel and advisors of DELTA and its Subsidiaries and to such other information relating to DELTA and its Subsidiaries as F&M may reasonably request and, during such period, it shall furnish promptly to F&M (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state banking, lending, securities, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of DELTA and its Subsidiaries as F&M may reasonably request.

(b)          During the period from the date of this Agreement to the Effective Time, DELTA shall, upon the request of F&M, cause one or more of its designated representatives to confer on a regular basis with representatives of F&M regarding its consolidated financial condition, operations and business and matters relating to the completion of the Transaction. As soon as reasonably available, but in no event more than 15 days after the end of each calendar quarter ending after the date of this Agreement, DELTA will deliver to F&M its consolidated balance sheet and consolidated statements of income, and changes in shareholders’ equity, without related notes, for such quarter prepared in accordance with GAAP. Within 15 days after the end of each month, DELTA will deliver to F&M a consolidated balance sheet and consolidated statements of income, without related notes, for such month prepared in such form as provided to the DELTA Board.

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(c)           All information furnished pursuant to this Section 6.06 shall be subject to the provisions of the confidentiality agreement, dated as of June 24, 2015 by and between F&M and DELTA (the “Confidentiality Agreement”).

(d)           No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

6.07         Acquisition Proposals.

(a)           DELTA agrees that it shall, and shall direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of DELTA or any of its Subsidiaries thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. From the date of this Agreement through the Effective Time, neither DELTA nor any of its Subsidiaries shall, and shall cause their respective directors, officers or employees or any Representative retained by them not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any Person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than F&M or its Affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the DELTA Meeting, if the DELTA Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, the DELTA Board’s fiduciary duties, assuming the application of Delaware law, DELTA may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a) that the DELTA Board determines in good faith constitutes a Superior Proposal (as defined below), subject to providing 48 hour prior written notice of its decision to take such action to F&M and identifying the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b), (1) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by DELTA after consultation with its outside counsel) on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement are to F&M, and (2) participate in discussions or negotiations regarding such a Superior Proposal. For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person or group of Persons acting in concert relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of DELTA and its Subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of DELTA or DELTA Bank, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of Equity Securities of DELTA or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving DELTA, other than the Transaction contemplated by this Agreement. For purposes of this Agreement, the term “Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of DELTA Common Stock then outstanding or all or substantially all of DELTA’s consolidated assets, which the DELTA Board determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account the advice of DELTA’s financial advisor (which shall be a recognized investment banking firm) and outside counsel, (i) is more favorable from a financial point of view to its shareholders than the Merger, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the DELTA Board, is reasonably likely to be obtained by such third party.

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(b)           In addition to the obligations of DELTA set forth in Section 6.07(a), DELTA shall promptly (within two (2) Business Days) advise F&M orally and in writing of its receipt of any Acquisition Proposal (or any inquiry which could reasonably be expected to lead to an Acquisition Proposal) and keep F&M informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to F&M all materials provided to or made available to any third party pursuant to this Section 6.07 which were not previously provided to F&M.

(c)           DELTA agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of DELTA or its Subsidiaries shall be deemed a breach of this Section 6.07 by DELTA.

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(d)          The parties hereto agree that irreparable damage would occur in the event any of the restrictions set forth in Section 6.07(a) were violated by DELTA, its Subsidiaries or any Representative of DELTA or its Subsidiaries. It is accordingly agreed that F&M shall be entitled to an injunction or injunctions to prevent breaches of Section 6.07 and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which F&M is entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations provided for in this Section 6.07, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, F&M shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

6.08    Certain Policies. Prior to the Effective Date, upon the request of F&M, DELTA shall, and shall cause its Subsidiaries to, consistent with GAAP and applicable banking laws and regulations, use their reasonable best efforts to make such accounting adjustments and to modify or change their Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of F&M; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no such modification or change made by DELTA or any of its Subsidiaries pursuant to this Section 6.08 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of DELTA or its management with any such adjustments.

6.09    Consulting Agreements. Prior to the Effective Time, DELTA shall cause each of Toinette Rossi, Valerie Rossi and Warren Wegge to enter into their respective Consulting Agreements with F&M Bank.

6.10    Indemnification by F&M.

(a)           From and after the Effective Time through the sixth anniversary of the Effective Time, F&M (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of DELTA or a DELTA Subsidiary, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of DELTA or any DELTA Subsidiary or is or was serving at the request of DELTA or any DELTA Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent which such Indemnified Parties would be entitled under the DELTA Articles and the DELTA Bylaws (assuming, with respect to both the DELTA Articles and the DELTA Bylaws that all references therein to “Corporation” shall be deemed to be “Farmers & Merchants Bancorp or its successors,” assuming that all references to “shall have the power to” shall be deemed to be “shall,” and assuming that all references to “may” shall be deemed to be “shall,” and, further, the phrase “to the fullest extent” in this Section 6.10(a) requires the directors of F&M or its successors to exercise any discretion in good faith), or any agreement, arrangement or understanding which has been set forth in Section 6.10 of DELTA’s Disclosure Schedule, in each case as in effect on the date hereof, or the “tail insurance” to be purchased pursuant to Section 6.10(c).

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(b)           Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the Indemnified Parties have conflicts of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c)           DELTA shall purchase as part of DELTA’s Merger Related Expenses, and F&M shall maintain, “tail insurance” for DELTA’s existing directors’ and officers’ liability insurance coverage covering persons who are currently covered by such insurance for a period of six (6) years after the Effective Time, which persons shall be the beneficiaries of such “tail insurance” coverage.

(d)           If F&M or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of F&M shall assume the obligations set forth in this Section 6.10.

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6.11         Benefit Plans and Employee Matters.

(a)           As soon as administratively practicable after the Effective Time, F&M shall take all reasonable action so that employees of DELTA and its Subsidiaries who will continue to be employed after the Effective Time shall be entitled to participate in each employee benefit plan, program or arrangement of F&M and F&M Bank of general applicability (the “F&M Benefit Plans”) to the same extent as similarly-situated employees of F&M and its Subsidiaries (it being understood that inclusion of the employees of DELTA and its Subsidiaries in the F&M Benefit Plans may occur at different times with respect to different plans). F&M shall cause each F&M Benefit Plan in which employees of DELTA and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the F&M Benefit Plans, the service of such employees with DELTA and its Subsidiaries to the same extent as such service was credited for such purpose by DELTA and its Subsidiaries, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of F&M to amend or terminate any of the F&M Benefit Plans or the DELTA Benefit Plans in accordance with their terms at any time.

(b)           At such time as employees of DELTA and its Subsidiaries become eligible to participate in a medical, dental or health plan of F&M or its Subsidiaries, F&M shall use its best efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of F&M, (ii) provide full credit under such plans for any deductibles, co-payment and out -of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under a corresponding DELTA Benefit Plan prior to the Effective Time.

(c)           Effective as of no later than the day immediately preceding the Effective Time, DELTA shall provide F&M with evidence that DELTA’s profit sharing plan and its 401(k) and Employee Stock Ownership Plan (collectively the “DELTA Plans”) are in the process of being terminated pursuant to resolutions of the DELTA Board that are effective as of no later than the day immediately preceding the Effective Time, provided, however, that the effectiveness of such termination may be conditioned on the consummation of the Merger. The form and substance of such resolutions shall be subject to the review and reasonable and timely approval of F&M. DELTA also shall take such other actions in furtherance of terminating the DELTA Plans as F&M may reasonably require, including resolving all outstanding loans related to such Plans; provided, however, that the effectiveness of any such actions may be conditioned on the consummation of the Merger. F&M shall, and shall cause its Affiliates to, designate a tax -qualified defined contribution plan of F&M or one of its Affiliates that either (i) currently provides for the receipt from employees of “eligible rollover distributions” (as such term is defined under Section 402 of the Code) or (ii) shall be amended as soon as practicable following the Effective Date to provide for the receipt from the continuing DELTA employees of eligible rollover distributions. Each continuing DELTA employee who is a participant in a DELTA Plan shall be given the opportunity to receive a distribution of his or her account balance and shall be given the opportunity to elect to “roll over” such account balance to an F&M plan, subject to and in accordance with the provisions of such plan(s) and applicable law.

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(d)           DELTA and F&M anticipate a retention pool will be created as necessary for certain employees of DELTA mutually deemed to be “mission critical” from the execution of this Agreement until either the Effective Time or systems conversion. Such retention pool shall be separate and distinct from the severance payments referred to in Section 6.11(e).

(e)           Those employees of DELTA and its Subsidiaries who are not offered employment by F&M or its Subsidiaries following the Effective Time, who are not a party to an employment agreement or otherwise entitled to an existing severance package and who sign and deliver a termination and release agreement (which will be negotiated between F&M and DELTA) within 30 days of the later of (i) the Effective Time or (ii) the date such employee is presented with the termination and release agreement, shall be entitled to receive a single lump sum payment of severance in an amount to be negotiated between DELTA and F&M. Such payments will be made by F&M on the date the termination and release agreement that is executed by an employee becomes effective, which date shall be in the sole discretion of F&M. If DELTA or any of its Subsidiaries also has a severance pay plan, then any amounts paid pursuant to that plan shall reduce the amount that the employee will receive under this Section 6.11(e) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.11(e) hereof shall be construed or interpreted to limit or modify in any way F&M’s or its Subsidiaries’ at will employment policy or provide any third party beneficiary rights to employees of DELTA or any of its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any retirement plan or policy). If, by reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay period.

(f)            Each of DELTA and F&M acknowledges and agrees that all provisions contained within this Section 6.11 with respect to Employees are included for the sole benefit of DELTA and nothing contained in this Section 6.11 shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.11. Nothing contained herein (i) shall be construed to establish, amend or modify any benefit plan, program or arrangement or (ii) alter or limit the ability of F&M to amend, modify or terminate any benefit plan, program or arrangement at any time established, sponsored or maintained by F&M or any of its Subsidiaries. Each of DELTA and F&M agrees that the terms of this Section 6.11 do not and shall not create any right in any Person to continued employment with DELTA, F&M or any of their respective Subsidiaries or to any compensation or benefit.

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(g)           DELTA will consult in good faith with F&M regarding the nature and content of any formal presentation of the Transaction to employees of DELTA Bank as a group and will include a F&M representative in any such group presentation or any formal group meeting at which the Transaction is explained or discussed, under an arrangement that is mutually satisfactory to the parties. DELTA agrees to work in good faith with F&M to facilitate the timely and accurate dissemination of information to employees regarding matters related to the Transaction in such a manner as to cause minimal disruption of the business of DELTA Bank and its relationships with its employees and to facilitate the transition of such relationships to F&M Bank. In addition, prior to making any written or oral communications to the officers or employees of DELTA Bank pertaining to compensation or benefit matters that are affected by the Transaction, DELTA shall provide F&M with a copy of the intended communication, F&M shall have a reasonable period of time to review and comment on the communication, and F&M and DELTA shall cooperate in providing any such mutually agreeable communication.

6.12         Notification of Certain Matters. Each of DELTA and F&M shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13         Antitakeover Statutes. Each of F&M and DELTA and their respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the Transaction.

6.14         Consents. DELTA shall, and shall cause its Subsidiaries to, use their best efforts to obtain all consents, approvals, waivers, non-objections and to deliver any notices required pursuant to the terms of the Material Contracts as a result of the Transaction.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01         Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing of each of the following conditions:

(a)           Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of DELTA Common and Preferred Stock.

(b)           Regulatory Approvals. All regulatory approvals required to consummate the Transaction shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the F&M Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transaction to such a degree that F&M would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

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(c)           No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

(d)           Registration Statement . The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(e)           Tax Opinion. Each of F&M and DELTA shall have received the written opinion of Crowe Horwath, LLP in form and substance reasonably satisfactory to both DELTA and F&M, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering any such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of F&M, DELTA and others, reasonably satisfactory in form and substance to such counsel.

7.02         Conditions to Obligation of DELTA. The obligation of DELTA to consummate the Merger is also subject to the fulfillment or written waiver by DELTA prior to the Closing of each of the following conditions:

(a)           Representations and Warranties . The representations and warranties of F&M set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date hereof and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date hereof or some other date shall be true and correct as of such date), and DELTA shall have received a certificate, dated the Effective Date, signed on behalf of F&M by the Chief Executive Officer and the Chief Financial Officer of F&M to such effect.

(b)           Performance of Obligations of F&M. F&M shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and DELTA shall have received a certificate, dated the Effective Date, signed on behalf of F&M by the Chief Executive Officer and the Chief Financial Officer of F&M to such effect.

(c)           No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a F&M Material Adverse Effect and DELTA shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of F&M, dated as of the Effective Time, to such effect.

(d)           Other Actions . F&M shall have furnished DELTA with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as DELTA may reasonably request.

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7.03         Conditions to Obligation of F&M . The obligation of F&M to consummate the Merger is also subject to the fulfillment or written waiver by F&M prior to the Closing of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of DELTA set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date hereof and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date hereof or some other date shall be true and correct as of such date), and F&M shall have received a certificate, dated the Effective Date, signed on behalf of DELTA by the Chief Executive Officer of DELTA to such effect.

(b)          Performance of Obligations of DELTA. DELTA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and F&M shall have received a certificate, dated the Effective Date, signed on behalf of DELTA by the Chief Executive Officer of DELTA to such effect.

(c)           Dissenting Shares. Dissenting Shares shall not represent 10% or more of the outstanding shares of DELTA Common Stock.

(d)           Minimum Deposits. As of the month-end prior to the Closing Date, DELTA Bank shall (A) not have materially increased the costs of its deposits from the previous month-end and (B) have an aggregate outstanding balance of (i) total deposits equal to at least $90 million and (ii) non-CD deposits equal to at least $75 million excluding brokered or wholesale sourced deposits.

(e)           Minimum Tangible Equity. As of the month end prior to the Closing Date (as specified below), DELTA shall have Tangible Equity of not less than $8.30 million; provided, however, that such amount shall be reduced by $75,000 for each month end occurring after September 30 (such amount being referred to as the “Minimum Tangible Equity Amount”). In connection therewith, five Business Days prior to the Effective Date, DELTA shall provide F&M with DELTA’s financial statements presenting the financial condition of DELTA as of the close of business on the last day of the last month ended prior to the Effective Date and DELTA’s results of operations for the period from January 1, 2016 through the close of business on the last day of the last month ended prior to the Effective Date; provided, however, that if the Effective Date occurs on or before the fifth (5th) Business Day of the month, DELTA shall have provided financial statements as of and through the second month preceding the Effective Date. Such financial statements shall have been prepared in all material respects in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments, subject to the other requirements of this Agreement. Such financial statements shall be accompanied by a certificate of DELTA’s Chief Executive Officer, dated as of the Effective Date, setting forth the Tangible Equity calculation and that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of DELTA in all material respects.

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(f)            Bank Merger. All regulatory approvals required to consummate the Bank Merger, including without limitation the approval of the DBO and FDIC, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Bank Merger.

(g)           Post-Closing Shareholder Agreements. Each of Warren Wegge, Theodore Poulos, Valerie Rossi and Toinette Rossi shall have entered into a Post-Closing Shareholder Agreement with F&M. Each such Post-Closing Shareholder Agreement shall become effective on the Effective Date.

(h)           Allowance for Loan Loss. DELTA Bank shall maintain its allowance for loan losses in accordance with GAAP, but in no event shall such reserve be less than 1.38% of total loans at the Closing.

(i)            No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a DELTA Material Adverse Effect and F&M shall have received a certificate signed by the Chief Executive Officer of DELTA, dated as of the Effective Time, to such effect.

(j)            Termination Letters. DELTA or DELTA Bank, as applicable, shall use its commercially reasonable best efforts to obtain from the IRS and DOL and provide to F&M termination letters for any present or former Pension Plan. DELTA Bank shall take all actions necessary to cause the termination of its current 401K plan, to be effective as of the Effective Time.

(k)           Other Actions. DELTA shall have furnished F&M with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as F&M may reasonably request.

ARTICLE VIII

TERMINATION

8.01         Termination. This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:

(a)           Mutual Consent. By the mutual consent in writing of F&M and DELTA.

(b)           Breach. Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by F&M or DELTA in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and (ii) would entitle the non-breaching party not to consummate the Transaction contemplated hereby under Sections 7.02(a) or (b) or Sections 7.03(a) or (b), as the case may be.

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(c)           Delay. By F&M or DELTA in the event the Merger is not consummated by November 30, 2016, except to the extent that the failure of the Merger then to be consummated by such date shall be due to (i) the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party set forth in this Agreement or (ii) the failure of any of the Shareholders or the Preferred Shareholders (if DELTA is the party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant Shareholder or Preferred Shareholder Agreement.

(d)          No Regulatory Approval. By F&M or DELTA in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

(e)           No DELTA Shareholder Approval. By F&M if the approval of the shareholders of DELTA contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the DELTA Meeting or at any adjournment or postponement thereof.

(f)           DELTA Failure to Recommend; Etc. By F&M if (i) DELTA shall have materially breached the provisions of Section 6.07 in any respect adverse to F&M, (ii) the DELTA Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of F&M, or (iii) DELTA shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the DELTA Meeting in accordance with Section 6.02.

(g)          Certain Tender or Exchange Offers. By F&M if a tender offer or exchange offer for 15% or more of the outstanding shares of DELTA Common Stock is commenced (other than by F&M or a Subsidiary thereof), and the DELTA Board recommends that the shareholders of DELTA tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer.

8.02         Effect of Termination and Abandonment.

(a)           In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) this Section 8.02, Section 6.06(c) and Article IX shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary, neither F&M nor DELTA shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

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(b)          The parties hereto agree that DELTA shall cause DELTA Bank to pay F&M the sum of $425,000 plus F&M’s documented out of pocket expenses incurred in connection with the Transaction (the “Termination Fee”) on the second Business Day following the termination of this Agreement, if this Agreement is terminated as follows:

(i)         if this Agreement is terminated by F&M pursuant to Section 8.01(f) or (g); or

(ii)        if this Agreement is terminated by (A) F&M pursuant to Section 8.01(b) (B) by either F&M or DELTA pursuant to Section 8.01(c) and at the time of such termination no vote of the DELTA shareholders contemplated by this Agreement at the DELTA Meeting shall have occurred, or (C) by F&M pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), a Superior Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of DELTA or the DELTA Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make a Superior Proposal, or reiterated a previously expressed plan or intention to make an Superior Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of DELTA contemplated by this Agreement at the DELTA Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B).

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by F&M.

(c)           The parties hereto agree that F&M shall cause F&M Bank to pay DELTA the sum of $425,000 plus DELTA’s documented out of pocket expenses incurred in connection with the Transaction on the second Business Day following the termination of this Agreement, if this Agreement is terminated by DELTA for a willful breach by F&M of any covenant or agreement of F&M contained herein.

(d)          DELTA and F&M agree that the agreement contained in paragraphs (b) and (c) above are an integral part of the transactions contemplated by this Agreement, that without such agreement the parties would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages. If a party fails to pay the other party the amounts due under paragraph (b) or (c) above, as the case may be, within the time periods specified, the non-paying party shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided the moving party prevails on the merits, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

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ARTICLE IX

MISCELLANEOUS

9.01         Survival. Except as set forth below, no representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c), 8.02 and this Article IX, which shall survive any such termination).

9.02         Waiver; Amendment . Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the approval of the principal terms of this Agreement by the DELTA shareholders, no amendment shall be made which by law requires further approval by the shareholders of DELTA without obtaining such approval. For purposes of clarification, an amendment of any date in Section 8.01(c) shall not require further approval by any shareholders and if such amendment were deemed by law to require further approval by the shareholders of DELTA, the approval of the principal terms of this Agreement by the DELTA shareholders will be deemed to have granted DELTA the authority to amend such dates without such further approval.

9.03         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04         Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State; provided, however, that, for purposes of determining a breach of fiduciary duty for purposes of Section 6.02(b)(ii) and Section 6.07(a), Delaware law shall apply.

9.05         Expenses and Pricing Adjustments. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel; provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or breach of any provision of this Agreement; provided further that, if the Tangible Equity, which is set forth in Section 9.05 of DELTA’s Disclosure Schedule, is less than the Minimum Tangible Equity Amount (any shortfall being referred to as the “Tangible Equity Shortfall”), then, to the extent that there is a Tangible Equity Shortfall, the Exchange Ratio shall be adjusted such that the as-adjusted Exchange Ratio shall be equal to the product resulting when (A) 0.031748 is multiplied by (B) the quotient resulting when (i) $6,580,330 less the Tangible Equity Shortfall, is divided by (ii) $6,580,330, such product rounded to the nearest ten-thousandth.

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9.06         Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, electronically mailed (E-mail) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to DELTA to:

Delta National Bancorp
611 North Main Street
Manteca CA 95336
Attention: Warren Wegge, President and Chief Executive Officer
Email: wwegge@deltabank.com

With a copy to:

Horgan, Rosen, Beckham & Coren, L.L.P.
23975c Park Sorrento
Suite 200
Calabasas, CA 91302
Attention: S. Alan Rosen, Esq.
Email: arosen@hrbc.com

If to F&M to:

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95241
Attention: Kent A. Steinwert, Chairman,
President and Chief Executive Officer
Email: lwest@fmbonline.com

With a copy to:

Stuart Moore, Attorneys at Law
641 Higuera Street,
Suite 302
San Luis Obispo, CA 93401
Attention: John F. Stuart, Esq.
Email: john@stuartmoorelaw.com

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9.07         Entire Understanding; Limited Third Party Beneficiaries. This Agreement, the Bank Merger Agreement, the Shareholder and Preferred Shareholder Agreements, and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement, the Bank Merger Agreement, the Shareholder and Preferred Shareholder Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce F&M’s obligation under Section 6.10, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding anything to the contrary contained herein, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its Affiliates of any defense at law or in equity which otherwise would be available against the claims of any third Person, including without limitation any shareholder or former shareholder of either party; provided, however, that this sentence shall not create any liability of an Affiliate of a party.

9.08         Severability. Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on DELTA or F&M, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

9.9           Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

9.10         Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11         Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.12         Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, F&M may at any time modify the structure of the acquisition of DELTA set forth herein, provided that (i) the Merger Consideration to be paid to the holders of DELTA Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modifications will not adversely affect the tax treatment to DELTA’s shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially jeopardize receipt of any required approvals of Governmental Authorities or delay consummation of the Transactions contemplated by this Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FARMERS & MERCHANTS BANCORP

By:	/s/ Kent A. Steinwert
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive Officer

By:	/s/ Stephen W. Haley
Name:	Stephen W. Haley
Title:	Executive Vice President, Chief Financial
Officer and Corporate Secretary

DELTA NATIONAL BANCORP

By:	/s/ Warren E. Wegge
Name:	Warren E. Wegge
Title:	President and Chief Executive Officer

By:	/s/ Toinette Rossi
Name:	Toinette Rossi
Title:	Executive Vice President and Corporate Secretary

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ANNEX A

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT (the “Agreement”), dated as of June 8, 2016, among __________________, a Shareholder (as such term is defined in the Merger Agreement which is, in turn, defined below) (“Shareholder”) of Delta National Bancorp, a California corporation (“DELTA”), Farmers & Merchants Bancorp, a Delaware corporation (“F&M”), and, solely for purposes of the last sentence of Section 9, DELTA. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, DELTA and F&M are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which DELTA will merge with and into F&M on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of DELTA Common Stock will be converted into shares of F&M Common Stock in the manner set forth therein; and

WHEREAS, Shareholder owns the shares of DELTA Common Stock identified on Exhibit I hereto (such shares, together with all shares of DELTA Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the “Shares”); and

WHEREAS, in order to induce F&M to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of DELTA and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Agreement to Vote Shares. Shareholder agrees while this Agreement is in effect, that at any meeting of the shareholders of DELTA, or in connection with any written consent of the shareholders of DELTA, Shareholder shall:

(a)          appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)          vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of DELTA contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Shareholder of his, her or its obligations under this Agreement.

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2.         Transfer of Shares.

(a)          Prohibition on Transfers of Shares; Other Actions. Shareholder hereby agrees that while this Agreement is in effect, Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement.

(b)          Transfer of Voting Rights. Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

3.         Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with F&M as follows:

(a)          Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)          Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)          Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

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(d)          Ownership. Shareholder’s Shares are, and through the term of this Agreement will be, owned beneficially and of record solely by Shareholder, except as otherwise disclosed on Exhibit I hereto. Shareholder has good and indefeasible title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of DELTA Common Stock owned beneficially or of record by Shareholder. Except as disclosed on Exhibit I hereto, Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e)          Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(f)           Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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4.         No Solicitation. Shareholder hereby agrees that during the term of this Agreement he, she or it shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it to, directly or indirectly, (a) take any of the actions specified in clauses (i)-(vi) of Section 6.07(a) of the Merger Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to DELTA, or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of DELTA Common Stock in connection with any vote or other action on any matter of a type described in Section 1(b), other than to recommend that shareholders of DELTA vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than F&M with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 4. Nothing contained in this Section 4 shall prevent a Shareholder who is an officer or a member of the DELTA Board from discharging his or her fiduciary duties solely in his or her capacity as such an officer or director.

5.         Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Shareholder hereby agrees to notify F&M promptly (and in any event within two (2) Business Days) in writing of the number of any additional shares of DELTA Common Stock or other securities of DELTA of which Shareholder acquires beneficial or record ownership on or after the date hereof.

6.         Confidentiality and Non-Solicitation.

(a)          The Shareholder agrees that for a period of two (2) years following the Closing Date, the Shareholder will not, directly or indirectly, either on behalf of himself, herself, or itself or as a principal, manager, agent, consultant, director, advisor, independent contractor, officer, stockholder, partner, investor, lender or employee or in any other similar capacity with a third party:

(i)           solicit for employment (other than general solicitations through newspapers or other media of general circulation not targeted at such employees) any Person who was an employee of DELTA, F&M or their Subsidiaries prior to the Closing; or

(ii)          (A) induce, persuade, encourage or influence or attempt to induce, persuade, encourage or influence any Person having a business relationship with F&M, its Subsidiaries or any of their Affiliates, to discontinue, reduce or restrict such relationship; or (B) solicit or target the deposits, loans or other products and services from or to Persons who were depositors, borrowers or customers of DELTA or its Subsidiaries on the date of this Agreement, and/or as of the Closing Date, whether by personal contact, by telephone, by facsimile, by mail or other form of solicitation or communication, or in any other way except for general solicitations that are directed to the general public and not directed specifically to Persons who were depositors, borrowers or customers of DELTA, F&M or their Subsidiaries on the date of this Agreement, or as of the Closing Date; or

A-4	A-73

(iii)         use, reveal, report, publish or disclose any trade and business secret, proprietary and confidential information or DELTA materials. “Trade and Business Secrets” means information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. “Proprietary and Confidential Information” means trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, or other information concerning DELTA’s or its Subsidiaries business activities, customers or employees. “DELTA Materials” means documents or other media or tangible items that contain or embody proprietary and confidential information or any other information concerning the business, operations or plans of DELTA or its Subsidiaries and its customers and prospective customers, irrespective of who prepared such documents.

(b)          The Shareholder acknowledges and agrees that the business conducted by DELTA and its Subsidiaries is highly competitive and that the covenants made by the Shareholder in this Section 6 are made as a necessary inducement for F&M to enter into the Merger Agreement and to consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the Laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although the Shareholder and F&M each consider the restrictions contained in this Section 6 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 6 is unenforceable against any party, the provisions of this Section 6 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

(c)          The Shareholder acknowledges and agrees that the provisions of this Agreement are necessary to protect F&M’s legitimate business interests and to protect the value of F&M’s acquisition of DELTA. The Shareholder warrants that these provisions will not unreasonably interfere with his or her ability to earn a living or to pursue his or her occupation and the Shareholder has the means to support himself or herself and his or her dependents and the provisions of this Section 6 will not impair such ability in any manner whatsoever.

(d)          The Shareholder will not, at any time during the two-year period referred to in Subsection 6(a) of this Agreement, disparage F&M, its Subsidiaries or any of its Affiliates, or the business conducted by F&M, its Subsidiaries or any of their Affiliates, or any stockholder, member, director, manager, officer, employee or agent of F&M, its Subsidiaries or any of their Affiliates.

7.         Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to F&M if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, F&M will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that F&M may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with F&M’s seeking or obtaining such equitable relief.

A-5	A-74

8.         Term of Agreement; Termination.

(a)          The term of this Agreement shall commence on the date hereof.

(b)          Except for the provisions in Section 6, which shall survive for a period of two (2) years from the Closing Date, if there be one, this Agreement shall terminate upon the earlier to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, except as described above, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

9.         Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs DELTA to enter a stop transfer order with respect to all of Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 8. DELTA agrees that it shall comply with such stop transfer instructions.

10.       Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

A-6	A-75

11.       Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt if sent electronically (Email), and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to F&M to:

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95241
Attention: Kent A. Steinwert, Chairman,
President and Chief Executive Officer
Email: lwest@fmbonline.com

With a copy to:

Stuart Moore, Attorneys at Law
641 Higuera Street,
Suite 302
San Luis Obispo, CA 93401
Attention: John F. Stuart, Esq.
Email: john@stuartmoorelaw.com

If to Shareholder to:

With a copy to:

Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento
Suite 200
Calabasas, CA 91302
Attention: S. Alan Rosen, Esq.
Email: arosen@hrbc.com

If to DELTA to:

Delta National Bancorp
611 North Main Street
Manteca CA 95336
Attention: Warren Wegge, President and Chief Executive Officer
Email: wwegge@deltabank.com

With a copy to:

Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento
Suite 200
Calabasas, CA 91302
Attention: S. Alan Rosen, Esq.
Email: arosen@hrbc.com

A-7	A-76

12.       Miscellaneous.

(a)          Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(b)          Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of DELTA, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of DELTA or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of DELTA.

(c)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d)          Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(e)          Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(f)           Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)          Regulatory Compliance.  Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

13.       Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature page follows]

A-8	A-77

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FARMERS & MERCHANTS BANCORP

By:
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive Officer

By:
Name:	Stephen W. Haley
Title:	Executive Vice President, Chief Financial
Officer and Corporate Secretary

DELTA NATIONAL BANCORP
(As to Section 9 only)

By:
Name:	Warren E. Wegge
Title:	President and Chief Executive Officer

By:
Name:	Toinette Rossi
Title:	Executive Vice President and Corporate Secretary

SHAREHOLDER

(Signature)

A-9	A-78

EXHIBIT I

SHAREHOLDER AGREEMENT

Name of Shareholder(s)	Number of Shares of DELTA Common Stock Beneficially Owned	Nature of Beneficial Ownership (if other than sole voting power)

A-10	A-79

ANNEX B

PREFERRED SHAREHOLDER AGREEMENT

PREFERRED SHAREHOLDER AGREEMENT (the “Agreement”), dated as of June 8, 2016, among Toinette Rossi, Trustee of The Toinette Rossi Bank Trust, a Preferred Shareholder (“Preferred Shareholder” or the “Trust”) of Delta National Bancorp, a California corporation (“DELTA”), Farmers & Merchants Bancorp, a Delaware corporation (“F&M”), and, solely for purposes of the last sentence of Section 6, DELTA. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, DELTA and F&M are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which DELTA will merge with and into F&M on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of DELTA Preferred Stock will be converted into cash in the manner set forth therein; and

WHEREAS, Preferred Shareholder owns the shares of DELTA Preferred Stock identified on Exhibit I hereto (such shares, together with all shares of DELTA Preferred Stock subsequently acquired by Preferred Shareholder during the term of this Agreement, being referred to as the “Shares”);

WHEREAS, on even date herewith Preferred Shareholder entered into a Shareholder Agreement in connection with the Merger and nothing contained herein shall be deemed to change or reduce in any manner the Preferred Shareholder’s duties and obligations thereunder; and

WHEREAS , in order to induce F&M to enter into the Merger Agreement, Preferred Shareholder, solely in such Preferred Shareholder’s capacity as a Preferred Shareholder of DELTA and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Agreement to Vote Shares. Preferred Shareholder agrees while this Agreement is in effect, that at any meeting of the Preferred Shareholders of DELTA, or in connection with any written consent of the Preferred Shareholders of DELTA, Preferred Shareholder shall:

(a)          appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

B-1	A-80

(b)          vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Preferred Shareholder or as to which Preferred Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of DELTA contained in the Merger Agreement or of Preferred Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Preferred Shareholder of the Trust’s obligations under this Agreement.

2.         Transfer or Conversion of Shares.

(a)          Prohibition on Transfers of Shares; Other Actions. Preferred Shareholder hereby agrees that while this Agreement is in effect, Preferred Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Preferred Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Preferred Shareholder’s power, authority and ability to comply with and perform the Trust’s covenants and obligations under this Agreement.

(b)          Transfer of Voting Rights. Preferred Shareholder hereby agrees that Preferred Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

(c)          Conversion of Shares. Preferred Shareholder hereby agrees that, while this Agreement is in effect, Preferred Shareholder shall not convert any Shares into shares of DELTA Common Stock.

3.         Representations and Warranties of Preferred Shareholder. Preferred Shareholder represents and warrants to and agrees with F&M as follows:

(a)          Capacity. Preferred Shareholder has all requisite capacity and authority to enter into and perform the Trust’s obligations under this Agreement.

(b)          Binding Agreement. This Agreement has been duly executed and delivered by Preferred Shareholder and constitutes the valid and legally binding obligation of Preferred  Shareholder,  subject  to  bankruptcy,  insolvency,  fraudulent  transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

B-2	A-81

(c)          Non-Contravention. The execution and delivery of this Agreement by Preferred Shareholder does not, and the performance by Preferred Shareholder of the Trust’s obligations hereunder and the consummation by Preferred Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Preferred Shareholder is a party or by which Preferred Shareholder is bound, or any statute, rule or regulation to which Preferred Shareholder is subject or any other organizational document of Preferred Shareholder.

(d)          Ownership. Preferred Shareholder’s Shares are, and through the term of this Agreement will be, owned beneficially and of record solely by Preferred Shareholder, except as otherwise disclosed on Exhibit I hereto. Preferred Shareholder has good and indefeasible title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of DELTA Preferred Stock owned beneficially or of record by Preferred Shareholder. Preferred Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Preferred Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Preferred Shareholder and owned beneficially or of record by the Preferred Shareholder during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e)          Consents and Approvals. The execution and delivery of this Agreement by Preferred Shareholder does not, and the performance by Preferred Shareholder of the Trust’s obligations under this Agreement and the consummation by the Trust of the transactions contemplated hereby will not, require Preferred Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(f)           Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Preferred Shareholder, threatened against or affecting Preferred Shareholder or any of the Trust’s affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Preferred Shareholder to perform the Trust’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

B-3	A-82

4.         Specific Performance and Remedies. Preferred Shareholder acknowledges that it will be impossible to measure in money the damage to F&M if Preferred Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, F&M will not have an adequate remedy at law. Accordingly, Preferred Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that F&M may have an adequate remedy at law. Preferred Shareholder agrees that Preferred Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with F&M’s seeking or obtaining such equitable relief.

5.         Term of Agreement; Termination.

(a)          The term of this Agreement shall commence on the date hereof.

(b)          This Agreement shall terminate upon the earlier to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

6.         Stop Transfer Order. In furtherance of this Agreement, Preferred Shareholder hereby authorizes and instructs DELTA to enter a stop transfer order with respect to all of Preferred Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 5. DELTA agrees that it shall comply with such stop transfer instructions.

7.         Entire Agreement. Except for the Shareholder Agreement of even date herewith, this Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

B-4	A-83

8.         Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt if sent electronically (Email), and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to F&M to:

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95241
Attention: Kent A. Steinwert, Chairman,
President and Chief Executive Officer
Email: lwest@fmbonline.com

With a copy to:

Stuart Moore, Attorneys at Law
641 Higuera Street,
Suite 302
San Luis Obispo, CA 93401
Attention: John F. Stuart, Esq.
Email: john@stuartmoorelaw.com

If to Preferred Shareholder to:

Toinette Rossi, Trustee
913 Country Club Drive
Modesto, CA 95356
Email: trossi@deltabank.com

If to DELTA to:

Delta National Bancorp
611 North Main Street
Manteca CA 95336
Attention: Warren Wegge, President and Chief Executive Officer
Email: wwegge@deltabank.com

With a copy to:

Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento
Suite 200
Calabasas, CA 91302 Attention: S. Alan Rosen, Esq.
Email: arosen@hrbc.com

9.         Miscellaneous.

(a)          Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

B-5	A-84

(b)          Capacity. The covenants contained herein shall apply to Preferred Shareholder solely in the Trust’s capacity as a Preferred Shareholder of DELTA, and no covenant contained herein shall apply to Ms. Rossi in her capacity as a director, officer or employee of DELTA or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Ms. Rossi to comply with her fiduciary duties as a director, officer or employee of DELTA.

(c)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d)          Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(e)          Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(f)           Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)          Regulatory Compliance.  Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

10.       Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post -judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature page follows]

B-6	A-85

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FARMERS & MERCHANTS BANCORP

By:
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive
Officer

By:
Name:	Stephen W. Haley
Title:	Executive Vice President, Chief Financial
Officer and Corporate Secretary

DELTA NATIONAL BANCORP
(As to Section 6)

By:
Name:	Warren E. Wegge
Title:	President and Chief Executive Officer

By:
Name:	Toinette Rossi
Title:	Executive Vice President and Corporate
Secretary

PREFERRED SHAREHOLDER

, Trustee
(Signature)

B-7	A-86

EXHIBIT I

PREFERRED SHAREHOLDER AGREEMENT

Name of Preferred Shareholder	Shares of DELTA Preferred Stock Beneficially Owned

Toinette Rossi, Trustee	55,000
The Toinette Rossi Bank Trust

B-8	A-87

ANNEX B

PREFERRED SHAREHOLDER AGREEMENT

PREFERRED SHAREHOLDER AGREEMENT (the “Agreement”), dated as of June 8, 2016, among Valerie Rossi, Trustee of the Valerie Rossi Bank Trust, a Preferred Shareholder (“Preferred Shareholder” or the “Trust”) of Delta National Bancorp, a California corporation (“DELTA”), Farmers & Merchants Bancorp, a Delaware corporation (“F&M”), and, solely for purposes of the last sentence of Section 6, DELTA. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, DELTA and F&M are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which DELTA will merge with and into F&M on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of DELTA Preferred Stock will be converted into cash in the manner set forth therein; and

WHEREAS, Preferred Shareholder owns the shares of DELTA Preferred Stock identified on Exhibit I hereto (such shares, together with all shares of DELTA Preferred Stock subsequently acquired by Preferred Shareholder during the term of this Agreement, being referred to as the “Shares”);

WHEREAS, on even date herewith Preferred Shareholder entered into a Shareholder Agreement in connection with the Merger and nothing contained herein shall be deemed to change or reduce in any manner the Preferred Shareholder’s duties and obligations thereunder; and

WHEREAS, in order to induce F&M to enter into the Merger Agreement, Preferred Shareholder, solely in such Preferred Shareholder’s capacity as a Preferred Shareholder of DELTA and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Agreement to Vote Shares. Preferred Shareholder agrees while this Agreement is in effect, that at any meeting of the Preferred Shareholders of DELTA, or in connection with any written consent of the Preferred Shareholders of DELTA, Preferred Shareholder shall:

(a)          appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

B-1	A-88

(b)          vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Preferred Shareholder or as to which Preferred Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of DELTA contained in the Merger Agreement or of Preferred Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Preferred Shareholder of the Trust’s obligations under this Agreement.

2.         Transfer or Conversion of Shares.

(a)          Prohibition on Transfers of Shares; Other Actions. Preferred Shareholder hereby agrees that while this Agreement is in effect, Preferred Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Preferred Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Preferred Shareholder’s power, authority and ability to comply with and perform the Trust’s covenants and obligations under this Agreement.

(b)          Transfer of Voting Rights. Preferred Shareholder hereby agrees that Preferred Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

(c)          Conversion of Shares. Preferred Shareholder hereby agrees that, while this Agreement is in effect, Preferred Shareholder shall not convert any Shares into shares of DELTA Common Stock.

3.         Representations and Warranties of Preferred Shareholder. Preferred Shareholder represents and warrants to and agrees with F&M as follows:

(a)          Capacity. Preferred Shareholder has all requisite capacity and authority to enter into and perform the Trust’s obligations under this Agreement.

(b)          Binding Agreement. This Agreement has been duly executed and delivered by Preferred Shareholder and constitutes the valid and legally binding obligation of Preferred Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

B-2	A-89

(c)          Non-Contravention. The execution and delivery of this Agreement by Preferred Shareholder does not, and the performance by Preferred Shareholder of the Trust’s obligations hereunder and the consummation by Preferred Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Preferred Shareholder is a party or by which Preferred Shareholder is bound, or any statute, rule or regulation to which Preferred Shareholder is subject or any other organizational document of Preferred Shareholder.

(d)          Ownership. Preferred Shareholder’s Shares are, and through the term of this Agreement will be, owned beneficially and of record solely by Preferred Shareholder, except as otherwise disclosed on Exhibit I hereto. Preferred Shareholder has good and indefeasible title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of DELTA Preferred Stock owned beneficially or of record by Preferred Shareholder. Preferred Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Preferred Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Preferred Shareholder and owned beneficially or of record by the Preferred Shareholder during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e)          Consents and Approvals. The execution and delivery of this Agreement by Preferred Shareholder does not, and the performance by Preferred Shareholder of the Trust’s obligations under this Agreement and the consummation by the Trust of the transactions contemplated hereby will not, require Preferred Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(f)           Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Preferred Shareholder, threatened against or affecting Preferred Shareholder or any of the Trust’s affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Preferred Shareholder to perform the Trust’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

B-3	A-90

4.         Specific Performance and Remedies. Preferred Shareholder acknowledges that it will be impossible to measure in money the damage to F&M if Preferred Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, F&M will not have an adequate remedy at law. Accordingly, Preferred Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that F&M may have an adequate remedy at law. Preferred Shareholder agrees that Preferred Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with F&M’s seeking or obtaining such equitable relief.

5.         Term of Agreement; Termination.

(a)          The term of this Agreement shall commence on the date hereof.

(b)          This Agreement shall terminate upon the earlier to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

6.         Stop Transfer Order. In furtherance of this Agreement, Preferred Shareholder hereby authorizes and instructs DELTA to enter a stop transfer order with respect to all of Preferred Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 5. DELTA agrees that it shall comply with such stop transfer instructions.

7.         Entire Agreement. Except for the Shareholder Agreement of even date herewith, this Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

B-4	A-91

8.         Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt if sent electronically (Email), and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to F&M to:

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95241
Attention: Kent A. Steinwert, Chairman,
President and Chief Executive Officer
Email: lwest@fmbonline.com

With a copy to:

Stuart Moore, Attorneys at Law
641 Higuera Street,
Suite 302
San Luis Obispo, CA 93401
Attention: John F. Stuart, Esq.
Email: john@stuartmoorelaw.com

If to Preferred Shareholder to:

Valerie Rossi, Trustee
7321 Del Cielo Way
Modesto, CA 95356
Email: valrossi@aol.com

If to DELTA to:

Delta National Bancorp
611 North Main Street
Manteca CA 95336
Attention: Warren Wegge, President and Chief Executive Officer
Email: wwegge@deltabank.com

With a copy to:

Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento
Suite 200
Calabasas, CA 91302
Attention: S. Alan Rosen, Esq.
Email: arosen@hrbc.com

9.         Miscellaneous.

(a)          Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

B-5	A-92

(b)          Capacity. The covenants contained herein shall apply to Preferred Shareholder solely in the Trust’s capacity as a Preferred Shareholder of DELTA, and no covenant contained herein shall apply to Ms. Rossi in her capacity as a director, officer or employee of DELTA or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Ms. Rossi to comply with her fiduciary duties as a director, officer or employee of DELTA.

(c)          Counterparts . This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d)          Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(e)          Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(f)          Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)          Regulatory Compliance.  Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

10.       Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature page follows]

B-6	A-93

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FARMERS & MERCHANTS BANCORP

By:
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive
Officer

By:
Name:	Stephen W. Haley
Title:	Executive Vice President, Chief Financial
Officer and Corporate Secretary

DELTA NATIONAL BANCORP
(As to Section 6)

By:
Name:	Warren E. Wegge
Title:	President and Chief Executive Officer

By:
Name:	Toinette Rossi
Title:	Executive Vice President and Corporate
Secretary

PREFERRED SHAREHOLDER

, Trustee
(Signature)

B-7	A-94

EXHIBIT I

PREFERRED SHAREHOLDER AGREEMENT

Name of Preferred Shareholder	Shares of DELTA Preferred Stock Beneficially Owned

Valerie Rossi, Trustee	55,000
Valerie Rossi Bank Trust

B-8	A-95

ANNEX C

CERTIFICATE OF MERGER

MERGING

DELTA NATIONAL BANCORP, a California corporation

WITH AND INTO

FARMERS & MERCHANTS BANCORP, a Delaware Corporation

Pursuant to the provisions of Section 252(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned hereby certifies as follows concerning the merger (the “Merger”) of Delta National Bancorp, a California corporation, with and into Farmers & Merchants Bancorp, a Delaware corporation (collectively, the “Constituent Corporations”), with Farmers & Merchants Bancorp as the surviving corporation (in such capacity, the “Surviving Corporation”).

FIRST: An Agreement and Plan of Reorganization, dated as of [*], 2016 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the DGCL.

SECOND: The name of the Surviving Corporation (the “Surviving Corporation”) shall be Farmers & Merchants Bancorp, a Delaware corporation.

THIRD: The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Farmer & Merchants Bancorp, as amended and in effect at the effective time of the Merger.

FOURTH: The Merger is to become effective at the time of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation, which is located at 111 West Pine Street, Lodi, California 95241.

SIXTH: A copy of the Merger Agreement will be furnished by Surviving Corporation on request, and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: The authorized capital stock of Delta National Bancorp is comprised of 5,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value, of which [*] shares have been designated as 5.5% Non-Cumulative Perpetual Preferred Stock.

(Signature page follows.)

C-1	A-96

IN WITNESS WHEREOF, the parties hereto have caused this Certificate of Merger to be duly executed by their respective authorized officers and filed in accordance with Section 252(c) of the DGCL as of _________________ [___], 2016.

FARMERS & MERCHANTS BANCORP

By:
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive
Officer

DELTA NATIONAL BANCORP

By:
Name:	Warren E. Wegge
Title:	President and Chief Executive Officer

C-2	A-97

ANNEX D

FORM OF
BANK MERGER AGREEMENT

Bank Merger Agreement, dated as of ____________, 2016 (“Bank Merger Agreement”), by and between Delta Bank, National Association (“DELTA Bank”) and Farmers & Merchants Bank of Central California (“F&M Bank”).

WITNESSETH:

WHEREAS, DELTA Bank is a national banking association chartered under the laws of the United States and a wholly-owned subsidiary of Delta Bancorp, a California corporation (“DELTA”), which has its principal place of business in Manteca, California; and

WHEREAS, F&M Bank is a California-chartered bank and a wholly-owned subsidiary of Farmers & Merchants Bancorp, Inc. (“F&M”), which has its principal place of business in Lodi, California; and

WHEREAS, F&M and DELTA have entered into an Agreement and Plan of Reorganization, dated as of [*], 2016 (the “Agreement”), pursuant to which DELTA will merge with and into F&M, with F&M as the surviving corporation (the “Parent Merger”); and

WHEREAS, the Boards of Directors of DELTA Bank and F&M Bank have approved and deemed it advisable to consummate the merger provided for herein in which DELTA Bank would merge with and into F&M Bank on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         The Merger. Subject to the terms and conditions of this Bank Merger Agreement, at the Effective Time (as defined in Section 15 below), DELTA Bank shall merge with and into F&M Bank (the “Merger”) under the laws of the State of California and of the United States. F&M Bank shall be the surviving corporation of the Merger (the “Surviving Bank”) and the separate existence of DELTA Bank shall cease.

2.         Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of F&M Bank in effect immediately prior to the Effective Time shall be the governing documents of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

D-1	A-98

3.         Name; Offices. The name of the Surviving Bank shall be “Farmers & Merchants Bank of Central California.” The main office of the Surviving Bank shall be the main office of F&M Bank immediately prior to the Effective Time. All branch offices of DELTA Bank and F&M Bank which were in lawful operation immediately prior to the Effective Time shall continue to be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by DELTA Bank and F&M Bank and applicable regulatory authorities after the date hereof.

4.         Directors and Executive Officers. The directors and executive officers of the Surviving Bank immediately after the Merger shall be the directors and executive officers of F&M Bank immediately prior to the Merger.

5.         Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the General Corporation Law of the State of California. Without limiting the generality of the foregoing and subject thereto, at the Effective Time:

(a)          all rights, franchises and interests of DELTA Bank in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by DELTA Bank immediately prior to the Effective Time; and

(b)         the Surviving Bank shall be liable for all liabilities of DELTA Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of DELTA Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time.

6.         Effect on Shares of Stock.

(a)          DELTA Bank. As of the Effective Time, each share of DELTA Bank common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without consideration. Any shares of DELTA Bank common stock held in the treasury of DELTA Bank prior to the Effective Time shall be retired and cancelled.

(b)          F&M Bank. Each share of the F&M Bank’s common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

7.         Counterparts. This Bank Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

D-2	A-99

8.         Governing Law. This Bank Merger Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California.

9.         Amendment. Subject to applicable law, this Bank Merger Agreement may be amended, modified or supplemented only by written agreement of F&M Bank and DELTA Bank at any time prior to the Effective Time.

10.      Waiver. Any of the terms or conditions of this Bank Merger Agreement may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

11.      Assignment. This Bank Merger Agreement may not be assigned by any party hereto without the prior written consent of the other party.

12.      Termination. This Bank Merger Agreement shall terminate upon the termination of the Agreement prior to the Effective Time in accordance with its terms. The Bank Merger Agreement may also be terminated at any time prior to the Effective Time by an instrument executed by DELTA Bank and F&M Bank.

13.      Conditions Precedent. The obligations of the parties under this Bank Merger Agreement shall be subject to (i) receipt of approval of the Merger from all governmental and bank regulatory authorities whose approval is required; (ii) receipt of any necessary regulatory approval to operate the main office and the branch offices of DELTA Bank as offices of F&M Bank; (iii) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time and (iv) any required notice filings with the Office of the Comptroller of the Currency.

14.      Procurement of Approvals. DELTA Bank and F&M Bank shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Bank Merger Agreement, subject to and in accordance with the applicable provisions of the Agreement, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the governmental authorities as may be required by applicable laws and regulations.

15.      Effectiveness of Merger. The Merger shall become effective on the date and at the time that this Bank Merger Agreement, as certified by the California Secretary of State, is filed with the California Department of Business Oversight - Division of Financial Institutions, or as set forth in such filing (the “Effective Time”).

16.      Entire Agreement. Except as otherwise set forth in this Bank Merger Agreement and the Agreement, the Agreement and this Bank Merger Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. To the extent of a conflict between the terms of the Agreement and the terms of this Bank Merger Agreement, the terms of the Agreement shall control.

D-3	A-100

IN WITNESS WHEREOF, each of F&M Bank and DELTA Bank has caused this Bank Merger Agreement to be executed on its behalf by its duly authorized officers.

FARMERS & MERCHANTS BANK OF CENTRAL
CALIFORNIA BANK

By:
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive
Officer

By:
Name:	Stephen W. Haley
Title:	Executive Vice President, Chief Financial
Officer and Corporate Secretary

DELTA BANK, NATIONAL ASSOCIATION

By:
Name:	Warren E. Wegge
Title:	President and Chief Executive Officer

By:
Name:	Toinette Rossi
Title:	Executive Vice President and Corporate
Secretary

D-4	A-101

ANNEX E

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of this __ day of [*], 2016 ("Effective Date"), is made by and between Valerie Rossi (“Consultant”) and Farmers & Merchants Bank of Central California, a California banking corporation (the “Bank”) in connection with the merger (“Merger”) of Delta National Bancorp (“Delta”) with and into Farmers & Merchants Bancorp.

1.
Services Provided. Consultant agrees to be available to provide consulting services to the Bank, and such services shall include, but not necessarily be limited to, (i) providing historical context regarding the products, customers and operations of Delta; (ii) assisting with the integration of the operations of the two institutions, (iii) transitioning existing client relationships; and (iv) representing the Bank in the community. Consultant shall have no obligation to perform more than 80 hours of services per month hereunder.

2.
Term. The initial term of this Agreement shall commence on the closing date of the Merger, and shall expire twelve months thereafter. The parties expressly acknowledge and agree, however, that the Bank shall have no obligation, under this Agreement or otherwise, to request services from Consultant during the Term.

3.	Compensation. As compensation for services hereunder, the Bank shall pay Consultant at the rate of $4,000.00 per month payable on the last business day of the month.

4.
Reimbursement for Expenses. Bank will timely reimburse Consultant for all reasonable business related out-of-pocket expenses incurred in connection with Consultant’s provision of services pursuant to this Agreement.

5.
Ownership of Work Product. All records, databases, forms, summaries, information, data, computer programs and other material (i) originated or prepared by the Bank and delivered to Consultant or (ii) originated by the Consultant in the performance of the services hereunder (the "Bank Materials") shall remain the exclusive property of the Bank, and Consultant shall acquire no right, title or interest in any such Bank Materials. Consultant shall not disclose Bank Materials to third parties without the prior written consent of the Bank and shall return all copies of Bank Materials to the Bank promptly upon completion of the services or upon the Bank's request.

Consultant acknowledges and agrees that all worldwide right, title and interest in and to any and all work product, works of authorship (including but not limited to computer pro-grams, software, logic design, and documentation), trademarks, methods of doing business, sound recordings, pictorial reproductions, drawings, graphic representations, deliverables, improvements, innovations, discoveries and inventions conceived, made or reduced to practice while performing services under this Agreement (collectively, the “Work Product”) shall be the sole property of the Bank. Consultant hereby agrees to assign, and does hereby assign, to the Bank all worldwide right, title and interest in and to the Work Product, including, without limitation, all patent rights, trademarks, service marks, copyrights, trade secret rights and other proprietary rights (collectively “Intellectual Property”). During and after the term of this Agreement, Consultant shall, upon the Bank’s request, execute additional documentation confirming the Bank’s sole ownership of the Work Product and its underlying Intellectual Property; to the extent Consultant does not do so, Consultant hereby authorizes officers of the Bank to sign such documents on Consultant’s behalf.

E-1	A-102

ANNEX E

To the extent that Consultant has intellectual property rights of any kind in any pre-existing works which are incorporated in any Bank Materials or Work Product produced in rendering services under this Agreement, Consultant hereby grants the Bank a royalty-free, irrevocable, worldwide, perpetual, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, license, disclose, publish, or otherwise disseminate or transfer such subject matter.

Consultant represents and warrants that the Bank Materials will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons. Consultant shall indemnify the Bank and hold it harmless from and all claims, damages, losses and expenses, including reasonable attorney’s fees, arising out of or resulting from any action by a third party against the Bank that is based on any claims that any Bank Materials provided under this Agreement infringe a patent, a copyright or any other proprietary right or violate a trade secret of any person or entity. Upon being notified of such a claim, Consultant shall (i) defend through litigation or obtain through negotiation the right of the Bank to continue using the Bank Materials; (ii) rework the Bank Materials so as to make them non-infringing while preserving the original functionality, or (iii) replace the Bank Materials with functionally equivalent materials. If none of the foregoing alternatives provide an adequate remedy, the Bank may terminate all or any part of this Agreement, recover amounts paid hereunder with respect to the infringing Bank Materials, and recover from Consultant all damages suffered by the Bank as a result of the infringement, including without limitation all fees and costs incurred in defending the infringement claim, all amounts paid to settle or satisfy any judgment resulting from the infringement claim, and expenses incurred and lost profits resulting from loss of use of the Bank Materials.

All decisions with respect to the time, manner, form and extent of publication or other use or exploitation of the Bank Materials or Work Product shall rest exclusively with the Bank.

6.
Confidentiality. In performing services pursuant to this Agreement, Consultant acknowledges (i) the highly competitive nature of the business and the industry in which the Bank competes; (ii) that as a senior level consultant to the Bank she has participated in and will continue to participate in the service of current customers and/or the solicitation of prospective customers, through which, among other things, Consultant has obtained and will continue to obtain knowledge of the “know-how” and business practices of the Bank, in which matters the Bank has a substantial proprietary interest; (iii) that her rendering of services hereunder renders the performance of services which are special, unique, extraordinary and intellectual in character, and her position with the Bank placed and places her in a position of confidence and trust with the customers and employees of the Bank; and (iv) that her rendering of services to the customers of the Bank necessarily requires the disclosure to Consultant of Trade and Business Secrets, Proprietary and Confidential Information, and Bank Materials of the Bank. In the course of Consultant’s work with the Bank, Consultant has and will continue to develop a personal relationship with the customers and prospective customers of the Bank and a knowledge of those customers’ and prospective customers’ affairs and requirements, and the relationship of the Bank with its established clientele has been, and will continue to be, placed in Consultant’s hands in confidence and trust. Consultant consequently agrees that it is a legitimate interest of the Bank, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Bank, which is valuable to the Bank, that Consultant make the covenants contained herein. Accordingly, Employee agrees that during the period that she is a Consultant for the Bank, unless in the normal course of business, she shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, directly or indirectly, and regardless of the reason for him/her ceasing to be a Consultant to the Bank, engage in the following:

E-2	A-103

ANNEX E

Consultant agrees that she will not directly or indirectly reveal, report, publish or disclose to any person, firm, or corporation not expressly authorized in writing by the Bank’s Board of Directors to receive any Trade and Business Secret, Proprietary and Confidential Information or Bank Materials. Consultant further agrees that she will not use any Trade and Business Secret, Proprietary and Confidential Information and/or Bank Materials for any purpose except to perform her consulting duties for the Bank and such Trade and Business Secret, Proprietary and Confidential Information and/or Bank Materials may not be used or disclosed by Consultant for her own benefit or purpose or for the benefit or purpose of a subsequent employer. These agreements will continue to apply after Consultant is no longer consulting for the Bank so long as such Trade and Business Secrets, Proprietary and Confidential Information and Bank Materials are not nor have become, by legitimate means, generally known to the public.

For purposes of this Agreement section, the following terms are defined as:

A.           TRADE AND BUSINESS SECRETS means information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

B.        PROPRIETARY AND CONFIDENTIAL INFORMATION means trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, or other information concerning the Bank’s:

(i) Business Activities, including but not limited to: actual or anticipated strategic plans and initiatives; marketing plans, advertising and collateral materials; new product development plans; competitor analyses; analyses of internal financial performance; financial forecasts and budgets; customer and prospect strategies and lists; proprietary designs of facilities and other delivery systems and processes; and any similar information to which Consultant has access by virtue of performing her duties for the Bank.

E-3	A-104

ANNEX E

(ii) Customers, including but not limited to: information about the Bank’s customers or prospective customers, such as the customer’s or prospect’s key decision-makers; customer preferences; customer strategies; terms of any contractual arrangements with the Bank; business considerations; loan, deposit and other product and service pricing, terms and conditions, repayment structures, fee arrangements, structure of guarantees from other entities; and any similar information to which Consultant has access by virtue of performing her duties for the Bank.

(iii) Employees, including but not limited to: names of and contact information for the Bank’s employees; their compensation, incentive plans, retirement plans, terms of employment, areas of expertise, projects, and experience; and any similar information to which Consultant has access by virtue of performing her duties for the Bank.

“Proprietary and Confidential Information” includes any information, in whatever form or format, including that which has not been memorialized in writing.

C.        BANK MATERIALS means documents or other media or tangible items that contain or embody PROPRIETARY AND CONFIDENTIAL INFORMATION or any other information concerning the business, operations or plans of the Bank and its customers and prospective customers, whether such documents have been prepared by Consultant, by Bank or by others. BANK MATERIALS include, but are not limited to blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, photographs of proprietary information or documents on cell phones, iPads or other electronic devices, photocopies of proprietary information or documents, emails, text messages, tapes or printouts, sound recordings and other printed, typewritten, handwritten or computer generated documents, as well as samples, prototypes, product collateral materials, advertising materials, models, products and the like.

7.
Service Warranties. Consultant warrants and represents to the Bank that all services provided under this Agreement shall be performed in a timely and professional manner and that Consultant is competent, qualified and experienced to the extent necessary to perform such services.

8.
Independent Contractor. This Agreement does not establish an employer-employee relationship with the Bank. Consultant is for all purposes an independent contractor. Consultant will not be entitled to any benefits available to Bank employees, including, but not limited to, medical, unemployment, vacation and pension benefits. Consultant shall be responsible for all employment-related taxes pursuant to the requirements of applicable local, state and federal regulation.

E-4	A-105

ANNEX E

9.
Insurance: Consultant understands and agrees that as an independent contractor, Consultant is responsible for maintaining adequate insurance coverage for Consultant. Adequate insurance coverage shall, at all minimum, include any mandated benefits/labor insurance, including Workers’ Compensation, comprehensive general liability, including broad form contractual liability, and automobile liability insurance for the operator of all motor vehicles used in the performance of this Agreement.

10.
Restrictions on Promotion. Consultant agrees that Consultant will not use the Bank’s name in any promotion or advertising of Consultant’s services without the Bank’s written permission. Consultant agrees that Consultant will not use the performance of services under this Agreement, Consultant’s affiliation with the Bank, or any Bank facilities, systems, sites, information or contacts for marketing or promotion of Consultant or Consultant’s services, or for the direct solicitation of business without the Bank’s written permission.

11.
Compliance with Laws and Rules. Consultant agrees to comply fully with any and all of the Bank’s reasonable rules and regulations that relate to any of Consultant's activities as to which Consultant has been given advance notice. Consultant shall secure and maintain in force all licenses and permits required of Consultant by law or regulation, (including any required business license), and shall fully comply with all federal, state and local laws, ordinances and regulations applicable to Consultant.

12.
Consultant’s Other Agreements and Conflicts of interest. Consultant represents that performance under this Agreement does not and will not breach any agreement that Consultant has with any third party. Consultant represents that there are no other agreements, written or oral, conveying to any third party any rights in any research or other work to be conducted by Consultant under this Agreement. During the term of this Agreement, except for ordinary customer relationships, Consultant will not enter into any contracts with or do business (including, but not limited to, acting as an employee, consultant, advisor, board member or controlling shareholder) with any financial institution whose deposits are insured by a governmental agency, including credit unions.

13.
Return of Bank Property. Consultant agrees to return all Bank property to the Bank promptly upon termination of this Agreement or on demand. This includes, without limitation, originals and copies of all records, papers, manuals, drawings, and documents which are created or received in connection with the performance of services under this Agreement, whether or not such materials contain confidential information, as well as all tangible Bank property, including, but not limited to, keys and passes, credit cards, computer hardware and software. It also includes all data stored electronically related to the Bank, its business or its customers, including, without limitation, all electronically stored confidential information. Consultant further agrees to not store any personal information or information unrelated to her services hereunder on any computer, laptop, PDA, telephone or other electronic device or storage media supplied by the Bank to Consultant.

E-5	A-106

ANNEX E

14.	Assignment. This Agreement may not be assigned in whole or in part by Consultant without the express written consent of the Bank.

15.
Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to their Consulting relationship, and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof, and may not be changed except in a writing signed by the parties. No representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

16.
Waiver. No provision of this Agreement shall be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is in writing and is signed by the party against whom it is sought to be enforced.

17.	Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

18.	Choice of Law. This Agreement shall be governed by the laws of the State of California.

19.
Termination. At the end of the initial 12 month term, either party may terminate this Agreement, with or without cause, upon 30 days’ written notice. Upon such notice, Consultant shall cease rendering all services except those which the Bank and Consultant mutually agree in writing should be performed to ensure an orderly winding down of the services by Consultant and transition to the Bank or another vendor selected by the Bank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

Farmers & Merchants Bank of Central California

By
Name: Kent A. Steinwert
Title: Chairman, President and C.E.O.

CONSULTANT

Valerie Rossi

E-6	A-107

ANNEX E

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of this __ day of [*], 2016 ("Effective Date"), is made by and between Warren Wegge (“Consultant”) and Farmers & Merchants Bank of Central California, a California banking corporation (the “Bank”) in connection with the merger (“Merger”) of Delta National Bancorp (“Delta”) with and into Farmers & Merchants Bancorp.

1.
Services Provided. Consultant agrees to be available to provide consulting services to the Bank, and such services shall include, but not necessarily be limited to, (i) providing historical context regarding the products, customers and operations of Delta; (ii) assisting with the integration of the operations of the two institutions, (iii) transitioning existing client relationships; and (iv) representing the Bank in the community.

2.
Term. This Agreement shall commence on the closing date of the Merger, and continue on a month-to-month basis, until terminated pursuant to the terms of this Agreement. The parties expressly acknowledge and agree, however, that the Bank shall have no obligation, under this Agreement or otherwise, to request services from Consultant during the Term.

3.	Compensation. As compensation for services hereunder, the Bank shall pay Consultant at the rate of $20,000.00 per month payable on the last business day of the month..

4.
Reimbursement for Expenses. Bank will timely reimburse Consultant for all reasonable business related out-of-pocket expenses incurred in connection with Consultant’s provision of services pursuant to this Agreement.

5.
Ownership of Work Product. All records, databases, forms, summaries, information, data, computer programs and other material (i) originated or prepared by the Bank and delivered to Consultant or (ii) originated by the Consultant in the performance of the services hereunder (the "Bank Materials") shall remain the exclusive property of the Bank, and Consultant shall acquire no right, title or interest in any such Bank Materials. Consultant shall not disclose Bank Materials to third parties without the prior written consent of the Bank and shall return all copies of Bank Materials to the Bank promptly upon completion of the services or upon the Bank's request.

Consultant acknowledges and agrees that all worldwide right, title and interest in and to any and all work product, works of authorship (including but not limited to computer pro-grams, software, logic design, and documentation), trademarks, methods of doing business, sound recordings, pictorial reproductions, drawings, graphic representations, deliverables, improvements, innovations, discoveries and inventions conceived, made or reduced to practice while performing services under this Agreement (collectively, the “Work Product”) shall be the sole property of the Bank. Consultant hereby agrees to assign, and does hereby assign, to the Bank all worldwide right, title and interest in and to the Work Product, including, without limitation, all patent rights, trademarks, service marks, copyrights, trade secret rights and other proprietary rights (collectively “Intellectual Property”). During and after the term of this Agreement, Consultant shall, upon the Bank’s request, execute additional documentation confirming the Bank’s sole ownership of the Work Product and its underlying Intellectual Property; to the extent Consultant does not do so, Consultant hereby authorizes officers of the Bank to sign such documents on Consultant’s behalf.

E-1	A-108

ANNEX E

To the extent that Consultant has intellectual property rights of any kind in any pre-existing works which are incorporated in any Bank Materials or Work Product produced in rendering services under this Agreement, Consultant hereby grants the Bank a royalty-free, irrevocable, worldwide, perpetual, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, license, disclose, publish, or otherwise disseminate or transfer such subject matter.

Consultant represents and warrants that the Bank Materials will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons. Consultant shall indemnify the Bank and hold it harmless from and all claims, damages, losses and expenses, including reasonable attorney’s fees, arising out of or resulting from any action by a third party against the Bank that is based on any claims that any Bank Materials provided under this Agreement infringe a patent, a copyright or any other proprietary right or violate a trade secret of any person or entity. Upon being notified of such a claim, Consultant shall (i) defend through litigation or obtain through negotiation the right of the Bank to continue using the Bank Materials; (ii) rework the Bank Materials so as to make them non-infringing while preserving the original functionality, or (iii) replace the Bank Materials with functionally equivalent materials. If none of the foregoing alternatives provide an adequate remedy, the Bank may terminate all or any part of this Agreement, recover amounts paid hereunder with respect to the infringing Bank Materials, and recover from Consultant all damages suffered by the Bank as a result of the infringement, including without limitation all fees and costs incurred in defending the infringement claim, all amounts paid to settle or satisfy any judgment resulting from the infringement claim, and expenses incurred and lost profits resulting from loss of use of the Bank Materials.

All decisions with respect to the time, manner, form and extent of publication or other use or exploitation of the Bank Materials or Work Product shall rest exclusively with the Bank.

6.
Confidentiality. In performing services pursuant to this Agreement, Consultant acknowledges (i) the highly competitive nature of the business and the industry in which the Bank competes; (ii) that as a senior level consultant to the Bank he has participated in and will continue to participate in the service of current customers and/or the solicitation of prospective customers, through which, among other things, Consultant has obtained and will continue to obtain knowledge of the “know-how” and business practices of the Bank, in which matters the Bank has a substantial proprietary interest; (iii) that his rendering of services hereunder renders the performance of services which are special, unique, extraordinary and intellectual in character, and his position with the Bank placed and places him/her in a position of confidence and trust with the customers and employees of the Bank; and (iv) that his rendering of services to the customers of the Bank necessarily requires the disclosure to Consultant of Trade and Business Secrets, Proprietary and Confidential Information, and Bank Materials of the Bank. In the course of Consultant’s work with the Bank, Consultant has and will continue to develop a personal relationship with the customers and prospective customers of the Bank and a knowledge of those customers’ and prospective customers’ affairs and requirements, and the relationship of the Bank with its established clientele has been, and will continue to be, placed in Consultant’s hands in confidence and trust. Consultant consequently agrees that it is a legitimate interest of the Bank, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Bank, which is valuable to the Bank, that Consultant make the covenants contained herein. Accordingly, Employee agrees that during the period that he is a Consultant for the Bank, unless in the normal course of business, he/she shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, directly or indirectly, and regardless of the reason for him/her ceasing to be a Consultant to the Bank, engage in the following:

E-2	A-109

ANNEX E

Consultant agrees that he/ will not directly or indirectly reveal, report, publish or disclose to any person, firm, or corporation not expressly authorized in writing by the Bank’s Board of Directors to receive any Trade and Business Secret, Proprietary and Confidential Information or Bank Materials. Consultant further agrees that he will not use any Trade and Business Secret, Proprietary and Confidential Information and/or Bank Materials for any purpose except to perform his consulting duties for the Bank and such Trade and Business Secret, Proprietary and Confidential Information and/or Bank Materials may not be used or disclosed by Consultant for his own benefit or purpose or for the benefit or purpose of a subsequent employer. These agreements will continue to apply after Consultant is no longer consulting for the Bank so long as such Trade and Business Secrets, Proprietary and Confidential Information and Bank Materials are not nor have become, by legitimate means, generally known to the public.

For purposes of this Agreement section, the following terms are defined as:

A.           TRADE AND BUSINESS SECRETS means information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

B.            PROPRIETARY AND CONFIDENTIAL INFORMATION means trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, or other information concerning the Bank’s:

(i) Business Activities, including but not limited to: actual or anticipated strategic plans and initiatives; marketing plans, advertising and collateral materials; new product development plans; competitor analyses; analyses of internal financial performance; financial forecasts and budgets; customer and prospect strategies and lists; proprietary designs of facilities and other delivery systems and processes; and any similar information to which Consultant has access by virtue of performing his duties for the Bank.
E-3	A-110

ANNEX E

(ii) Customers, including but not limited to: information about the Bank’s customers or prospective customers, such as the customer’s or prospect’s key decision-makers; customer preferences; customer strategies; terms of any contractual arrangements with the Bank; business considerations; loan, deposit and other product and service pricing, terms and conditions, repayment structures, fee arrangements, structure of guarantees from other entities; and any similar information to which Consultant has access by virtue of performing his duties for the Bank.

(iii) Employees, including but not limited to: names of and contact information for the Bank’s employees; their compensation, incentive plans, retirement plans, terms of employment, areas of expertise, projects, and experience; and any similar information to which Consultant has access by virtue of performing his duties for the Bank.

“Proprietary and Confidential Information” includes any information, in whatever form or format, including that which has not been memorialized in writing.

C.        BANK MATERIALS means documents or other media or tangible items that contain or embody PROPRIETARY AND CONFIDENTIAL INFORMATION or any other information concerning the business, operations or plans of the Bank and its customers and prospective customers, whether such documents have been prepared by Consultant, by Bank or by others. BANK MATERIALS include, but are not limited to blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, photographs of proprietary information or documents on cell phones, iPads or other electronic devices, photocopies of proprietary information or documents, emails, text messages, tapes or printouts, sound recordings and other printed, typewritten, handwritten or computer generated documents, as well as samples, prototypes, product collateral materials, advertising materials, models, products and the like.

7.
Service Warranties. Consultant warrants and represents to the Bank that all services provided under this Agreement shall be performed in a timely and professional manner and that Consultant is competent, qualified and experienced to the extent necessary to perform such services.

8.
Independent Contractor. This Agreement does not establish an employer-employee relationship with the Bank. Consultant is for all purposes an independent contractor. Consultant will not be entitled to any benefits available to Bank employees, including, but not limited to, medical, unemployment, vacation and pension benefits. Consultant shall be responsible for all employment-related taxes pursuant to the requirements of applicable local, state and federal regulation.

E-4	A-111

ANNEX E

9.
Insurance: Consultant understands and agrees that as an independent contractor, Consultant is responsible for maintaining adequate insurance coverage for Consultant. Adequate insurance coverage shall, at all minimum, include any mandated benefits/labor insurance, including Workers’ Compensation, comprehensive general liability, including broad form contractual liability, and automobile liability insurance for the operator of all motor vehicles used in the performance of this Agreement.

10.
Restrictions on Promotion. Consultant agrees that Consultant will not use the Bank’s name in any promotion or advertising of Consultant’s services without the Bank’s written permission. Consultant agrees that Consultant will not use the performance of services under this Agreement, Consultant’s affiliation with the Bank, or any Bank facilities, systems, sites, information or contacts for marketing or promotion of Consultant or Consultant’s services, or for the direct solicitation of business without the Bank’s written permission.

11.
Compliance with Laws and Rules. Consultant agrees to comply fully with any and all of the Bank’s reasonable rules and regulations that relate to any of Consultant's activities as to which Consultant has been given advance notice. Consultant shall secure and maintain in force all licenses and permits required of Consultant by law or regulation, (including any required business license), and shall fully comply with all federal, state and local laws, ordinances and regulations applicable to Consultant.

12.
Consultant’s Other Agreements and Conflicts of interest. Consultant represents that performance under this Agreement does not and will not breach any agreement that Consultant has with any third party. Consultant represents that there are no other agreements, written or oral, conveying to any third party any rights in any research or other work to be conducted by Consultant under this Agreement. During the term of this Agreement, except for ordinary customer relationships, Consultant will not enter into any contracts with or do business (including, but not limited to, acting as an employee, consultant, advisor, board member or controlling shareholder) with any person, firm or company which would conflict with or impair Consultant’s performance of the services contemplated by this Agreement.

13.
Return of Bank Property. Consultant agrees to return all Bank property to the Bank promptly upon termination of this Agreement or on demand. This includes, without limitation, originals and copies of all records, papers, manuals, drawings, and documents which are created or received in connection with the performance of services under this Agreement, whether or not such materials contain confidential information, as well as all tangible Bank property, including, but not limited to, keys and passes, credit cards, computer hardware and software. It also includes all data stored electronically related to the Bank, its business or its customers, including, without limitation, all electronically stored confidential information. Consultant further agrees to not store any personal information or information unrelated to his services hereunder on any computer, laptop, PDA, telephone or other electronic device or storage media supplied by the Bank to Consultant.

E-5	A-112

ANNEX E

14.	Assignment. This Agreement may not be assigned in whole or in part by Consultant without the express written consent of the Bank.

15.
Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to their Consulting relationship, and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof, and may not be changed except in a writing signed by the parties. No representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

16.
Waiver. No provision of this Agreement shall be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is in writing and is signed by the party against whom it is sought to be enforced.

17.	Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

18.	Choice of Law. This Agreement shall be governed by the laws of the State of California.

19.
Termination. Either party may terminate this Agreement, with or without cause, upon 30 days’ written notice. Upon such notice, Consultant shall cease rendering all services except those which the Bank and Consultant mutually agree in writing should be performed to ensure an orderly winding down of the services by Consultant and transition to the Bank or another vendor selected by the Bank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

Farmers & Merchants Bank of Central California

By
Name: Kent A. Steinwert
Title: Chairman, President and C.E.O.

CONSULTANT

Warren Wegge

E-6	A-113

ANNEX E

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of this __ day of [*], 2016 ("Effective Date"), is made by and between Toinette Rossi (“Consultant”) and Farmers & Merchants Bank of Central California, a California banking corporation (the “Bank”) in connection with the merger (“Merger”) of Delta National Bancorp (“Delta”) with and into Farmers & Merchants Bancorp.

1.
Services Provided. Consultant agrees to be available to provide consulting services to the Bank, and such services shall include, but not necessarily be limited to, (i) providing historical context regarding the products, customers and operations of Delta; (ii) assisting with the integration of the operations of the two institutions, (iii) transitioning existing client relationships; and (iv) representing the Bank in the community. Consultant shall have no obligation to perform more than 80 hours of services per month hereunder.

2.
Term. The initial term of this Agreement shall commence on the closing date of the Merger, and shall expire twelve months thereafter. The parties expressly acknowledge and agree, however, that the Bank shall have no obligation, under this Agreement or otherwise, to request services from Consultant during the Term.

3.	Compensation. As compensation for services hereunder, the Bank shall pay Consultant at the rate of $4,000.00 per month payable on the last business day of the month.

4.
Reimbursement for Expenses. Bank will timely reimburse Consultant for all reasonable business related out-of-pocket expenses incurred in connection with Consultant’s provision of services pursuant to this Agreement.

5.
Ownership of Work Product. All records, databases, forms, summaries, information, data, computer programs and other material (i) originated or prepared by the Bank and delivered to Consultant or (ii) originated by the Consultant in the performance of the services hereunder (the "Bank Materials") shall remain the exclusive property of the Bank, and Consultant shall acquire no right, title or interest in any such Bank Materials. Consultant shall not disclose Bank Materials to third parties without the prior written consent of the Bank and shall return all copies of Bank Materials to the Bank promptly upon completion of the services or upon the Bank's request.

Consultant acknowledges and agrees that all worldwide right, title and interest in and to any and all work product, works of authorship (including but not limited to computer pro-grams, software, logic design, and documentation), trademarks, methods of doing business, sound recordings, pictorial reproductions, drawings, graphic representations, deliverables, improvements, innovations, discoveries and inventions conceived, made or reduced to practice while performing services under this Agreement (collectively, the “Work Product”) shall be the sole property of the Bank. Consultant hereby agrees to assign, and does hereby assign, to the Bank all worldwide right, title and interest in and to the Work Product, including, without limitation, all patent rights, trademarks, service marks, copyrights, trade secret rights and other proprietary rights (collectively “Intellectual Property”). During and after the term of this Agreement, Consultant shall, upon the Bank’s request, execute additional documentation confirming the Bank’s sole ownership of the Work Product and its underlying Intellectual Property; to the extent Consultant does not do so, Consultant hereby authorizes officers of the Bank to sign such documents on Consultant’s behalf.

E-1	A-114

ANNEX E

To the extent that Consultant has intellectual property rights of any kind in any pre-existing works which are incorporated in any Bank Materials or Work Product produced in rendering services under this Agreement, Consultant hereby grants the Bank a royalty-free, irrevocable, worldwide, perpetual, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, license, disclose, publish, or otherwise disseminate or transfer such subject matter.

Consultant represents and warrants that the Bank Materials will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons. Consultant shall indemnify the Bank and hold it harmless from and all claims, damages, losses and expenses, including reasonable attorney’s fees, arising out of or resulting from any action by a third party against the Bank that is based on any claims that any Bank Materials provided under this Agreement infringe a patent, a copyright or any other proprietary right or violate a trade secret of any person or entity. Upon being notified of such a claim, Consultant shall (i) defend through litigation or obtain through negotiation the right of the Bank to continue using the Bank Materials; (ii) rework the Bank Materials so as to make them non-infringing while preserving the original functionality, or (iii) replace the Bank Materials with functionally equivalent materials. If none of the foregoing alternatives provide an adequate remedy, the Bank may terminate all or any part of this Agreement, recover amounts paid hereunder with respect to the infringing Bank Materials, and recover from Consultant all damages suffered by the Bank as a result of the infringement, including without limitation all fees and costs incurred in defending the infringement claim, all amounts paid to settle or satisfy any judgment resulting from the infringement claim, and expenses incurred and lost profits resulting from loss of use of the Bank Materials.

All decisions with respect to the time, manner, form and extent of publication or other use or exploitation of the Bank Materials or Work Product shall rest exclusively with the Bank.

6.
Confidentiality. In performing services pursuant to this Agreement, Consultant acknowledges (i) the highly competitive nature of the business and the industry in which the Bank competes; (ii) that as a senior level consultant to the Bank she has participated in and will continue to participate in the service of current customers and/or the solicitation of prospective customers, through which, among other things, Consultant has obtained and will continue to obtain knowledge of the “know-how” and business practices of the Bank, in which matters the Bank has a substantial proprietary interest; (iii) that her rendering of services hereunder renders the performance of services which are special, unique, extraordinary and intellectual in character, and her position with the Bank placed and places her in a position of confidence and trust with the customers and employees of the Bank; and (iv) that her rendering of services to the customers of the Bank necessarily requires the disclosure to Consultant of Trade and Business Secrets, Proprietary and Confidential Information, and Bank Materials of the Bank. In the course of Consultant’s work with the Bank, Consultant has and will continue to develop a personal relationship with the customers and prospective customers of the Bank and a knowledge of those customers’ and prospective customers’ affairs and requirements, and the relationship of the Bank with its established clientele has been, and will continue to be, placed in Consultant’s hands in confidence and trust. Consultant consequently agrees that it is a legitimate interest of the Bank, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Bank, which is valuable to the Bank, that Consultant make the covenants contained herein. Accordingly, Employee agrees that during the period that she is a Consultant for the Bank, unless in the normal course of business, she shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, directly or indirectly, and regardless of the reason for him/her ceasing to be a Consultant to the Bank, engage in the following:

E-2	A-115

ANNEX E

Consultant agrees that she will not directly or indirectly reveal, report, publish or disclose to any person, firm, or corporation not expressly authorized in writing by the Bank’s Board of Directors to receive any Trade and Business Secret, Proprietary and Confidential Information or Bank Materials. Consultant further agrees that she will not use any Trade and Business Secret, Proprietary and Confidential Information and/or Bank Materials for any purpose except to perform her consulting duties for the Bank and such Trade and Business Secret, Proprietary and Confidential Information and/or Bank Materials may not be used or disclosed by Consultant for her own benefit or purpose or for the benefit or purpose of a subsequent employer. These agreements will continue to apply after Consultant is no longer consulting for the Bank so long as such Trade and Business Secrets, Proprietary and Confidential Information and Bank Materials are not nor have become, by legitimate means, generally known to the public.

For purposes of this Agreement section, the following terms are defined as:

A.           TRADE AND BUSINESS SECRETS means information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

B.            PROPRIETARY AND CONFIDENTIAL INFORMATION means trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, or other information concerning the Bank’s:

(i) Business Activities, including but not limited to: actual or anticipated strategic plans and initiatives; marketing plans, advertising and collateral materials; new product development plans; competitor analyses; analyses of internal financial performance; financial forecasts and budgets; customer and prospect strategies and lists; proprietary designs of facilities and other delivery systems and processes; and any similar information to which Consultant has access by virtue of performing her duties for the Bank.

E-3	A-116

ANNEX E

(ii) Customers, including but not limited to: information about the Bank’s customers or prospective customers, such as the customer’s or prospect’s key decision-makers; customer preferences; customer strategies; terms of any contractual arrangements with the Bank; business considerations; loan, deposit and other product and service pricing, terms and conditions, repayment structures, fee arrangements, structure of guarantees from other entities; and any similar information to which Consultant has access by virtue of performing her duties for the Bank.

(iii) Employees, including but not limited to: names of and contact information for the Bank’s employees; their compensation, incentive plans, retirement plans, terms of employment, areas of expertise, projects, and experience; and any similar information to which Consultant has access by virtue of performing her duties for the Bank.

“Proprietary and Confidential Information” includes any information, in whatever form or format, including that which has not been memorialized in writing.

C.        BANK MATERIALS means documents or other media or tangible items that contain or embody PROPRIETARY AND CONFIDENTIAL INFORMATION or any other information concerning the business, operations or plans of the Bank and its customers and prospective customers, whether such documents have been prepared by Consultant, by Bank or by others. BANK MATERIALS include, but are not limited to blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, photographs of proprietary information or documents on cell phones, iPads or other electronic devices, photocopies of proprietary information or documents, emails, text messages, tapes or printouts, sound recordings and other printed, typewritten, handwritten or computer generated documents, as well as samples, prototypes, product collateral materials, advertising materials, models, products and the like.

7.
Service Warranties. Consultant warrants and represents to the Bank that all services provided under this Agreement shall be performed in a timely and professional manner and that Consultant is competent, qualified and experienced to the extent necessary to perform such services.

8.
Independent Contractor. This Agreement does not establish an employer-employee relationship with the Bank. Consultant is for all purposes an independent contractor. Consultant will not be entitled to any benefits available to Bank employees, including, but not limited to, medical, unemployment, vacation and pension benefits. Consultant shall be responsible for all employment-related taxes pursuant to the requirements of applicable local, state and federal regulation.

E-4	A-117

ANNEX E

9.
Insurance: Consultant understands and agrees that as an independent contractor, Consultant is responsible for maintaining adequate insurance coverage for Consultant. Adequate insurance coverage shall, at all minimum, include any mandated benefits/labor insurance, including Workers’ Compensation, comprehensive general liability, including broad form contractual liability, and automobile liability insurance for the operator of all motor vehicles used in the performance of this Agreement.

10.
Restrictions on Promotion. Consultant agrees that Consultant will not use the Bank’s name in any promotion or advertising of Consultant’s services without the Bank’s written permission. Consultant agrees that Consultant will not use the performance of services under this Agreement, Consultant’s affiliation with the Bank, or any Bank facilities, systems, sites, information or contacts for marketing or promotion of Consultant or Consultant’s services, or for the direct solicitation of business without the Bank’s written permission.

11.
Compliance with Laws and Rules. Consultant agrees to comply fully with any and all of the Bank’s reasonable rules and regulations that relate to any of Consultant's activities as to which Consultant has been given advance notice. Consultant shall secure and maintain in force all licenses and permits required of Consultant by law or regulation, (including any required business license), and shall fully comply with all federal, state and local laws, ordinances and regulations applicable to Consultant.

12.
Consultant’s Other Agreements and Conflicts of interest. Consultant represents that performance under this Agreement does not and will not breach any agreement that Consultant has with any third party. Consultant represents that there are no other agreements, written or oral, conveying to any third party any rights in any research or other work to be conducted by Consultant under this Agreement. During the term of this Agreement, except for ordinary customer relationships, Consultant will not enter into any contracts with or do business (including, but not limited to, acting as an employee, consultant, advisor, board member or controlling shareholder) with any financial institution whose deposits are insured by a governmental agency, including credit unions.

13.
Return of Bank Property. Consultant agrees to return all Bank property to the Bank promptly upon termination of this Agreement or on demand. This includes, without limitation, originals and copies of all records, papers, manuals, drawings, and documents which are created or received in connection with the performance of services under this Agreement, whether or not such materials contain confidential information, as well as all tangible Bank property, including, but not limited to, keys and passes, credit cards, computer hardware and software. It also includes all data stored electronically related to the Bank, its business or its customers, including, without limitation, all electronically stored confidential information. Consultant further agrees to not store any personal information or information unrelated to her services hereunder on any computer, laptop, PDA, telephone or other electronic device or storage media supplied by the Bank to Consultant.

E-5	A-118

ANNEX E

14.	Assignment. This Agreement may not be assigned in whole or in part by Consultant without the express written consent of the Bank.

15.
Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to their Consulting relationship, and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof, and may not be changed except in a writing signed by the parties. No representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

16.
Waiver. No provision of this Agreement shall be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is in writing and is signed by the party against whom it is sought to be enforced.

17.	Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

18.	Choice of Law. This Agreement shall be governed by the laws of the State of California.

19.
Termination. At the end of the initial 12 month term, either party may terminate this Agreement, with or without cause, upon 30 days’ written notice. Upon such notice, Consultant shall cease rendering all services except those which the Bank and Consultant mutually agree in writing should be performed to ensure an orderly winding down of the services by Consultant and transition to the Bank or another vendor selected by the Bank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

Farmers & Merchants Bank of Central California

By
Name: Kent A. Steinwert
Title: Chairman, President and C.E.O.

CONSULTANT

Toinette Rossi

E-6	A-119

ANNEX F

POST-CLOSING SHAREHOLDER AGREEMENT

POST-CLOSING SHAREHOLDER AGREEMENT (the “Agreement”), dated as of [*], 2016, between__________________, a shareholder (“Shareholder”) of Delta National Bancorp, a California corporation (“DELTA”), and Farmers & Merchants Bancorp, a Delaware corporation (“F&M”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, DELTA and F&M have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which DELTA will merge with and into F&M on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, among other things, outstanding shares of DELTA Common Stock will be converted into shares of F&M Common Stock in the manner set forth therein; and

WHEREAS, upon the Closing of the Merger, Shareholder will receive shares of F&M Common Stock in exchange for his/her/its DELTA Common Stock (such shares of F&M Common Stock, together with all shares of F&M Common Stock subsequently acquired by Shareholder, being referred to as the “Shares”); and

WHEREAS, in order to induce F&M to Close the Merger, Shareholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Transfer of Shares.

(a)             Prohibition on Transfers of Shares; Other Actions. Shareholder hereby agrees that for the eighteen (18) month period following the Effective Date (the “Restricted Period”), Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement.

F-1	A-120

(b)            Transfer of Voting Rights. Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares except with F&M or its designated proxy holders.

(c)            Covered Shareholders. The foregoing provisions of Section 1 shall only apply to Shareholder Valerie Rossi and to Shareholder Toinette Rossi.

2.         Right of First Refusal.

(a)             Notice of Intent to Sell or Transfer; Repurchase Rights: Except to the extent a transfer is prohibited to a Shareholder in Section 1, in the event Shareholder wishes to sell or transfer any of his/her/its Shares during the ten (10) year period commencing on the Effective Date and ending on the tenth anniversary of such Effective Date (the “Offered Stock”), he/she/it shall give written notice to F&M of his/her/its desire to sell or transfer the Offered Stock. The written notice shall state (i) the number of shares of his/her/its Shares he/she/it intends to sell or transfer, (ii) the name or names of the prospective buyer or transferee, if any, (iii) the consideration to be received or whether the Offered Stock will be sold in the open market, and (iv) the terms of payment. If any written proposal or contract for the sale or transfer of such Shares has been executed by Shareholder, a copy thereof shall accompany the notice.

(b)            Option to Repurchase Offered Stock: F&M shall have the option to repurchase for cash up to all of the Offered Stock for the first fifteen (15) days following the date F&M receives written notice pursuant to Section 2(a) of this Agreement. The price to be paid by F&M for the Offered Stock shall be the price specified in Shareholder’s written notice to F&M pursuant to Section 2(a) or, if no price is specified because the Offered Stock will be sold on the open market, the price will be the latest closing price of a sale of shares of F&M Common Stock as reported on the OTCQX. F&M shall not be required to repurchase any Offered Stock.

3.         Restrictions on Shares.

(a)            Restrictions: To accomplish the purposes of this Agreement, any transfer, sale, assignment, hypothecation, encumbrance or alienation of any of the Shares other than according to the terms of this Agreement, is void and shall transfer no right, title or interest in or to the subject Shares, or any of them, to the purported transferee, buyer, assignee, pledgee or lien holder; provided, however, upon death of a Shareholder, his/her Shares may be transferred in accordance with the laws of decedent, estates and distributions, subject to the transferee of such Shares acknowledging that he/she/it is bound by the provisions of this Agreement.

(b)            Share Certificates: To further the intent of Section 2(a), each issued and outstanding Share beneficially owned by Shareholder shall hereafter be inscribed with the following legend, among any others required by law:

F-2	A-121

“The transfer, sale, assignment, hypothecation, encumbrance, or alienation of the shares represented by this certificate is restricted by a Post-Closing Shareholders Agreement. A copy of the Post-Closing Shareholder Agreement is available for inspection during normal business hours at the principal office of Farmers & Merchants Bancorp. All the terms and provisions of the Post-Closing Shareholder Agreement are hereby incorporated by reference and made a part of this certificate.”

Upon submission of Shareholder’s share certificates for reissuance any time after the tenth (10th) anniversary of the Effective Date, F&M will cause new share certificates to be issued to Shareholder with the foregoing legend removed and the stop transfer order imposed pursuant to Section 6 shall be terminated.

4.         Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with F&M as follows:

(a)            Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)            Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)            Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)            Ownership. Except as disclosed on Exhibit I to that certain Shareholder Agreement of dated as of June 8, 2016: (i) Shareholder’s Shares will be, and through the term of this Agreement will be, owned beneficially and of record solely by Shareholder; (ii)    Shareholder will have good and indefeasible title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance; and (iii) Shareholder has and will have at all times during the term of this Agreement (A) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (B) sole power of disposition, and (C) sole power to agree to the Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

F-3	A-122

(e)            Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(f)             Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5.             Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to F&M if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, F&M will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that F&M may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with F&M’s seeking or obtaining such equitable relief.

6.              Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs F&M to enter a stop transfer order with respect to all of Shareholder’s Shares.

7.         Entire Agreement. Except for that certain Shareholder Agreement, dated as of June 8, 2016, this Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

8.               Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt if sent electronically (Email), and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

F-4	A-123

If to F&M to:

Farmers & Merchants Bancorp 111 West Pine Street
Lodi, California 95241
Attention: Kent A. Steinwert, Chairman,
President and Chief Executive Officer
Email: lwest@fmbonline.com

With a copy to:

Stuart Moore, Attorneys at Law
641 Higuera Street,
Suite 302
San Luis Obispo, CA 93401
Attention: John F. Stuart, Esq.
Email: john@stuartmoorelaw.com

If to Shareholder to:

With a copy to:

Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento
Suite 200
Calabasas, CA 91302
Attention: S. Alan Rosen, Esq.
Email:  arosen@hrbc.com

9.          Miscellaneous.

(a)            Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

F-5	A-124

(b)        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(c)            Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(d)            Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)             Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)         Regulatory Compliance.  Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

10.       Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature page follows]

F-6	A-125

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FARMERS & MERCHANTS BANCORP

By:
Name:	Kent A. Steinwert
Title:	Chairman, President and Chief Executive Officer

By:
Name:	Stephen W. Haley
Title:	Executive Vice President, Chief Financial
Officer and Corporate Secretary

SHAREHOLDER

(Signature)

F-7	A-126

APPENDIX B

APPENDIX B

Opinion of FIG Partners LLC

APPENDIX B

June 7, 2016

Board of Directors
Delta National Bancorp
611 North Main Street
Manteca, CA 95336

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common and 5.5% Noncumulative Convertible Perpetual Preferred shareholders (collectively the “Shareholders”) of Delta National Bancorp, Manteca, CA (the “Company”) of the proposed consideration to be received by the Company’s Shareholders in the proposed merger of the Company with and into Farmers and Merchants Bancorp, Lodi, CA (“FMCB”) (the “Transaction”). In the proposed Transaction, the Company’s Shareholders will receive in aggregate 12,074 shares of FMCB common stock for all of the issued and outstanding Company common stock and $2,181,000 in cash for all the issued and outstanding Company preferred stock (collectively the “Merger Consideration”), representing a total nominal aggregate consideration of $9,908,360 based on the per share FMCB closing stock price of $640.00 on June 6, 2016. FMCB’s common stock is thinly traded and as such is subject to significant price movements on little volume, therefore in evaluating the nominal value of the Merger Consideration we also analyzed the volume weighted average closing price (VWAP) of FMCB common stock since May 1, 2016, of 548.73 which resulted in nominal aggregate and per common share consideration of $8,806,366 and $17.42 respectively. The Company’s common shareholders will receive 0.031748 FMCB common shares per DEBC common share and the Company’s preferred shareholders will receive an aggregate of $2.181 million in cash, subject to adjustment and subject to the terms and conditions of the Agreement and Plan of Reorganization between FMCB and the Company (the “Agreement”).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The terms of the Transaction are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.

FIG Partners LLC ("FIG"), as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

B-1

Board of Directors
June 7, 2016

As specialists in the securities of financial institutions, we have experience and knowledge of the valuation of banking institutions. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of FIG and its affiliates may from time to time effect transactions and hold securities of the Company or FMCB; to the extent that we have any such position as of the date of this opinion it has been disclosed to the Company and FMCB. This opinion has been reviewed and approved by FIG’s Fairness Committee. In addition FIG has not had a material relationship with any party to the transaction for which we have received compensation during the prior two years.

We were retained exclusively by the Company to act as its financial advisor in connection with the proposed Transaction and in rendering this fairness opinion. We will receive compensation from the Company in connection with our services, including a fee for rendering this opinion and a fee that is contingent upon the successful completion of the Transaction. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed the Agreement;

(ii)
reviewed certain historical publicly available business and financial information concerning the Company including, among other things, quarterly and annual reports filed by the Company with the Federal Reserve and the Federal Deposit Insurance Corporation;

(iii)
reviewed certain publicly available business and financial information concerning FMCB including forms 10-K, 10-Q, 8-K and Proxy Statements filed with the SEC for 2014, 2015 and year to date 2016 as well as forms FRY9-C of similar dates filed with the Federal Reserve;

(iv)	reviewed certain internal financial statements and other financial and operating data concerning the Company as well as analyzed pro forma Regulatory capital levels;

(v)	analyzed certain financial estimates and budgeted information prepared by the management of the Company;

(vi)
held discussions with members of the senior managements of the Company and FMCB for the purpose of reviewing the future prospects of the Company and FMCB, including financial estimates related to their respective businesses, earnings, assets, and liabilities and credit quality;

B-2

Board of Directors
June 7, 2016

(vii)
reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that we considered and deemed relevant;

(viii)	reviewed trading activity in FMCB common stock over the last twelve months relative to price and volume;

(ix)	reviewed FMCB’s financial performance and current valuation metrics relative to other publicly traded banks which were deemed similar to FMCB; and

(x)	performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.

In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Company and FMCB and in the discussions with the Company and FMCB’s management teams. We have not independently verified the accuracy or completeness of any such information. In that regard, we have assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of the Company and FMCB and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of the Company or FMCB or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or FMCB nor any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the proposed Transaction will be consummated substantially in accordance with the terms set forth in the Agreement. We have assumed that the proposed Transaction is, and will be, in compliance with all laws and regulations that are applicable to the Company and FMCB. In rendering this opinion, we have been advised by both the Company and FMCB and we have assumed that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Transaction.

B-3

Board of Directors
June 7, 2016

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

Our opinion does not address the merits of the underlying decision by the Company to engage in the proposed Transaction and does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote on the proposed Transaction or any other matter related thereto. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the proposed Transaction by any officer, director, or employee, or class of such persons.

This letter is solely for the information of the Board of Directors of the Company in its evaluation of the proposed Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any proxy statement, information statement or tender offer document to be delivered to the Company’s Shareholders in connection with the proposed Transaction if and only if this letter is quoted in full or attached as an exhibit to such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be received by the Shareholders of the Company under the Agreement is fair from a financial perspective.

Sincerely,

FIG PARTNERS, LLC

B-4

APPENDIX C

APPENDIX C

Provisions of the California General Corporation Law Relating to Dissenters’ Rights

APPENDIX C

CALIFORNIA GENERAL CORPORATION LAW
CHAPTER 13: DISSENTERS’ RIGHTS

1300. Shareholder in short-form merger; Purchase at fair market value; “Dissenting shares”; “Dissenting shareholder”

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short -form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b)  As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2)   That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)    That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)  That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c)  As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

C-1

§ 1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

(a)  If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b)  Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c)  The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§ 1302. Stamping or endorsing dissenting shares

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid

(a)    If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

C-2

§ 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

(a)  If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b)    Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c)  On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Duty and report of appraisers; Court’s confirmation of report; Determination of fair market value by court; Judgment and payment; Appeal; Costs of action

(a)  If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b)  If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c)  Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

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§ 1306. Prevention of payment to holders of dissenting shares of fair market value; Effect

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Disposition of dividends upon dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. When dissenting shares lose their status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b)    The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c)    The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d)    The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310. Suspension of proceedings for compensation or valuation pending litigation

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

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§ 1311. Shares to which chapter inapplicable

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded,

(1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313. Conversion deemed to constitute reorganization for purposes of chapter

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

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PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Ronald Dalben and Robert Daneke, and each of them, as proxy for the undersigned (the “Proxy Holders”), with full power of substitution and revocation, to represent and to vote, as designated below, all shares of the Common Stock and the 5.5% Non-Cumulative Perpetual Preferred Stock of Delta National Bancorp (the “Company”) that the undersigned would be entitled to vote, if personally present at the Annual Meeting of Shareholders of the Company to be held on Monday, October 17, 2016, at 5:00 p.m. (local time), upon the following items as set forth in the Notice of Annual Meeting of Shareholders and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting or at any adjournment thereof.  The undersigned may revoke this proxy at any time prior to its exercise.

The board of directors of the Company recommends a vote “FOR” each of the nominees for election to the board of directors listed below and “FOR” each of the other proposals listed below.

1.	Approval of Merger Agreement and Merger. To approve the Agreement and Plan of Merger under which the Company will merge with and into Farmers & Merchants Bancorp.

☐   FOR             ☐   AGAINST           ☐   ABSTAIN

2.
Election of Directors.  To elect the following 5 nominees to serve as directors, each to hold office until consummation of the merger with Farmers & Merchants Bancorp or until the 2017 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified:

William B. Barringer	Valerie Rossi
Theodore Poulos	Warren E. Wegge
Toinette Rossi

If any shareholder gives proper notice at the Annual Meeting of his or her intention to cumulate votes in the election of directors, the Proxy Holders will have the full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees for election in such order as they may determine unless the shareholder has otherwise indicated by marking one of the boxes below.

☐   FOR ALL NOMINEES               ☐   WITHHOLD FROM ALL NOMINEES

(Instruction:  To withhold authority to vote for any individual nominee, vote “FOR ALL NOMINEES” and strike a line through the name of the nominee(s) listed above.)

(Continued on other side)

(Continued from other side)

3.	Ratification of Auditors. To ratify the appointment of Richardson & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

☐   FOR            ☐   AGAINST           ☐   ABSTAIN

4.	Adjournment. To approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

☐   FOR             ☐   AGAINST           ☐   ABSTAIN

5.	Transaction of Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

This proxy, when properly executed and returned to the Company, will be voted in the manner directed.  In the event that no such direction is given hereon and this proxy is not subsequently revoked or superseded, the Proxy Holders named above intend to vote “FOR” the election of each of the nominees for election to the board of directors listed above and “FOR” each of the other proposals listed above.

Please sign exactly as your name(s) appear(s).  When signing as attorney, executor, trustee, or other representative capacity, please give your full title.  If more than one shareholder, all should sign.

Dated: _____________, 2016
	(Signature)	[Shareholder label showing
names and number of shares]

(Signature)

I/We do ☐   do not ☐    expect to attend the Annual Meeting.

To assure a quorum, you are urged to date, complete, and sign this proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.